RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants


                                                         December 13, 1996

Board of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
1431 Cumberland Avenue
Middlesboro, Kentucky  40965

Gentlemen:

       At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Cumberland Mountain Bancshares, Inc., Middlesboro, Kentucky ("Cumberland Mountain" or the "Company"), in connection with the mutual-to-stock conversion of Cumberland Mountain Bancshares, M.H.C. (the "Mutual Holding Company"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Middlesboro Federal Bank, Federal Savings Bank, Middlesboro, Kentucky ("Middlesboro Federal" or the "Bank"). It is our understanding that the Company will offer its stock in Subscription, Community and Syndicated Community offerings to the Bank's Eligible Account Holders, to the Bank's employee stock ownership plan ("ESOP"), to Supplemental Eligible Account Holders of the Bank, to Other Members of the Bank, to Directors, Officers and Employees of the Bank, to Public Stockholders, and to the community (the "Subscription and Community Offerings").

       This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
-----------------------------

       On December 12, 1996, the Board of Directors of the Bank and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which the Mutual Holding Company will convert from a federally chartered mutual holding company to an Tennessee stock corporation. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the second calendar quarter of 1997: (1) the Mutual Holding Company, which currently owns approximately 64.7 percent of the Bank, will convert from mutual to stock form and simultaneously merge with and into the Bank, with the Bank being the surviving entity; (2) an interim savings bank ("Interim") formed by the Company will then merge into the Bank; (3) as a result of the merger of Interim into the Bank, the Bank will become a wholly-owned subsidiary of the Company operating under the name Middlesboro Federal Bank, Federal Savings Bank; and, (4) the outstanding shares of Bank common stock, (other than those held by the Mutual Holding Company, which will be cancelled) (the "Public Shares"), will be

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
December 13, 1996
Page 2

converted into shares of common stock of Cumberland Mountain (the "Exchange Shares") pursuant to a ratio that will result in the holders of such shares owning the same percentage of the Company as they currently own of the Bank.

       Pursuant to the reorganization, Cumberland Mountain will issue shares in the Subscription and Community Offerings that will represent an ownership interest in the Company of approximately 64.7 percent (the same percentage ownership that the Mutual Holding Company currently maintains in the Bank). Also pursuant to the reorganization, Cumberland Mountain will issue the Exchange Shares to the current minority stockholders of the Bank in exchange for the Public Shares pursuant to an exchange ratio determined by the Board of Directors that will maintain the current minority stockholders' existing ownership interest (the "Exchange Ratio").

RP Financial, LC.
-----------------

       RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Company, and the preparation of and the fee received for the regulatory business plan filed with the application, we are independent of the Bank, the Mutual Holding Company, the Company and other parties engaged by the Bank to assist in the stock issuance process.

Valuation Methodology
---------------------

       In preparing our appraisal, we have reviewed the Mutual Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Bank and the Mutual Holding Company (hereinafter, collectively referred to as the "Bank") that has included due diligence related discussions with the Bank's management; Marr, Miller & Myers, PSC, the Bank's independent auditor; Housley Kantarian & Bronstein, P.C., the Bank's conversion counsel; and Trident Securities, Inc., which has been retained by the Bank as a financial and marketing advisor in connection with the Company's stock offering. All conclusions and assumptions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable we cannot guarantee the accuracy and completeness of such information.

       We have investigated the competitive environment within which the Bank operates, and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of the stock offering on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of the Bank. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions in the Midwest region of the U.S. We have reviewed conditions in the securities markets in general and for thrift stocks in particular, including the market for existing thrift issues (including both full stock institutions and institutions organized as mutual holding companies), initial public offerings by thrifts and second step conversion offerings.

RP Financial, LC.
Board of Directors
December 13, 1996
Page 3


       Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the individual assets or liabilities of the Bank. The valuation considers the Bank only as a publicly-held going concern and should not be considered as an indication of the liquidation or control values of the Bank.

       Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

       Pro forma market value is defined as the price at which the Company's shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
--------------------

       It is our opinion that, as of December 13, 1996, the aggregate pro forma market value of the Bank and the Mutual Holding Company, inclusive of the sale of an approximate 64.7 percent ownership interest in the Subscription and Community Offerings, was $5,138,636 at the midpoint. Based on the range of value set forth in the OTS conversion guidelines, the resultant valuation range equals $4,367,841 at the minimum and $5,909,432 at the maximum. Based on this valuation and the approximate 64.7 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint of the Company's stock offering was $3,325,000, equal to 332,500 shares offered at a per share value of $10.00. The resultant offering range includes a minimum of $2,826,250 and a maximum of $3,823,750. Based on the $10.00 per share offering price, this range equates to an offering of 282,625 shares at the minimum to 382,375 shares at the maximum. The Company's offering also includes a provision for a super range, which if exercised, based on a market value of $6,795,847, would result in an offering size of $4,397,310, equal to 439,731 shares at the $10.00 per share offering price.

Establishment of Exchange Ratio
-------------------------------

       OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Shares, which is an approximate 35.3 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Company's stock offering based on the total number of shares sold in the Subscription and Community Offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 0.8564 shares, 1.0076 shares,
1.1587 shares and 1.3325 shares of Cumberland Mountain stock issued for each Public Share, at the minimum, midpoint, maximum and super range of the offering, respectively.

RP Financial, LC.
Board of Directors
December 13, 1996
Page 4

Limiting Factors and Considerations
-----------------------------------

       Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Bank immediately upon issuance of the stock.

       RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of September 30, 1996, the date of the financial data included in the Company's Prospectus. The proposed Exchange Ratio and the exchange of Public Shares for newly issued Company shares was determined independently by the Boards of Directors of the Mutual Holding Company and the Bank. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of Public Shares for newly issued Company shares.

       RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

       The valuation will be updated should market conditions or changes in Middlesboro Federal's operating results warrant. The valuation will also be updated at the completion of the Company's stock offering. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                                Respectfully submitted,
                                                RP FINANCIAL, LC.

                                                /s/ Ronald S. Riggins
                                                Ronald S. Riggins
                                                Managing Director

                                                /s/ James J. Oren
                                                James J. Oren
                                                Vice President

JJO:lsl

RP Financial, LC.

                               TABLE OF CONTENTS
                MIDDLESBORO FEDERAL BANK, FEDERAL SAVINGS BANK

                             Middlesboro, Kentucky


                                                                PAGE
 DESCRIPTION                                                   NUMBER
 -----------                                                   ------

CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS
-----------

   Plan of Conversion and Holding Company Reorganization         1.2
   Strategic Discussion                                          1.3
   Balance Sheet Trends                                          1.5
   Income and Expense Trends                                     1.9
   Interest Rate Risk Management                                 1.12
   Lending Activities and Strategy                               1.12
   Asset Quality                                                 1.14
   Funding Composition and Strategy                              1.15
   Subsidiary Operations                                         1.15
   Legal Proceedings                                             1.15


CHAPTER TWO       MARKET AREA
-----------

   Introduction                                                  2.1
   National Economic Factors                                     2.2
   Market Area Demographics                                      2.4
   Economy                                                       2.5
   Deposit Trends and Competition                                2.7
   Summary                                                       2.9


CHAPTER THREE     PEER GROUP ANALYSIS
-------------

   Selection of Peer Group                                       3.1
   Financial Condition                                           3.5
   Income and Expense Components                                 3.7
   Loan Composition                                              3.10
   Credit Risk                                                   3.10
   Interest Rate Risk                                            3.13
   Summary                                                       3.13

RP Financial, LC.

                               TABLE OF CONTENTS
                MIDDLESBORO FEDERAL BANK, FEDERAL SAVINGS BANK

                             Middlesboro, Kentucky
                                  (continued)


                                                                PAGE
 DESCRIPTION                                                   NUMBER
 -----------                                                   ------

CHAPTER FOUR      VALUATION ANALYSIS
------------

   Introduction                                                  4.1
   Appraisal Guidelines                                          4.1
   Valuation Analysis                                            4.2
    1. Financial Condition                                       4.2
    2. Profitability, Growth and Viability of Earnings           4.3
    3. Asset Growth                                              4.4
    4. Primary Market Area                                       4.4
    5. Dividends                                                 4.6
    6. Liquidity of the Shares                                   4.7
    7. Marketing of the Issue                                    4.7
       A. The Public Market                                      4.8
       B. The New Issue Market                                   4.12
       C. Secondary Step Conversion Offerings                    4.15
       D. The Acquisition Market                                 4.15
       E. Market for Middlesboro Federal Stock                   4.15
    8. Management                                                4.19
    9. Effect of Government Regulation and Regulatory Reform     4.19
   Summary of Adjustments                                        4.20
   Valuation Approaches                                          4.20
    1. Price-to-Tangible Book ("P/TB")                           4.22
    2. Price-to-Earnings ("P/E")                                 4.22
    3. Price-to-Assets ("P/A")                                   4.23
   Valuation Conclusion                                          4.23
   Establishment of Exchange Ratio                               4.24

RP Financial, LC.

                                LIST OF TABLES
                MIDDLESBORO FEDERAL BANK, FEDERAL SAVINGS BANK

                             Middlesboro, Kentucky

TABLE
NUMBER            DESCRIPTION                                     PAGE
------            -----------                                    ------

 1.1        Historical Balance Sheets                             1.6
 1.2        Historical Income Statements                          1.10


 2.1        Major Employers                                       2.6
 2.2        Market Area Unemployment Trends                       2.6
 2.3        Deposit Summary                                       2.8


 3.1        Peer Group of Publicly-Traded Thrifts                 3.3
 3.2        Balance Sheet Composition and Growth Rates            3.6
 3.3        Income as a Percent of Average Assets
              and Yields, Costs, Spreads                          3.8
 3.4        Loan Portfolio Composition & Related Info.            3.11
 3.5        Credit Risk Measures & Related Information            3.12
 3.6        Interest Rate Risk Comparative Analysis               3.14


 4.1        Peer Group Primary Market Area Demographics/
              Competition Trends                                  4.5
 4.2        Recent Conversions:  Market Pricing Comparatives      4.13
 4.3        Market Pricing Comparatives                           4.14
 4.4        Completed Second Step Conversions                     4.16
 4.5        MHC Institutions - Implied Pricing Ratios             4.17
 4.6        Calculation of Exchange Ratios                        4.24
 4.7        Public Market Pricing: Valuation Conclusion           4.25

RP Financial, LC.
Page 1.1

                      I.  Overview and Financial Analysis

       Middlesboro Federal Bank, Federal Savings Bank ("Middlesboro Federal" or the "Bank") is a federally-chartered stock savings bank headquartered in Middlesboro, Bell County, Kentucky. The Bank also operates a branch in the town of Cumberland, Harlan County, Kentucky. The Bank considers its primary market for deposits to consist of Bell and Harlan Counties, which are along the Tennessee and Virginia borders. Lending activities are concentrated in the two market area counties, and in Knox (including Knoxville), Union and Clairborne Counties in upper east Tennessee, and to a lesser extent in western Lee County, Virginia (see Exhibit I-1). The Bank was chartered as a Kentucky mutual building and loan association in 1915, and in 1937 converted to a federal charter and obtained federal deposit insurance. The Bank is currently a member of the Federal Home Loan Bank ("FHLB") system and is regulated by the Office of Thrift Supervision ("OTS"). The Bank's deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of September 30, 1996, the Bank maintained $83.8 million in assets, $71.9 million in deposits and $4.4 million in stockholders' equity, equal to 5.2 percent of assets.

       In March 1994, the Bank completed a reorganization from a mutual savings bank to a stock savings bank concurrent with the reorganization as a federal mutual holding company. Pursuant to the reorganization, Middlesboro Federal transferred substantially all of its assets and liabilities to a newly-formed stock association in exchange for 330,000 shares of stock issued to Cumberland Mountain Bancshares, M.H.C. (the "Mutual Holding Company" or "MHC"). Simultaneously, the Bank sold 180,000 shares of stock to the public in a subscription and community offering. As of September 30, 1996 there were 510,000 total shares of the Bank common stock issued and outstanding, of which 330,000 shares, or 64.71 percent, were owned by the Mutual Holding Company and 180,000 shares, or 35.29 percent, were owned by the public. Other than the ownership of stock in the Bank, the MHC's only other assets are the exclusive ownership of Home Mortgage Loan Corporation ("Home"), which was formerly a wholly-owned subsidiary of the Bank, and a deposit account. As a result of the proposed reorganization and offering, Home and the deposit account will again be merged with the Bank (Home will be held as a subsidiary).

       The Chairman of the Bank recently filed a change of control application in order to acquire up to 24.9 percent of the shares. In view of the subsequent conversion application, such change of control application is being withdrawn and the Chairman's pro forma ownership will not exceed 9.9 percent immediately following conversion. If the closing conversion value results in pro forma ownership of the Company, then the Chairman will be required to divest shares either to the ESOP or an unaffiliated third party.

RP Financial, LC.
Page 1.2

Plan of Conversion and Holding Company Reorganization
-----------------------------------------------------

       On December 12, 1996, the Board of Directors of the Bank and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which the Mutual Holding Company will convert from mutual to stock form and simultaneously merge with and into the Bank. A newly formed Tennessee corporation, Cumberland Mountain Bancshares, Inc. ("Cumberland Mountain" or the "Company"), will be formed as a unitary savings and loan holding company to facilitate the reorganization. In the reorganization process, to become effective concurrent with the completion of the stock sale which is targeted for the second calendar quarter of 1997: (1) the Mutual Holding Company, which currently owns approximately 64.7 percent of the Bank, will convert from mutual to stock form and simultaneously merge with and into the Bank, with the Bank being the surviving entity; (2) an interim institution ("Interim") to be formed as a wholly-owned subsidiary of the Company will then merge into the Bank, with the Bank being the surviving entity (hereinafter "Middlesboro Federal" or the "Bank"); (3) the publicly-owned shares of Bank common stock (the "Public Shares") will be converted into shares of common stock of the Company (the "Exchange Shares") pursuant to a ratio that will result in the holders of such shares owning the same percentage of the Company as they currently own of the Bank. Upon consummation of the conversion and reorganization, the stock of Home and the deposit account will become assets of the Bank.

       Pursuant to the reorganization, Cumberland Mountain will issue shares in a subscription and community offering that will represent an ownership interest in the Company of approximately 64.7 percent (the same percentage ownership that the Mutual Holding Company currently maintains in the Bank). Cumberland Mountain will also issue the Exchange Shares to the current minority stockholders of the Bank. The number of exchange shares issued by the Company will be calculated pursuant to an exchange ratio determined by the Board of Directors that will maintain the current minority stockholders' existing ownership interest (the "Exchange Ratio").

       The Company anticipates granting common stock awards to directors, officers and other key personnel (1997 Management Recognition Plan or "1997 MRP") up to 4 percent of the shares being offered publicly, supplementing stock awards granted in the mutual holding company reorganization (1993 MRP). The Bank's Employee Stock Ownership Plan ("ESOP") intends to purchase 3.0 percent of the common stock to be issued and outstanding following the conversion and reorganization, funded by a loan from the Company.

       At this time, no other activities are contemplated for Cumberland Mountain other than the ownership of the Bank, although in the future Cumberland Mountain may acquire or organize other operating subsidiaries. Cumberland Mountain plans to retain a portion of the net proceeds from the sale of common stock and infuse the remaining proceeds into the Bank.

RP Financial, LC.
Page 1.3

Strategic Discussion
--------------------

       The Bank is a community-oriented financial institution dedicated to meeting the borrowing and savings needs of its market area. The Bank has enjoyed rapid loan growth in recent years, reflecting competitive pricing, increased marketing and prompt loan approval. Loan growth has been facilitated through hiring experienced loan officers on an incentive basis, developing a more customer-oriented approach and developing business relations with real estate brokers. The Bank has generally pursued a traditional thrift operating strategy of 1-4 family mortgage lending primarily in Bell and Harlan Counties, Kentucky, supplementing originations with other loan types such as commercial real estate, construction and non-mortgage loans. Since local lending opportunities were limited historically due to poor economic conditions and resultant population shrinkage in the local area, the Bank increased the level of cash and investments and mortgage-backed securities ("MBS") held in portfolio. In addition, the Bank has originated loans in markets where it does not have a branch location as well as purchased out-of-market loans (including Lexington, Kentucky). Middlesboro Federal, through Home and the Bank, has originated loans in several eastern Tennessee counties for many years, particularly in the Knoxville, Tennessee metropolitan area and the region between Knoxville and Middlesboro (encompassing Clairborne, Union and Knox Counties, Tennessee). Approximately $12 million of the Bank's loans were secured by properties in Knox County, of which $10.8 million were 1-4 family loans. In addition, approximately $6.8 million in purchased mortgages were secured by properties in central Kentucky, in the Lexington area. The Bank expects the majority of its loan activity in the future to be outside Bell and Harden Counties in contiguous markets, capitalizing on the Bank's reputation in eastern Tennessee.

       In recent years, following a management change, Middlesboro Federal has significantly increased both the level of loan originations and the diversification of the loan portfolio to include higher levels of commercial real estate, construction, commercial business and consumer loans. The recent increase in loan originations has been funded internally through a reduction in cash and investments and MBS, and externally through deposit growth and borrowed funds (primarily FHLB advances). The Bank's recent growth is seen as completing a major phase of balance sheet and market area repositioning, and the Bank anticipates much slower growth in the future. Prior to the recent increase in loan originations, Middlesboro Federal also periodically purchased out-of-market residential and commercial real estate loans for portfolio, although such purchases have been minimal in recent periods. The Bank intends to sell a portion of these previously purchased out-of-market loans and repay a portion of outstanding FHLB advances in early 1997. The Bank retains essentially all loans for portfolio, as loans originated do not meet agency secondary market standards due to the lack of title insurance on the property.

The Bank's lending strategies historically have contributed to good asset quality in recent years, despite the severity of local economic conditions and population shrinkage. The Bank's allowance for loan loss

RP Financial, LC.
Page 1.4

relative to loans is comparatively low by industry standards, particularly in view of the recent rapid growth (the portfolio has grown 140 percent since June 30, 1994), increased proportion of higher risk weight loans (an increase from 30 to 40 percent in the last 15 months while total loans grew by 55 percent), and increased percent of loans outside the markets served by the branch offices (approximately 59 percent). The ratio of non-performing assets ("NPAs", consisting of real estate owned and other repossessed assets, non-accruing loans, delinquent accruing loans and restructured loans) to assets has stayed below 0.75 percent of assets during the last two fiscal years. The majority of the NPAs are secured by residential mortgages or residential real estate.

       The Bank's lending strategies to limit exposure to interest rate risk have involved originating adjustable rate residential mortgage loans ("ARMs"), adjustable rate commercial real estate loans and shorter-term construction, commercial business and consumer loans. Liability strategies have involved attempts to lengthen the maturity of deposits, but short-term advances required in recent months to meet loan demand have countered the impact. The Bank's net portfolio value ("NPV"), prepared by the OTS as of September 30, 1996, projects the NPV would decline by 32 percent in the event of an instantaneous 200 basis point increase in interest rates. Middlesboro Federal anticipates the conversion proceeds will facilitate improvement in the NPV analysis as the capital will increase the ratio of interest-earning assets ("IEA") to interest-bearing liabilities ("IBL") and the proceeds will increase the proportion of shorter-term or adjustable rate assets. Further, the proceeds from the pending loan sale are targeted to repay the short-term advances.

       The Bank's core profitability has improved with the asset growth and repositioning which has taken place over the last few years. There has been improvement from a break-even position in fiscal 1992 to low to moderate core profitability more recently (ranging from 25 to 35 basis points), primarily due to an increase in the net interest margin. Further improvement in core profitability has been limited by competitive pricing to stimulate growth, and increases in the operating expense ratio despite the rapid growth in assets. Non-operating losses over the last couple of years have contributed to lower reported profitability, with the most recent trailing 12 month period reflecting a loss due to one-time compensation expenses and the special SAIF assessment. Future core profitability is projected to improve moderately with the reinvestment benefit of the new capital raised, income benefits of recently expanded products and services and moderate growth in assets without a commensurate increase in operating expenses. As a result of the recent loss, low profitability and the negative impact of assets designated available for sale ("AFS"), the Bank's equity at September 30, 1996 is very similar to the level at June 30, 1994, and no interim dividends have been paid on the publicly-held shares of common stock.

       Middlesboro Federal's Board of Directors has determined that a full conversion to stock form is an attractive business strategy for several reasons. First, the new structure will provide the ability to diversify business activities, provide greater flexibility in structuring acquisitions and increase the future access to capital

RP Financial, LC.
Page 1.5

markets. Second, it will provide the capital necessary to improve the overall competitive position of the Bank in its market area, with regard to rates and services offered and ability to expand. Third, an increase in the publicly-held shares may increase the stock liquidity (there is currently very limited trading in Middlesboro Federal's stock). Fourth, the conversion may provide the opportunity for expanded local stock ownership which could enhance the financial success of the Bank as local shareholders promote the Bank's products and services. Furthermore, the new structure is being pursued in view of certain regulatory uncertainties regarding the MHC structure and thrift industry as a whole. As disclosed in the prospectus, the proceeds from stock conversion are anticipated to be invested as follows.

       .     Company.  Approximately $100,000 of cash conversion proceeds will
             --------
             be retained by Cumberland Mountain, with the balance to be invested in the Bank. Such holding company funds are anticipated to be invested initially into high-quality short- to intermediate-term securities and a loan to the Bank's ESOP to fund stock purchases in the conversion. The Company funds will be utilized for various corporate purposes, including funding expansion through diversification or acquisition, stock repurchase programs, funding stock purchases for the MRP and/or payment of regular or special dividends, although there are no specific plans at present.

       .     Middlesboro Federal.  The net proceeds infused into the Bank will
             --------------------
             be exchanged for all of the Bank's newly issued stock. The Bank's proceeds are anticipated to initially be held in short-term cash and investments until such funds are redeployed into lending and investment activities consistent with the Bank's plan.

       On a pro forma basis, Middlesboro Federal is expected to have a capital ratio well above regulatory requirements but moderately below industry averages. The Board of Directors has determined to pursue a strategy of controlled growth in order to maintain well-capitalized status, with growth expected to be funded primarily through local retail deposit growth.

Balance Sheet Trends
--------------------

       Table 1.1 shows key balance sheet items at the close of the last five fiscal years and at September 30, 1996. Middlesboro Federal's audited financial statements are incorporated by reference as Exhibit I-2, while historical key operating ratios are presented in Exhibit I-3. From June 30, 1992 through September 30, 1996, Middlesboro Federal exhibited annual asset growth of 9.0 percent, with the asset growth channelled into increases in loans receivable. A majority of the loan growth occurred subsequent to June 30, 1994, when the new current President became more involved in the Bank's operations and began diversifying the loan portfolio into higher originations of commercial real estate and non-mortgage loans. The MBS balance has decreased by approximately 50 percent since 1992, as repayments and sales of MBS have been used for additional loan originations. The balance of cash and investments declined more rapidly over the same time period, with funds

RP Financial, LC.

                                   Table 1.1
                Middlesboro Federal Bank, Federal Savings Bank
                         Historical Balance Sheets (1)
                        (Amount and Percent of Assets)

                                                                     For the Fiscal Year Ended June 30,
                                       -----------------------------------------------------------------------------------------
                                              1992               1993               1994               1995              1996
                                       ----------------- ----------------- ----------------- ----------------- -----------------
                                       Amount      Pct     Amount     Pct    Amount      Pct    Amount      Pct     Amount    Pct
                                       ($000)      (%)     ($000)     (%)    ($000)      (%)    ($000)      (%)     ($000)    (%)

Total Amount of:
 Assets                                $58,043   100.00%  $59,683   100.00%  $62,319   100.00%  $67,453   100.00%  $74,698  100.00%
 Loans Receivable (net)                 23,233    40.03%   24,794    41.54%   28,833    46.27%   44,854    66.51%   59,931   80.23%
 Mortgage-Backed Securities             15,567    26.82%   15,112    25.32%   15,520    24.90%   11,846    17.56%    7,779   10.41%
 Cash and Investment Securities         18,385    31.68%   18,819    31.53%   16,607    26.65%    9,687    14.36%    5,629    7.54%
 Deposits                               55,066    94.87%   56,414    94.52%   57,858    92.84%   62,595    92.80%   68,976   92.34%
 FHLB Advances, Other Borrowed Funds         0     0.00%        0     0.00%        0     0.00%        0     0.00%    1,000    1.34%
 Stockholders Equity                     2,866     4.94%    3,139     5.26%    4,340     6.96%    4,608     6.83%    4,596    6.15%
 AFS Adjustment                            N/A       N/A      N/A       N/A     (121)   -0.19%     (147)   -0.22%     (305)  -0.41%

 End of Period Shares Outstanding          N/A                N/A            510,000            510,000            510,000
 Wghtd Avg Shrs for EPS Calculations(2)    N/A                N/A                N/A            510,000            510,000
 Book Value/Share                          N/A                N/A              $8.51              $9.03              $9.01
 Offices Open                                3                  3                  3                  3                  2
                                                                       6/30/92-
                                                                       9/30/96
                                                 As of September 30,  Annualized
                                                        1996          Growth Rate
                                                 -------------------  -----------
                                                  Amount     Pct          Pct
                                                  ------     ---
                                                  ($000)     (%)          (%)

Total Amount of:
 Assets                                            $83,799   100.00%      9.03%
 Loans Receivable (net)                             69,371    82.78%     29.35%
 Mortgage-Backed Securities                          7,655     9.13%    -15.38%
 Cash and Investment Securities                      4,939     5.89%    -26.60%
 Deposits                                           71,906    85.81%      6.48%
 FHLB Advances, Other Borrowed Funds                 6,000     7.16%        N/A
 Stockholders Equity                                 4,385     5.23%     10.52%
 AFS Adjustment                                       (294)   -0.35%

 End of Period Shares Outstanding                  510,000
 Wghtd Avg Shrs for EPS Calculations(2)            510,000
 Book Value/Share                                    $8.60
 Offices Open                                            2

(1)   Ratios are as a percent of ending assets.
(2)   The Bank's minority sale of stock was completed during fiscal 1994.

Source:  Middlesboro Federal's audited financial statements.

RP Financial, LC.
Page 1.7

utilized in the lending operations. Middlesboro Federal's annual deposit growth totaled 6.5 percent, as the Bank has attracted new funds through a combination of additional advertising and competitive rate offerings. Borrowings (primarily FHLB advances) have been used as a supplemental funding source in fiscal 1996 to support lending operations.

       The balance of loans receivable increased consistently since fiscal 1992, although the balance increased at an annual rate of 48 percent since June 30, 1994. Since that time, the Bank has been successful in expanding its loan origination efforts in the local market and in Tennessee, particularly the Knoxville area. The Bank has increased the level of commercial real estate, commercial business and consumer loans, with most of those loan types originated in Bell and Harlan Counties. At September 30, 1996, loans receivable totaled $69.4 million, or 82.8 percent of total assets. The composition of the loan portfolio reflects the more recent diversified lending strategy, as 1-4 family permanent loans constituted $43.7 million, or 60.3 percent of the gross loan portfolio, at September 30, 1996, a decline from 70 percent of the loan portfolio as of one year earlier. At the same date, construction loans totaled $4.2 million, or 5.8 percent of the loan portfolio. The largest expansion in the loan portfolio has occurred in commercial real estate, including multi-family loans, which totaled $13.2 million, or 18.2 percent of the loan portfolio. These loans are attractive for their higher yields and shorter-terms. Non-mortgage loans totaled $11.3 million, or 15.6 percent of gross loans receivable, including $4.5 million of commercial business loans. The Bank has primarily originated commercial business loans with local businesses in Bell and Harlan Counties.

       MBS totaled $7.7 million at September 30, 1996, the second largest component of interest-earning assets. The decline of the MBS balance since fiscal year end 1992 highlights the Bank's strategy of investing funds into whole loans receivable in order to improve asset yields, as funds from the repayment, pre-payment and sale of MBS have been utilized for lending activities. The MBS portfolio consists of FNMA and GNMA pass-through certificates, of which approximately 57 percent carried adjustable rates. The entire MBS portfolio was classified as "available for sale" ("AFS") at September 30, 1996, and is carried on the balance sheet at market value. Pursuant to FAS 122, the unrealized pretax loss on the MBS portfolio of $248,000 was tax-adjusted and deducted from stated equity on the Bank's audited financial statements. The Bank utilizes a portion of its MBS portfolio to satisfy regulatory liquidity requirements, preferring to maintain such funds in MBS instead of lower yielding cash and investments. Going forward, the Bank intends to continue a focus on investment into whole loans, although MBS may be purchased with available funds.

       The portfolio of cash and investment securities totaled $4.9 million, or
5.9 percent of assets, at September 30, 1996 (see Exhibit I-4). The cash and investments portfolio consisted of cash and equivalents, including interest-earning deposits in other financial institutions ($0.8 million), U.S. Government and agency securities ($2.7 million), investment in a U.S Government Securities Fund ($0.9 million), FHLB stock ($0.4

RP Financial, LC.
Page 1.8

million) and other investments ($0.1 million). Over the past four fiscal years, the Bank has used cash flow from maturing investments or sales of investment securities to fund loan originations, and the cash and investments portfolio has declined to current levels from $18.4 million at June 30, 1992. Management utilizes the portfolio of cash and investments for liquidity purposes and as part of the asset-liability management strategy, as the investments portfolio consists of short- to intermediate-term instruments. The Bank classifies the portfolio of U.S. government and agency obligations as "available-for-sale", and as of September 30, 1996, an unrealized pretax loss of $195,000 was tax adjusted and deducted from stated equity on the Bank's audited financial statements. Going forward, the Bank intends to continue to purchase generally low risk investments and the composition of the cash and investments portfolio is not anticipated to change significantly, although the level will initially increase on a post-conversion basis.

       As noted previously, deposits have traditionally met most of the Bank's funding needs, and all of the Bank's deposits are generated through its two office locations. In the last several years, the Bank achieved growth in deposits by attempting to be more visible in the local market area through advertising and other marketing efforts and by offering competitive rates. This strategy facilitated deposit growth, but also eroded spreads as higher cost deposits increased funding costs. Currently, savings rates offered by Middlesboro Federal are generally in line with the local competition, with certificates of deposits ("CDs") accounting for the majority of total deposits. The Bank has a portfolio of core deposits totaling approximately 26 percent of deposits, providing a base of lower costing deposits for operations.

       Borrowings have also been used by the Bank in recent periods for the purpose of funding loan originations. During fiscal 1996, the Bank borrowed approximately $1.0 million in short- to intermediate-term advances from the FHLB of Cincinnati to meet the strong demand for loans. An additional $5.0 million was borrowed during the most recent three month period, and FHLB advances totaled $6.0 million, or 7.2 percent of assets, at September 30, 1996. All of the borrowings are short term in nature, repricing on a daily basis. Going forward, the Bank intends to continue using borrowings to support operations, although deposits are expected to continue to comprise the majority of funding liabilities.

       Positive earnings from fiscal 1992 to fiscal 1994 and proceeds from the minority stock offering concurrent with the MHC reorganization in fiscal 1994 resulted in an increase in the Bank's capital ratio to $4.3 million, or 7.0 percent of assets, as of June 30, 1996. Since that date, the expansion of the asset base, coupled with the lower profitability, a negative adjustment to equity for FAS 122, and a net loss recorded for the twelve months ended September 30, 1996 caused the Bank's capital ratio to decline to 5.2 percent (the Bank's reported capital had increased by only $40,000, or 0.9 percent since June 30, 1994). Middlesboro Federal is currently in compliance with respect to all of its fully phased-in capital requirements. The addition of

RP Financial, LC.
Page 1.9

conversion proceeds will enhance the Bank's capital position and strengthen Middlesboro Federal's competitive posture within its market area.

Income and Expense Trends
-------------------------

       Table 1.2 displays the Bank's earnings over the past five fiscal years and for the twelve months ended September 30, 1996. The Bank recorded low to moderate profitable operations through fiscal 1996, and a loss of $152,000 for the twelve months ended September 30, 1996, reflecting several non-operating expense items. Earnings for the past five fiscal years have fluctuated between
0.20 and 0.45 percent of average assets, and declined to 0.20 percent for fiscal 1996 from the higher level in fiscal 1995. The more recent lower earnings have been attributable to a lower net interest margin, adversely affected by higher interest expense. The reinvestment of offering proceeds should improve net interest income in future periods.

       Exhibit I-5 highlights the changes in the Bank's asset yields and cost of funds over the past two fiscal years and the three months ended September 30, 1996, which have influenced the level of net interest income. Spreads narrowed by 42 basis points between fiscal 1995 and 1996, as the more aggressive pricing of CDs and higher costing FHLB advances (in order to fund additional loan demand) increased the Bank's cost of funds by 86 basis points, while asset yields increased by only 44 basis points. The change in balance sheet composition towards higher yielding loans increased the yield/cost spread for the three months ended September 30, 1996 to 2.85 percent, 68 basis points higher than the year earlier period. The effect of the higher ratio of loans receivable is also evident in the most recent twelve month period (see Table 1.2), as the Bank's net interest income improved to 2.76 percent of average assets versus 1.96 percent for fiscal 1992. These trends indicate that the Bank has been successful improving the net interest margin, even while funding costs have risen substantially. Despite balance sheet repositioning, the Bank's net interest income is still highly influenced by changes in interest rates.

       The Bank has increasingly derived more income from non-interest sources, which has provided some protection from changes in the net interest margin due to interest rate fluctuations. For the most recent twelve month period, non-interest operating income totaled $0.363 million, or 0.49 percent of average assets, a 0.20 percent of average assets improvement from fiscal 1992. A majority of this income results from the Bank's lending operations, whereby loan origination income is recognized at the time of origination (the Bank generally does not charge points, and had no deferred loan origination fees on the books as of September 30, 1996). This loan origination income is directly related to the Bank's lending volume and was substantial for the most recent period due to high lending volumes. Such income may likely decline during periods of lower lending volume. Other operating income consists of various loan and deposit fees and charges and other

                                   Table 1.2
                Middlesboro Federal Bank, Federal Savings Bank
                         Historical Income Statements
                       (Amount and Percent of Assets)(1)

                                                                   For the Fiscal Year Ended June 30,
                                      ---------------------------------------------------------------------------------------------
                                             1992              1993               1994               1995               1996
                                      ----------------- ------------------ ------------------ ------------------ ------------------
                                       Amount     Pct     Amount     Pct     Amount     Pct     Amount     Pct     Amount     Pct
                                       ------     ---     ------     ---     ------     ---     ------     ---     ------     ---
                                       ($000)     (%)     ($000)     (%)     ($000)     (%)     ($000)     (%)     ($000)     (%)
Interest Income                       $4,368     7.65%   $3,940     6.77%   $3,820     6.26%   $4,347     6.70%   $5,202     7.32%
Interest Expense                      (3,249)   -5.69%   (2,402)   -4.13%   (2,188)   -3.59%   (2,445)   -3.77%   (3,317)   -4.67%
                                      ------    ------   ------    ------   ------    ------   ------    ------   ------    ------
Net Interest Income                   $1,119     1.96%   $1,537     2.64%   $1,632     2.67%   $1,902     2.93%   $1,885     2.65%
Provision for Loan Losses                (35)   -0.06%      (38)   -0.07%      (32)   -0.05%      (18)   -0.03%      (58)   -0.08%
                                         ---    ------      ---    ------      ---    ------      ---    ------      ---    ------
Net Interest Income after
 Provisions                           $1,084     1.90%   $1,499     2.58%   $1,600     2.62%   $1,884     2.90%   $1,827     2.57%

Other Income                            $167     0.29%     $189     0.33%     $216     0.35%     $233     0.36%     $292     0.41%
Operating Expense                     (1,316)   -2.31%   (1,394)   -2.40%   (1,589)   -2.60%   (1,576)   -2.43%   (1,737)   -2.44%
                                      ------    ------   ------    ------   ------    ------   ------    ------   ------    ------
Net Operating Income                    ($64)   -0.11%     $294     0.51%     $227     0.37%     $541     0.83%     $382     0.54%

Gain(Loss) on Sale of Inv. Sec.\MBS     $194     0.34%      $92     0.16%       $7     0.01%     ($96)   -0.15%      $20     0.03%
Deferred Compen. Agree.--
 Retired Officer                           0     0.00%        0     0.00%        0     0.00%        0     0.00%     (143)   -0.20%
Director's Retirement Plan                 0     0.00%        0     0.00%        0     0.00%        0     0.00%        0     0.00%
SAIF Special Assessment                    0     0.00%        0     0.00%        0     0.00%        0     0.00%        0     0.00%
                                           -     -----        -     -----        -     -----        -     -----        -     -----
Total Non-Operating Inc.\Exp.           $194     0.34%      $92     0.16%       $7     0.01%     ($96)   -0.15%    ($123)   -0.17%

Net Income Before Tax                   $130     0.23%     $386     0.66%     $234     0.38%     $444     0.68%     $260     0.37%
Income Taxes                             (16)   -0.03%     (124)   -0.21%      (84)   -0.14%     (151)   -0.23%     (114)   -0.16%
                                         ---    ------     ----    ------      ---    ------     ----    ------     ----    ------
Net Inc(Loss) Before Extraordinary
 Items                                  $114     0.20%     $262     0.45%     $150     0.25%     $293     0.45%     $146     0.20%
Cumulative Effect of Change in
 Accounting For Income Taxes              $0     0.00%       $0     0.00%       $0     0.00%       $0     0.00%        0     0.00%
                                          --     -----       --     -----       --     -----       --     -----        -     -----
Net Income (Loss)                       $114     0.20%     $262     0.45%     $150     0.25%     $293     0.45%     $146     0.20%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Pre-Tax Net Inc. Before Extraordinary
 Items                                  $130     0.23%     $386     0.66%     $234     0.38%     $444     0.68%     $260     0.37%
Addback(Deduct): Non-Recurring
 (Inc)/Exp                              (194)   -0.34%      (92)   -0.16%       (7)   -0.01%       96     0.15%      123     0.17%
Tax Effect (34.00%)                       22     0.04%     (100)   -0.17%      (77)   -0.13%     (184)   -0.28%     (130)   -0.18%
                                          --     -----     ----    ------      ---    ------     ----    ------     ----    ------
 Earnings Excl. Non-Op./Extraord
  Items:                                ($42)   -0.07%     $194     0.33%     $150     0.25%     $357     0.55%     $252     0.36%

Earnings Per Share:
   Reported                              N/A                N/A                N/A              $0.57              $0.29
   Earnings Excl. Non-Op./Extraord
    Items:                               N/A                N/A                N/A               0.70               0.49
Dividends:
   Amount                                N/A                N/A              $0.00              $0.00              $0.00
   Payout Ratio                          N/A                N/A              0.00%              0.00%              0.00%

Memo:
   Expense Coverage Ratio             85.04%            110.29%            102.69%            120.69%            108.54%
   Efficiency Ratio                  105.14%             82.57%             87.51%             74.45%             81.96%

                                                                 12 Months Ended
                                                                  Sept. 30, 1996
                                                                 ----------------
                                                                  Amount     Pct
                                                                  ------     ---
                                                                  ($000)     (%)
Interest Income                                                  $5,475     7.37%
Interest Expense                                                 (3,427)   -4.61%
                                                                 ------    ------
Net Interest Income                                              $2,048     2.76%
Provision for Loan Losses                                           (85)   -0.11%
                                                                    ---    ------
Net Interest Income after Provisions                             $1,963     2.64%

Other Income                                                       $363     0.49%
Operating Expense                                                (1,816)   -2.44%
                                                                 ------    ------
Net Operating Income                                               $510     0.69%

Gain(Loss) on Sale of Inv. Sec.\MBS                                 $20     0.03%
Deferred Compen. Agree.- Retired Officer                           (143)   -0.19%
Director's Retirement Plan                                         (145)   -0.20%
SAIF Special Assessment                                            (388)   -0.52%
                                                                   ----    ------
Total Non-Operating Inc.\Exp.                                     ($656)   -0.88%

Net Income Before Tax                                             ($145)   -0.20%
Income Taxes                                                         (7)   -0.01%
                                                                     --    ------
Net Inc(Loss) Before Extraordinary Items                          ($152)   -0.20%
Cumulative Effect of Change in
 Accounting For Income Taxes                                          0     0.00%
                                                                      -     -----
Net Income (Loss)                                                 ($152)   -0.20%


Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Pre-Tax Net Inc. Before Extraordinary Items                       ($145)   -0.20%
Addback(Deduct): Non-Recurring (Inc)/Exp                            656     0.88%
Tax Effect (34.00%)                                                (174)   -0.23%
                                                                   ----    ------
Earnings Excl. Non-Op./Extraord Items:                             $337     0.45%

Earnings Per Share:
   Reported                                                      ($0.30)
   Earnings Excl. Non-Op./Extraord Items:                          0.66
Dividends:
   Amount                                                         $0.00
   Payout Ratio                                                   0.00%

Memo:
   Expense Coverage Ratio                                       112.79%
   Efficiency Ratio                                              78.06%

(1) Ratios are as a percent of average assets. Average assets calculated based on annual average.

Source:  Middlesboro Federal's audited financial statements.

RP Financial, LC.
Page 1.11

miscellaneous sources of income. Going forward, the Bank anticipates that non-interest income will remain primarily related to loan origination volume, as other income sources are not expected to be developed (the Bank does not have a loans serviced for others portfolio, and does not intend to sell loans servicing released).

       Middlesboro Federal's operating expenses have increased in the time period shown in Table 1.2 due to the growth in the asset base. Despite the strong asset growth and utilization of FHLB advances to partially fund such growth, the operating expense ratio has ratcheted up to a higher level as a percent of average assets. The Bank's operating expenses are expected to initially increase following the conversion as a result of the following items. First, the Bank is in process of completing an expansion of the main office to house additional staff and equipment required to support the current higher asset level, which is expected to result in higher depreciation expense. Second, Middlesboro Federal expects to open a branch office in Pineville, Bell County, Kentucky in the near future following regulatory approval. Although this branch will be a "supermarket branch" requiring lower investment than a free-standing facility, equipment and personnel expenses will increase, particularly until an adequate deposit base can be generated. Third, the ESOP and MRP purchases in the offering and in the year following conversion, respectively, will increase annual expenses. In addition, as a full stock institution, the Bank may incur additional legal, accounting, printing/mailing and related costs. The lower deposit insurance premium in 1997 should help to offset some of these increases.

       Loan loss provisions have generally had a small impact on earnings in recent years, peaking during the twelve months ended September 30, 1996, as the Bank recorded provisions for loan losses of $0.085 million, or 0.11 percent of average assets. The Bank is budgeting provisions of $30,000 per quarter for the next three calendar quarters, a higher quarterly amount than the last 12 months, in order to improve the general valuation allowance ("GVA") ratio as a percent of loans receivable. As of September 30, 1996 the GVA balance was equal to $195,000, or 0.28 percent of net loans receivable and 43.33 percent of NPLs (including restructured loans), as compared to $148,000, or 0.33 percent of net loans and 59.20 percent of NPLs at fiscal year end 1995 (see Exhibit I-6).

       Historically, non-operating gains and losses have been limited to gains or losses on the sale of investment securities or MBS that were sold to fund loan originations (see Table 1.2). During the most recent twelve month period, Middlesboro Federal has experienced a number of non-operating expenses that resulted in a reported loss for the twelve months ended September 30, 1996. The Bank funded a deferred compensation agreement in the amount of $143,000 for a former officer who retired during fiscal 1996. Middlesboro Federal also funded a directors retirement plan ("DRP") during the most recent three month period, resulting in a charge to income of $145,000. This DRP is fully funded as of September 30, 1996, except for three directors who will receive additional percentage vesting after a number of years of service. Finally, the Bank incurred a pre-tax charge of $388,000 for the special SAIF insurance premium assessment fee at September 30, 1996.

RP Financial, LC.
Page 1.12

Interest Rate Risk Management
-----------------------------

       Middlesboro Federal attempts to manage exposure to interest rate fluctuations primarily on the asset side of the balance sheet, and has attempted to enhance the interest sensitivity of its operations through several means, including: (1) increasing the portfolio of ARMs held in the loan portfolio; (2) originating shorter-term fixed-rate residential mortgages (10 to 15 year terms) and fixed-rate balloon loans for portfolio; (3) maintaining an MBS portfolio containing securities that reprice on an annual basis; (4) holding short-term investment securities; (5) increasing the balance of short-term to maturity commercial business loans and consumer loans; and (6) increasing the proportion of transaction accounts in the deposit base which are believed to be less interest rate sensitive funds. Exhibit I-7 displays the distribution of the Bank's fixed and adjustable rate loans.

       Middlesboro Federal monitors its exposure to interest rate risk using the net portfolio value ("NPV") analysis provided by the OTS on a quarterly basis. As shown in Exhibit I-8, according to the most recent NPV report provided by the OTS, the Bank's NPV would decline by approximately 32 percent in the event of a 200 basis point instantaneous and sustained rise in interest rates. In the event interest rates declined by 200 basis points, the Bank's NPV would increase by 15 percent. Although these measures are within the Board-established limits of the Bank, the Bank is seeking to reduce exposure to interest rate risk, and the reinvestment of conversion proceeds is expected to contribute to reduced exposure.

Lending Activities and Strategy
-------------------------------

       The Bank's historical lending activities emphasize the origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, loan composition and maturity). However, the Bank has also concentrated on loan portfolio diversification by building portfolios of commercial real estate loans, construction loans and non-mortgage loans. Underscoring the change in portfolio composition, while gross loans increased from $46.7 million at June 30, 1995 to $72.5 million at September 30, 1996, the proportion of 1-4 family loans dropped from 70.2 percent to 60.3 percent. The Bank's credit risk profile has increased over that time period through limited seasoning on a large portion of the portfolio and increased concentration of higher risk weight loans.

       As of September 30, 1996, residential mortgage loans secured by 1-4 family properties totaled $43.7 million, or 60.3 percent of total loans receivable. The estimated average balance is $85,000. The Bank originates both ARMs and fixed-rate residential mortgages. Fixed-rate mortgages are offered with maturities of up to 15 or 20 years, with essentially all of these loans held in portfolio.

       Approximately 77.4 percent of the Bank's 1-4 family residential mortgages consisted of ARMs at September 30, 1996. Middlesboro Federal offers ARMs with one-, three-, five- or seven-year adjustment

RP Financial, LC.
Page 1.13

periods that are indexed to the weekly average rate on the corresponding U.S. Treasury securities, adjusted to a constant maturity. The majority of ARMs are originated with annual adjustment caps of 2.0 percent, and lifetime adjustment caps of up to 6.0 percentage points. The current margin is 3.0 percentage points. ARMs are retained for portfolio as part of asset/liability management strategy.

       Residential loans made by the Bank are generally originated with maximum loan-to-value ("LTV") ratios of 80 percent. The Bank recently began originating loans with LTV ratios in excess of 80 percent provided that the borrower pays a fee to the Bank that equals the private mortgage insurance ("PMI") premium payment. Thus, the Bank is not requiring PMI coverage for these loans, but is receiving a fee which is not recognized as income immediately but is placed in GVAs. Middlesboro Federal has incurred minimal losses from this practice to date.

       Middlesboro Federal has recently increased the level of originations of commercial real estate loans, primarily non-residential real estate. As of September 30, 1996, multi-family real estate loans totaled $1.9 million, while non-residential real estate loans totaled $11.4 million, for a total of $13.2 million, or 18.2 percent of gross loans receivable. The Bank's commercial real estate portfolio consists of loans secured by churches, motels, office buildings, retail stores, small shopping centers and other non-residential property. Commercial real estate loans originated by Middlesboro Federal are predominantly adjustable rate loans that generally have terms of up to 15 years, and are indexed to the prime rate of interest. LTVs on income property loans typically do not exceed 75 percent, while loans on raw land do not exceed 65 percent LTV. The Bank seeks to manage credit risk on such loans by lending primarily on local property, to borrowers with whom management is familiar, and obtaining personal guarantees. The largest aggregate amount of loans to any one borrower was $1.2 million, consisting of 9 loans secured by residential properties. The largest single loan outstanding was an $850,000 loan secured by a grocery store.

       Construction loans totaled $4.2 million, or 5.8 percent of gross loans receivable, at September 30, 1996, for both residential property ($3.0 million) and multi-family/non-residential property ($1.2 million). The Bank has recently been active in construction lending, in particular to builders for the construction of speculative homes, although going forward construction lending is expected to decline substantially, as the Bank has determined to concentrate on permanent residential property. Construction loans are structured as interest-only during the construction period, which generally equals six months. Approximately one half of the construction loans originated by the Bank convert into permanent loans upon completion of the construction phase. Construction loans have maximum LTV ratios equal to the requirements of the permanent loans.

       Middlesboro Federal has also actively originated consumer loans, which totaled $6.9 million, or 9.5 percent of gross loans receivable, at September 30, 1996. The Bank offers a variety of types of consumer loans,

RP Financial, LC.
Page 1.14

including loans secured by deposit accounts, automobile, secured and unsecured personal loans and credit card loans. The most prominent type of consumer loan in the portfolio is automobile. The Bank considers automobile loans attractive due to generally higher yields and shorter terms, despite the higher credit risk. Credit risk is managed by limiting the maximum terms on automobile loans and other security.

       Commercial business loans also represent an area of loan portfolio diversification for Middlesboro Federal. As of September 30, 1996, the Bank had $4.5 million of commercial business loans, a dramatic increase from $0.9 million as of June 30, 1995. These loans are primarily made to local small businesses in Bell and Harlan Counties, and are attractive due to the higher yields. The Bank has been able to increase the portfolio of such loans due to personal contacts by Bank employees in the local communities, although the level of such loans is not projected to increase substantially in the future. Commercial business loans usually carry a floating rate indexed to the prime rate and generally have a 15 year term, and are secured by assets such as inventory, equipment or other assets and guaranteed by the principals.

       As shown in Exhibit I-11, Middlesboro Federal's overall loan origination volume increased from $23.3 million in 1995 to $40.9 million for the most recent twelve months. The table highlights the Bank's increased emphasis on commercial real estate, construction, commercial business and consumer lending, with originations increasing from $10.7 million, or 45.6 percent, of loan originations in fiscal 1995 to $24.5 million, or 60.0 percent of loan originations for the twelve months ended September 30, 1996. In prior years, the Bank supplemented originations with purchases, particularly from a single mortgage broker in Lexington, Kentucky. Purchases declined with an increase in the Bank's originations and applying more stringent standards than for originated loans.

Asset Quality
-------------

       Exhibit I-12 displays Middlesboro Federal's NPLs from fiscal 1995 to September 30, 1996, and shows that the level of NPLs has remained between 0.57 and 0.67 percent of total loans, although the absolute balance has increased. Since the Bank had no real estate owned ("REO") at September 30, 1996, the balance of NPAs and NPLs was the same. As of September 30, 1996, the ratio of NPAs to assets equaled 0.54 percent of assets, up from 0.20 percent of assets at fiscal year end 1995. At September 30, 1996, NPAs totaled $450,000 and consisted of residential loans and a small balance of consumer loans ($17,000) greater than 90 days delinquent. As of September 30, 1996, the Bank maintained valuation allowances of $195,000, equal to 0.27 percent of gross loans receivable and
43.33 percent of NPLs. Middlesboro Federal had classified assets of $408,000 at September 30, 1996 (see Exhibit I-13), similar to the balance of NPLs.

RP Financial, LC.
Page 1.15

Funding Composition and Strategy
--------------------------------

       Exhibits I-14 and I-15 provide data pertaining to Middlesboro Federal's deposit composition and costs at fiscal year ends 1995 and 1996 and as of September 30, 1996. Exhibit I-16 displays information regarding the Bank's borrowings. Middlesboro Federal's deposits consist of CD accounts, which totaled $53.5 million, or 74.4 percent of total deposits, and a base of core deposits (passbook accounts, NOW accounts, non-interest checking accounts, and MMDAs) which totaled $18.4 million, or 25.6 percent of total deposits. Passbook accounts were the largest component of core deposits and totaled $8.8 million, or 12.2 percent of total deposits, at September 30, 1996, followed by NOW accounts totaling $7.1 million, and non-interest bearing checking accounts totaling $2.1 million. Going forward, the Bank intends to try to increase the deposit base to fund lending operations.

       CDs accounted for the majority of Middlesboro Federal's deposit base (74.4 percent) at September 30, 1996. Approximately 48 percent of the CD portfolio was scheduled to mature in one year or less. Jumbo CDs, which tend to be more rate sensitive than lower balance CDs, accounted for $9.6 million, or
18.0 percent of deposits, at September 30, 1996. The level of jumbo CDs in the Bank's CD portfolio is significant in that jumbo CDs tend to be more rate sensitive than smaller denomination CDs, increasing the Bank's interest rate risk to a degree.

Subsidiary Operations
---------------------

       The Bank currently does not have any subsidiary operations. Prior to the formation of the Mutual Holding Company, the Bank had one subsidiary, MFS&L Service Corporation ("MFS&L"). From 1988 to June 30, 1992, MFS&L participated in joint ventures for the purpose of acquiring, developing, constructing and selling single family residential real estate and held stock in the Bank's data processing provider. MFS&L discontinued such activity in June 1992. In connection with the MHC formation, MFS&L became a MHC subsidiary and was renamed Home Mortgage Loan Corporation ("Home"). As a result of the proposed formation of the Company and conversion, Home will again become a subsidiary of the Bank. Activities of Home are limited at present and the primary assets consist of seasoned loans made prior to June 1992.

Legal Proceedings
-----------------

       Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1


                               II.  MARKET AREA
Introduction
------------

     Middlesboro Federal conducts operations out of its headquarters office in Middlesboro, Bell County, Kentucky, and a branch office in Cumberland, Harlan County, Kentucky. Both counties are located in extreme southeastern Kentucky along the Kentucky, Virginia and Tennessee borders, with Harlan County located northeast of Bell County. The Bank had previously operated a small branch office located in an enclosed mall in Middlesboro which was closed during fiscal year 1995. Exhibit I-1 details the locations of the Bank's offices, while
Exhibit II-1 details the general characteristics of the Bank's offices. The Bank plans to open a new branch office facility in Pineville, Kentucky during 1997. This branch office will be a "supermarket branch" facility in Pineville, the county seat of Bell County. The city of Middlesboro, containing approximately 12,000 residents or one-third of the total Bell County population, serves as the economic and employment center of Bell County, while Cumberland, Harlan County, is a smaller town of approximately 3,000 residents. Both counties are rural in nature, with Harlan County maintaining a significant concentration of employment in coal mining and Bell County having a more diversified employment base. Both counties experienced economic distress in the past fifteen years due to the decline in employment in the coal mining industry, and have thus decreased the dependence on coal mining for employment.

     Bell and Harlan Counties represent the Bank's primary market area for deposit generation as most of Middlesboro Federal's depositors live in these counties. Lending activities are concentrated in these two counties and in Clairborne, Union and Knox Counties in upper east Tennessee and in western Lee County in Virginia. Knox County, Tennessee is the location of the city of Knoxville, the largest metropolitan area in proximity to Middlesboro Federal, while Union County is a growing suburban and rural area to the north of Knoxville. To a lesser extent, lending activities are also pursued in Sullivan and Washington Counties, Tennessee, which contain the cities of Kingsport, Johnson City and Bristol. Bell and Harlan Counties, the location of the Bank's offices, are not included in any regional metropolitan statistical area ("MSA").

     The Bank's offices operate in a market area with declining levels of population and households. The Bell and Harlan County economies, historically based on coal mining, were severely impacted by the decline of the coal mining industry in the 1980s as the coal industry became more mechanized and required fewer laborers. The two county areas have historically reported high unemployment levels and high poverty rates in comparison to national averages. The Bell County economy has diversified in recent years to include employment in manufacturing, health care, education, and local/state government. Harlan County continues to have significant employment in coal mining although some diversification has occurred.

RP Financial, LC.
Page 2.2


     Competition from other financial institutions operating in Bell and Harlan Counties includes four commercial banks and three other savings institutions, with three of the commercial banks and one of the savings institutions having a larger presence than Middlesboro Federal. The Bank maintains a market share of approximately eight percent of overall financial institution deposits in Bell County and twelve percent of deposits in Harlan County. Similar to the Bank, the other financial institutions are locally-owned community-oriented banks and savings institutions. Middlesboro Federal has experienced growth in deposits and market share in recent years due in part to an increased emphasis on marketing the Bank's products and services. However, competition remains high in the marketplace.

     Future business and growth opportunities for Middlesboro Federal will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of the market area, and the related impact on value.

National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. Economic data through most of the fourth quarter of 1995 suggested that the economy was on track for a soft landing, as indicated by modest retail sales growth and a stable inflation picture. Weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter. Economic data released in January 1996 continued to indicate a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which indicated slowing economic growth in its latest nationwide survey of economic conditions. Record-breaking winter weather conditions further slowed the economy in January of 1996. Unemployment declined sharply in February, although the January figures were skewed by the weather and by striking GM workers. A stronger than expected March 1996 employment report served to rekindle inflation fears, while other economic indicators suggested that the pace of economic growth was moderate and inflation was under control.

RP Financial, LC.
Page 2.3


     Higher oil and commodity prices heightened inflation concerns in late-April 1996; however, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. Second quarter GDP increased at a healthy
4.7 percent annual rate, however, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth.

     The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable good orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable good orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

     Economic data released in the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative
4.7 percent rate in the second quarter. Wage data indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage becoming effective on October 1, 1996. Modest increases in the October consumer price index and October retail sales provided further indications that the national economy was slowing. While the November unemployment rate climbed to 5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. Subsequent data for November and early December continued to reflect a slow growth economy, although retail sales for the 1996 holiday season are expected to exceed the prior year levels.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Interest rates generally trended lower in the fourth quarter of 1995, due to the slowing of the economy. The sluggish economy and a 0.25 percent cut in short-term interest rates by the Federal Reserve pushed the yield on 30-year U.S. Government bond to slightly below 6.0 percent at year end 1995. Following another 0.25 percent rate cut by the Federal Reserve in January 1996, interest rates moved higher during the balance of

RP Financial, LC.
Page 2.4


the first quarter. The upward trend in interest rates reflected generally improving economic conditions and indications that the Fed would not cut interest rates further due to mixed inflation signals.

     Interest rates continued to edge higher during the second quarter and the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected May job growth reported in early-June. The favorable June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to
7.18 percent. During the balance of third quarter, economic data which contained mixed inflation signals provided for an uneven interest rate environment. After trending lower for a brief period in July and August, another spike in interest rates was experienced in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth. Comparatively, aided by the Federal Reserve's decision not to raise interest rates at its October and November meetings, along with economic data providing indications of a cooling economy, interest rates declined in late-September and October. Interest rates continued to edge lower through early December, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. As of December 13, 1996, one- and thirty-year U.S. Government bonds were yielding 5.43 percent and 6.57 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through December 13, 1996.

Market Area Demographics
------------------------

     Demographic growth trends in the Bank's primary market area of Bell and Harlan Counties have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Exhibit II-3. Kentucky and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

     The Bank offices are located in a relatively small market area in terms of population, as Bell and Harlan Counties reported a total population of approximately 67,000 as of 1996. Since 1980, both Bell and Harlan Counties have experienced declines in population and households, in part reflecting the decline of the coal mining industry. The rural nature of the two counties also restricts employment opportunities and resultant attractiveness for residents, and the decline in population and households is projected to continue through the year 2001. The Commonwealth of Kentucky has reported population and household growth rates in line with national averages of approximately 1.0 percent annually. Growth in these demographic areas is projected to continue through the year 2001.

RP Financial, LC.
Page 2.5


     The rural nature of the primary market area also results in lower income levels in comparison to statewide and national averages. Estimated per capita annual income for 1996 in Bell and Harlan Counties is less than $8,500, over 35 percent less that statewide averages and approximately one-half of the national average of $16,738. Age distribution figures show that the two market area counties have a higher proportion of residents over 65 years of age, although the median ages for Bell and Harlan Counties approximate the Kentucky average. Income distribution levels are similar to per capita income figures, revealing that the two market area counties have a higher proportion of lower income households (below $15,000 annually), reflecting the more rural nature of the area. Median household income levels are approximately 40 percent lower than the state averages and 60 percent less than national averages. Based on the declining population trends and lower income levels, growth opportunities in the primary market area counties can be expected to be limited, with growth achievable only through increased market share of local financial institution deposits.

Economy
-------

     As most of the Bank's deposit gathering activities and a portion of the lending operations are conducted in Bell and Harlan Counties, the Bank's market area economy is dominated by these two counties. Employment in Bell County is generally diversified, containing employment in retail trade, services, state and local government, mining and manufacturing. Employment in Harlan County continues to be led by mining, followed by services, state and local government and retail trade. Reflecting the decline in the coal mining industry, between 1989 and 1994, mining employment in Harlan County dropped by approximately 30 percent, or over 1,000 jobs, although a portion of these jobs have been lost through increased mechanization of the coal mining process. Recent data indicates that mining employment totaled over 20 percent of Harlan County's employment base. Table 2.1 displays a list of manufacturing and other employers in Bell and Harlan Counties, and Exhibit II-4 presents additional data concerning sources of personal income and employment sectors. Major coal mining employers in Harlan County include Manalapan Mining, Arch Minerals and Gray's Knob Coal Company. The Bank also pursues lending activities in the Knoxville, Tennessee area (Knox County), including Union County to the north of Knoxville. This area represents a substantially larger population base for lending opportunities and economic activity. For example, the total population of Knox County, Tennessee approximated 336,000 as of 1996. Knoxville is a large metropolitan area in eastern Tennessee along a major transportation route.

RP Financial, LC.
Page 2.6



                                   Table 2.1
                                Major Employers

     Employer                                     Industry                          Employees
     --------                                     --------                          ---------
                                           Bell County

   Pineville Community Hospital                 Health Care                             338
   Appalachian Regional Hospital                Health Care                             297
   Cumberland Gap Provision Company             Meat Processing                         175
   M. Fine & Sons                               Denim Jeans                             150
   Middlesboro Coca Cola                        Soft Drinks                              92
   Dura Line Corporation                        Plastic Pipe, Fiber Optic Conduit        85
   Kentucky Leather Company                     Leather Tanning                          72
   J.R. Hoe and Sons, Inc.                      Fabricated Structural Steel              45
   Middlesboro Daily News                       Newspaper                                35
   Bell Concrete Industries                     Concrete Products                        35
   Martin Manufacturing Corporation             Yarn Bleaching                           25
   Swanson Plating and Machine of Kentucky      Chrome Plating                           24

                                           Harlan County

   Appalachian Regional Hospital                Health Care                             121
   P.L. Bayne                                   Furniture Manufacturing                 110
   Forestry Products Company                    Lumber                                   30
   United Gloves                                Apparel                                  20

Source:  Local Area Chambers of Commerce.


     Table 2.2 displays unemployment data in the local market area as of September 1996 and September 1995. The unemployment rates for Bell and Harlan Counties remain well above state and national averages, although the employment situation has improved in the most recent twelve month period. This data reflects in part the continued decline of the coal mining industry in the primary market area, and the overall lack of employment opportunities in the rural market area. The higher unemployment rates in Bell and Harlan Counties are also significant in light of the ongoing population declines in the two market area counties. Such lower population figures would be expected to reduce upward pressure on the unemployment rate as residents leave the local area for other employment opportunities.

                                   Table 2.2
                        Market Area Unemployment Trends

     Region                             September 1995      September 1996
     ------                             ---------------     ---------------
     United States                            5.4%                5.0%
     Kentucky                                 5.3                 4.5
     Bell County                              7.9                 7.3
     Harlan County                           19.5                10.7

     Source:  U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 2.7


Deposit Trends and Competition
------------------------------

     Middlesboro Federal's market area (defined as Bell and Harlan Counties for deposits), is characterized by the presence of a number of locally-based and locally-owned financial institutions, including commercial banks and savings institutions. There are two commercial banks in Bell County, both of which are slightly larger in overall deposits than Middlesboro Federal, and two commercial banks in Harlan County, one moderately larger and one moderately smaller than the Bank. A total of three other savings institutions operate in both Bell and Harlan Counties.

     Table 2.3 displays deposit market trends for the state of Kentucky and the primary market area from June 30, 1993 to June 30, 1995. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits. This trend of minimal increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. The significant shrinkage in SAIF-insured thrift deposits in Kentucky was due to a number of thrift acquisitions by commercial banks during this time period coupled with the impact of disintermediation.

     Deposit trends in Bell and Harlan Counties exhibited a stronger rate of deposit increase, as total deposits increased by 2.9 percent and 4.7 percent annually over the two year period, respectively. The increase in deposits was recorded by both commercial banks and savings institutions in the two market area counties. The relatively strong deposit growth in Bell and Harlan Counties is believed to be attributable to the dramatic reduction in unemployment rates in recent years as more people were working despite the population shrinkage. Also, there is only one local brokerage office, which may limit the potential for disintermediation impacting the nation's financial institutions. Middlesboro Federal, similar to the other local financial institutions, has recorded increases in deposits over the time period shown in Table 2.3, and recorded higher rates of deposit growth than commercial banks and savings institutions overall. This has resulted in an increase in deposit market share in both market area counties since June 30, 1993. Data available subsequent to June 30, 1995 for the Bank reveals a continued increase in deposit funds, to $71.9 million at September 30, 1996, an increase of $9.3 million, or approximately 15 percent over the fifteen month period. This increase in deposits reveals success in raising additional retail deposit funds for business operations. The Bank intends to open a "supermarket branch" office facility in Pineville, Kentucky during 1997 that is expected to provide additional deposit funds for operations.

                 ----------------------------------------------
                                    Table 2.3
                 Middlesboro Federal Bank, Federal Savings Bank
                                 Deposit Summary
                 ----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                                               As of June 30,
                            -------------------------------------------------------------------------------------
                                             1993                                         1995
                            ----------------------------------------    -----------------------------------------   Deposit
                                                Market     Number of                     Market      Number of     Growth Rate
                                 Deposits       Share      Branches        Deposits      Share        Branches      1993-1995
                                 --------       ------     ---------       --------      ------      ----------    -----------
                                                           (Dollars In Thousands)                                     (%)
A. Deposit Summary
------------------

   State of Kentucky             $40,130,672     100.0%     1,459          $41,418,743    100.0%         1,483          1.6%
      Commercial Banks            33,714,298      84.0%     1,218           36,661,024     88.5%         1,308          4.3%
      Savings Institutions         6,416,374      16.0%       241            4,757,719     11.5%           175        -13.9%

    Bell County                     $296,598     100.0%        16             $314,215    100.0%            16          2.9%
      Commercial Banks               167,659      56.5%        10              176,206     56.1%            10          2.5%
      Credit Unions                    9,382       3.2%         1               10,554      3.4%             1          8.2%
      Savings Institutions           119,557      40.3%         5              127,455     40.6%             5          3.3%
        Middlesboro Federal           36,056      12.2%         2               39,757     12.7%             1          5.0%

    Harlan County                   $241,801     100.0%         9             $265,163    100.0%            10          4.7%
      Commercial Banks               148,102      61.2%         6              163,210     61.6%             6          5.0%
      Credit Unions                        0       0.0%         0                    0      0.0%             0          0.0%
      Savings Institutions            93,699      38.8%         3              101,953     38.4%             4          4.3%
        Middlesboro Federal           20,358       8.4%         1               22,859      8.6%             1          6.0%

------------------------------------------------------------------------------------------------------------------------------------

 Source: FDIC; OTS; Thompson Credit Union Directory.

RP Financial, LC.
Page 2.9


Summary
-------

     The overall condition of the Bank's market area can be characterized as stable with a slowly declining population and household base. The local Bell County economy has diversified in recent years, while the Harlan County economy maintains a concentration in coal mining. Unemployment rates remain above state and national averages, notwithstanding the population declines being experienced. In order to support the Bank's desired level of business operations, lending activities have been pursued in larger metropolitan areas such as Knoxville, Tennessee. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the two market area counties, the competition for deposits is expected to remain substantial, which will result in Middlesboro Federal having to pay competitive deposit rates to maintain and/or increase local market share. The Bank's current deposit market share in the range of eight to ten percent indicates that some gains in deposit market share may be achievable. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1

                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Middlesboro Federal's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Bank is provided by these public companies. Factors affecting Middlesboro Federal's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Middlesboro Federal and the Peer Group, will then be used as a basis for the valuation of the Bank's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all thrift institutions are included as Exhibit IV-2 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

     Under ideal circumstances, the Peer Group would be comprised of a minimum of ten small publicly-traded Kentucky thrifts with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Bank. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for smaller, moderately-capitalized thrift institutions located in Midwestern or Southeastern states. Thus, in the selection process we applied three primary "screens" to the universe of all public companies as follows:

     .  Screen #1.  Midwestern institutions with assets less than $250 million,
        -----------------------------------------------------------------------
        equity-to-asset ratios between 7.0 and 12.0 percent, core ROA between
        ---------------------------------------------------------------------
        0.20 and 1.00 percent of average assets and core ROE less than 9.00
        -------------------------------------------------------------------
        percent.  Nine companies met the criteria for Screen #1 and all nine
        --------
        were included in the Peer Group (see Exhibit III-2).

RP Financial, LC.
Page 3.2



     .  Screen #2.  Southeastern institutions with assets less than $250
        ----------------------------------------------------------------
        million, equity-to-asset ratios between 7.0 and 10.0 percent, core ROA
        ----------------------------------------------------------------------
        between 0.20 and 1.00 percent of average assets and core ROE less than
        ----------------------------------------------------------------------
        11.00 percent.  After all qualifying Midwestern institutions were
        --------------
        considered, we expanded our selection process to consider other institutions in the Southeast. A total of 2 institutions met the foregoing screening criteria, Pinnacle Bank of AL and First Georgia Holding Corp. of GA. As indicated in Exhibit III-3, Pinnacle Bank of AL was included in the Peer Group. First Georgia was excluded due to unusual pricing characteristics.

     .  Screen #3.  Kentucky institutions with assets less than $250 million,
        ---------------------------------------------------------------------
        equity-to-asset ratios less than 15 percent.  We also examined
        --------------------------------------------
        Kentucky institutions for similar characteristics and selected one additional thrift, Classic Bancshares, Inc., that met the above criteria, as shown in Exhibit III-4.

     Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of institutions operating with moderate capital ratios and earnings. While the Peer Group is not exactly comparable to the Bank, we believe that it provides a reasonable representation of publicly-traded thrifts with operations comparable to those of the Bank and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

 .    Community Bank Shares of IN.  Community, the largest member of the Peer
     Group with $235 million in assets, operates seven offices in southeastern Indiana. Community operates in a partly rural market area outside a large metropolitan area (New Albany is located across the Ohio River from Louisville, Kentucky). Community maintains a higher level of investment in cash and investments than the Peer Group average and recorded a high level of non-operating income. Community reported strong asset quality and reserve coverage ratios.

 .    First Franklin Corporation of Ohio.  First Franklin is a $218 million institution operating seven offices in Cincinnati, Ohio. First Franklin converted to stock form in January 1988, and is a well-seasoned public company. First Franklin was included in the Peer Group because of its moderate profitability and high cost of funds. First Franklin reported a high proportion of assets held in MBS, and a correspondingly low risk-asset ratio.

 .    OHSL Financial Corporation of Ohio.  OHSL, a $218 million thrift operates four offices in Cincinnati, Ohio, and is a well-seasoned public company which converted to stock form in February 1993. OHSL currently operates with a strong capital position (11.6 percent of assets) and a concentration of residential assets (64.0 percent of loans). OHSL recorded relatively higher earnings than the Peer Group as a whole due to higher net interest income.

 .    Pinnacle Bank of AL.  Pinnacle is a $192 million institution operating five offices in northwestern Alabama. Pinnacle is also a seasoned thrift that converted in 1986. Pinnacle operates with a low capital level (7.5 percent, the lowest in the Peer Group). Pinnacle is diversified primarily into construction and commercial real estate lending, which makes its risk-asset ratio similar to Middlesboro Federal's.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                             December 18, 1996(1)

                                                    Primary            Operating  Total            Fiscal  Conv.  Stock   Market
Ticker  Financial Institution               Exchg.  Market             Strat.(2)  Assets  Offices    Year  Date   Price   Value
------  ----------------------------------  ------  -----------------  ---------  ------  -------  ------  -----  -----  -------
                                                                                                                    ($)   ($Mil)

CBIN    Community Bank Shares of IN         OTC     Southeast IN       Thrift      235         7    12-31   04/95  12.50      25
FFHS    First Franklin Corp. of OH          OTC     Cincinnati OH      Thrift      218         7    12-31   01/88  16.00      19
OHSL    OHSL Financial Corp. of OH          OTC     Cincinnati OH      Thrift      218         4    12-31   02/93  20.75      25
PLE     Pinnacle Bank of AL                 AMEX    Central AL         Thrift      192         5    06-30   12/86  17.00      15
LSBI    LSB Fin. Corp. of Lafayette IN      OTC     Central IN         Thrift      178         3    12-31   02/95  18.75      17
CLAS    Classic Bancshares of KY            OTC     Eastern KY         Thrift      136         1    03-31   12/95  11.62      15
PTRS    The Potters S&L Co. of OH           OTC     Northeast OH       Thrift      125         4    12-31   12/93  18.75       9
BDJI    First Fed. Bancorp. of MN           OTC     Northern MN        Thrift      107         5    09-30   04/95  18.00      13
FFBI    First Financial Bancorp of IL       OTC     Northern IL        M.B.         97         2    12-31   10/93  15.87       7
CIBI    Community Inv. Bancorp of OH        OTC     NorthCentral OH    Thrift       95         3    06-30   02/95  16.75      11
HZFS    Horizon Fin'l. Services of IA       OTC     Central IA         Thrift       77         3    06-30   06/94  14.50       6

    NOTES: (1) Or most recent date available (M=March, S=September, D=December,
               J=June, E=Estimated, and P=Pro Forma)
           (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
               Div.=Diversified, and Ret.=Retail Banking.
           (3) FDIC savings bank institution.

    Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

    Date of Last Update: 12/18/96

RP Financial, LC.
Page 3.4

 .    LSB Financial Corporation of IN. LSB is a $178 million thrift operating three branches in the city of Lafayette, IN. LSB has a high portion of earning assets in loans receivable, and relies on borrowed funds to a greater extent. LSB has also recorded similar asset growth and earning asset trends as Middlesboro Federal, and has a high net interest margin due to high yields on earning assets. LSB's loan portfolio reveals a concentration of commercial real estate and construction loans.

 .    Classic Bancshares of Ashland, KY.  Classic is the only Kentucky thrift included in the Peer Group, and operates a single office in northeastern Kentucky. Classic reported a high investment in cash and investments, resulting in a low net interest margin. Classic reported less loan portfolio diversification than the other Peer Group members and a correspondingly low risk-asset ratio.

 .    The Potters S&L Company of OH.  The Potters is located in a small town in eastern Ohio, operating from four offices. The Potters maintains substantial portfolios of cash and investments and MBS, which result in low net interest income. While Potters has a high level of non-performing assets, it also has a high level of reserves.

 .    First Federal Bancorp of MN.  First Federal is a $107 million asset company operating out of five offices in west-central Minnesota. First Federal diversifies its earning assets by maintaining a relatively high proportion of cash and investments. Net interest income is maintained by a low cost of funds. The loan portfolio is diversified into commercial real estate and consumer loans.

 .    First Financial Bancorp of IL.  First Financial has $97 million in assets and operates out of two offices in northern Illinois. First Financial converted in 1993 and thus is well seasoned in the marketplace. Operations are supported by a high level of borrowed funds, and profitability is affected by a high level of operating expenses. First Financial has a loan portfolio concentrated in residential lending.

 .    Community Investment Bancorp of OH.  Community Investment has $95 million in asset and operates out of three offices in northcentral Ohio. Community Investment operates with the strongest net interest margin of the Peer Group, due to residential and consumer lending. Reserve coverage levels are relatively low.

 .    Horizon Financial Services of Oskaloosa, Iowa.  Horizon Financial is a $77
     million thrift operating from three office locations in southcentral Iowa. Horizon Financial is a seasoned thrift, having converted in June 1994, and has the lowest market value of the Peer Group companies. Horizon Financial reported moderate earnings and capital levels.

     In aggregate, the Peer Group companies have an average capital ratio that is lower than the industry average (10.23 percent of assets versus 12.79 percent for the all SAIF average), and lower core profitability (0.64 percent versus
0.83 percent for all SAIF-insured publicly-traded thrifts). The Peer Group's only moderately lower capital ratio combined with lower earnings results in a lower core ROE of 5.66 percent versus 7.41 percent for the all SAIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a similar price/earnings ("P/E") multiple relative to the industry (see the following table). This pricing differential on a book basis indicates that the thrift market is establishing the market value of these stocks based on the price/earnings ratio. The much lower earnings performance of these thrifts reduces ROE, given the only slightly lower equity/assets ratio. Given the expected similarity of the

RP Financial, LC.
Page 3.5

Bank's pro forma capitalization and earnings to the Peer Group, we anticipate the stock will reflect pricing similarities as well before adjustments discussed herein.

                                                   As of December 13, 1996
                                                   -------------------------
                                                    Peer            All SAIF
                                                    Group           Insured
                                                    -----           --------
          Equity-to-Assets                          10.23%           12.79%
          Return on Assets ("ROA")-Core              0.64%            0.83%
          Return on Equity ("ROE")-Core              5.66%            7.41%
          Market Capitalization ($Mil)             $14.85          $142.09

          Price-to-Tangible Book Ratio ("P/TB")     96.99%          119.53%
          Price-to-Earnings Multiple ("P/E")-Core   16.47x           15.51x
          Price-to-Assets Ratio ("P/A")              9.68%           14.06%

          Source:  Chapter IV tables.

     The following sections present a comparison of the Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for the Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Middlesboro Federal and the Peer Group is as of September 30, 1996. The Bank's pre-conversion net worth of
5.2 percent was well below the Peer Group's average net worth ratio of 10.2 percent, although the Bank's capital level can be expected to more closely approximate the Peer Group average on a pro forma basis. The increase in the Bank's capital on a pro forma basis can also be expected to reduce its ROE. The Bank had no goodwill whereas the Peer Group on average had minimal goodwill. The Bank and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements and were considered to be well-capitalized by FDICIA standards.

     In terms of asset composition, the Bank's ratio of loans to assets exceeded the Peer Group's ratio (82.8 percent of assets versus 65.1 percent for the Peer Group), while the Peer Group recorded a lower level of MBS (7.5 percent versus
9.1 percent for the Bank). The Bank maintains a relatively low balance of cash and investments as part of its operating strategy, and the portfolio totaled 5.9 percent of total assets. In contrast, the Peer Group maintained a substantially higher ratio of cash and investments (24.3 percent of assets).

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                           As of September 30, 1996



                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Middlesboro Fed. Bk, FSB of KY
------------------------------
  September 30, 1996                       5.9   82.8    9.1     85.8      7.2     0.0      5.2      0.0     5.2       0.0


SAIF-Insured Thrifts                      18.1   66.2   12.4     71.4     14.1     0.1     12.7      0.2    12.5       0.0
Comparable Group Average                  24.3   65.1    7.5     76.0     12.6     0.0     10.2      0.2    10.0       0.0
  Mid-West Companies                      25.2   64.9    6.9     74.9     13.5     0.0     10.5      0.2    10.2       0.0
  Other Comparative Companies             15.1   67.0   13.6     86.8      3.5     0.0      7.7      0.3     7.5       0.0


Comparable Group
----------------

Mid-West Companies
------------------
CLAS  Classic Bancshares of KY            36.8   56.8    0.5     73.0     12.3     0.0     13.8      2.3    11.5       0.0
CBIN  Community Bank Shares of IN         37.9   57.8    1.7     78.8      9.1     0.0     10.9      0.0    10.8       0.0
CIBI  Community Inv. Bancorp of OH        22.9   73.4    2.3     74.0     13.0     0.0     11.9      0.0    11.9       0.0
BDJI  First Fed. Bancorp. of MN           39.8   47.6    9.0     75.6     11.1     0.0     11.5      0.0    11.5       0.0
FFBI  First Financial Bancorp of IL       15.0   75.2    7.3     67.8     23.2     0.0      7.7      0.0     7.7       0.0
FFHS  First Franklin Corp. of OH          11.0   68.0   18.6     86.7      3.3     0.0      9.1      0.1     9.0       0.0
HZFS  Horizon Fin'l. Services of IA       30.9   66.0    0.0     72.0     16.5     0.0     10.7      0.0    10.7       0.0
LSBI  LSB Fin. Corp. of Lafayette IN       6.7   87.8    2.2     65.4     24.9     0.0      9.4      0.0     9.4       0.0
OHSL  OHSL Financial Corp. of OH          19.8   71.5    6.5     77.8      9.3     0.0     11.6      0.0    11.6       0.0
PTRS  The Potters S&L Co. of OH           31.5   44.7   20.9     78.1     12.7     0.0      8.2      0.0     8.2       0.0

South-East Companies
--------------------
PLE   Pinnacle Bank of AL                 15.1   67.0   13.6     86.8      3.5     0.0      7.7      0.3     7.5       0.0

                                                 Balance Sheet Annual Growth Rates                          Regulatory Capital
                                         ------------------------------------------------------------    -------------------------
                                                Cash and   Loans           Borrows.    Net    Tng Net
                                        Assets Investments & MBS  Deposits & Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                        ------ ----------- ------ -------- --------- -------- -------    -------- -------- --------
Middlesboro Fed. Bk, FSB of KY
------------------------------
  September 30, 1996                      18.96   -41.66    27.76     11.73     0.00   -3.89   -3.89       5.56    5.56    9.44


SAIF-Insured Thrifts                      11.62     6.29    13.21      5.64    16.00   -0.21   -0.51      10.57   10.65    22.61
Comparable Group Average                  11.48     0.72    15.36      3.79    31.78   -4.85   -4.92       8.85    8.83    18.07
  Mid-West Companies                      12.87     3.07    16.76      3.90    48.39   -5.52   -5.63       8.85    8.96    18.54
  Other Comparative Companies             -1.04   -18.14     1.41      2.84   -51.26    1.19    1.53       0.00    7.60    13.40

Comparable Group
----------------

Mid-West Companies
------------------
CLAS  Classic Bancshares of KY               NM       NM    63.53        NM       NM      NM      NM      10.85   10.85    24.00
CBIN  Community Bank Shares of IN         15.41    22.77    10.59     14.71    41.86    1.90    1.69       9.79   10.83    22.60
CIBI  Community Inv. Bancorp of OH        11.22     3.05    13.56     -0.97       NM   -9.15   -9.15      10.30   10.30    21.50
BDJI  First Fed. Bancorp. of MN            7.77     8.94     6.55     -1.24       NM  -18.34  -18.34       9.55    9.55    19.39
FFBI  First Financial Bancorp of IL       28.99   -15.73    41.92     -1.17       NM   -7.18   -7.18       7.21    7.21    14.46
FFHS  First Franklin Corp. of OH           4.13   -20.76     7.52      3.17    31.10   -0.15   -1.00       6.40    6.40    14.47
HZFS  Horizon Fin'l. Services of IA        9.36       NM   -10.47      5.75    45.30   -4.40   -4.40       7.80    7.80    14.70
LSBI  LSB Fin. Corp. of Lafayette IN      17.95   -41.68    27.36      6.32    98.72   -7.79   -7.79       8.84    8.84    13.93
OHSL  OHSL Financial Corp. of OH          10.49    32.95     5.32      9.74    24.95    0.48    0.48       9.55    9.55    19.51
PTRS  The Potters S&L Co. of OH           10.51    35.05     1.71     -1.23       NM   -5.00   -5.00       8.24    8.24    20.85

South-East Companies
--------------------
PLE   Pinnacle Bank of AL                 -1.04   -18.14     1.41      2.84   -51.26    1.19    1.53        NM     7.60    13.40


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.7

Following the conversion, the Bank's level of cash and investments is expected to initially increase, pending the Bank's deployment of the proceeds into loans. Overall, the Bank's IEA totaled 97.8 percent of assets, which was higher than the Peer Group's ratio of 96.9 percent.

     While both the Bank and the Peer Group have relied on deposits as the primary source of funds, the Peer Group on average has utilized borrowings to a greater extent as reflected in the current deposits to assets ratios of 85.8 percent and 76.0 percent, respectively, and borrowings to assets ratios of 7.2 percent and 12.6 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Bank and the Peer Group equaled 93.0 percent and 88.6 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, the Bank's IBL ratio is expected to decline as a result of the Bank's enhanced capital base and potential deposit withdrawals to fund stock purchases. Furthermore, the pending loan sale and partial repayment of advances should further improve the IBL ratio.

     The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates for the Bank are for the fifteen months ended September 30, 1996 while growth rates for the Peer Group are for the latest trailing twelve months available. The Bank reported an increase in assets of nearly 19 percent (annualized) since June 30, 1995, while the Peer Group reported asset growth equal to 11.5 percent. The Bank's balance sheet expansion occurred in the area of loans receivable, with cash and investments declining to fund additional increases in loans receivable. Asset growth was support by growth in deposits, borrowings and equity (the NM for borrowings indicates a growth rate above 100 percent). The Peer Group funded asset growth through a combination of deposits and borrowings (the average borrowings growth rate shown for the Peer Group in Table 3.2 is not meaningful since growth rates in excess of 100 percent are shown as "NMs" and are not included in the average). Capital growth rates for the Bank and the Peer Group were not directly comparable since many of the Peer Group companies were paying regular/special dividends, implementing stock repurchase programs or had converted during the past 12 months.

Income and Expense Components
-----------------------------

     For the twelve months ended September 30, 1996, the Bank's net income amounted to a net loss of 0.20 percent of average assets, below the 0.37 percent average return posted by the Peer Group (see Table 3.3). Net interest income was the primary component of the Bank's and the Peer Group's earnings. The Bank maintained a lower level of net interest income relative to the Peer Group (2.76 percent of average assets versus 3.12 percent for the Peer Group), which was primarily attributable to substantially higher interest expense (4.61 percent of average assets versus 4.14 percent for the Peer Group), reflecting the Bank's higher IBL ratio and recent aggressive posture on growth. The Bank's higher interest expense ratio more than offsets

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1996

                                                  Net Interest Income                    Other Income              G&A/Other Exp.
                                             -----------------------------           --------------------          ---------------
                                                                    Loss     NII                            Total
                                       Net                         Provis.  After    Loan  R.E.    Other    Other    G&A  Goodwill
                                     Income  Income Expense   NII  on IEA  Provis.   Fees  Oper.   Income  Income  Expense  Amort.
                                     ------  ------ ------- ------ ------- -------   ----  -----   ------  ------  ------- -------
Middlesboro Fed. Bk, FSB of KY
------------------------------
  September 30, 1996                  -0.20    7.37    4.61   2.76   0.11    2.65    0.00   0.00    0.49     0.49    2.44    0.00

SAIF-Insured Thrifts                   0.62    7.36    4.14   3.22   0.13    3.09    0.12   0.00    0.31     0.43    2.24    0.02
Comparable Group Average               0.37    7.26    4.14   3.12   0.17    2.95    0.07  -0.01    0.25     0.32    2.30    0.00
  Mid-West Companies                   0.36    7.22    4.11   3.11   0.18    2.93    0.06  -0.02    0.25     0.29    2.30    0.00
  Other Comparable Companies           0.50    7.66    4.46   3.20   0.13    3.07    0.20   0.09    0.26     0.00    2.35    0.02

Comparable Group
----------------

Mid-West Companies
------------------
CLAS  Classic Bancshares of KY         0.37    5.84    3.32   2.53   0.10    2.42    0.03   0.03    0.04     0.11    1.71    0.00
CBIN  Community Bank Shares of IN      0.59    7.06    4.15   2.91   0.02    2.89    0.24   0.00    0.38     0.62    2.05    0.00
CIBI  Community Inv. Bancorp of OH     0.68    7.81    4.15   3.66   0.17    3.49    0.00  -0.10    0.13     0.03    2.01    0.00
BDJI  First Fed. Bancorp. of MN        0.31    7.24    3.92   3.33   0.00    3.33    0.00   0.01    0.51     0.52    2.75    0.00
FFBI  First Financial Bancorp of IL    0.12    7.02    4.06   2.96   0.15    2.81    0.21   0.00    0.28     0.49    2.84    0.00
FFHS  First Franklin Corp. of OH       0.28    7.23    4.54   2.69   0.04    2.65    0.05   0.00    0.14     0.19    1.91    0.01
HZFS  Horizon Fin'l. Services of IA    0.13    7.61    4.34   3.27   0.57    2.70    0.00  -0.09    0.45     0.36    2.57    0.00
LSBI  LSB Fin. Corp. of Lafayette IN   0.50    7.74    4.37   3.36   0.49    2.88    0.05   0.00    0.25     0.30    2.44    0.00
OHSL  OHSL Financial Corp. of OH       0.57    7.69    4.42   3.27   0.00    3.27    0.00   0.00    0.13     0.13    2.10    0.00
PTRS  The Potters S&L Co. of OH        0.03    7.01    3.85   3.16   0.25    2.91    0.00  -0.04    0.23     0.19    2.60    0.00

South-East Companies
--------------------
PLE   Pinnacle Bank of AL              0.50    7.66    4.46   3.20   0.13    3.07    0.20   0.09    0.26     0.56    2.35    0.02

                                     Non-Op. Items     Yields, Costs, and Spreads
                                     -------------     --------------------------
                                                                                       MEMO:     MEMO:
                                       Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                      Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                    ------- -------     --------- -------- ------ ----------  --------
Middlesboro Fed. Bk, FSB of KY
------------------------------
  September 30, 1996                  -0.88   0.00        6.90      4.77     2.13     3,352      34.00

SAIF-Insured Thrifts                  -0.33   0.00        7.63      4.83     2.80     4,113      35.24
Comparable Group Average              -0.40   0.00        7.47      4.74     2.72     4,167      33.10
  Mid-West Companies                  -0.40   0.00        7.42      4.72     2.69     4,331      32.43
  Other Comparable Companies          -0.44   0.00        7.94      4.93     3.02     2,522      38.45

Comparable Group
----------------

Mid-West Companies
------------------
CLAS  Classic Bancshares of KY        -0.40   0.00        6.05      4.24     1.81    13,622      11.76
CBIN  Community Bank Shares of IN     -0.47   0.00        7.23      4.73     2.50     2,861      40.58
CIBI  Community Inv. Bancorp of OH    -0.45   0.00        7.92      4.84     3.08     4,309      36.07
BDJI  First Fed. Bancorp. of MN       -0.57   0.00        7.50      4.62     2.88     2,750      40.60
FFBI  First Financial Bancorp of IL   -0.38   0.00        7.19      4.52     2.67     2,776         NM
FFHS  First Franklin Corp. of OH      -0.51   0.00        7.37      5.04     2.34     4,549      31.50
HZFS  Horizon Fin'l. Services of IA   -0.30   0.00        7.85      4.96     2.90     3,194      26.15
LSBI  LSB Fin. Corp. of Lafayette IN   0.07   0.00        8.00      4.92     3.08     3,014      37.94
OHSL  OHSL Financial Corp. of OH      -0.43   0.00        7.84      5.10     2.75     3,510      34.79
PTRS  The Potters S&L Co. of OH       -0.55   0.00        7.22      4.29     2.93     2,728         NM

South-East Companies
--------------------
PLE   Pinnacle Bank of AL             -0.44   0.00        7.94      4.93     3.02     2,522      38.45


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.9


its higher interest income ratio (7.37 percent for the Bank versus 7.26 percent for the Peer Group). Middlesboro Federal's interest income was supported by the higher proportion of earning assets in whole loans receivable and the greater loan portfolio diversification into higher yielding commercial real estate, construction and consumer loans. The reinvestment of the net conversion proceeds may serve to initially dilute the Bank's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

     In another key area of core earnings strength, the Bank operates with a higher operating expense ratio than the Peer Group (2.44 percent versus 2.30 percent of assets for the Peer Group), which is attributable to its recent office expansion and additional personnel hired to support the higher asset base. These features have inflated the Bank's staffing requirements and compensation expenses, as evidenced by the Bank's lower assets per employee ratio relative to the Peer Group median ($3.352 million and $4.167 million, respectively). Going forward, Middlesboro Federal's operating expenses will be subject to increase related to operations as a publicly-held company, stock plan expenses and the prospective new branch.

     When viewed together, net interest income and operating expenses provide insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability with less reliance on non-interest sources of income. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Peer Group enjoys an advantage over the Bank based on expense coverage ratios of 1.36 and 1.13 times, respectively. Taking into account non-interest operating income along with net interest income and operating expenses, the Bank's efficiency ratio of 75.1 percent compares less favorably to the Peer Group's ratio of 66.9 percent.

     Non-interest operating income made a higher contribution to the Bank's earnings than the Peer Group's earnings, offsetting some of the disadvantage in core earnings. For the trailing twelve months ended September 30, 1996, the Bank recorded non-interest operating income of 0.49 percent of average assets versus a level of 0.32 percent recorded by the Peer Group. Going forward, the Bank anticipates that non-interest operating income will continue to contribute similar levels to overall revenues.

     During the most recent fiscal year, Middlesboro Federal and the Peer Group recorded a significant level of non-operating income or expense. Both Middlesboro Federal and the Peer Group's earnings were affected by the SAIF assessment charge to income during the quarter ended September 30, 1996. However, the Bank also recorded non-operating expenses in the form of a deferred compensation agreement for a retired former senior officer and a charge for implementation of a director's retirement plan. The Bank also recorded

RP Financial, LC
Page 3.10


a small amount of gains on the sale of securities. As a result, net non-operating items contributed a pre-tax reduction to earnings of 0.88 percent of average assets versus 0.40 percent of average assets for the Peer Group. Loan loss provisions for the Peer Group and Middlesboro Federal were similar at 0.11 and 0.17 percent of average assets, respectively.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of the Bank and the Peer Group. An emphasis on residential lending was apparent in both the Bank's and the Peer Group's loan portfolios, with 1-4 family permanent mortgage loans and MBS accounting for 64.1 percent and 74.5 percent of the Bank's and the Peer Group's total loan and MBS portfolios, respectively. Unlike the Bank, several of the Peer Group sell loans in the secondary market with servicing retained, thereby deriving fee income through loans serviced for others. The Bank maintained a lower level of 1-4 family residential mortgages and MBS than the Peer Group.

     The Bank's loan portfolio exhibited greater diversification into higher risk weight loans than the Peer Group's average loan portfolio. Commercial real estate lending is the Bank's primary method of lending diversification, and such loans comprised 15.5 percent of the total loan and MBS portfolio at September 30, 1996. The Peer Group achieved most of their loan portfolio diversification through a combination of income property lending and consumer lending, which averaged 12.1 percent and 6.9 percent of total loans and MBS, respectively. Overall, however, the Bank's loan portfolio diversification was above that of the Peer Group, as the Bank's commercial real estate, construction, consumer and commercial business loans totaled 35.9 percent of total loans and MBS, while the Peer Group's combined level of these loan categories totaled only 27.8 percent. The Bank's greater diversification into higher risk-weight loans was reflected in the higher risk-weighted asset base than was recorded by the Peer Group (61.59 percent risk-weighted assets for Middlesboro Federal versus 51.73 percent for the Peer Group).

Credit Risk
-----------

     Middlesboro Federal's credit risk exposure appears to be higher than the Peer Group's exposure based on the Bank's higher level of risk weight assets, reasonable portfolio growth and lower reserve coverage ratios. As shown in Table 3.5, as of September 30, 1996, the Bank recorded NPAs of 0.54 percent of assets, lower than the Peer Group average of 0.82 percent, and maintained a lower ratio of non-performing loans ("NPLs") to loans of 0.62 percent versus 0.95 percent for the Peer Group. Most of the Bank's and Peer Group's NPAs consist of non-accruing loans, although the Peer Group reported a level of real estate owned. The Bank

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                           As of September 30, 1996



                                        Portfolio Composition as a Percent of MBS and Loans
                                     ---------------------------------------------------------
                                                  1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced       Servicing
      Institution                       MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others     Assets
      -----------                       ---     ------    ------    -------   --------  --------  ------    ----------     ------
                                        (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
       Middlesboro Fed. Bk, FSB of KY   9.55     54.53      6.26     15.50      5.61      8.55     61.59            0          0


       SAIF-Insured Thrifts            15.74     61.48      5.15     11.54      1.61      6.34     51.08      431,340      3,100
       Comparable Group Average        12.03     62.48      5.22     12.12      3.64      6.86     51.73       28,496         24

       Comparable Group
       ----------------

       CLAS  Classic Bancshares of KY   1.65     86.48      2.35      6.81      1.84      1.43     46.12            0          0
       CBIN  Community Bank Shares
         of IN                          5.29     69.46      3.10      9.10     12.18      2.40     48.86       50,815          0
       CIBI  Community Inv. Bancorp
         of OH                          3.31     75.40      3.85      7.18      1.19     10.44     49.06          650          0
       BDJI  First Fed. Bancorp.
        of MN                          17.14     44.60      0.44     19.58      3.36     16.37     50.67          192          0
       FFBI  First Financial Bancorp
        of IL                           9.40     73.30      1.48      6.64      0.34      9.73     52.88       53,186         91
       FFHS  First Franklin Corp.
        of OH                          22.33     62.00      5.30     10.38      0.00      2.15     45.34       54,227         33
       HZFS  Horizon Fin'l. Services
        of IA                          12.38     57.46      2.46      8.04      8.37     12.59     54.14          924          0
       LSBI  LSB Fin. Corp.
        of Lafayette IN                 2.61     59.87     10.61     23.24      3.00      5.25     69.70       31,517         64
       OHSL  OHSL Financial Corp.
        of OH                           6.82     63.96      8.78     18.55      0.98      5.12     48.65       23,707         15
       PLE   Pinnacle Bank of AL       18.05     45.87     18.56     11.93      6.69      5.86     61.41       97,624         63
       PTRS  The Potters S&L Co.
        of OH                          33.31     48.90      0.51     11.85      2.07      4.13     42.22          615          0



Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

R RES; FTMD 15; FONT 36; EXIT;
RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                                                 Table 3.5
                                                                Credit Risk Measures and Related Information
                                                                      Comparable Institution Analysis
                                                           As of September 30, 1996 or Most Recent Date Available



                                                        NPAs &                                   Rsrves/
                                               REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
 Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
 ___________                                  ______    ______    ______    ______    ______    ________  _________    __________
                                                (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)

 Middlesboro Fed. Bk, FSB of KY                  0.00      0.54      0.62      0.28     45.03     43.33           25        0.04


 SAIF-Insured Thrifts                            0.19      0.87      0.94      0.85    177.70    125.59          263        0.10
 Comparable Group Average                        0.15      0.82      0.95      1.01    211.84     84.22           53        0.08

 Comparable Group
 ________________

 CLAS  Classic Bancshares of KY                  0.29      0.86      0.57      1.06    185.71     71.29           11        0.00
 CBIN  Community Bank Shares of IN               0.03      0.22      0.17      0.46    266.52    117.84            0        0.00
 CIBI  Community Inv. Bancorp of OH              0.11      0.88      1.04      0.64     61.45     53.98           57        0.33
 BDJI  First Fed. Bancorp. of MN                 0.18      0.38      0.11      0.88    825.45    112.10           16        0.13
 FFBI  First Financial Bancorp of IL             0.00      0.43      0.29      0.61    206.02    106.97            3        0.02
 FFHS  First Franklin Corp. of OH                0.11      0.52      0.47      0.62    130.61     81.80           29        0.08
 HZFS  Horizon Fin'l. Services of IA             0.44      1.12      1.01      0.76     75.00     45.26           26        0.21
 LSBI  LSB Fin. Corp. of Lafayette IN            0.00      1.37      1.55      1.09     70.21     70.21            2        0.01
 OHSL  OHSL Financial Corp. of OH                0.00      0.22      0.02      0.33        NA    107.97            2        0.01
 PLE   Pinnacle Bank of AL                       0.52      0.83      0.46      1.01    221.04     82.73           42        0.13
 PTRS  The Potters S&L Co. of OH                 0.01      2.20      4.73      3.61     76.43     76.26          397       -0.04


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.13


maintained a much lower level of loss reserves as a percent of non-accruing loans (45.03 percent versus 211.84 percent for the Peer Group).


Interest Rate Risk
------------------

     Table 3.6 reflects the relative interest rate risk exposure of Middlesboro Federal and the Peer Group. The Bank's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group (105.2 percent versus 109.4 percent, respectively). The Bank's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Bank's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Bank maintained a lower ratio of non-interest earning assets, which is more favorable from an interest rate risk perspective as it increases the proportion of assets repricing upward in a rising rate environment.

     In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Bank and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Bank's net interest margin has recently shown more sensitivity to changing market interest rates than the Peer Group's average net interest margin. On a pro forma basis, the Bank's higher capital position and reinvestment of proceeds in short- to intermediate-term securities can be expected to lower exposure to changes in interest rates.


Summary
-------

     Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of the Bank, subject to the adjustments noted in the following section.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                   Table 3.6
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
            As of September 30, 1996 or Most Recent Date Available

                                       Balance Sheet Measures                  Quarterly Change in Net Interest Income
                                     --------------------------        ---------------------------------------------------------
                                                       Non-Earn.
                                     Equity/     IEA/   Assets/
Institution                          Assets      IBL     Assets        09/30/96  06/30/96  03/31/96  12/31/95  09/30/95  06/30/95
-----------                          ------    ------    ------        --------  --------  --------  --------  --------  --------
                                       (%)       (%)       (%)         (change in net interest income is annualized in basis points)

Middlesboro Fed. Bk, FSB of KY          5.2     105.2       2.2             52        -5       -48        89        NM        NM

SAIF-Insured Thrifts                   12.5     113.8       3.3             -2         8         4         4        -1        -6
Comparable Group Average               10.0     109.4       3.1            -21         5         7         6        -7        -3

Comparable Group
----------------
CLAS  Classic Bancshares of KY         11.5     110.4       5.9            -98        -1        81        41       -19       -57
CBIN  Community Bank Shares of IN      10.8     110.7       2.6              4         7        -3         7        -8        30
CIBI  Community Inv. Bancorp of OH     11.9     113.2       1.4            -49        21        11        31        -6        18
BDJI  First Fed. Bancorp. of MN        11.5     111.1       3.7            -30         8       -12         2        -9        51
FFBI  First Financial Bancorp of IL     7.7     107.1       2.5            -13         3       -12       -13       -30       -12
FFHS  First Franklin Corp. of OH        9.0     108.6       2.3              5         8        -5         4       -18       -11
HZFS  Horizon Fin'l. Services of IA    10.7     109.5       3.1              6         6        -6        14        -7       -29
LSBI  LSB Fin. Corp. of Lafayette IN    9.4     107.0       3.4             -6       -23        12         5         3         2
OHSL  OHSL Financial Corp. of OH       11.6     112.4       2.1            -22        13         8       -21        -3         4
PLE   Pinnacle Bank of AL               7.5     105.9       4.3             -8        13        10         5        16       -11
PTRS  The Potters S&L Co. of OH         8.2     107.0       2.9            -21         2        -9        -6         4       -19

NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 4.1


                            IV.  VALUATION ANALYSIS
Introduction
------------

     This chapter presents the valuation analysis, consistent with current valuation methodology promulgated by the OTS, and key valuation factors and assumptions considered in estimating pro forma market value of the common stock to be issued in conjunction with the conversion of the MHC. The MHC is converting to a Tennessee stock corporation pursuant to the Plan. The valuation has been prepared utilizing the same general pro forma valuation methodology that has been used in the valuation of standard conversions since 1983. The pro forma valuation methodology has been modified to reflect the unique characteristics of the conversion of the MHC, specifically the fact that the MHC will be selling only a partial ownership interest in the Subscription and Community Offerings, instead of a 100 percent ownership interest as would be the case in a standard conversion.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

     RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market

RP Financial, LC.
Page 4.2


for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all thrift stocks, including Middlesboro Federal, or Middlesboro Federal's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.


Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, including second step conversions, to assess the impact on value of Middlesboro Federal coming to market at this time.

1.   Financial Condition
     -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

     .  Overall A/L Composition.  Permanent residential mortgage loans and MBS
        -----------------------
        funded by retail deposits were the primary components of both Middlesboro Federal's and the Peer Group's balance sheets. The Bank maintains a higher proportion of overall loans receivable than the Peer Group, offset by a lower level of cash and investments. Middlesboro Federal also reported a higher level of diversification into higher credit risk types of loans relative to the Peer Group, indicating higher yield potential. The Peer Group relied on borrowed funds to a

RP Financial, LC.
Page 4.3


        greater extent than the Bank, although retail deposits comprised the major portion of the respective funding needs.

     .  Credit Risk.  Middlesboro Federal maintains comparatively lower
        -----------
        NPAs/assets and NPLs/loans ratios, despite a higher credit risk profile. Further, the Bank has a higher loans assets ratio than the Peer Group, and a significant portion of the loan portfolio has been originated within the past one to two years, resulting in a generally unseasoned loan portfolio.

     .  Liquidity.  Middlesboro Federal maintained a significantly lower level
        ---------
        of cash and investments than the Peer Group and a higher proportion of MBS. The Bank's proportion of cash and investments is likely to initially increase on a pro forma basis. Borrowings were utilized to a slightly higher degree by the Peer Group, and both maintain ample borrowings capacity. The Bank's loans typically do not meet secondary market standards for sale, in general due to the lack of a title policy and property surveys. Overall, Middlesboro Federal appears to have less balance sheet liquidity than the Peer Group.

     .  Capital.  While the Bank maintains a lower capital position in relation
        -------
        to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position will approach but still remain below the Peer Group average. As a result, the Bank has less leverage capacity than the Peer Group. Despite a lower pro forma equity position, the Bank's return on equity ("ROE") is not expected to exceed the Peer Group average due to lower profitability.

     On balance, RP Financial applied a moderate downward adjustment for financial condition.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Middlesboro Federal and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

     .  Reported Earnings.  The Bank reported a net loss of 0.20 percent of
        -----------------
        average assets for the most recent twelve month period versus earnings of 0.37 percent for the Peer Group, with both reflecting the special SAIF assessment. The differential in reported earnings is due to the Bank's higher non-operating expenses, lower net interest margin and higher operating expenses.

     .  Core Earnings.  The Bank also maintains a less favorable core earnings
        -------------
        posture relative to the Peer Group. The Bank operated with less favorable net interest income, more favorable non-interest operating income and less favorable operating expenses than the Peer Group. While redeployment of conversion proceeds into interest-earning assets should enhance Middlesboro Federal's net interest income, operating expenses for the Bank are expected to increase as well. On a pro forma basis, Middlesboro Federal's core profitability is expected to remain below that of the Peer Group.

RP Financial, LC.
Page 4.4


     .  Interest Rate Risk.  Middlesboro Federal's NPV measures indicated
        ------------------
        relatively high exposure to rising interest rates. Although gap and NPV data was not available for the Peer Group, other analyses indicated a comparable advantage for the Peer Group. The pro forma increase in the IEA/IBL ratio can be expected to reduce the Bank's interest rate risk exposure, but the Bank is expected to remain at a disadvantage.

     .  Credit Risk.  Loss provisions had a lower impact on the earnings of the
        -----------
        Bank in comparison to the Peer Group. In terms of credit quality related losses, the Bank maintained much lower reserve coverage ratios as a percent of loans receivable, non-accruing loans and total NPAs. The Bank's higher risk loan portfolio exposes it to potentially greater credit risk than the Peer Group, which adds a higher risk of earnings volatility relative to the Peer Group with a lower reserve position.

     .  Earnings Growth Potential.  Several factors were considered in assessing
        -------------------------
        earnings growth potential. Middlesboro Federal's recent loan demand has been in excess of available funds, requiring the third party borrowings and a liquidity reduction. The Bank's intention to slow asset growth should limit earnings growth and past rapid growth has narrowed interest spreads. With lower pro forma capital and expectations of continued growth in operating expenses with the opening of a new office, the Bank's earnings appear to have less upside potential than the Peer Group.

     .  Return on Equity.  On a pro forma basis the Bank's pro forma return on
        ----------------
        equity will be similar to the Peer Group average, as the lower pro forma profitability is measured against a comparatively lower capital position.

     Overall, RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings.

3.   Asset Growth
     ------------

     The Bank's asset growth in recent periods has been higher than the Peer Group's, which has resulted in higher funds costs and a lower net interest margin for the Bank. The Bank intends to grow at a slower rate in future periods and repay some FHLB advances with the proceeds from a pending loan sale. The Bank's profitability has shown the strain of growth. We concluded that a slight downward adjustment was warranted for the Bank's asset growth potential.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. The Bank's market area of Bell County, Kentucky is a rural market that has been experiencing population declines during recent years, while the Peer Group companies operate on average in larger growing and more prosperous markets. The per capita income in the Bank's market falls well below the average of the primary

                                    Table 4.1

          Peer Group Primary Market Area Demographic/Competition Trends

                                                              Population           Proj.                                9/96
                                                         ---------------------     Pop.     1990-96      1996-2001     Unemp.
Institution                          County               1990          1996       2001     % Change      % Change      Rate
-----------                          ------               ----          -----      ----     --------     ---------     ------
                                                         (000)          (000)
Classic Bancshares of KY             Boyd                  51              50        49      -2.1%         -1.9%         5.6%
Community Bank Shares of IN          Floyd                 64              71        76       9.9%          6.9%         3.5%
Community Inv. Bancorp of OH         Crawford              48              47        47      -1.1%         -1.2%         5.9%
First Fed. Bancorp of MN             Beltrami              34              39        42      12.4%          9.0%         6.6%
First Financial Bancorp of IL        Boone                 31              36        41      18.3%         12.7%         3.1%
First Franklin Corp. of OH           Hamilton             866             866       864      -0.0%         -0.3%         6.0%
Horizon Financial Services of IA     Mahaska               22              22        22       1.5%          0.9%         2.5%
LSB Financial Corp. of IN            Tippecanoe           131             136       141       4.4%          3.6%         2.5%
OHSL Financial Corp. of OH           Hamilton             866             866       864      -0.0%         -0.3%         6.0%
Pinnacle Bank of AL                  Walker                68              70        71       3.1%          2.4%         6.0%
The Potters S&L Co. of OH            Columbiana           108             113       116       3.9%          2.7%         5.3%
                                                          ---            ----      ----       ----          ----         ----
                                     Averages:            208             211       212       4.6%          3.1%         4.8%
                                     Medians:              64              70        71       3.1%          2.4%         5.6%

Middlesboro FB, FSB of KY            Bell                  32              30        30      -3.4%         -2.9%         7.3%


                                                                     Per Capita Income
                                                                 -------------------------    Deposit
                                                          Median                  % State     Market
Institution                          County                Age       Amount       Average     Share(1)
-----------                          ------               ------     ------       -------     --------
                                                          (Yrs.)
Classic Bancshares of KY             Boyd                   38.8      15,637        102.2%         6.2%
Community Bank Shares of IN          Floyd                  35.6      18,006        103.5%        18.3%
Community Inv. Bancorp of OH         Crawford               36.0      14,197         81.0%        11.9%
First Fed. Bancorp of MN             Beltrami               29.8      11,754         63.1%        14.1%
First Financial Bancorp of IL        Boone                  34.2      15,290         77.6%        18.7%
First Franklin Corp. of OH           Hamilton               34.0      20,703        118.1%         1.2%
Horizon Financial Services of IA     Mahaska                35.9      13,028         82.7%        14.3%
LSB Financial Corp. of IN            Tippecanoe             27.9      17,597        101.2%         7.1%
OHSL Financial Corp. of OH           Hamilton               34.0      20,703        118.1%         1.0%
Pinnacle Bank of AL                  Walker                 36.8      13,075         84.0%        16.9%
The Potters S&L Co. of OH            Columbiana             36.5      13,496         77.0%         9.4%
                                                            ----      ------        ------        -----
                                     Averages:              34.5      15,771         91.7%        10.8%
                                     Medians:               35.6      15,290         84.0%        11.9%

Middlesboro FB, FSB of KY            Bell                   35.2     $10,048         65.6%        13.1%




(1) Total institution deposits in headquarters county as percent of total county deposits.

Source: SNL Securities, Inc.; FDIC; OTS.

RP Financial, LC.
Page 4.6

markets of the Peer Group members. The Bank's competitive position is not dissimilar from the average position of the Peer Group institutions in their primary market areas. Middlesboro Federal's primary market area has a higher level of unemployment, which has contributed to the subsequent population decline. On balance, RP Financial concluded that a moderate downward adjustment was warranted for market area.

5.   Dividends
     ---------

     While the Company intends to periodically consider the establishment of a dividend policy following completion of the conversion, there is no current intention to pay a dividend. The ability to pay a dividend will be based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by Company in the conversion, investment opportunities available to the Company and the Bank, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and more fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as: (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early 1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends and a number of institutions have instituted special dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Nine of the eleven institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.49 percent to 4.24 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.04 percent as of December 13, 1996, representing an average earnings payout ratio of 37.10 percent. As of December 13, 1996, approximately 80 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.34 percent and an average payout ratio of 41.72 percent. The dividend paying thrifts generally maintain higher than average profitability ratios,

RP Financial, LC.
Page 4.7


facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

     In MHC form, it has been unusual that the Bank has not paid dividends. The Company's ability following the completion of the second step conversion to pay a dividend would appear to be more limited relative to the Peer Group based on lower pro forma capital and earnings. The Company's stated intention to not implement a dividend shortly after completion of the conversion is an unfavorable comparison to the Peer Group companies, particularly in view of the lower core profitability and capital, and thus a slight downward adjustment is warranted for this valuation factor.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, ten of which trade on the NASDAQ system and one that trades on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $6.5 million to $25.4 million as of December 13, 1996, with an average market value of $14.9 million. The shares outstanding of the Peer Group members ranged from 0.5 million to 2.0 million, with average shares outstanding of approximately 0.9 million. The Bank's pro forma market value and shares outstanding will be considerably less than the comparative Peer Group averages, and the majority of individual Peer Group members. Although the Bank's stock may be listed on the NASDAQ "pink sheets", we further anticipate that the Bank will attract a low level of ongoing investor and institutional interest. Accordingly, we anticipate the liquidity of the Bank's shares will be lower than that of the Peer Group on average, and thus we have applied a slight downward adjustment for this factor.

7.   Marketing of the Issue
     ----------------------

     We believe that four separate markets exists for thrift stocks coming to market such as Middlesboro Federal: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (C) the market for second step conversions by MHCs; (D) the acquisition market for thrift franchises in Kentucky; and (E) the market for the public stock of Middlesboro Federal. All of these markets were considered in the valuation of the Bank's second step conversion.

RP Financial, LC.
Page 4.8


     A.   Public Market
          -------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The Dow Jones Industrial Average ("DJIA") rallied to new highs in early- and mid-November 1995, with the rally being initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Federal Reserve would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a 0.25 percent cut in short-term interest rates by the Federal Reserve in late-December, which served to initially lift stock prices. However, the second budget impasse and weak holiday retail sales quickly erased the positive impact of the interest rate cut, as the DJIA dropped sharply shortly after the Federal Reserve action. Bond prices rallied on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

          The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate

RP Financial, LC.
Page 4.9


trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

          Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well.

          Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield dropped below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the

RP Financial, LC.
Page 4.10


second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that economy was moderating and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated in early December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.
On December 13, 1996, the DJIA closed at 6304.87, translating into an increase of 23.2 percent from year end 1995.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November 1995. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December. The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

          Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, as the favorable inflation news served to calm the credit markets

RP Financial, LC.
Page 4.11


and increased expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

          Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

          The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July, but the upturn was abbreviated by a sharp increase in interest rates in early-July. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-

RP Financial, LC.
Page 4.12


year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues. The SNL Index for all publicly-traded thrifts closed at 473.6 on December 13, 1996, an increase of 27.0 percent from one year ago.

     B.   New Issue Market
          ----------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Demand for converting issues was strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. Comparatively, offerings completed in the second quarter reflected a cooling interest in thrift IPOs, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. The most recently completed offerings, offerings which have closed during the past three months, have generally been well received in the market place. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices have been among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive
25.0 percent, illustrating market strength for new issues.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
90.44 percent reflects a discount of 22.4 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 116.52 percent), and the average core P/E ratio of 18.54 times reflects a premium of 19.5 percent from the all SAIF-insured public average core P/E ratio of 15.51 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels.

RP Financial, LC.


--------------------------------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)

           Conversion Pricing Characteristics: Sorted Chronologically

 -------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Institutional Information                                                  Pre-Conversion Data
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Financial Info.         Asset Quality
------------------------------------------------------------------------------------------------------------------------------------
                                            Conversion                                     Equity/      NP As/    Res.
Institution                   State             Date              Ticker      Assets        Assets      Assets    Cov.
-----------                   -----             ----              ------      ------        -------     ------    ----
                                                                              ($Mil)          (%)       (%)(2)     (%)
------------------------------------------------------------------------------------------------------------------------------------
PS Financial                    IL            11/27/96              PSFI        $55          22.48%    1.06%       32%
Carolina Fincorp(1)             NC            11/25/96              CFNC         94           9.18%    0.06%      659%
Delphos Citizens Bancorp        OH            11/21/96              DCBI         92          12.65%    1.04%       10%
Fulton Bancorp                  MO       *    10/18/96              FTNB         90          10.33%    0.54%      276%
Chester Bancorp                 IL       *    10/08/96              CNBA        137           8.81%    0.16%      179%
South Street Fin. Corp.(1)      NC            10/03/96              SSFC        168          12.33%    0.36%       73%
AFSALA Bancorp                  NY            10/01/96              AFED        137           6.08%    0.56%      105%
CBES Bancorp                    MO       *    09/30/96              CBES         90           9.00%    0.73%       59%
First Allen Parish Bancorp      LA            09/30/96            P. Sheet       30           7.30%    0.43%      242%
Westwood Hmstd.(1)              OH       *    09/30/96              WEHO         98          14.59%    0.00%       NM
Home Bancorp of Elgin           IL       *    09/27/96              HBEI        300          12.38%    0.49%       60%
Foundation Bancorp              OH            09/26/96            P. Sheet       31           9.06%    0.00%       NA
Midwest SB                      IL       *    09/23/96            P. Sheet       36           4.33%    0.60%       83%
Peoples Financial Corp.         OH            09/13/96              PFFC         78          12.88%    0.77%       32%

                                                    Averages:                  $103          10.81%    0.49%      151%
                                                     Medians:                    91           9.76%    0.52%       78%



------------------------------------------------------------------------------------------------------------------------------------
                                                                            Offering                   Insider Purchases
                                                                           Information
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Benefit Plans
                                                                                                           -------------
                                             Conversion                     Gross        % of      Exp./           Recog.    Mgmt.
Institution                   State             Date             Ticker      Proc.       Mid.      Proc.   ESOP    Plans    & Dirs.
-----------                   -----             ----             ------      ----        ---       ----    ----    -----    ------
                                                                            ($Mil)       (%)       (%)     (%)     (%)      (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
PS Financial                    IL            11/27/96              PSFI     $21.8       132%      2.7%    8.0%    4.0%       4.8%
Carolina Fincorp(1)             NC            11/25/96              CFNC      18.5       132%      4.8%    8.0%    4.0%       7.0%
Delphos Citizens Bancorp        OH            11/21/96              DCBI      20.4       132%      2.7%    8.0%    4.0%       3.3%
Fulton Bancorp                  MO       *    10/18/96              FTNB      17.2       132%      3.2%    8.0%    4.0%       7.4%
Chester Bancorp                 IL       *    10/08/96              CNBA      21.8       132%      3.0%    8.0%    4.0%      18.2%
South Street Fin. Corp.(1)      NC            10/03/96              SSFC      45.0       132%      3.1%    8.0%    4.0%       2.1%
AFSALA Bancorp                  NY            10/01/96              AFED      14.5       132%      4.9%    8.0%    4.0%       4.7%
CBES Bancorp                    MO       *    09/30/96              CBES      10.3        98%      5.1%    8.0%    4.0%      10.3%
First Allen Parish Bancorp      LA            09/30/96            P. Sheet     2.6       106%     13.2%    8.0%    4.0%      19.3%
Westwood Hmstd.(1)              OH       *    09/30/96              WEHO      28.4       132%      2.5%    8.0%    4.0%      11.9%
Home Bancorp of Elgin           IL       *    09/27/96              HBEI      70.1       132%      2.7%    8.0%    4.0%       2.0%
Foundation Bancorp              OH            09/26/96            P. Sheet     4.6       132%      5.4%    8.0%    4.0%      16.0%
Midwest SB                      IL       *    09/23/96            P. Sheet     1.9       132%     19.8%    7.0%    3.0%      12.7%
Peoples Financial Corp.         OH            09/13/96              PFFC      14.9       100%      3.9%    4.0%    4.0%       6.4%

                                                    Averages:                $20.9       126%      5.5%    7.6%    3.9%       9.0%
                                                     Medians:                 17.9       132%      3.5%    8.0%    4.0%       7.2%

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Pro Forma Data
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Pricing Ratios(4)          Asset Quality
------------------------------------------------------------------------------------------------------------------------------------
                                             Conversion
Institution                   State             Date              Ticker     P/TB     P/E     P/A      ROA      TE/A     ROE
-----------                   -----             ----              ------     ----     ---     ---      ---      ----     ---
                                                                             (%)      (x)     (%)      (%)       (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
PS Financial                    IL            11/27/96              PSFI    70.5%      14.2    29.7%    2.1%    42.1%     5.0%
Carolina Fincorp(1)             NC            11/25/96              CFNC    77.0%      19.3    16.9%    0.9%    22.0%     4.0%
Delphos Citizens Bancorp        OH            11/21/96              DCBI    70.2%      13.6    18.6%    1.4%    26.5%     5.2%
Fulton Bancorp                  MO       *    10/18/96              FTNB    71.9%      15.0    16.4%    1.1%    22.8%     4.8%
Chester Bancorp                 IL       *    10/08/96              CNBA    71.3%      15.7    14.1%    0.9%    19.7%     4.6%
South Street Fin. Corp.(1)      NC            10/03/96              SSFC    76.1%      16.2    21.6%    1.3%    28.4%     4.7%
AFSALA Bancorp                  NY            10/01/96              AFED    71.2%      16.3     9.7%    0.6%    13.7%     4.4%
CBES Bancorp                    MO       *    09/30/96              CBES    61.9%      13.3    10.4%    0.8%    16.9%     4.6%
First Allen Parish Bancorp      LA            09/30/96            P. Sheet  63.5%       8.4     8.3%    1.0%    13.0%     7.6%
Westwood Hmstd.(1)              OH       *    09/30/96              WEHO    73.5%      36.5    23.2%    0.6%    31.5%     2.0%
Home Bancorp of Elgin           IL       *    09/27/96              HBEI    72.3%      24.0    19.5%    0.8%    26.9%     3.0%
Foundation Bancorp              OH            09/26/96            P. Sheet  70.0%      28.2    13.4%    0.5%    19.1%     2.5%
Midwest SB                      IL       *    09/23/96            P. Sheet  66.6%      18.4     5.3%    0.3%     7.9%     3.6%
Peoples Financial Corp.         OH            09/13/96              PFFC    64.2%      27.6    16.3%    0.6%    25.4%     2.3%

                                                    Averages:               70.0%      19.0    15.9%    0.9%    22.6%     4.2%
                                                     Medians:               70.8%      16.2    16.3%    0.8%    22.4%     4.5%

------------------------------------------------------------------------------------------------------------------------------------
              Institutional Information                                                    Post-IPO Pricing Trends
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Closing Price:
                                                                                 ---------------------------------------------------
                                                                                    First           After           After
                                            Conversion                      IPO    Trading    %     First     %     First      %
Institution                   State             Date              Ticker   Price     Day     Chg.   Week(5)  Chg.   Month(6)  Chg.
-----------                   -----             ----              ------   -----     ---     ----   ------   ----   -------   ----
                                                                            ($)      ($)      (%)    ($)     (%)      ($)      (%)
------------------------------------------------------------------------------------------------------------------------------------
PS Financial                    IL            11/27/96              PSFI   $10.00  $11.64   16.4%   $11.88    18.8%   $12.00   20.0%
Carolina Fincorp(1)             NC            11/25/96              CFNC    10.00   13.00   30.0%    13.00    30.0%    13.13   31.3%
Delphos Citizens Bancorp        OH            11/21/96              DCBI    10.00   12.13   21.2%    12.50    25.0%    11.88   18.8%
Fulton Bancorp                  MO       *    10/18/96              FTNB    10.00   12.50   25.0%    12.88    28.8%    14.75   47.5%
Chester Bancorp                 IL       *    10/08/96              CNBA    10.00   12.94   29.4%    12.88    28.8%    12.88   28.8%
South Street Fin. Corp.(1)      NC            10/03/96              SSFC    10.00   12.75   27.5%    12.50    25.0%    12.25   22.5%
AFSALA Bancorp                  NY            10/01/96              AFED    10.00   11.38   13.8%    11.31    13.1%    12.13   21.2%
CBES Bancorp                    MO       *    09/30/96              CBES    10.00   12.63   26.3%    13.44    34.4%    13.50   35.0%
First Allen Parish Bancorp      LA            09/30/96            P. Sheet  10.00    NT      NA       NT       NA       NT      NA
Westwood Hmstd.(1)              OH       *    09/30/96              WEHO    10.00   10.75    7.5%    10.63     6.3%    10.63    6.3%
Home Bancorp of Elgin           IL       *    09/27/96              HBEI    10.00   11.81   18.1%    12.19    21.9%    12.63   26.3%
Foundation Bancorp              OH            09/26/96            P. Sheet  10.00    NT      NA       NT       NA       NT      NA
Midwest SB                      IL       *    09/23/96            P. Sheet  10.00    NT      NA       NT       NA       NT      NA
Peoples Financial Corp.         OH            09/13/96              PFFC    10.00   10.88    8.7%    11.50    15.0%    12.75   27.5%

                                                    Averages:              $10.00  $12.04   20.4%   $12.24    20.4%   $12.59   25.9%
                                                     Medians:               10.00   12.13   21.2%    12.50    21.2%    12.63   26.3%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.                December 13, 1996
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.

(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

--------------------------------------------------------------------------------

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.3
                          Market Pricing Comparatives
                        Prices As of December 13, 1996



                                            Market       Per Share Data
                                        Capitalization   --------------            Pricing Ratios(3)
                                        ---------------          Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B     P/A    P/TB   P/CORE
---------------------                  -------- -------- ------- ------- ------- ------- ------- ------ -------
                                          ($)    ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                     18.72   142.09   0.87   16.03   17.22  116.52   14.06  119.53   15.51
Special Selection Grouping(8)            12.96    34.15   0.47   14.41   19.88   90.44   21.73   90.44   18.54

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AFSALA Bancorp of NY               11.50    16.73   0.61   14.05   18.85   81.85   11.20   81.85   18.85
CBES  CBES Bancorp of MO                 13.75    14.09   0.70   16.56   19.64   83.03   14.57   83.03   13.61
CFNC  Carolina Fincorp of NC             13.12    24.30   0.52   12.99      NM  101.00   22.18  101.00      NM
DCBI  Delphos Citizens Bancorp of OH     11.94    24.35   0.73   14.26   16.36   83.73   22.19   83.73   16.36
FTNB  Fulton Bancorp of MO               14.87    25.56   0.67   13.92   22.19  106.82   24.36  106.82   22.88
HBEI  Home Bancorp of Elgin IL           12.81    89.79   0.06   14.12      NM   90.72   24.23   90.72      NM
PFFC  Peoples Fin. Corp. of OH           13.00    19.38   0.36   15.57      NM   83.49   21.21   83.49      NM
SSFC  South Street Fin. Corp. of NC      13.87    62.37   0.62   13.15   22.37  105.48   29.99  105.48   21.02
WEHO  Westwood Hmstd Fin Corp of OH      11.75    30.74  -0.03   15.10      NM   77.81   25.64   77.81      NM



                                                                         Financial Characteristics(6)
                                             Dividends(4)     --------------------------------------------------------
                                       ----------------------                             Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                  ------- ------ -------- ------  ------  ------  -------  ------ ------- -------
                                         ($)     (%)     (%)   ($Mil)    (%)     (%)     (%)      (%)     (%)     (%)

SAIF-Insured Thrifts                      0.37   1.98   33.16   1,353   12.79    0.87    0.62    5.36    0.83    7.41
Special Selection Grouping(8)             0.00   0.00    0.00     151   24.00    0.46    0.75    3.68    0.91    4.74

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AFSALA Bancorp of NY                0.00   0.00    0.00     149   13.68    0.59    0.59    4.34    0.59    4.34
CBES  CBES Bancorp of MO                  0.00   0.00    0.00      97   17.55      NA    0.80    7.42    1.15   10.70
CFNC  Carolina Fincorp of NC              0.00   0.00    0.00     110   21.96    0.06    0.88    4.00    0.88    4.00
DCBI  Delphos Citizens Bancorp of OH      0.00   0.00    0.00     110   26.51    0.40    1.36    5.12    1.36    5.12
FTNB  Fulton Bancorp of MO                0.00   0.00    0.00     105   22.80    0.92    1.10    4.81    1.06    4.67
HBEI  Home Bancorp of Elgin IL            0.00   0.00    0.00     371   26.71    0.49    0.13    0.80    0.68    4.14
PFFC  Peoples Fin. Corp. of OH            0.00   0.00    0.00      91   25.40    0.76    0.59    2.31    0.67    2.63
SSFC  South Street Fin. Corp. of NC       0.00   0.00    0.00     208   28.43      NA    1.34    4.71    1.43    5.02
WEHO  Westwood Hmstd Fin Corp of OH       0.00   0.00      NM     120   32.96    0.03   -0.08   -0.38    0.41    2.03

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP Financial, LC.
Page 4.15


Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity.

     C.   Secondary Step Conversion Market
          --------------------------------

          There is a pronounced difference in the pricing of second step conversions relative to full conversion offerings in which 100 percent of the shares are issued. As noted in Table 4.4, during the past 12 months, the median pro forma price/tangible book ratios of second step conversions exceeded 80 percent, as compared to the median price/tangible book of conversions over the last three months which just exceeds 70 percent, perhaps reflecting the smaller offering and some seasoning as a public company for second steps. Furthermore, as shown in Table 4.5, assuming the publicly-traded MHCs completed second step conversions (utilizing standard assumptions for each MHC) at their current market prices, the implied median price/tangible book is computed at approximately 79 percent -- apparently the investment community is factoring in the potential impact of a second step conversion into the market price of MHCs today.

          Accordingly, before adjusting Middlesboro Federal's value for fundamental differences, it would be expected that the pro forma price/tangible book would share more pricing similarity with the second step transactions than the 100 percent stock conversion offerings.

     D.   Acquisition Market
          ------------------

          Also considered in the valuation was the potential impact on Middlesboro Federal's stock price of recently completed and pending acquisitions of other thrifts operating in Middlesboro Federal's market area. As shown in
Exhibit IV-4, there were six Kentucky thrifts acquired or under announced acquisition in 1996. The recent acquisition activity involving Kentucky thrifts may imply a certain degree of acquisition speculation for the Bank's stock, but the Bank's characteristics and market area are very different than this group. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting primarily Midwestern thrifts that also experience a degree of thrift acquisition activity. The Chairman of the Bank recently filed a change of control application in order to acquire up to 24.9 percent of the shares. In view of the subsequent conversion application, such change of control application is being withdrawn and the Chairman's pro forma ownership will not exceed 9.9 percent immediately following conversion.

     E.   Market for Middlesboro Federal Stock
          ------------------------------------

          Middlesboro Federal's minority shares of stock are not traded on NASDAQ or any other exchange and trade very infrequently. Since completion of the minority stock offering in 1994, management is

                     ------------------------------------
                                   Table 4.4
                     Completed Second Step Conversions(1)
                     ------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Institutional Information                                                     Pre-Conversion Data
                                                                                  --------------------------------------------------
                                                                                    Financial Info.        Asset Quality
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               NPA +
                                                    Conversion                                      Equity/    90 Day/    Res.
Institution                  State       Charter       Date         Ticker              Assets       Assets    Assets     Cov.
-----------                  -----       -------       ----         ------              ------       ------    ------     ----
                                       (State/Fed.)                                     ($Mil)         (%)     (%)(2)      (%)
------------------------------------------------------------------------------------------------------------------------------------
Kenwood Bancorp               OH   *        F        07/01/96      P.Sheet                 $48        6.88%     0.00%      NM
Commonwealth Bancorp          PA   *        F        06/17/96        CMSB                2,054        6.71%     0.51%     109%
Westwood Financial Corp.      NJ            F        06/07/96        WWFC                   85        7.05%     0.00%      NM
Jacksonville Bancorp          TX            F        04/01/96        JXVL                  198       10.47%     1.41%      36%
North Central Bancshares      IA            F        03/21/96        FFFD                  180       16.47%     0.17%     562%
Fidelity Financial of Ohio    OH   *        F        02/04/96        FFOH                  227       13.23%     0.50%      69%
First Colorado Bancorp        CO   *        F        01/02/96        FFBA                1,400       12.71%     0.31%      20%
Charter Financial             IL   *        F        12/29/95        CBSB                  293       12.17%     0.27%     281%
American National Bancorp     MD   *        F        11/03/95        ANBK                  426        6.80%     2.23%      67%
First Defiance Fin. Corp.     OH   *        F        10/02/95        FDEF                  476       15.27%     0.24%     135%
Community Bank Shares         IN   *        F        04/10/95        CBIN                  205        7.00%     0.33%      80%
Fed One Bancorp               WV   *        F        01/19/95        FOBC                  305        9.25%     0.32%     142%
Home Financial Corp.          FL   *        F        10/25/94        HOFL                1,005       13.43%     0.91%      44%
Jefferson Bancorp             LA   *        F        08/18/94        JEBC                  257        6.26%     0.91%      25%

                                                          Averages:                       $511       10.26%     0.58%     131%
                                                          Medians:                         275        9.86%     0.33%      75%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
            Institutional Information                                             Offering Information         Insider Purchases


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Benefit Plans
                                                                                             % of
                                                    Conversion                  Gross      Original  Exp./           Recog.  Mgmt.
Institution                  State       Charter       Date         Ticker     Proceeds    Midpoint  Proc.    ESOP   Plans   & Dirs.
-----------                  -----       -------       ----         ------     --------    --------  -----    ----   ------  -------
                                       (State/Fed.)                             ($000)       (%)       (%)    (%)      (%)   (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
Kenwood Bancorp               OH   *        F        07/01/96      P.Sheet       $1,577    101.7%    22.2%     8.0%    4.0%   6.4%
Commonwealth Bancorp          PA   *        F        06/17/96        CMSB        98,721    109.7%     1.9%     8.0%    4.0%   0.1%
Westwood Financial Corp.      NJ            F        06/07/96        WWFC         3,853     99.4%     9.9%     0.0%    0.0%   2.5%
Jacksonville Bancorp          TX            F        04/01/96        JXVL        16,184    106.4%     4.4%     8.0%    4.0%   2.0%
North Central Bancshares      IA            F        03/21/96        FFFD        26,255    105.6%     3.5%     3.2%    0.0%   0.5%
Fidelity Financial of Ohio    OH   *        F        02/04/96        FFOH        22,781    132.1%     3.2%     8.0%    4.0%   5.6%
First Colorado Bancorp        CO   *        F        01/02/96        FFBA       134,076    105.3%     1.9%    10.0%    2.0%   2.0%
Charter Financial             IL   *        F        12/29/95        CBSB        29,205    115.7%     3.4%     3.3%    0.0%   0.1%
American National Bancorp     MD   *        F        11/03/95        ANBK        21,821    132.3%     3.3%     8.0%    4.0%   0.6%
First Defiance Fin. Corp.     OH   *        F        10/02/95        FDEF        64,769    132.3%     2.3%     8.0%    4.0%   0.9%
Community Bank Shares         IN   *        F        04/10/95        CBIN        10,117    132.3%     4.4%     8.0%    0.0%  17.9%
Fed One Bancorp               WV   *        F        01/19/95        FOBC        16,124     85.0%     7.7%     7.0%    4.0%   0.9%
Home Financial Corp.          FL   *        F        10/25/94        HOFL       175,580    111.6%     3.1%     8.0%    4.0%   0.6%
Jefferson Bancorp             LA   *        F        08/18/94        JEBC        16,116    107.4%     3.9%     7.0%    3.0%   1.5%

                                                          Averages:             $45,513    112.6%     5.4%     6.8%    2.6%   3.0%
                                                          Medians:               22,301    108.6%     3.4%     8.0%    4.0%   1.2%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
            Institutional Information                                                           Pro Forma Data
                                                                                 ---------------------------------------------------
                                                                                      Pricing Ratios(4)      Fin. Characteristics
------------------------------------------------------------------------------------------------------------------------------------

                                                    Conversion
Institution                  State       Charter       Date         Ticker       P/TB     P/E      P/A        ROA     TE/A     ROE
-----------                  -----       -------       ----         ------       ----     ---      ----       ---     ----     ---
                                       (State/Fed.)                               (%)      (%)      (%)       (%)      (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Kenwood Bancorp               OH   *        F        07/01/96      P.Sheet       67.6%     NM       6.0%      0.1%     8.8%     1.7%
Commonwealth Bancorp          PA   *        F        06/17/96        CMSB       109.3%     12.1     8.4%      0.7%     6.7%    10.4%
Westwood Financial Corp.      NJ            F        06/07/96        WWFC        80.0%     10.1     7.3%      0.7%     9.2%     7.9%
Jacksonville Bancorp          TX            F        04/01/96        JXVL        77.7%     14.9    12.6%      0.8%    16.2%     5.2%
North Central Bancshares      IA            F        03/21/96        FFFD        74.2%     12.1    19.7%      1.6%    26.5%     6.1%
Fidelity Financial of Ohio    OH   *        F        02/04/96        FFOH        82.6%     18.1    16.6%      0.9%    20.0%     4.6%
First Colorado Bancorp        CO   *        F        01/02/96        FFBA        87.0%     12.7    13.2%      1.0%    15.2%     6.9%
Charter Financial             IL   *        F        12/29/95        CBSB        81.4%     12.3    15.5%      1.3%    19.1%     6.6%
American National Bancorp     MD   *        F        11/03/95        ANBK        83.9%     17.7     9.0%      0.5%    10.7%     4.7%
First Defiance Fin. Corp.     OH   *        F        10/02/95        FDEF        85.6%     18.2    20.6%      1.1%    24.1%     4.7%
Community Bank Shares         IN   *        F        04/10/95        CBIN        85.5%     10.3     9.3%      0.9%    10.9%     8.3%
Fed One Bancorp               WV   *        F        01/19/95        FOBC        67.9%      9.0     8.8%      1.0%    13.0%     7.6%
Home Financial Corp.          FL   *        F        10/25/94        HOFL        86.4%     10.6    21.3%      2.0%    24.6%     8.2%
Jefferson Bancorp             LA   *        F        08/18/94        JEBC        71.7%     10.2     7.9%      0.8%    11.1%     7.0%

                                                          Averages:              81.5%     12.9    12.6%      1.0%    15.4%     6.4%
                                                          Medians:               82.0%     12.1    10.9%      0.9%    14.1%     6.7%
------------------------------------------------------------------------------------------------------------------------------------

                                                                December 9, 1996
Note: An asterisk (*) signifies conversion appraisals performed by RP
      Financial.
(1) Includes only those companies who offered stock when the MHC was formed.
(2) As indicated in prospectus.
(3) As indicated in prospectus.  Does not include stock options.
(4) Does not account for the adoption of SOP 93-6.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.5

       MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                        Comparable Institution Analysis
                            As of December 13, 1996

                                            Fully Converted
                                             Implied Value   Per Share (8)
                                           ---------------- ---------------             Pricing Ratios(3)
                                                    Implied          Book   ---------------------------------------
                                            Price/   Market  12-Mth  Value/
                                           Share(1)  Val(8)  EPS(2)  Share     P/E     P/B     P/A    P/TB   P/CORE
                                           -------- ------- ------- ------- ------- ------- ------- ------- -------
                                               ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                    18.72   142.09   0.87   16.03   17.22   116.52   14.06  119.53   15.51
 Medians                                       ---      ---    ---     ---   18.61   111.11   12.43  113.24   15.29

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                                    18.06   128.58   0.92   22.61   16.70    78.62   13.65   79.74   15.35
 Medians                                       ---      ---    ---     ---   14.88    76.25   13.15   78.79   14.82


Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CHSV  County. Svgs, MHC of FL (47.6)         18.25    89.04   1.29   23.24   14.15    78.53   13.40   78.53   13.93
FFFL  Fidelity FSB, MHC of FL (47.2)         17.25   115.99   0.68   19.60     NM     88.01   12.76   88.55   17.60
FFSX  First FS&LA, MHC of IA (45.0)          30.25    56.96   1.35   34.60   22.41    87.43   11.70   87.88   14.83
FSNJ  First SB of NJ, MHC (45.0)             17.25    52.82   0.60   24.07     NM     71.67    7.82   71.67   16.12
FSLA  First SB, SLA MHC of NJ (37.6)         18.00   128.99   0.92   23.49   19.57    76.63   12.25   82.08   12.59
GDVS  Greater DV SB, MHC of PA (19.9)        10.00    32.72   0.03   15.03     NM     66.53   12.87   66.53     NM
GFED  Guaranty FS&LA, MHC of MO (31.1)       11.37    35.53   0.55   15.66   20.67    72.61   17.28   72.61   23.69
HARB  Harbor FSB, MHC of FL (45.7)           32.00   157.89   2.15   31.87   14.88   100.41   13.97  102.73   11.59
HARS  Harris SB, MHC of PA (23.1)            18.12   203.23   0.35   24.98     NM     72.54   10.95   79.06   19.48
JKSB  Jcksnville SB, MHC of IL (43.3%)       12.50    15.90   0.37   18.90     NM     66.14   10.52   66.24   18.36
LFED  Leeds FSB, MHC of MD (35.3)            16.00    55.28   0.82   21.39   19.51    74.80   18.16   74.80   14.81
NWSB  Northwest SB, MHC of PA (29.9)         13.25   309.73   0.78   17.50   16.99    75.71   14.59   77.44   12.62
PBCT  Peoples Bank, MHC of CT (32.3)         27.25  1104.06   2.35   30.97   11.60    87.99   13.99   88.05   13.83
PERT  Perpetual of SC, MHC (46.8%)           22.00    33.11   1.63   29.00   13.50    75.86   15.26   75.86   13.50
PFSL  Pocahnts Fed, MHC of AR (46.4)         17.25    28.03   1.42   21.78   12.15    79.20    7.11   79.20    9.43
PULB  Pulaski SB, MHC of MO (29.0)           14.12    29.57   0.99   19.39   14.26    72.82   15.00   72.82   15.18
RVSB  Rvrview SB, FSB MHC of WA (40.3)       16.75    36.78   1.19   19.76   14.08    84.77   15.39   89.91   12.41
SBFL  SB Fing. Lakes MHC of NY (33.0)        13.50    24.10  -0.37   18.81     NM     71.77   11.42   71.77     NM
WAYN  Wayne S&L Co., MHC of OH (46.7)        23.00    34.45   0.70   25.85     NM     88.97   12.90   88.97   17.83
WCFB  Webster City FSB, MHC of IA (45.2)     13.06    27.43   0.56   16.31   23.32    80.07   25.60   80.07   18.39


                                                                                       Financial Characteristics(6)
                                                      Dividends(4)        -------------------------------------------------------
                                                ------------------------                              Reported         Core
                                                Amount/          Payout   Total   Equity/  NPAs/  --------------- ---------------
                                                Share    Yield  Ratio(5)  Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                                ------- ------- --------  ------- ------- ------- ------- ------- ------- -------
                                                   ($)     (%)      (%)    ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                         0.37    1.98    33.16    1,353    12.79   0.87    0.62    5.36    0.83    7.41
 Medians                                           ---     ---      ---      ---      ---    ---     ---     ---     ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                                         0.61    3.47    43.19      967    17.48   0.76    0.68    3.86    0.89    5.12
 Medians                                           ---     ---      ---      ---      ---    ---     ---     ---     ---     ---


Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CHSV  County. Svgs, MHC of FL (47.6)              0.80    4.38    62.02      664    17.07   0.53    1.00    5.61    1.01    5.70
FFFL  Fidelity FSB, MHC of FL (47.2)              0.80    4.64      NM       909    14.50   0.40    0.54    3.47    0.77    5.00
FFSX  First FS&LA, MHC of IA (45.0)               0.72    2.38    53.33      487    13.38   0.13    0.54    3.91    0.81    5.91
FSNJ  First SB of NJ, MHC (45.0)                  0.50    2.90      NM       675    10.91   0.91    0.29    2.43    0.52    4.32
FSLA  First SB, SLA MHC of NJ (37.6)              0.36    2.00    39.13    1,053    15.99   0.75    0.64    3.92    0.99    6.10
GDVS  Greater DV SB, MHC of PA (19.9)             0.36    3.60      NM       254    19.34   2.91    0.04    0.19    0.32    1.62
GFED  Guaranty FS&LA, MHC of MO (31.1)            0.36    3.17    65.45      206    23.81   1.57    0.84    3.51    0.73    3.06
HARB  Harbor FSB, MHC of FL (45.7)                1.20    3.75    55.81    1,130    13.92   0.50    1.03    6.87    1.32    8.82
HARS  Harris SB, MHC of PA (23.1)                 0.58    3.20      NM     1,856    15.09   0.75    0.26    1.39    0.68    3.70
JKSB  Jcksnville SB, MHC of IL (43.3%)            0.40    3.20      NM       151    15.90   0.37    0.32    1.95    0.58    3.58
LFED  Leeds FSB, MHC of MD (35.3)                 0.68    4.25      NM       304    24.28   0.02    0.96    3.87    1.26    5.10
NWSB  Northwest SB, MHC of PA (29.9)              0.32    2.42    41.03    2,123    19.26   0.86    0.92    4.46    1.24    6.01
PBCT  Peoples Bank, MHC of CT (32.3)              0.88    3.23    37.45    7,893    15.90   1.42    1.24    7.86    1.04    6.59
PERT  Perpetual of SC, MHC (46.8%)                0.00    0.00     0.00      217    20.12    NA     1.13    5.62    1.13    5.62
PFSL  Pocahnts Fed, MHC of AR (46.4)              0.84    4.87    59.15      394     8.98   0.32    0.61    6.68    0.78    8.60
PULB  Pulaski SB, MHC of MO (29.0)                1.00    7.08      NM       197    20.59   0.53    1.04    5.18    0.98    4.86
RVSB  Rvrview SB, FSB MHC of WA (40.3)            0.22    1.31    18.49      239    18.15   0.20    1.14    6.12    1.29    6.94
SBFL  SB Fing. Lakes MHC of NY (33.0)             0.40    2.96      NM       211    15.91   1.15   -0.34   -1.94    0.28    1.63
WAYN  Wayne S&L Co., MHC of OH (46.7)             0.92    4.00      NM       267    14.50   0.61    0.40    2.70    0.73    4.97
WCFB  Webster City FSB, MHC of IA (45.2)          0.80    6.13      NM       107    31.97   0.45    1.08    3.44    1.37    4.36

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on reported trailing twelve month data and is shown on a pro forma basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                               Table 4.5 (Cont.)

    Calculation of Implied Per Share Data -- Incorporating MHC Second Step
                                  Conversion
                        Comparable Institution Analysts
                For the Twelve Months Ended September 30, 1996

                                                 Current Ownership                     Current Per Share Data (MHC Ratios)
                                          ------------------------------    ------------------------------------------------------
                                           Total      Public        MHC                  Core        Book      Tangible
                                          Shares      Shares      Shares       EPS        EPS       Value        Book       Assets
                                          ------      ------      ------    --------   --------   ---------    --------    -------
                                           (000)       (000)       (000)       ($)        ($)        ($)          ($)         ($)
Publicly-Traded MHC Institutions
--------------------------------
CMSV  Commty. Svgs, MHC of FL (47.6)       4,879       2,380       2,499       1.08       1.10       15.39       15.39       128.31
FFFL  Fidelity FSB, MHC of FL (47.2)       6,724       3,168       3,556       0.47       0.77       11.94       11.82       127.51
FFSX  First FS&LA, MHC of IA (45.0)        1,883         756       1,127       0.94       1.63       19.39       19.21       243.31
FSLA  First SB, SLA MHC of NJ (37.6)       7,166       2,000       5,166       0.63       1.14       12.59       11.03       136.03
FSNJ  First SB of NJ, MHC (45.0)           3,062       1,358       1,704       0.38       0.85       16.01       16.01       212.49
GDVS  Greater DV SB, MHC of PA (19.9)      3,272         650       2,622      -0.15       0.07        8.30        8.30        70.99
GFED  Guaranty FS&LA, MHC of MO (31.1)     3,125         778       2,347       0.36       0.29        8.49        8.49        58.61
HARB  Harbor FSB, MHC of FL (45.7)         4,934       2,240       2,694       1.75       2.36       17.19       16.47       214.32
HARS  Harris SB, MHC of PA (23.1)         11,216       2,500       8,716       0.03       0.61       13.15       11.09       153.68
JXSB  Jcksnville SB, MHC of IL (43.3%)     1,272         558         714       0.21       0.52       13.01       12.98       112.98
LFED  Leeds FSB, MHC of MO (35.3)          3,455       1,248       2,207       0.59       0.85       12.80       12.80        79.51
NWSB  Northwest SB, MHC of PA (29.9)      23,376       3,450      19,926       0.52       0.79        8.01        7.62        81.35
PBCT  Peoples Bank, MHC of CT (32.3)      40,516      11,815      28,701       1.91       1.53       14.76       14.74       178.61
PERT  Perpetual of SC, MHC (46.8%)         1,505         705         800       1.36       1.36       19.18       19.18       134.33
PFSL  Pocahnts Fed, MHC of AR (46.4)       1,625         748         877       1.21       1.62       13.96       13.96       234.81
PULB  Pulaski SB, MHC of MO (29.0)         2,094         600       1,494       0.76       0.70       10.93       10.93        85.70
RVSB  Rvrview SB, FSB MHC of MA (40.3)     2,196         786       1,410       0.95       1.11       10.73        9.60        99.83
SBFL  SB Fing. Lakes MHC of NY (33.0)      1,785         590       1,195      -0.58       0.10       11.22       11.22       110.61
WAYN  Wayne S&L Co., MHC of OH (46.7)      1,498         660         838       0.41       1.00       15.04       15.04       167.46
WCFB  Webster City FSB, MHC of IA (45.2)   2,100         950       1,150       0.40       0.55       10.30       10.30        45.00

                                              Impact of Second Step Conversion          Pro Forma Per Share Data (Fully Converted)
                                        ---------------------------------------------  -------------------------------------------
                                          Share     Gross     Net Incr.    Net Incr.            Core    Book    Tangible
                                          Price    Procds(1)  Capital(2)   Income(3)     EPS     EPS    Value     Book     Assets
                                        ---------  ---------  ----------   ----------  ------  ------  -------  --------  --------
                                          ($000)    ($000)      ($000)       ($000)      ($)     ($)     ($)       ($)       ($)
Publicly-Traded MHC Institutions
--------------------------------
CMSV  Commty. Svgs, MHC of FL (47.6)       18.25     45,607     38,310       1,035      1.29    1.31     23.24    23.24   136.16
FFFL  Fidelity FSB, MHC of FL (47.2)       17.25     61,341     51,526       1,393      0.68    0.98     19.60    19.48   135.17
FFSX  First FS&LA, MHC of IA (45.0)        30.25     34,092     28,637         774      1.35    2.04     34.60    34.42   258.52
FSLA  First SB, SLA MHC of NJ (37.6)       18.00     92,988     78,110       2,111      0.92    1.43     23.49    21.93   146.93
FSNJ  First SB of NJ, MHC (45.0)           17.25     29,394     24,691         667      0.60    1.07     24.07    24.07   220.55
GDVS  Greater DV SB, MHC of PA (19.9)      10.00     26,220     22,025         595      0.03    0.25     15.03    15.03    77.72
GFED  Guaranty FS&LA, MHC of MO (31.1)     11.37     26,685     22,416         606      0.55    0.48     15.66    15.66    65.78
HARB  Harbor FSB, MHC of FL (45.7)         32.00     86,208     72,415       1,957      2.15    2.76     31.87    31.15   229.00
HARS  Harris SB, MHC of PA (23.1)          18.12    157,934    132,664       3,586      0.35    0.93     24.98    22.92   165.51
JXSB  Jcksnville SB, MHC of IL (43.3%)     12.50      8,925      7,497         203      0.37    0.68     18.90    18.87   118.87
LFED  Leeds FSB, MHC of MO (35.3)          16.00     35,312     29,662         802      0.82    1.08     21.39    21.39    88.10
NWSB  Northwest SB, MHC of PA (29.9)       13.25    264,020    221,776       5,994      0.78    1.05     17.50    17.11    90.84
PBCT  Peoples Bank, MHC of CT (32.3)       27.25    782,102    656,966      17,757      2.35    1.97     30.97    30.95   194.82
PERT  Perpetual of SC, MHC (46.8%)         22.00     17,600     14,784         400      1.63    1.63     29.00    29.00   144.15
PFSL  Pocahnts Fed, MHC of AR (46.4)       17.25     15,128     12,708         343      1.42    1.83     21.78    21.78   242.63
PULB  Pulaski SB, MHC of MO (29.0)         14.12     21,095     17,720         479      0.99    0.93     19.39    19.39    94.16
RVSB  Rvrview SB, FSB MHC of MA (40.3)     16.75     23,618     19,839         536      1.19    1.35     19.76    18.63   108.86
SBFL  SB Fing. Lakes MHC of NY (33.0)      13.50     16,133     13,551         366     -0.37    0.31     18.81    18.81   118.20
WAYN  Wayne S&L Co., MHC of OH (46.7)      23.00     19,274     16,190         438      0.70    1.29     25.85    25.85   178.27
WCFB  Webster City FSB, MHC of IA (45.2)   13.06     15,019     12,616         341      0.56    0.71     16.31    16.31    51.01

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
      Offering expense percent     4.00
      ESOP percent purchase        8.00
      Recognition plan percent     4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
      After-tax reinvestment       3.96
      ESOP loan term (years)         10
      Recog. plan vesting (yrs)       5
      Effective tax rate          34.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

aware of only a few trades involving the Bank's stock, with the most recent trade completed at a price of $11.68 per share. Due to the absence of an active trading market for Middlesboro Federal's minority shares, the trading activity of the stock has been heavily discounted in this valuation analysis.

                        *  *  *  *  *  *  *  *  *  *  *

     Taking these factors and trends into account, RP Financial concluded that a slight upward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     Middlesboro Federal's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Middlesboro Federal's Board of Directors and executive management with summary resumes. The Bank's operations to date indicates that Middlesboro Federal's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. Middlesboro Federal has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure.

     Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained healthy capital positions, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Middlesboro Federal is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Bank and most of the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as the affected institutions are SAIF-insured and subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Middlesboro Federal will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.

RP Financial, LC.
Page 4.20


Summary of Adjustments
----------------------

     Overall, we believe the Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:


     Key Valuation Parameters:                              Valuation Adjustment
     ------------------------                               --------------------

     Financial Condition                                      Moderate Downward
     Profitability, Growth and Viability of Earnings          Moderate Downward
     Asset Growth                                             Slight Downward
     Primary Market Area                                      Slight Downward
     Dividends                                                Slight Downward
     Liquidity of the Shares                                  Slight Downward
     Marketing of the Issue                                   Slight Upward
     Management                                               No Adjustment
     Effect of Government Regulations and Regulatory Reform   No Adjustment


Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Middlesboro Federal's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds from selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Middlesboro Federal's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, the one year T-Bill rate as of September 30, 1996 of 5.69 percent, after comparing this rate to the rate derived from the OTS's suggested formula (6.10 percent), and the blended rate reflecting the Bank's business plan (6.22 percent). With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 3.0 percent of the fully converted value (10 year amortization) and the MRP acquires 4.0 percent of the second step offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     In addition to the three valuation methodologies specified by the OTS, RP Financial also considered the recent prices for trades of the Bank's stock. Overall, however, we heavily discounted the price of Middlesboro Federal's stock as an indication of value given the absence of regular trading activity and market makers.

RP Financial, LC.
Page 4.21


RP Financial's valuation placed emphasis on the following:

     .  P/E Approach.  The P/E approach is generally the best indicator of long-
        ------------
        term value for a stock. Since the Bank and the Peer Group reported pro forma core profitability, the P/E approach was considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

     .  P/B Approach.  P/B ratios have generally served as a useful benchmark in
        ------------
        the valuation of thrift stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

     .  P/A Approach.  P/A ratios are generally a less reliable indicator of
        ------------
        market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

     .  Trading of Middlesboro Federal Stock.  Middlesboro Federal has public
        ------------------------------------
        shares outstanding due to the mutual holding company form of ownership. Because there is no liquid market for Middlesboro Federal's minority shares of common stock, this valuation method was deemed to be less relevant than the other valuation methodologies and therefore was heavily discounted in our valuation.

     The Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

     Based on the application of the OTS valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the

RP Financial, LC.
Page 4.22


P/A approach, and heavily discounting the recent trading activity in Middlesboro Federal's stock, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $5,138,636 at the midpoint at this time.

     1.   Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation
          -------------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Middlesboro Federal's pro forma tangible book value.
The pre-conversion book value for Middlesboro Federal of $4,418,000 was equal to the Bank's reported capital at September 30, 1996, plus the $33,000 of mutual holding company assets which will be consolidated with the Company as a result of the conversion. Based on the $5,138,636 midpoint valuation, Middlesboro Federal's pro forma P/TB ratio was 72.32 percent. In comparison to the average P/TB ratio for the Peer Group of 96.99 percent, Middlesboro Federal's valuation reflected a discount of 25.44 percent. RP Financial considered the discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value of $5,138,636, Middlesboro Federal's pro forma P/TB ratio of 72.32 percent represented a discount of 20.0 percent from the 90.44 percent average P/TB ratio of the recently converted thrifts (see Table 4.3). At the super maximum of the valuation range, Middlesboro Federal's pro forma P/B ratio of 84.05 percent is discounted by approximately 7.1 percent from the new conversions.

     2.   Price-to-Earnings ("P/E"). The application of the P/E valuation method
          -------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Middlesboro Federal reported a net loss of $152,000 for the twelve months ended September 30, 1996. As shown below, the Bank recorded four non-operating income items during the twelve month period which were all deemed non-operating and not included in the core earnings base. The Bank's core earnings were calculated to equal the following (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9, including the SAIF assessment):

RP Financial, LC.
Page 4.23

                                                                Amount
                                                                ------
                                                                ($000)
             Income Before Taxes                                 (145)
             Less: Gains of Sale of Investments                   (20)
             Plus: SAIF Assessment Fee                            388
             Plus: Deferred Comp. Agreement                       145
             Plus: Director Retirement Plan                       143
                                                                 -----
             Adjusted (Core) Income
              Before Tax                                         $511
             Estimated Income Taxes @ 34%                        (174)
                                                                 -----
             Adjusted (Core) Income After Tax                    $337

     Based on Middlesboro Federal's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Bank's pro forma core P/E multiple at the $5,138,636 midpoint value equaled
12.53 times. Comparatively, the Peer Group posted an average core P/E multiple of 16.47 times, which indicates a discount of 23.92 percent in the Bank's pro forma earnings multiple. In reaching the valuation conclusion, we also evaluated the Bank's price/earnings multiple on the basis of projected earnings as reflected in the business plan.

     3.   Price-to-Assets ("P/A").  The P/A valuation methodology determines
          -----------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Middlesboro Federal's value equaled 5.94 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 9.68 percent, which implies a 38.64 percent discount being applied to the Bank's pro forma P/A ratio.

Valuation Conclusion
--------------------

     It is our opinion that, as of December 13, 1996, the aggregate pro forma market value of the Bank, inclusive of the sale of the MHC's ownership interest in the Subscription and Community Offering was $5,138,636 at the midpoint. Based on this valuation and the approximate 64.71 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint value of the Company's stock offering was $3,325,000 (i.e., 0.6471 x $5,138,636), equal to 332,500 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum value of $2,826,250 and a maximum value of $3,823,750. Based on the $10.00 per share offering price, this range equates to an offering of 282,625 shares at the minimum to 382,375 shares at the maximum. The Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $4,397,313, equal to 439,731

RP Financial, LC.
Page 4.24


shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.6, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

Establishment of Exchange Ratio
-------------------------------

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Shares, which is an approximate 35.29 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 0.8564 shares, 1.0076 shares,
1.1587 shares and 1.3325 shares of Cumberland Mountain stock issued for each Public Share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

     The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Company shares for the Public Shares or on the proposed Exchange Ratio.

                                   Table 4.6
                 Middlesboro Federal Bank, Federal Savings Bank
                         Calculation of Exchange Ratios

                      Shares   Price/   Exchange       Implied
                      Offered  Share    Shares(1)   Exch. Ratio(2)
                      -------  ------  -----------  --------------
                                                      ($000)
     Minimum          282,625  $10.00   154,159          0.8564
     Midpoint         332,500   10.00   181,363          1.0076
     Maximum          382,375   10.00   208,568          1.1587
     Super Maximum    439,731   10.00   239,853          1.3325

     (1) Calculated to preserve the Public Shares percentage ownership in the Company at 35.29 percent (180,000 existing shares outstanding divided by 510,000 total shares outstanding).
     (2) Calculated as pro forma exchange shares divided by 180,000 existing Public Shares outstanding.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.7
                             Public Market Pricing
              Middlesboro Fed. Bk, FSB of KY and the Comparables
                            As of December 13, 1996

                                         Market         Per Share Data
                                     Capitalization    ---------------           Pricing Ratios(3)                 Dividends(4)
                                     ---------------                 --------------------------------------- ----------------------
                                                              Book
                                     Price/   Market  12-Mth  Value/                                        Amount/          Payout
                                    Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE Share    Yield  Ratio(5)
                                    -------- -------- ------ -------- ------- ------- ----- -------- ------ ------  ------- -------
                                        ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)    ($)     (%)     (%)
Middlesboro Fed. Bk, FSB of KY
------------------------------
 Superrange                           10.00     6.80  (0.07)  11.90 (133.40)  84.05    7.77   84.05   15.51   0.00    0.00    0.00%
 Range Maximum                        10.00     5.91  (0.11)  12.80  (89.76)  78.15    6.79   78.15   13.96   0.00    0.00    0.00%
 Range Midpoint                       10.00     5.14  (0.15)  13.83  (65.22)  72.32    5.94   72.32   12.53   0.00    0.00    0.00%
 Range Minimum                        10.00     4.37  (0.21)  15.23  (47.61)  65.68    5.08   65.68   11.00   0.00    0.00    0.00%


SAIF-Insured Thrifts(7)
-----------------------
 Averages                             18.72   142.09   0.87   16.03   17.22  116.52   14.06  119.53   15.51   0.37    1.98   33.16
 Medians                                ---     ---     ---     ---   18.61  111.11   12.43  113.24   15.29    ---     ---     ---


Comparable Group Averages
-------------------------
 Averages                             16.41    14.85   0.56   17.23   19.15   95.11    9.68   96.99   16.47   0.34    2.04   37.10
 Medians                                ---     ---     ---     ---   18.94   97.43    9.68   97.73   18.00    ---     ---     ---

Comparable Group
----------------
CLAS  Classic Bancshares of KY        11.62    15.36   0.23   14.22     NM    81.72   11.28   97.73     NM    0.24    2.07     NM
CBIN  Community Bank Shares of IN     12.50    24.80   0.66   12.83   18.94   97.43   10.57   97.58   12.38   0.34    2.72   51.52
CIBI  Community Inv. Bancorp of OH    16.75    11.16   0.90   17.00   18.61   98.53   11.77   98.53   12.88   0.40    2.39   44.44
BDJI  First Fed. Bancorp. of MN       18.00    12.62   0.45   17.58     NM   102.39   11.76  102.39   18.00   0.00    0.00    0.00
FFBI  First Financial Bancorp of IL   15.87     7.17   0.22   16.62     NM    95.49    7.38   95.49   22.67   0.00    0.00    0.00
FFHS  First Franklin Corp. of OH      16.00    18.53   0.52   17.07     NM    93.73    8.49   94.56   13.91   0.32    2.00   61.54
HZFS  Horizon Fin'l. Services of IA   14.50     6.50   0.21   18.36     NM    78.98    8.47   78.98     NM    0.32    2.21     NM
LSBI  LSB Fin. Corp. of Lafayette IN  18.75    17.21   0.90   18.21   20.83  102.97    9.68  102.97   22.87   0.32    1.71   35.56
OHSL  OHSL Financial Corp. of OH      20.75    25.38   0.96   20.58   21.61  100.83   11.66  100.83   14.41   0.76    3.66     NM
PLE   Pinnacle Bank of AL             17.00    15.13   1.08   16.65   15.74  102.10    7.89  105.79   10.00   0.72    4.24   66.67
PTRS  The Potters S&L Co. of OH       18.75     9.49   0.06   20.36     NM    92.09    7.56   92.09   21.07   0.28    1.49     NM

                                                   Financial Characteristics(6)
                                     -------------------------------------------------------
                                                                Reported          Core
                                     Total   Equity/  NPAs/  --------------- ---------------
                                     Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------- ------- ------- ------- ------- ------- -------
                                     ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
Middlesboro Fed. Bk, FSB of KY
------------------------------
 Superrange                              87    9.24    0.51   (0.06)  (0.63)   0.50    5.42
 Range Maximum                           87    8.69    0.52   (0.08)  (0.87)   0.49    5.60
 Range Midpoint                          87    8.21    0.52   (0.09)  (1.11)   0.47    5.77
 Range Minimum                           86    7.73    0.52   (0.11)  (1.38)   0.46    5.97


SAIF-Insured Thrifts(7)
-----------------------
 Averages                             1,353   12.79    0.87    0.62    5.36    0.83    7.41
 Medians                                ---     ---     ---     ---     ---     ---     ---


Comparable Group Averages
-------------------------
 Averages                               153   10.23    0.82    0.37    3.24    0.64    5.66
 Medians                                ---     ---     ---     ---     ---     ---     ---

Comparable Group
----------------

CLAS  Classic Bancshares of KY          136   13.80    0.86    0.38    1.79    0.64    3.04
CBIN  Community Bank Shares of IN       235   10.85    0.22    0.59    5.15    0.90    7.88
CIBI  Community Inv. Bancorp of OH       95   11.94    0.88    0.68    5.05    0.98    7.29
BDJI  First Fed. Bancorp. of MN         107   11.49    0.38    0.31    2.22    0.68    4.94
FFBI  First Financial Bancorp of IL      97    7.73    0.43    0.12    1.27    0.37    4.03
FFHS  First Franklin Corp. of OH        218    9.05    0.52    0.28    2.99    0.62    6.61
HZFS  Horizon Fin'l. Services of IA      77   10.73    1.12    0.13    1.11    0.33    2.85
LSBI  LSB Fin. Corp. of Lafayette IN    178    9.40    1.37    0.50    4.76    0.46    4.33
OHSL  OHSL Financial Corp. of OH        218   11.57    0.22    0.57    4.63    0.85    6.95
PLE   Pinnacle Bank of AL               192    7.73    0.83    0.50    6.42    0.79   10.11
PTRS  The Potters S&L Co. of OH         125    8.21    2.20    0.03    0.28    0.39    4.17

(1) Average of high/low or bid/ask price per share.
(2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
    P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                    EXHIBITS

RP Financial LC.


                               LIST OF EXHIBITS

Exhibit

Number           Description
-------          -----------

 I-1             Map of Office Location

 I-2             Middlesboro Federal's Audited Financial Statements

 I-3             Key Operating Ratios

 I-4             Investment Portfolio Composition

 I-5             Yields and Costs

 I-6             Loan Loss Allowance Activity

 I-7             Fixed Rate and Adjustable Rate Loans

 I-8             NPV Analysis

 I-9             Loan Portfolio Composition

 I-10            Contractual Maturity By Loan Type

 I-11            Loan Originations, Purchases, and Sales

 I-12            Non-Performing Assets

 I-13            Classified Assets

 I-14            Deposit Composition

 I-15            Time Deposit Rate/Maturity

 I-16            Borrowings

 II-1            List of Branch Offices

 II-2            Historical Interest Rates

 II-3            Demographic/Economic Reports

 II-4            Sources of Personal Income/Employment Sectors

III-1            General Characteristics of Publicly-Traded
                  Institutions

III-2            Midwestern Peer Thrifts

RP Financial, LC.

III-3            Southeastern Peer Thrifts

III-4            Kentucky Thrifts

 IV-1            Stock Prices:  December 13, 1996

 IV-2            Historical Stock Price Indices

 IV-3            Historical Thrift Stock Indices

 IV-4            Market Area Acquisition Activity

 IV-5            Directors and Management Summary Resumes

 IV-6            Pro Forma Regulatory Capital Ratios

 IV-7            Pro Forma Analysis Sheet

 IV-8            Pro Forma Effect of Conversion Proceeds

 IV-9            Peer Group Core Earnings Analysis

  V-1            Firm Qualifications Statement

                                  EXHIBIT I-1
                Middlesboro Federal Bank, Federal Savings Bank
                            Map of Office Location

                  [MAP OF THE STATE OF KENTUCKY APPEARS HERE]

                                  EXHIBIT I-2
                 Middlesboro Federal Bank, Federal Savings Bank
                          Audited Financial Statements
                          [Incorporated by Reference]

                                 EXHIBIT I-3
                Middlesboro Federal Bank, Federal Savings Bank
                             Key Operating ratios

                                                          At or for the
                                                        Three Months Ended          At of for the
                                                           September 30,          Year Ended June 30,
                                                          --------------          ------------------
                                                          1996      1995           1996        1995
                                                          ----      ----           ----        ----
Key Operating Ratios:

Performance Ratios:
  Return on assets (net income divided
    by average total assets)..........................    (1.06)%    0.44%          0.19%        0.41%
  Return on average equity (net income divided by
    average stockholders' equity)....................    (20.25)     6.67           3.18         6.36
  Net interest margin (net interest income divided
    by average interest-earning assets)..............      2.99      2.50           2.46         2.77
  Ratio of average interest-earning
    assets to average interest-bearing
    liabilities......................................    103.05    106.95         111.79       110.94
  Ratio of noninterest expense to average
    total assets.....................................      4.85      2.34           2.38         2.21

Asset Quality Ratios:
  Nonperforming assets to total assets
    at end of period.................................      0.54      1.02           0.50          0.37
  Nonperforming loans to total loans
    at end of period.................................      0.65      1.49           0.62          0.56
  Allowance for loan losses to total
    loans at end of period...........................      0.28      0.29           0.30          0.33
  Allowance for loan losses to nonperforming
    loans at end of period...........................     43.33     19.38          48.26         59.20
  Provisions for loan losses to total
    loans receivable, net............................      0.04      0.01           0.10          0.04
  Net charge-offs to average loans
    outstanding......................................      0.09      0.11           0.04            --

Capital Ratios:
   Average stockholders' equity to average assets....      5.24      6.58           5.81           6.46
   Regulatory Capital ratios:
    Tangible capital.................................      5.56      6.96           6.53           6.92
    Core capital.....................................      5.56      6.96           6.53           6.92
    Total Risk-Based capital.........................      9.44     14.10          11.62          12.83

                                  EXHIBIT I-4
                Middlesboro Federal Bank, Federal Savings bank
                       Investment Portfolio Composition


                                                      At              At June 30,
                                                 September 30,    ------------------
                                                     1996          1996        1995
                                                 ------------      ----        ----
                                                       (Dollars in thousands)
Securities available for sale:
  U.S. government and agency securities........    $ 2,749         $ 2,795     $   940
  Franklin U.S. Government Securities Fund.....        888             885         913
Securities held to maturity:
  U.S. government and agency securities........         --              --       3,940
  Certificates of deposit......................        190             576       1,626
  Common stock and other.......................         63              63          65
                                                    ------         -------     -------
    Total investment securities................      3,890           4,319       7,484

Cash and cash equivalents......................        605             874       1,796
FHLB stock.....................................        444             436         407
                                                   -------         -------     -------
    Total investments..........................    $ 4,939           5,629     $ 9,687
                                                   =======         =======     =======

                                  EXHIBIT 1-5
                Middlesboro Federal Bank, Federal Savings Bank
                               Yields and Costs


                                                                              Three Months Ended September 30,
                                    At September 30,    --------------------------------------------------------------------------
                                          1996                          1996                                   1995
                                   -----------------    ------------------------------------        ------------------------------
                                                          Average                    Average        Average                Average
                                   Balance      Rate      Balance      Interest       Rate          Balance     Interest     Rate
                                   -------     -----      -------      --------      -------        -------     --------   -------
INTEREST INCOME:
 Loans
  Consumer.....................   $   8,343    10.27%   $   7,890      $     202      10.24%      $   4,977    $    130     10.45%
  Other........................       1,858     6.21        2,312             42       7.27           2,415          44      7.29
  Mortgage.....................      59,365     7.29       56,862          1,075       7.56          41,861         758      7.24
                                  ---------             ----------     ---------                  ---------    --------
   Total loans.................      69,566     7.64       67,064          1,319       7.87          49,253         932      7.57
                                  ---------             ----------     ---------                  ---------    --------
  Mortgage-backed securities...       7,655     6.35        7,759            121       6.24          12,042         187      6.21
  Investment securities........       3,890     5.85        4,103             58       5.65           7,141         107      5.99
  FHLB stock...................         444     7.00          436              8       7.34             436           7      6.42
                                  ---------             ----------     ---------                  ---------    --------
  Total interest-earning
    assets.....................      81,555     7.39       79,362          1,506       7.59          68,872       1,233      7.16
                                                                       ---------                               --------
  Non-interest-earning assets..       2,244                 4,437                                       392
                                  ---------             ---------                                 ---------
   Total assets................   $  83,799             $  83,799                                 $  69,264
                                  =========             =========                                 =========

INTEREST EXPENSE
 Savings deposits..............   $   8,780     2.94%   $   8,814             65       2.95%      $   9,572          71      2.96%
 Certificates of deposit.......      53,497     5.58       52,207            747       5.72          47,197         689      5.84
 Demand, NOW and money market..       9,629     2.13       10,123             51       2.02           7,625          43      2.26
                                  ---------             ----------     ---------                  ---------    --------
   Total deposits..............      71,906     4.80       71,144            863       4.85          64,394         803      4.99
 Funds borrowed................       6,000     5.45        5,867             50       3.41              --          --        --
                                  ---------             ----------     ---------                  ---------    --------
Total interest-bearing
  liabilities..................      77,906     4.69       77,071            913       4.74          64,394         803      4.99
                                                                       ---------                  ---------    --------
Other non-interest-bearing
  liabilities..................       1,508                 2,403                                       311
Total stockholders' equity.....       4,385                 4,385                                     4,559
                                  ---------             ---------                                 ---------
   Total liabilities and
     stockholders' equity......   $  83,799             $  83,799                                 $  69,264
                                  =========             =========                                 =========

Net interest income............                                        $     593                               $    430
                                                                       =========                               ========
Interest rate spread...........                 2.70%                                  2.85%                                 2.17%
                                              ======                                 ======                                ======
Net yield on interest-
  earning assets...............                  n/a                                   2.99%                                 2.50%
                                              ======                                 ======                                ======
Ratio of average interest-
  earning assets to average
  interest-earning liabilities.                  n/a       103.05%                                   106.95%
                                              ======       ======                                    ======

                Middlesboro Federal Bank, Federal Savings Bank
                               Yields and Costs

                                                                                Year Ended June 30,
                                                -----------------------------------------------------------------------------------
                                                                1996                                    1995
                                                -------------------------------------        --------------------------------------
                                                Average                       Average        Average                        Average
                                                Balance         Interest       Rate          Balance        Interest         Rate
                                                -------         --------     --------        -------        --------       --------
INTEREST INCOME
  Loans
    Consumer..................................  $    4,924      $      528      10.72%       $  2,786       $      290       10.41%
    Other.....................................       2,355             194       8.24           2,415              178        7.37
    Mortgage..................................      52,565           3,427       6.52          38,505            2,521        6.55
                                                ----------      ----------                   --------       ----------
      Total...................................      59,844           4,149       6.93          43,706            2,989        6.84
                                                ----------      ----------                   --------       ----------
  Mortgage-backed securities..................      10,446             635       6.08          13,683              720        5.26
  Investment securities.......................       6,020             389       6.46          10,669              602        5.64
  FHLB stock..................................         436              29       6.65             462               36        7.79
                                                ----------      ----------                   --------       ----------
Total interest-earning assets.................      76,746           5,202       6.78          68,520            4,347        6.34
                                                ----------      ----------                   --------       ----------
Non-interest-earning assets...................       2,233                                      2,852
                                                ----------                                   --------
    Total assets..............................  $   78,979                                   $ 71,372
                                                ==========                                   ========


INTEREST EXPENSE
  Deposits
    Savings deposits..........................  $    9,166             270       2.95        $  9,729             268         2.75
    Certificates of deposits..................      49,955           2,836       5.68          44,607           2,007         4.50
    Demand, NOW, and money market.............       9,264             202       2.18           7,131             160         2.24
                                                ----------      ----------                   --------       ----------
      Total deposits..........................      68,385           3,308       4.84          61,467           2,435         3.96
  Funds borrowed..............................         264               9       3.41             294              10         3.40
                                                ----------      ----------                   --------       ----------

Total interest-bearing liabilities............     68,649           3,317        4.83          61,761           2,445         3.97
                                                                ----------                                  ----------
Other non-interest-bearing liabilities........      5,734                                       5,003
Total stockholders' equity....................      4,596                                       4,608
                                                ----------                                   --------
    Total liabilities and stockholders' equity  $  78,979                                    $ 71,372
                                                ==========                                   ========

Net interest income...........................                  $    1,885                                  $    1,902
                                                                ==========                                  ==========
Interest rate spread..........................                                   1.95%                                        2.37%
                                                                               ======                                       ======
Net yield on interest-earning assets..........                                   2.46%                                        2.77%
                                                                               ======                                       ======
Ratio of average interest-earning assets to
  average interest-bearing liabilities........      111.79%                                    110.94%
                                                    ======                                     ======

                                 EXHIBIT I-6
                Middlesboro Federal Bank, Federal Savings Bank
                         Loan Loss Allowance Activity


                                             Three Months Ended
                                                September 30,          Year Ended June 30,
                                             ------------------        ------------------
                                              1996          1995        1996         1995
                                              ----          ----        ----         ----
                                                         (Dollars in thousands)
Balance at beginning of period.........       $ 180         $ 148       $ 148        $ 131
                                              -----         -----       -----        -----
Loans charged off:
 Real estate mortgage loans:
   Residential.........................          --            --          --           --
   Commercial..........................          --            --          --           --
 Construction..........................          --            --          --           --
 Commercial............................          --            --          --           --
 Consumer..............................          17            28          36            4
                                              -----         -----       -----        -----
 Total charge-offs.....................          17            28          36            4
                                              -----         -----       -----        -----
Recoveries:
 Real estate mortgage loans:
   Residential.........................          --            --           6           --
   Commercial..........................          --            --          --           --
 Construction..........................          --            --          --           --
 Commercial............................          --            --          --           --
 Consumer..............................           2            14           4            3
                                              -----         -----       -----        -----
 Total recoveries......................           2            14          10            3
                                              -----         -----       -----        -----
Net loans charged off..................          15            14          26            1
                                              -----         -----       -----        -----
Provision for loan losses..............          30             3          58           18
                                              -----         -----       -----        -----
Balance at end of period...............       $ 195         $ 137       $ 180        $ 148
                                              =====         =====       =====        =====
Ratio of net charge-offs to average
 loans outstanding during the period...        0.09%         0.11%       0.04%          --%
                                              =====         =====       =====        =====

                                 EXHIBIT I-7
                Middlesboro Federal Bank, Federal Savings Bank
                     Fixed Rate and Adjustable Rate Loans

                                  Predetermined        Floating or
                                      Rate          Adjustable Rates
                                  -------------     ----------------
                                           (In thousands)
Real estate mortgage loans:
  One- to four-family.............  $  7,766            $ 30,874
  Multi-family....................       374               1,489
  Commercial......................     1,856               7,380
Construction:
  One- to four-family.............        --                  --
  Multi-family and commercial.....        --                  --
Commercial........................     1,946                 769
Consumer loans:
  Savings account.................        --                  --
  Automobiles.....................     1,299                  --
  Credit card.....................        --                  --
  Other...........................     1,293                  --
                                    --------            --------
    Total.........................  $ 14,534            $ 40,512
                                    ========            ========

                        Net Portfolio Value                   NPV as % of Portfolio Value of Assets
 Change       --------------------------------------          -------------------------------------
in Rates      $ Amounts       $ Change      % Change          NPV Ratio      Basis Point Change
--------      ---------       --------      --------          ---------      ------------------
                                     (Dollars in thousands)
+400 bp         1,553          (4,445)         (74)              1.95             (506) bp
+300 bp         2,848          (3,151)         (53)              3.51             (350) bp
+200 bp         4,066          (1,933)         (32)              4.91             (210) bp
+100 bp         5,142            (856)         (14)              6.11              (91) bp
   0 bp         5,998              --           --               7.02               --
-100 bp         6,579             581           10               7.60               59  bp
-200 bp         6,900             902           15               7.90               89  bp
-300 bp         7,401           1,403           23               8.39              137  bp
-400 bp         8,150           2,152           36               9.11              209  bp

       The following table sets forth the interest rate risk capital component for the Bank at September 30, 1996 given a hypothetical 200 basis point rate change in the market interest rates.


                                                                      September 30, 1996
                                                                      ------------------
Pre-shock NPV Ratio: NPV as % of Portfolio Value of Assets  .........        7.02%
Exposure Measure: Post-Shock NPV Ratio ..............................        4.91%
Sensitivity Measure: Change in NPV Ratio ............................       (210) bp

                                  EXHIBIT 1-9
                Middlesboro Federal Bank, Federal Savings Bank
                          Loan Portfolio Composition

                                                                                                  At June 30,
                                             At September 30,                ----------------------------------------------------
                                                 1996                                1996                          1995
                                        ---------------------                ---------------------            -------------------
                                        Amount            %                  Amount            %              Amount          %
                                        ------         ------                ------         ------            ------       ------
                                                                              (Dollars in thousands)
Mortgage loans:
  One- to four-family.................. $  43,711       60.29%               $  38,937       62.14%           $  32,778       70.17%
  Multi-family.........................     1,866        2.57                    1,877        3.00                    -           -
  Commercial...........................    11,359       15.67                    9,307       14.85                5,753       12.32
Construction:
  One- to four-family..................     3,042        4.20                    2,964        4.73%               1,725        3.69
  Multi-family and commercial..........     1,176        1.62                      146        0.23                    -           -
Commercial.............................     4,497        6.20                    3,432        5.48                  888        1.90
Consumer loans:
  Savings account......................     1,833        2.53                    1,746        2.79                1,585        3.39
  Automobile...........................     2,342        3.23                    2,165        3.46                1,737        3.72
  Credit card..........................       507        0.70                      448        0.72                   74        0.16
  Other................................     2,169        2.99                    1,634        2.60                2,172        4.65
                                        ---------      ------                ---------      ------            ---------      ------
      Total loans......................    72,502      100.00%                  62,656      100.00%              46,712      100.00%
                                                       ======                               ======                           ======

Less:
  Loans in process.....................    (2,412)                              (1,949)                            (760)
  Discounts............................      (524)                                (596)                            (940)
  Allowance for loan losses............      (195)                                (180)                            (148)
                                        ---------                            ---------                        ---------
      Total............................ $  69,371                            $  59,931                        $  44,864
                                        =========                            =========                        =========

                                 EXHIBIT I-10
                Middlesboro Federal Bank, Federal Savings Bank
                       Contractual Maturity By Loan Type


                                                              Due after        Due after        Due after
                              Due during the year ending      3 through        5 through       10 through     Due after 15
                                        June 30,            5 years after   10 years after   15 years after    years after
                              --------------------------       June 30,         June 30,         June 30,        June 30,
                              1997       1998       1999        1996             1996             1996            1996      Total
                              ----       ----       ----      --------         --------         --------        --------   -------
                                                                     (In thousands)
Real estate mortgage loans:
  One- to four-family.......  $  297     $  124     $  176    $   314          $   2,714        $   6,966       $ 28,346   $ 38,937
  Multi-family..............      14          6          9         15                131              336          1,366      1,877
  Commercial................      71         30         42         75                649            1,665          6,775      9,307
Construction:
  One- to four-family.......   2,964         --         --         --                 --               --             --      2,964
  Multi-family and commercial    146         --         --         --                 --               --             --        146
Commercial..................     717        308        607      1,391                409               --             --      3,432
Consumer loans:
  Savings account...........   1,746         --         --         --                 --               --             --      1,746
  Automobile................     866        195        383        721                 --               --             --      2,165
  Credit card...............     448         --         --         --                 --               --             --        448
  Other.....................     341        147        288        663                195               --             --      1,634
                              ------     ------     ------    -------          ---------        ---------       --------   --------
    Total...................  $7,610     $  810     $1,505    $ 3,179          $   4,098        $   8,967       $ 36,487   $ 62,656
                              ======     ======     ======    =======          =========        =========       ========   ========

                                 EXHIBIT I-11
                Middlesboro Federal Bank, Federal Savings Bank
                    Loan Originations, Purchases, and Sales

                                                          Three Months Ended
                                                            September 30,             Year Ended June 30,
                                                         ---------------------      ------------------------
                                                          1996           1995        1996              1995
                                                         -------       -------      ------            ------
                                                                           (In thousands)
Loans originated:
Real estate mortgage loans:
  One- to four-family.................................   $ 5,429       $ 2,591      $13,562           $12,626
  Multi-family........................................       ---           ---          339               ---
  Commercial..........................................     2,467           901        3,524             3,794
Construction..........................................     2,494         1,340        4,885             1,689
Commercial............................................     1,065           103        2,186             2,590
Consumer loans........................................     2,919           995        8,331               864
Other.................................................       ---           ---          ---             1,730
                                                        --------      --------     --------          --------
     Total loans originated...........................   $14,374      $  6,290      $32,827          $ 23,293
                                                        ========      ========     ========          ========

Loans purchased:
  Real estate loans:
    Single-family residential.........................   $   190      $    ---      $   202          $    ---
                                                        --------      --------      --------         --------
    Total loans purchased.............................   $   190      $    ---      $   202          $    ---
                                                        ========      ========      ========         =========


                                 EXHIBIT I-12
                Middlesboro Federal Bank, Federal Savings Bank
                             Non-Performing Assets

                                                     At                     At June 30,
                                                September 30,         ----------------------
                                                    1996                1996          1995
                                                   ------             -------        -------
                                                             (Dollars in thousands)
Loans accounted for on a nonaccrual basis: (1)
 Real estate mortgage loans:
   Residential..................................   $ 433              $ 176           $ 132
   Nonresidential...............................     ---                173             ---
 Construction...................................     ---                ---             ---
 Commercial.....................................     ---                ---             ---
 Consumer.......................................     ---                ---               3
                                                 -------            -------         -------
     Total                                         $ 433              $ 349           $ 135
                                                 =======            =======         =======

Accruing loans which are contractually
  past due 90 days or more:
 Real estate mortgage loans:
   Residential..................................   $ ---              $ ---           $ ---
   Nonresidential...............................     ---                ---             ---
 Construction...................................     ---                ---             ---
 Commercial.....................................     ---                ---             ---
 Consumer.......................................      17                 24             115
                                                 -------            -------         -------
     Total......................................    $ 17               $ 24            $115
                                                 =======            =======         =======
     Total nonperforming loans..................    $450               $373            $250
                                                 =======            =======         =======
Percentage of total loans.......................    0.65%              0.56%           0.57%
                                                 =======            =======         =======
Other nonperforming assets......................    $---               $---            $---
                                                 =======            =======         =======

                                 EXHIBIT I-13
                Middlesboro Federal Bank, Federal Savings Bank
                              Classified Assets

     Asset Classification and Allowance for Loan Loses. Federal regulations require savings associations to review their assets on a regular basis and to classify them as "substandard," "doubtful" or "loss" if warranted. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified as loss, the insured institution must either establish specific loss allowances in the amount of 100% of the portion of the asset classified as loss or charge off such amount. An asset which does not currently warrant classification but which possesses weaknesses or deficiencies deserving close attention is required to be designated as "special mention." Currently, general loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. See "Regulation -- Regulation of the Bank -- Regulatory Capital Requirements." OTS examiners may disagree with the insured institution's classifications and amounts reserved. If an institution does not agree with an examiner's classification of an asset, it may appeal this determination to the OTS. Management of the Bank reviews assets on a quarterly basis, and at the end of each quarter, prepares an asset classification listing in conformity with the OTS regulations, which is reviewed by the Board of Directors. At September 30, 1996, the Bank had $408,000 in assets classified as substandard. Substandard loans consisted of seven single-family mortgage loans, the largest of which had a balance of $155,000 at September 30, 1996 and seven consumer loans with an aggregate balance of $19,000.

                                 EXHIBIT I-14
                Middlesboro Federal Bank, Federal Savings Bank
                              Deposit Composition


Interest     Minimum                                              Minimum     Balances in     Percentage of
 Rate*        Term               Category                          Amount      Thousands      Total Savings
--------     -------             --------                          -------     ---------      -------------
2.75%         None           Passbook accounts                     $    --      $  8,780           12.21%
2.78%         None           NOW accounts                              100         7,109            9.89
3.04%         None           Money market deposit accounts           2,500           451            0.63
 -- %         None           Noninterest-bearing checking accounts     100         2,069            2.88

                             Certificates of Deposit
                             -----------------------

5.06%         12-month       Fixed-term, fixed-rate                  1,000        39,049           54.31
5.32%         2-5 year       Fixed-term, fixed-rate                  1,000        14,448           20.08
                                                                              ----------         -------
                                                                                 $71,906          100.00%
                                                                              ==========         =======
---------------
* Weighted average rate.


                                 EXHIBIT I-15
                Middlesboro Federal Bank, Federal Savings Bank
                          Time Deposit Rate/Maturity



     Time Deposits by Rates. The following table sets forth the time deposits in the Bank classified by nominal rates at the dates indicated.


                                        At            At June 30,
                                   September 30,   ----------------
                                       1996         1996      1995
                                   -------------   ------   -------
                                            (In thousands)

3.01 - 5.00% ....................    $    --       $ 7,857  $ 4,860
5.01 - 7.00% ....................     53,497        42,750   40,707
7.01 - 9.00% ....................         --            --      134
                                     -------       -------  -------
                                     $53,497       $50,607  $45,701
                                     =======       =======  =======

     Time Deposit Maturity Schedule. The following table sets forth the amount and maturities of time deposits at September 30, 1996.


                                              Amount Due
                            ---------------------------------------------------
                            Less Than                            After
Rate                         One Year   1-2 Years   2-3 Years   3 Years   Total
----                        ---------   ---------   ---------   -------  -------
                                                (In thousands)
5.01 - 7.00% .............  $ 39,049    $ 10,196    $ 2,413     $ 1,839  $53,497
                            --------    --------    -------     -------  -------
                            $ 39,049    $ 10,196    $ 2,413     $ 1,839  $53,497
                            ========    ========    =======     =======  =======


                                 EXHIBIT I-16
                Middlesboro Federal Bank, Federal Savings Bank
                                  Borrowings


                                                At or for Three Months             At or for Year
                                                 Ended September 30,                Ended June 30,
                                             ---------------------------       -------------------------
                                               1996               1995           1996              1995
                                             -------            --------       --------          ------
                                                                 (Dollars in thousands)
Advances from FHLB:
  Amounts outstanding at end of period.....  $6,000                ---          $1,000             ---

  Weighted average rate paid on............    3.41%               ---            3.41%            ---

Maximum amount of borrowing outstanding
  at any month end.........................  $6,000                ---          $1,000             ---

Approximate average short-term borrowings
  outstanding with respect to..............  $5,867                ---          $  264             ---

Approximate weighted average rate paid on..    3.41%               ---            3.41%            ---


                                  EXHIBIT II-1
                 Middlesboro Federal Bank, Federal Savings Bank
                            List of Office Locations


                                                      Book Value at                      Deposits at
                               Year      Owned or     September 30,     Approximate      September 30,
                              Opened      Leased          1996         Square Footage         1996
                              ------      ------      -------------    --------------    -------------
                                              (Dollars in thousands)
Main Office:

1431 Cumberland Avenue
Middlesboro, Kentucky         1915         Owned          $641             11,906          $46,522

Branch Office:

1501 E. Main Street
Cumberland, Kentucky          1976        Leased            25              1,700           25,384

                                  EXHIBIT II-2
                           Historical Interest Rates

                         Historical Interest Rates(1)

                           Prime     90 Day    One Year  30 Year
Year/Qtr. Ended             Rate     T-Bill    T-Bill    T-Bond
---------------            ------    ------    --------  ------
1991:  Quarter 1            8.75%     5.92%     6.24%     8.26%
       Quarter 2            8.50%     5.72%     6.35%     8.43%
       Quarter 3            8.00%     5.22%     5.38%     7.80%
       Quarter 4            6.50%     3.95%     4.10%     7.47%

1992:  Quarter 1            6.50%     4.15%     4.53%     7.97%
       Quarter 2            6.50%     3.65%     4.06%     7.79%
       Quarter 3            6.00%     2.75%     3.06%     7.38%
       Quarter 4            6.00%     3.15%     3.59%     7.40%

1993:  Quarter 1            6.00%     2.95%     3.18%     6.93%
       Quarter 2            6.00%     3.09%     3.45%     6.67%
       Quarter 3            6.00%     2.97%     3.36%     6.03%
       Quarter 4            6.00%     3.06%     3.59%     6.34%

1994:  Quarter 1            6.25%     3.56%     4.44%     7.09%
       Quarter 2            7.25%     4.22%     5.49%     7.61%
       Quarter 3            7.75%     4.79%     5.94%     7.82%
       Quarter 4            8.50%     5.71%     7.21%     7.88%

1995:  Quarter 1            9.00%     5.86%     6.47%     7.43%
       Quarter 2            9.00%     5.57%     5.63%     6.63%
       Quarter 3            8.75%     5.42%     5.68%     6.51%
       Quarter 4            8.50%     5.09%     5.14%     5.96%

1996:  Quarter 1            8.25%     5.14%     5.38%     6.67%
1996:  Quarter 2            8.25%     5.16%     5.68%     6.87%
1996:  Quarter 3            8.25%     5.03%     5.69%     6.92%
December 13, 1996           8.25%     4.77%     5.50%     6.58%


(1)   End of period data.

Source:   SNL Securities.

                                  EXHIBIT II-3
                          Demographic/Economic Reports

===============================================================================

                           STATE DEMOGRAPHIC REPORT

===============================================================================

                State  00
           State Name  UNITED STATES

Population
----------
1980              226,542,204
1990              248,709,873
1996              265,294,885
2001              278,802,003

Population Growth Rate  1.0


Households
----------
1990               91,947,410
1996               98,239,161
2001              103,293,062

Household Growth Rate   1.1
Average Household Size 2.63


Families
--------
1990               64,517,947
1996               68,967,945

Family Growth Rate              1.1


Race              1990           1996
----              ----           ----
% White           80.3           78.6
% Black           12.1           12.3
% Asian
  /Pacific Isl.    2.9            3.8

% Hispanic*        9.0           10.4


1996 Age Distribution
---------------------
   0-4        7.5
   5-9        7.3
  10-14       7.2
  15-19       6.9
  20-24       6.8
  25-44      31.6
  45-64      19.9
  65-84      11.4
   85+        1.4
   18+       74.0


Median Age
----------
1990           32.9
1996           34.3

Male/Female Ratio       95.6

Per Capita Income    $16,738


1996 Household Income
---------------------
Base                 98,238,455
% less than $15K           19.7
% $15K-25K                 15.6
% $25K-50K                 34.0
% $50K-100K                24.4
% $100K-150K                4.3
% greater than $150K        2.1


Median Household Income
-----------------------
1996          $34,530
2001          $33,189


1996 Average Disposable Income
------------------------------
Total                     $33,213
Householder less than 35  $29,095
Householder 35-44         $38,643
Householder 45-54         $43,775
Householder 55-64         $34,976
Householder 65+           $21,850


Spending Potential Index*
-------------------------
Auto Loan             100
Home Loan             100
Investments           100
Retirement Plans      100
Home Repair           100
Lawn & Garden         100
Remodeling            100
Appliances            100
Electronics           100
Furniture             100
Restaurants           100
Sporting Goods        100
Theater/Concerts      100
Toys & Hobbies        100
Travel                100
Video Rental          100
Apparel               100
Auto Aftermarket      100
Health Insurance      100
Pets & Supplies       100

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income amounts are expressed in current dollars for 1996.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-------------------------------------------------------------------------------
Copyright 1996 CACI          (800) 292-CACI  FAX: (703) 243-6272        12/4/96

================================================================================

                           STATE DEMOGRAPHIC REPORT

================================================================================


      State    21
 State Name    Kentucky


Population                            1996 Age Distribution              1996 Average Disposable Income
----------                            ---------------------              -------------------------------
1980            3,660,324               0-4         6.9                  Total                    $26,128
1990            3,685,296               5-9         6.7                  Householder less than 35 $22,795
1996            3,895,554              10-14        7.1                  Householder 35-44        $32,586
2001            4,063,325              15-19        7.5                  Householder 45-54        $34,788
Population Growth Rate  0.9            20-24        6.9                  Householder 55-64        $25,494
                                       25-44       30.7                  Householder 65+          $16,947
                                       45-64       20.9
Households                             65-84       11.7
----------                              85+         1.4
1990            1,379,782               18+        74.8                        Spending Potential Index*
1996            1,462,541                                                      -------------------------
2001            1,527,071             Median Age                               Auto Loan            97
                                      ----------                               Home Loan            85
Household Growth Rate   0.9           1990         33.0                        Investments          90
Average Household Size 2.59           1996         34.9                        Retirement Plans     86
                                                                               Home Repair          96
Families                              Male/Female Ratio      94.2              Lawn & Garden       100
--------                                                                       Remodeling           94
1990            1,015,998             Per Capita Income   $12,744              Appliances           99
1996            1,074,880                                                      Electronics          95
                                                                               Furniture            92
Family Growth Rate      0.9                                                    Restaurants          91
                                      1996 Household Income                    Sporting Goods       96
                                      ---------------------                    Theater/Concerts     92
Race         1990      1996           Base              1,462,540              Toys & Hobbies       96
----         ----      ----           % less than $15K       29.9              Travel               88
% White      92.0      91.7           % $15K-25K             18.5              Video Rental         97
% Black       7.1       7.3           % $25K-50K             32.7              Apparel              92
% Asian                               % $50K-100K            16.0              Auto Aftermarket     92
 /Pacific Isl.0.5       0.6           % $100K-150K            2.0              Health Insurance    100
                                      % greater than $150K    1.0              Pets & Supplies      99

% Hispanic*   0.6       0.7           Median Household Income
                                      -----------------------
                                      1996            $25,703
                                      2001            $24,407

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income amounts are expressed in current dollars for 1996.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1996 CACI     (800) 292-CACI  FAX: (703) 243-6272              12/4/96

                ----------------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
                ----------------------------------------------

   State/County 21013
   County Name  BELL


Population                      1996 Age Distribution         1996 Average Disposable Income
----------                      ---------------------       ----------------------------------
1980               34,330         0-4          6.8          Total                      $17,625
1990               31,506         5-9          6.4          Householder less than 35   $16,472
1996               30,304        10-14         7.3          Householder 35-44          $22,379
2001               29,373        15-19         7.6          Householder 45-54          $20,954
                                 20-24         7.3          Householder 55-64          $16,548
Population Growth Rate -0.6      25-44        29.3          Householder 65+            $13,444
                                 45-64        21.5
Households                       65-84        12.3
----------                        85+          1.4
                                  18+         78.8
1990               11,512                                         Spending Potential Index*
1996               11,104                                         -------------------------
2001               10,769
                                                                  Auto Loan            93
                                                                  Home Loan            69
                                Median Age                        Investments          68
                                ----------                        Retirement Plans     69
                                                                  Home Repair          91
Household Growth Rate  -0.6     1990          33.0                Lawn & Garden        98
Average Household Size 2.68     1996          35.2                Remodeling           83
                                                                  Appliances           97
Families                        Male/Female Ratio    92.8         Electronics          89
--------                                                          Furniture            80
                                                                  Restaurants          79
1990                8,796                                         Sporting Goods       89
1996                8,454       Per Capita Income  $8,003         Theater/Concerts     80
                                                                  Toys & Hobbies       88
Family Growth Rate     -0.6     1996 Household Income             Travel               74
                                -------------------------         Video Rental         93
                                                                  Apparel              78
                                Base               11,104         Auto Aftermarket     83
Race           1990    1996     % less than $15K     50.6         Health Insurance    100
----           ----    ----     % $15K-25K           19.1         Pets & Supplies      95
% White        97.0    96.9     % $25K-50K           22.3
% Black         2.6     2.7     % $50K-100K           6.7
% Asian                         % $100K-150K          0.9
  /Pacific |s|. 0.3     0.3     % greater than $150K  0.3

% Hispanic*     0.2     0.2
                                Median Household Income
                                -----------------------
                                1996         $14,819
                                2001         $13,659

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income amounts are expressed in current dollars for 1996.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1996 CACI   (800) 292-CACI  FAX: (703) 243-6272                12/4/96

                           COUNTY DEMOGRAPHIC REPORT

State/County  21095
County Name   HARLAN

Population
----------
1980        41,889
1990        36,574
1996        36,243
2001        36,128

Population Growth Rate  -0.1

Households
----------
1990        13,269
1996        13,189
2001        13,160

Household Growth Rate  -0.1
Average Household Size 2.73

Families
--------
1990        10,197
1996        10,095

Family Growth Rate     -0.2

Race           1990      1996
----           ----      ----
% White        96.4      96.4
% Black         3.3       3.3
% Asian
  /Pacific Isl. 0.1       0.2

% Hispanic*     0.3       0.3

1996 Age Distribution
---------------------
   0-4        7.2
   5-9        6.7
  10-14       7.7
  15-19       8.2
  20-24       7.2
  25-44      29.0
  45-64      20.7
  65-84      11.9
   85+        1.4
   18+       73.1

Median Age
----------
1990       32.6
1996       34.8

Male/Female Ratio   93.7

Per Capita Income $8,371

1996 Household Income
---------------------
Base           13,189
%less than
  $15K           46.7
%$15K-25K        19.4
%$25K-50K        25.0
%$50K-100K        7.9
%$100K-150K       0.8
%>$150K           0.3

Median Household Income
-----------------------
1996            $16,137
2001            $14,858

1996 Average Disposable Income
------------------------------
Total                 $18,795
Householder
  less than 35        $17,385
Householder 35-44     $25,534
Householder 45-54     $22,589
Householder 55-64     $16,077
Householder 65+       $13,380

Spending Potential Index*
-------------------------
Auto Loan             94
Home Loan             69
Investments           70
Retirement Plans      70
Home Repair           90
Lawn & Garden        100
Remodeling            84
Appliances            97
Electronics           89
Furniture             80
Restaurants           80
Sporting Goods        89
Theater/Concerts      80
Toys & Hobbies        88
Travel                74
Video Rental          93
Apparel               79
Auto Aftermarket      83
Health Insurance     102
Pets & Supplies       96

--------------------------------------------------------------------------------
*Persons of Hispanic Origin may be of any race.
*Income amounts are expressed in current dollars for 1996.
*The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1996 CACI       (800)292-CACI      FAX:(703)243-6272           12/4/96

                                 EXHIBIT II-4
                 Sources of Personal Income/Employment Sectors

                                                               December 06, 1996

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For counties and Metropolitan Areas
                            (thousands of dollars)

(21-000)  KENTUCKY
------------------------------------------------------------------------------------------------------------------------------------
  Item                                         1989            1990          1991           1992           1993          1994
------------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
Total personal income ($000)                 50,585,785     54,453,863     57,327,136     61,709,011     64,096,264     76,814,39
  Nonfarm personal income                    49,559,816     53,441,008     56,275,523     60,441,731     62,977,237     66,665,58
  Farm income 2/                              1,025,969      1,012,855      1,051,613      1,267,280      1,119,027      1,148,80

Population (thousands) 3/                       3,677.3        3,692.5        3,715.4        3,752.7        3,794.0       3,826.
Per capital personal income (dollars)            13,756         14,747         15,429         16,444         16,894         17,72

Derivation of total personal income
  Earnings by place of work                  35,726,348     38,256,483      39,938,396    43,528,557     45,520,710     48,479,46
  Less: Personal cont. for social insur. 4/   2,187,644      2,366,820       2,551,330     2,697,731      2,862,620      3,103,41
  Plus: Adjustment for residence 5/             -10,470         22,555         -23,810      -167,040       -198,449       -289,52
  Equals: Net earn. by place of residence    33,528,234     35,912,218      37,363,256    40,663,786     42,459,641     45,086,52
  Plus: Dividends, interest, and rent 5/      8,259,252      8,860,561       8,962,176     8,938,207      8,961,006      9,472,46
  Plus: Transfer payments                     8,798,299      9,681,084      11,001,704    12,107,018     12,675,617     13,255,40

     Earnings by place of work

Components of Earnings:
  Wages and salaries                        28,519,644      30,590,413      31,800,093    34,430,340     35,888,350     38,091,60
  Other labor income                         3,112,927       3,458,689       3,785,299     4,286,466      4,683,618      5,063,86
  Proprietors' income 7/                     4,093,777       4,207,381       4,353,004     4,811,751      4,948,742      5,323,99
    Farm proprietors' income                   867,454         829,768         873,877     1,092,575        933,093        972,15
    Nonfarm proprietors' income              3,226,323       3,377,613       3,479,127     3,719,176      4,015,649      4,351,83

Earnings by Industry:
  Farm earnings                              1,025,969       1,012,855       1,051,613     1,267,280      1,119,027      1,148,80
  Nonfarm earnings                          34,700,379      37,243,628      38,886,783    42,261,277     44,401,683     47,330,65
    Private earnings                        28,539,823      30,639,800      31,693,342    34,406,595     36,400,420     39,042,90

     Ag. serv., for., fish., and other 8/      199,333         221,370         245,945       250,531        263,711        289,15
     Mining                                  1,418,742       1,531,248       1,437,332     1,418,308      1,369,664      1,453,17
     Construction                            2,046,184       2,120,822       2,067,469     2,292,871      2,484,401      2,723,683
     Manufacturing                           8,166,278       8,688,009       8,759,168     9,542,766     10,000,287     10,784,122
      Nondurable goods                       3,397,589       3,568,300       3,744,688     4,079,452      4,187,702      4,433,642
      Durable goods                          4,768,689       5,119,709       5,014,480     5,463,314      5,812,585      6,350,480
     Transportation and public utilities     2,539,759       2,751,202       2,931,892     3,136,116      3,293,924      3,537,846
     Wholesale trade                         1,874,054       1,985,843       2,080,041     2,237,382      2,293,440      2,480,704
     Retail trade                            3,762,138       3,956,488       4,137,043     4,420,273      4,739,091      5,072,952
     Finance, insurance, and real estate     1,605,556       1,706,916       1,785,303     1,996,156      2,194,583      2,221,050
     Services                                6,927,779       7,677,902       8,249,149     9,112,192      9,761,319     10,480,215
  Government and government enterprises      6,160,556       6,603,828       7,193,441     7,854,682      8,001,263      8,287,752
     Federal, civilian                       1,200,360       1,322,799       1,395,905     1,455,632      1,500,797      1,538,873
     Military                                  905,642         839,380         870,095     1,100,428      1,043,258      1,035,634
     State and local                         4,054,554       4,441,649       4,927,441     5,298,622      5,457,208      5,713,245

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                     June 1996    BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
(21-013)BELL               KENTUCKY

------------------------------------------------------------------------------------------------------------------------------------
  Item                                        1989          1990          1991            1992            1993           1994
------------------------------------------------------------------------------------------------------------------------------------
      Income by place of residence
Total personal income ($000)                 303,907        327,498       349,248         371,909         382,539        395,849
 Nonfarm personal income                     303,421        327,098       348,686         371,472         382,009        395,450
 Farm income 2/                                  486            400           562             437             530            399

Population (thousands) 3/                       31.7           31.5          31.1            30.8            30.8           30.8
Per capita personal income (dollars)           9,587         10,408        11,220          12,069          12,408         12,866

Derivation of total personal income
 Earnings by place of work                   211,207        221,406       221,605         232,424         245,845        252,915
 Less: Personal cont. for social insur. 4/    13,953         14,609        15,184          15,630          16,741         17,626
 Plus: Adjustment for residence 5/           -37,223        -37,839       -38,680         -39,033         -43,048        -42,383
 Equals: Net earn. by place of residence     160,031        168,958       167,741         177,761         186,056        192,906
 Plus:  Dividends, interest, and rent 6/      44,067         49,214        54,546          51,364          49,356         52,079
 Plus: Transfer payments                      99,809        109,326       126,961         142,784         147,127        150,864

     Earnings by place of work

Components of Earnings:
 Wages and salaries                          169,564        177,409       176,076         184,769         192,600        196,611
 Other labor income                           22,297         23,936        24,860          26,650          29,993         31,813
 Proprietors' income 7/                       19,346         20,061        20,669          21,005          23,252         24,491
  Farm proprietors' income                       472            383           546             422             513            383
  Nonfarm proprietors' income                 18,874         19,678        20,123          20,583          22,739         24,108

Earnings by Industry:
 Farm earnings                                   486            400           562             437             530            399
 Nonfarm earnings                            210,721        221,006       221,043         231,987         245,315        252,516
  Private earnings                           175,384        182,212       179,870         188,442         200,255        205,070

   Ag. serv., for., fish., and other 8/          259            216           197             206             211            217
   Mining                                     49,092         50,625        43,727          37,963          43,257         46,657
   Construction                                8,048          8,263        11,768          15,899          16,312          8,211
   Manufacturing                              19,558         19,467        18,821          20,650          21,159         22,828
    Nondurable goods                          15,243         15,083        14,385          16,708          15,991         16,879
    Durable goods                              4,315          4,384         4,436           3,942           5,168          5,949
   Transportation and public utilities        14,406         14,304        14,917          15,219          15,484         16,595
   Wholesale trade                             7,897          8,672         7,865          10,957           8,876         10,393
   Retail trade                               28,686         30,151        30,460          31,746          34,286         35,998
   Finance insurance, and real estate          7,865          7,594         7,195           7,781           8,108          8,331
   Services                                   39,573         42,920        44,920          48,021          52,562         55,841
  Government and government enterprises       35,337         38,794        41,173          43,545          45,060         47,446
   Federal, civilian                           4,784          5,060         5,142           5,165           5,253          5,233
   Military                                      904            906           873             933             959            948
   State and local                            29,649         32,828        35,158          37,447          38,848         41,265

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                     June 1996    BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
(21-095)  HARLAN          KENTUCKY

------------------------------------------------------------------------------------------------------------------------------------
  Item                                        1989          1990          1991            1992            1993           1994
------------------------------------------------------------------------------------------------------------------------------------
      Income by place of residence
Total personal income ($000)                 373,197        407,332       419,513         446,661         445,446        468,243
 Nonfarm personal income                     373,163        407,327       419,511         446,638         445,431        468,214
 Farm income 2/                                  (L)            (L)           (L)             (L)             (L)            (L)

Population (thousands) 3/                       37.2           36.5          36.5            36.3            36.3           36.3
Per capita personal income (dollars)          10,039         11,150        11,491          12,303          12,283         12,903

Derivation of total person income
 Earnings by place of work                   262,104        283,586       274,083         278,902         271,886        288,994
 Less: Personal cont. for social insur. 4/    16,708         17,951        17,995          17,929          18,016         19,465
 Plus: Adjustment for residence 5/           -34,124        -39,053       -35,968         -36,860         -32,253        -34,787
 Equals: Net earn. by place of residence     211,272        226,582       220,120         224,113         221,617        234,742
 Plus: Dividends, interest, and rent 6/       44,498         54,248        54,621          60,413          54,677         57,726
 Plus: Transfer payments                     117,427        126,502       144,772         162,135         169,152        175,775

      Earnings by place of work

Components of Earnings:
 Wages and salaries                          215,244        232,023       222,370         224,162         217,479        229,443
 Other labor income                           35,636         39,887        40,648          43,464          42,314         46,666
 Proprietors' income 7/                       11,224         11,676        11,065          11,276          12,093         12,885
  Farm proprietors' income                       (L)            (L)           (L)             (L)             (L)            (L)
  Nonfarm proprietors' income                 11,196         11,678        11,070          11,259          12,085         12,863

Earnings by Industry:
 Farm earnings                                   (L)            (L)           (L)             (L)             (L)            (L)
 Nonfarm earnings                            262,070        283,581       274,081         278,879         271,871        288,965
  Private earnings                           225,258        243,141       229,311         230,638         221,237        237,194

   Ag. serv., for., fish., and other 8/           73            153           217             244             255            (D)
   Mining                                    129,460        142,613       128,559         122,226         106,262        116,663
   Construction                                6,259          7,852         8,355           9,092           7,547            (D)
   Manufacturing                               4,631          4,131         3,809           4,135           4,749          5,011
    Nondurable goods                             898            994           838             872             934          1,017
    Durable goods                              3,733          3,137         2,971           3,263           3,815          3,994
   Transportation and public utilities        13,100         14,122        13,979          15,108          16,153         16,167
   Wholesale trade                             9,696          9,767         9,654          10,002          10,763         11,033
   Retail trade                               23,104         23,786        23,541          24,536          25,400         26,078
   Finance, insurance, and real estate         5,174          5,069         4,948           5,001           5,307          7,908
   Services                                   33,761         35,648        36,249          40,294          44,801         45,529
  Government and government enterprises       36,812         40,440        44,770          48,241          50,634         51,771
   Federal, civilian                           4,140          4,715         4,772           4,763           4,491          4,663
   Military                                    1,060          1,048         1,025           1,099           1,128          1,119
   State and local                            31,612         34,677        38,973          42,379          45,015         45,989

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                      June 1996   BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

1/  1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC.  1988-94 based on
    1987 SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers: income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/  Includes the capital consumption adjustment for rental income of persons.

7/  Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census, Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/  La Paz county, AZ was separated from Yuma county on January 1, 1983.

E The estimate shown here constitutes the major portion of the true estimate.

(D)  Not shown to avoid disclosure of confidential information.

(L)  Less than $50,000.  Estimates are included in totals.

(N)  Data not available for this year.


Table CA05                   June 1996     REGIONAL ECONOMIC INFORMATION SYSTEM
                                           BUREAU OF ECONOMIC ANALYSIS

                                                           December 06, 1996

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(21-000)  KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
Item                                            1989          1990          1991         1992         1993          1994
-----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment          1,863,254     1,912,850     1,915,123     1,962,472     2,007,711     2,063,321

By Type:
  Wage and salary employment                 1,541,590     1,576,123     1,571,136     1,616,479     1,657,344     1,709,892
  Proprietors' employment                      321,664       336,727       343,987       345,993       350,367       353,429
   Farm proprietors' employment                105,900       102,899       101,118       100,737       100,036        97,857
   Nonfarm proprietors' employment  2/         215,764       233,828       242,869       245,256       250,331       255,572

By Industry:
  Farm employment                              127,076       125,162       119,403       122,185       119,857       113,602
  Nonfarm employment                         1,736,178     1,787,688     1,795,720     1,840,287     1,887,854     1,949,719
   Private employment                        1,438,062     1,486,341     1,490,079     1,523,928     1,571,180     1,630,159
    Ag,serv.,for.,fish., and other  3/          17,020        18,527        19,344        18,827        20,171        21,612
    Mining                                      38,542        39,374        35,755        33,094        31,678        31,732
    Construction                                98,782       100,630        98,721       106,202       109,258       113,593
    Manufacturing                              290,764       294,545       288,831       293,114       302,685       314,834
    Transportation and public utilities         91,346        95,605        96,963        96,533       100,949       106,916
    Wholesale trade                             75,630        76,564        77,520        79,593        77,829        80,391
    Retail trade                               321,000       327,717       327,555       334,936       346,345       359,024
    Finance, insurance, and real estate         94,960        97,141        98,410        97,947       101,128       102,630
    Services                                   410,018       436,138       446,980       463,682       481,137       499,427
   Government and government enterprises       298,116       301,347       305,641       316,359       316,674       319,560
    Federal, civilian                           43,504        45,643        44,105        44,082        42,430        41,848
    Military                                    57,104        51,310        47,590        54,241        50,885        50,072
    State and local                            197,508       204,394       213,946       218,036       223,359       227,640

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(21-013)  BELL                                  KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
  Item                                            1989          1990         1991         1992        1993          1994
-----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment               11,472        11,682       11,436       11,255      11,567        11,728

By Type:
  Wage and salary employment                      10,034        10,124        9,918        9,788      10,069        1O,200
  Proprietors' employment                          1,438         1,558        1,518        1,467       1,498         1,528
   Farm proprietors' employment                       59            58           57           57          56            55
   Nonfarm proprietors' employment  2/             1,379         1,500        1,461        1,410       1,442         1,473

By Industry:

   Farm employment                                    63            63           61           61          59            58
   Nonfarm employment                             11,409        11,619       11,375       11,194      11,508        11,670
    Private employment                             9,627         9,778        9,461        9,227       9,522         9,676
     Ag.serv.,for.,fish., and other  3/               30            31           25           23          25            26
     Mining                                        1,383         1,390        1,156          956         987         1,046
     Construction                                    524           539          615          716         721           507
     Manufacturing                                 1,074         1,036        1,001          981         944           994
     Transportation and public utilities             651           635          622          589         616           658
     Wholesale trade                                 395           429          395          381         410           442
     Retail trade                                  2,635         2,645        2,562        2,535       2,667         2,788
     Finance, Insurance, and real estate             489           484          461          432         432           434
     Services                                      2,446         2,589        2,624        2,614       2,720         2,781
    Government and government enterprises          1,782         1,841        1,914        1,967       1,986         1,994
     Federal, civilian                               171           176          160          157         153           151
     Military                                        148           140          134          137         131           123
     State and local                               1,463         1,525        1,620        1,673       1,702         1,720

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                       June 1996  BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(21-095)  HARLAN                KENTUCKY
-----------------------------------------------------------------------------------------------
   Item                                     1989     1990     1991     1992     1993     1994
-----------------------------------------------------------------------------------------------
Employment by Place of Work
   Total full- & part-time employment       11,825   12,092   11,367   11,239   11,021   11,248

By Type:
   Wage and salary employment               10,778   11,013   10,292   10,186    9,947   10,152
   Proprietors' employment                   1,047    1,079    1,075    1,053    1,074    1,096
    Farm proprietors' employment                26       26       25       25       25       24
    Nonfarm proprietors' employment 2/       1,021    1,053    1,050    1,028    1,049    1,072

By Industry:

    Farm employment                             29       29       28       28       28       27
    Nonfarm employment                      11,796    12,063  11,339   11,211   10,993   11,221
     Private employment                      9,735     9,919   9,137    8,932    8,715    8,894
      Ag.serv.,for.,fish., and other  3/       (L)        10      11       14       11      (D)
      Mining                                 3,283     3,448   2,950    2,637    2,271    2,263
      Construction                             360       407     359      354      312      (D)
      Manufacturing                            249       209     199      193      216      237
      Transportation and public utilities      597       602     566      575      619      593
      Wholesale trade                          436       439     419      420      411      420
      Retail trade                           2,244     2,217   2,103    2,214    2,255    2,217
      Finance, insurance, and real estate      332       335     326      331      324      397
      Services                               2,229     2,252   2,204    2,194    2,296    2,395
     Government and government enterprises   2,061     2,144   2,202    2,279    2,278    2,327
      Federal, civilian                        140       150     139      134      123      127
      Military                                 173       162     157      151      154      145
      State and local                        1,748     1,832   1,906    1,984    2,001    2,055

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
File CA25                      June 1996    BUREAU OF ECONOMIC ANALYSIS
Table CA25

Footnotes for Table CA25

1/  1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC.  1988-94 based on
    1987 SIC.

2/  Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, MM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/  La Paz county, AZ was separated from Yuma county on January 1, 1983.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor, and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin In 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E   Estimate shown constitutes the major portion of the true estimate.

(D) Net shown to avoid disclosure of confidential information.

(L) Less than 10 jobs. Estimates are included in totals.

(N) Data not available for this year.

                                         REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25               June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996
                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas


(21-000)  KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------------
     Item                                           1989          1990          1991          1992          1993         1994
-----------------------------------------------------------------------------------------------------------------------------------

     Place of Residence Profile

 Total personal income ($000)                    50,585,785    54,453,863    57,327,136    61,709,011    64,096,264    67,814,391
   Nonfarm personal income                       49,559,816    53,441,008    56,275,523    60,441,731    62,977,237    66,665,588
   Farm income                                    1,025,969     1,012,855     1,051,613     1,267,280     1,119,027     1,148,803

Derivation of Total Personal Income
  Net earnings 1/                                33,528,234    35,912,218    37,363,256    40,663,786    42,459,641    45,086,525
  Transfer payments                               8,798,299     9,681,084    11,001,704    12,107,018    12,675,617    13,255,400
    Income maintenance 2/                           868,923       987,100     1,135,670     1,319,611     1,381,243     1,415,493
    Unemployment insurance                          168,104       224,188       313,183       378,881       343,649       263,131
    Retirement and other                          7,761,272     8,469,796     9,552,851    10,408,526    10,950,725    11,576,776
  Dividends, interest, and rent                   8,259,252     8,860,561     8,962,176     8,938,207     8,961,006     9,472,466

  Population (thousands) 3/                         3,677.3       3,692.5       3,715.4       3,752.7       3,794.0       3,826.8

Per Capita Incomes ($) 4/
  Per capita personal income                         13,756        14,747        15,429        16,444        16,894        17,721
  Per capita net earnings                             9,118         9,726        10,056        10,836        11,191        11,782
  Per capita transfer payments                        2,393         2,622         2,961         3,226         3,341         3,464
   Per capita income maintenance                        236           267           306           352           364           370
   Per capita unemployment insurance                     46            61            84           101            91            69
   Per capita retirement & other                      2,111         2,294         2,571         2,774         2,886         3,025
  Per capita dividends, interest, & rent              2,246         2,400         2,412         2,382         2,362         2,475

    Place of Work Profile

  Total earnings (place of work, $000)           35,726,348    38,256,483    39,938,396    43,528,557    45,520,710    48,479,461
    Wages and salaries                           28,519,644    30,590,413    31,800,093    34,430,340    35,888,350    38,091,606
    Other labor income                            3,112,927     3,458,689     3,785,299     4,286,466     4,683,618     5,063,865
    Proprietors' income                           4,093,777     4,207,381     4,353,004     4,811,751     4,948,742     5,323,990
      Nonfarm proprietors' income                 3,226,323     3,377,613     3,479,127     3,719,176     4,015,649     4,351,838
      Farm proprietors' income                      867,454       829,768       873,877     1,092,575       933,093       972,152

  Total employment (full & part-time)             1,863,254     1,912,850     1,915,123     1,962,472     2,007,711     2,063,321
   Wage and salary jobs                           1,541,590     1,576,123     1,571,136     1,616,479     1,657,344     1,709,892
   Number of proprietors                            321,664       336,727       343,987       345,993       350,367       353,429
     Number of nonfarm proprietors /5               215,764       233,828       242,869       245,256       250,331       255,572
     Number of farm proprietors                     105,900       102,899       101,118       100,737       100,036        97,857

  Average earnings per job ($)                       19,174        20,000        20,854        22,180        22,673        23,496
   Wage & salary earnings per job ($)                18,500        19,409        20,240        21,300        21,654        22,277
   Average earnings per nonfarm proprietor ($)       14,953        14,445        14,325        15,164        16,041        17,028

See footnotes at end of table.                                                                 REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                               June 1996                             BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas


(21-013) BELL                                      KENTUCKY
----------------------------------------------------------------------------------------------------------------------------------
Item                                                 1989         1990         1991         1992         1993         1994
----------------------------------------------------------------------------------------------------------------------------------
     Place of Residence Profile

Total personal income ($000)                        303,907      327,498      349,248      371,909      382,539      395,849
  Nonfarm personal income                           303,421      327,098      348,686      371,472      382,009      395,450
  Farm income                                           486          400          562          437          530          399

Derivation of Total Personal Income
  Net earnings 1/                                   160,031      168,958      167,741      177,761      186,056      192,906
  Transfer payments                                  99,809      109,326      126,961      142,784      147,127      150,864
    Income maintenance 2/                            15,684       17,635       20,327       24,582       26,582       26,455
    Unemployment insurance                            1,422        1,805        2,636        3,007        2,603        1,880
    Retirement and other                             82,703       89,886      103,998      115,195      117,942      122,529
Dividends, interest, and rent                        44,067       49,214       54,546       51,364       49,356       52,079

Population (thousands) 3/                              31.7         31.5         31.1         30.8         30.8         30.8

Per Capita Incomes ($) 4/
  Per capita personal income                          9,587       10,408       11,220       12,069       12,408       12,866
  Per capita net earnings                             5,048        5,370        5,389        5,768        6,035        6,270
  Per capita transfer payments                        3,148        3,474        4,079        4,633        4,772        4,904
    Per capita income maintenance                       495          560          653          798          862          860
    Per capita unemployment insurance                    45           57           85           98           84           61
    Per capita retirement & other                     2,609        2,857        3,341        3,738        3,826        3,983
  Per capita dividends, interest, & rent              1,390        1,564        1,752        1,657        1,601        1,693

     Place of Work Profile

   Total earnings (place of work, $000)             211,207      221,406      221,605      232,424      245,845      252,915
    Wages and salaries                              169,564      177,409      176,076      184,769      192,600      196,611
    Other labor income                               22,297       23,936       24,860       26,650       29,993       31,813
    Proprietors' income                              19,346       20,061       20,669       21,005       23,252       24,491
      Nonfarm proprietors' income                    18,874       19,678       20,123       20,583       22,739       24,108
      Farm proprietors' income                          472          383          546          422          513          383

   Total employment (full & part-time)               11,472       11,682       11,436       11,255       11,567       11,728
    Wage and salary jobs                             10,034       10,124        9,918        9,788       10,069       10,200
    Number of proprietors                             1,438        1,558        1,518        1,467        1,498        1,528
      Number of nonfarm proprietors /5                1,379        1,500        1,461        1,410        1,442        1,473
      Number of farm proprietors                         59           58           57           57           56           55

Average earnings per job ($)                         18,411       18,953       19,378       20,651       21,254       21,565
  Wage & salary earnings per job ($)                 16,899       17,524       17,753       18,877       19,128       19,276
  Average earnings per nonfarm proprietor ($)        13,687       13,119       13,773       14,598       15,769       16,367

See Footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                    June 1996     BUREAU OF ECONOMIC ANALYSIS

                                                               December 06, 1996
                           REGIONAL ECONOMIC PROFILE
                      For Counties And Metropolitan Areas

(21-095)  HARLAN                        KENTUCKY
------------------------------------------------------------------------------------------------------------------------------------
        Item                             1989            1990            1991            1992            1993            1994
------------------------------------------------------------------------------------------------------------------------------------
        Place of Residence Profile

  Total personal income ($000)          373,197         407,332         419,513         446,661         445,661         468,243
    Nonfarm personal income             373,163         407,327         419,511         446,638         445,431         468,214
    Farm income                             (L)             (L)             (L)             (L)             (L)             (L)

Derivation of Total Personal Income
  Net earnings 1/                       211,272         226,582         220,120         224,113         221,617         234,742
  Transfer payments                     117,427         126,502         144,772         162,135         169,152         175,775
    Income maintenance 2/                16,607          18,149          21,116          25,614          27,734          27,650
    Unemployment insurance                1,205           1,408           2,602           3,153           2,316           1,891
    Retirement and other                 99,615         106,945         121,054         133,368         139,102         146,234
Dividends, interest, and rent            44,498          54,248          54,621          60,413          54,677          57,726

Population (thousands) 3/                  37.2            36.5            36.5            36.3            36.3            36.3

Per Capita Incomes ($) 4/
  Per capita personal income             10,039          11,150          11,491          12,303          12,283          12,903
  Per capita net earnings                 5,683           6,202           6,030           6,173           6,111           6,469
  Per capita transfer payments            3,159           3,463           3,966           4,466           4,664           4,844
   Per capita income maintenance            447             497             578             706             765             762
   Per capita unemployment insurance         32              39              71              87              64              52
   Per capita retirement & other          2,680           2,927           3,316           3,673           3,836           4,030
  Per capita dividends, interest & rent   1,197           1,485           1,496           1,664           1,508           1,591

     Place of Work Profile

  Total earnings (place of work, $000)  262,104         283,586         274,083         278,902         271,886         288,994
    Wages and salaries                  215,244         232,023         222,370         224,162         217,479         229,443
    Other labor income                   35,636          39,887          40,648          43,464          42,314          46,666
    Proprietors' income                  11,224          11,676          11,065          11,276          12,093          12,885
      Nonfarm proprietors' income        11,196          11,678          11,070          11,259          12,085          12,863
      Farm proprietors' income              (L)             (L)             (L)             (L)             (L)             (L)

Total employment (full & part-time)      11,825          12,092          11,367          11,239          11,021          11,248
 Wage and salary jobs                    10,778          11,013          10,292          10,186           9,947          10,152
 Number of proprietors                    1,047           1,079           1,075           1,053           1,074           1,096
   Number or nonfarm proprietors /5       1,021           1,053           1,050           1,028           1,049           1,072
   Number or farm proprietors                26              26              25              25              25              24

Average earnings per job ($)             22,165          23,452          24,112          24,816          24,670          25,693
 Wage & salary earnings per job ($)      19,971          21,068          21,606          22,007          21,864          22,601
 Average earnings per nonfarm
   proprietor ($)                        10,966          11,090          10,543          10,952          11,520          11,999

footnotes at end of table.                                                              REGIONAL ECONOMIC INFORMATION SYSTEM
s CA30                                       June 1996                                  BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/  Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/  La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N) Data not available for this year.


                                         REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30               June 1996       BUREAU OF ECONOMIC ANALYSIS

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)


California Companies
--------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    50,588      345   12-31   10/72  31.75  3,349
GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,548      416   12-31     /    30.00  4,123
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    37,012      232   12-31   05/59  64.25  3,686
GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    15,104      150   06-30   10/83  21.25  1,002
CAL    CalFed Inc. of Los Angeles CA       NYSE   CA,NV              Div.    14,127      124   12-31   03/83  24.25  1,199
CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,549       89   12-31   12/85  34.75    646
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,954       52   12-31   01/71  27.87    473
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,197       25   12-31   12/83  22.25    234
BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,428       27   12-31   05/86  39.00    259
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,323       33   12-31     /    11.25    205
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,181       25   12-31   05/86  22.50    585
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,486       22   03-31   03/96  14.12    280
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,228       36   12-31     /    29.12    175
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,161       18   12-31   10/91  28.75    147
FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,122       11   12-31     /    17.00    125
CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,339       22   12-31   04/83  29.00    137
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,004       12   06-30   06/95  11.00     69
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     866       14   12-31   04/94  13.16     93
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     828        9   12-31     /     7.37     19
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       738        8   06-30   12/93  16.37     62
ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       736       11   12-31     /    14.50    113
PROV   Provident Fin. Holdings of CA       OTC                       M.B.       580        0   06-30   06/96  13.87     71
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       469       11   12-31     /    17.25     40
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     345        6   06-30   06/95  11.00     29
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     327        6   12-31   02/95  14.75     48
PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       265        4   12-31     /    11.75     35
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     117        3   12-31   01/96   9.25      8
FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     100        4   06-30   12/92   9.00      3


Florida Companies
-----------------

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 20, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------- ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Florida Companies (continued)
-----------------------------

BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,170       43   12-31   11/83  12.62    186
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,494       31   09-30   09/93  24.87    127
HARB   Harbor FSB, MHC of FL (45.7)        OTC    Eastern FL         Thrift   1,057       22   09-30   01/94  33.00    163
FFFL   Fidelity FSB, MHC of FL(47.2)       OTC    Southeast FL       Thrift     857       20   12-31   01/94  17.25    116
BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     824        7   09-30   12/85   9.00     51
CMSV   Commty. Svgs, MHC of FL(47.6)       OTC    Southeast FL       Thrift     626 J     17   09-30   10/94  18.37     90
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     336        8   12-31   01/94  20.00     51
FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       311       11   12-31   10/88   2.75     23
FFPC   Florida First Bancorp of FL         OTC    Northwestern FL    Thrift     297        9   12-31   11/86  11.37     39
FFML   First Family Fin. Corp. of FL       OTC    Central FL         Thrift     156        5   06-30   10/92  22.50     12


Mid-Atlantic Companies
----------------------

DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    19,683       87   12-31   08/86  14.87  1,583
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,410       82   06-30   01/94  48.12  2,293
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     9,365      120   12-31   08/86  12.75    629
ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,266       46   12-31   11/93  35.00    753
COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,253       79   06-30   02/84  33.37    680
LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,221 J     36   09-30   04/94  30.75    758
RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,049 J     34   11-30   04/86  29.31    451
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,510       63   06-30   04/92  31.62    414
ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,141       15   12-31   06/93  30.25    271
NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   2,941       29   09-30   01/88  33.62    373
GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,567       14   12-31   06/87  14.31    192
BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,330       15   12-31   03/90  19.50    241
CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,085       39   06-30   06/96  14.12    253
NWSB   Northwest SB, MHC of PA(29.9)       OTC    Pennsylvania       Thrift   1,902       53   06-30   11/94  13.25    310
MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,889       18   03-31   08/94  14.62    174
RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,829       28   06-30   03/94  18.62    166
HARS   Harris SB, MHC of PA (23.1)         OTC    Southeast PA       Thrift   1,724       31   12-31   01/94  18.50    207
NSBK   Northside SB of Bronx NY (3)        OTC    New York NY        Thrift   1,639       17   09-30   04/86  52.50    255
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,565        9   12-31   09/93  28.69    124

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------

JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,519       13   12-31   06/90  36.25    354
QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,326        9   12-31   11/93  48.00    368
WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,307       14   12-31   11/86   9.87    137
DIME   Dime Community Bancorp of NY        OTC                       Thrift   1,226        0   06-30   06/96  14.50    211
OCFC   Ocean Fin. Corp. of NJ              OTC                       Thrift   1,190        0   12-31   07/96  25.87    234
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,154       22   06-30   02/84  16.75    124
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,142       17   06-30   07/94  20.12     98
MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,128 J     25   02-28   06/87  33.50    105
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     924       28   06-30   07/87  26.25    106
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     886       17   12-31   08/84  34.50     90
PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       861        9   12-31   11/85   5.12     64
MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     848       17   09-30   08/92  19.12     54
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     770        7   12-31   11/95  18.25    156
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     742        8   09-30   10/94  15.44    166
PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     701        9   12-31   06/90  13.50     53
PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     677       18   12-31   11/88  19.37     72
FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     668       14   12-31   12/86  18.44     54
FSFI   First State Fin. Serv. of NJ        OTC    Northeastern NJ    Thrift     666 J     13   09-30   12/87  15.00     59
THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     663       11   06-30   07/94  15.87     68
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     662       16   03-31   10/95  13.94     70
FSNJ   First SB of NJ, MHC (45.0)          OTC    Northern NJ        Thrift     651 J      4   05-31   01/95  17.00     52
BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       643        5   09-30   05/88  49.50     81
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     589       10   12-31   03/96  14.75    131
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     577        7   12-31   06/95  17.06    132
TSBS   Trenton SB, FSB MHC of NJ(35.0)     OTC    Central NJ         Thrift     524       10   12-31   08/95  15.63    141
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     519       16   12-31   12/88  17.12     42
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     502        4   09-30   09/86  16.00     49
AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     496        9   12-31   12/95  10.62     52
PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     490        7   12-31   12/95  13.50     60
FSPG   First Home SB, SLA of NJ            OTC    NJ,DE              Thrift     487       10   12-31   04/87  18.25     37
ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       487        9   07-31   11/95  12.12     44
IROQ   Iroquois Bancorp of Auburn NY (3)   OTC    Central NY         Thrift     474        9   12-31   01/86  16.50     39
LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     473        8   07-31   12/93  23.25     58

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------

CJFC   Central Jersey Fin. Corp of NJ      OTC    Central NJ         Thrift     464        6   03-31   09/84  37.50    100
CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     387       12   12-31     /    12.50     34
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     384        4   12-31   04/93  22.87     52
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       367        9   12-31   07/83   8.50     32
CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     365        8   03-31   10/94   8.00     19
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     363        8   12-31   10/89  18.87     61
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     354        5   12-31   03/87  23.00     35
FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     346        9   06-30   01/92  31.75     67
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     342        9   12-31   01/95  15.87     40
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     318        8   09-30   06/88  19.75     27
HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     315        4   09-30   08/87  18.25     24
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     294        5   09-30   01/95  19.25     25
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     284        6   06-30   03/87  18.50     30
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        3   09-30   04/96  13.87     79
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     281        7   12-31   01/96  12.50     36
LFED   Leeds FSB, MHC of MD (35.3)         OTC    Baltimore MD       Thrift     275        1   06-30   03/94  15.25     53
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     268 J      4   09-30   09/93  27.50     17
FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     267        5   09-30   08/94  14.50     26
WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     266        5   06-30   11/93  23.00     40
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     260        4   09-30   04/96  12.12     43
FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     250        2   09-30   04/96  12.00     38
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       248        2   12-31   06/85   7.62     10
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     247 J      3   07-31     /     4.94     21
CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     242        7   12-31   05/86  16.25     15
WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     240        0   12-31   06/96  14.19     32
GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC    Southeast PA       Thrift     232        7   12-31   03/95  10.12     33
ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       221        6   12-31   03/85  16.75     12
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     214        6   03-31   08/94  15.50     27
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     202        6   06-30   02/87  16.00     24
SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC    Western NY         Thrift     197        4   04-30   11/94  13.50     24
PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     195        6   09-30   04/96  13.25     29
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     186        3   06-30   12/95  13.37     51
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     166        3   12-31   06/95  15.00     19

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------

TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     120        1   03-31   10/95  14.00     22
PRBC   Prestige Bancorp of PA              OTC                       Thrift     104        0   12-31   06/96  12.87     12
THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      99        2   06-30   06/94  20.00     21
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      98 J      5   09-30   04/96  12.69     21
WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      94        2   03-31   06/96  15.25     10
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      60        2   09-30   07/93  17.37      4
BRFC   Bridgeville SB, FSB of PA           OTC    Western PA         Thrift      55        1   12-31   10/94  16.00     18
PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      46        3   12-31   07/96  12.50      8
FSLA   First SB, SLA MHC of NJ (37.6)      OTC    Eastern NJ         Thrift       0       17   12-31   06/92  18.00      0


Mid-West Companies
------------------

SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    15,354      166   12-31   01/87  56.12  1,750
COFI   Charter One Financial of OH         OTC    OH,MI              Div.    13,826      155   12-31   01/88  41.00  1,917
RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     9,048       79   12-31   01/87  18.62    785
TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,115      184   12-31   06/86  43.00  1,499
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,668       98   06-30   12/84  45.75    634
FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,596      129   12-31   12/80  28.00    838
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,276       52   12-31   05/87  27.62    499
SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,494       42   06-30   01/94  71.00    654
MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,163       13   06-30   01/90  34.75    364
GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,831       41   12-31   03/94  29.30    416
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,748       33   03-31   01/92  28.25    242
STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,340       13   12-31   08/94  19.87    322
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,892       33   03-31   07/92  34.87    161
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,485       28   12-31   08/83  25.37    210
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,469       44   12-31   11/89  24.00    148
DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,408       35   12-31   02/85  14.87    113
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,404       13   09-30   06/93  26.50    145
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,128       21   12-31   04/93  23.50     98
FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,111       18   12-31   04/87  37.75    136
AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,016       15   09-30   03/92  31.75    108

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------

OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     827       26   12-31   08/94  16.75     87
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     812       18   12-31   06/90  18.25     88
IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     809       15   12-31   02/87  21.75    103
NASB   North American SB of MO             OTC    KS,MO              M.B.       740 J      8   09-30   09/85  31.00     70
FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     729       20   12-31   10/94  18.37    126
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       678       22   12-31   07/92   5.75     25
LBCI   Liberty Bancorp of Chicago IL       OTC    Chicago IL         Thrift     664        4   12-31   12/91  24.25     60
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       658       25   06-30   12/89  16.75    146
HNFC   Hinsdale Financial Corp. of IL      OTC    Chicago IL         M.B.       651       10   09-30   07/92  25.87     70
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     633       15   06-30   01/88  35.25     78
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       613        6   03-31   04/95  16.87     61
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     608       20   12-31   12/83  16.00     70
FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     603        3   12-31   07/92  17.00     56
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     603       10   06-30   06/93  25.75    132
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       600       13   03-31   01/88  15.50     77
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     565        7   12-31   06/94  18.00     84
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     554       19   06-30   04/92  17.25     50
SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     542       13   12-31     /    22.50     57
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     524        9   06-30   10/95  12.25    121
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     510        8   12-31   05/96  16.00     82
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     493        5   06-30   02/92  32.75     78
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     476        5   09-30   12/93  17.00     49
FFSX   First FS&LA. MHC of IA (45.0)       OTC    Western IA         Thrift     458       12   06-30   06/92  28.00     53
PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     422       11   03-31   04/94  18.50     39
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     400        8   12-31   02/87  15.75     52
PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     396        4   12-31   03/94  19.06     37
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     391       12   12-31   02/92  20.37     26
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     388        3   06-30   01/94  17.50     25
PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     382        5   09-30   04/94  17.25     28
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       378        7   12-31     /    16.00     33
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     376        5   12-31   06/92  18.50     49
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     371        5   12-31   09/96  12.87     90
CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     367 J      6   09-30   12/95  13.00     63

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------

FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     357        7   06-30   07/87  20.25     85
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     355       11   09-30   10/94  14.25     50
KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     353       10   03-31   12/92  24.75     35
HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     351       10   12-31   03/85  19.25     37
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       345        9   06-30   12/92  14.50     34
CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       342 J      9   09-30   09/93  24.75     44
HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     340        9   12-31   06/90  18.00     20
MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       340        7   09-30   06/94  23.37     47
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     333 J      6   12-31   07/94  20.31     44
INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     320       10   12-31   08/95  12.50     69
FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     316        7   12-31   07/95  14.37     55
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     316 J      8   09-30   03/95  18.50     53
WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     308        1   12-31   06/92  21.50     56
SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     292        7   12-31   06/94  21.62     36
WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       283 J      4   09-30   08/88  11.50     23
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     280        6   09-30   07/87  20.50     48
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     279 J      6   06-30   11/90  19.87     23
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     269        6   03-31   09/93  19.25     47
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     266        6   12-31   05/96  13.62     38
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     262        4   06-30   08/87  10.00     25
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       258        1   06-30   04/87  30.50     20
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     256        4   12-31   03/96  11.19     46
WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC    Central OH         Thrift     251        6   03-31   06/93  23.00     34
OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     250        7   12-31   06/92  27.00     31
CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     235        7   12-31   04/95  12.50     25
DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     235        3   11-30   10/95  12.25     46
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     231        7   06-30   12/93  13.50     25
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     227        2   06-30   06/93  20.00     27
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     218        7   12-31   01/88  17.00     20
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     218        4   12-31   02/93  20.37     25
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     214 J      5   09-30   10/94  15.75     33
LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     214        5   09-30   03/94  16.50     31
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     211 J      4   09-30   03/94  17.00     34

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------

SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     210        8   06-30   09/93  15.25     22
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     201        7   12-31   04/95  12.56     26
CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     200        3   03-31   12/92  23.00     27
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     198        4   12-31   03/96  13.37     51
MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     195        9   12-31   07/92  21.50     34
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     184        6   09-30   06/92  14.75     23
GFED   Guaranty FS&LA,MHC of MO(31.1)      OTC    Southwest MO       Thrift     183        4   06-30   04/95  11.00     34
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     181        2   09-30   10/94  14.62     33
PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 J      5   09-30   05/94  14.75     31
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     178        3   12-31   02/95  19.50     18
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     177        3   12-31   08/96  11.75     32
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     176 J      3   09-30   04/95  15.63     45
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     175        2   06-30   03/93  20.50     38
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     164        1   12-31   07/96  13.50     18
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     160        3   12-31   06/95  13.50     26
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     160 J      8   06-30   04/94  14.19     23
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     155        3   06-30   03/93  20.75     15
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     154        5   06-30   12/93  16.50     20
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     152        6   06-30   08/93  16.37     25
SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     152        4   06-30   02/95  25.25     23
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     148        2   06-30   04/95  16.25     23
JXSB   Jcksnville SB,MHC of IL(43.3%)      OTC    Central IL         Thrift     144        4   12-31   04/95  12.00     15
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     140        2   06-30   03/95  11.00     22
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     138        4   12-31   11/92  27.00      9
CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     136        1   03-31   12/95  11.87     16
FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     129        3   06-30   07/95  11.37     39
PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     125        4   12-31   12/93  18.91     10
MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     124        3   09-30   03/94  15.25     22
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     120        2   12-31   09/96  11.50     30
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     120 J      3   09-30   06/95  14.75     29
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     117        2   06-30   12/93  16.00     17
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     115 J      6   09-30   10/92   6.37     11
ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     114        1   06-30   04/95  17.75     30

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------

DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     110 P      1   09-30   11/96  11.87     24
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     110 J      2   09-30   10/95  18.25     39
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     109        1   09-30   10/93  19.62     11
BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     107        5   09-30   04/95  17.87     13
FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     105 P      2   04-30   10/96  14.12     24
CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      99        5   12-31   06/96  14.62     24
FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        97        2   12-31   10/93  15.87      7
CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      97        2   06-30   09/96  14.00     14
NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      96        3   03-31   10/94  11.25     10
CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      95        3   06-30   02/95  16.50     11
WCFB   Webster CityFSB,MHC of IA(45.2      OTC    Central IA         Thrift      95        1   12-31   08/94  13.50     28
PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      91 P      2   09-30   09/96  13.00     19
INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91        3   06-30   12/94  15.50     14
FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      89 J      2   09-30   06/95  14.25     22
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      88        3   03-31   09/95  12.00     12
THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87        4   06-30   08/95  13.62     12
KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      86        2   06-30   08/95  11.50     16
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85        1   06-30   04/96  13.50     20
GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      85        1   06-30   01/94  20.75     10
AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      84        4   12-31   04/96  12.50     14
SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      81        2   06-30   01/94  16.50     13
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      81        3   06-30   03/95  15.00     13
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      80 J      1   09-30   02/95  17.25     15
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      80        1   12-31   06/95  11.75     16
HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      77        3   06-30   06/94  14.94      7
HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      76 J      3   09-30   10/94   9.87      9
ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      72 J      3   06-30   03/95  10.37      5
GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      69        2   06-30   01/95  14.00     16
MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      69 J      1   09-30   03/95  12.75     12
MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      63        2   06-30   02/95  19.25     13
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      61 J      1   09-30   06/96  12.87     16
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  19.75     19
NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      57 J      2   09-30   06/95  14.00     12

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------

RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      48        1   June    04/96   7.00     18
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      43        2   09-30   02/95  18.00      6
CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      42 J      1   09-30   10/95  10.00     10
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39        0   06-30   07/96  13.12      7
FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      38        0   06-30   07/96  16.00     15
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      37 J      1   09-30   04/96  13.00      7
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36        1   03-31   12/95  14.50     11


New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC    Southwestern CT    Div.     7,237       84   12-31   07/88  27.87  1,129
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     4,456       82   12-31   12/86  27.25    687
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,984       64   12-31   12/86  37.12    301
CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.     1,521       23   12-31   02/87  15.25    187
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,407       19   09-30   02/87  30.25    137
SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.     1,285       21   12-31   02/95  23.94    137
DSBC   DS Bancor Inc. of Derby CT (3)      OTC    Southwestern CT    Thrift   1,259       22   12-31   12/85  42.44    129
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,199       11   12-31   05/86  25.37    130
WLDN   Walden Bancorp of MA (3)            OTC    Eastern MA         M.B.     1,049       17   04-30   12/85  34.50    176
MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,008       16   12-31   03/86  25.00    113
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,005       10   12-31     /    22.62    115
FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     943       12   12-31   06/87  22.75     59
FMLY   Family Bancorp of Haverhill MA (3)  OTC    MA,NH              Div.       918       21   12-31   11/86  34.38    148
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     879       14   12-31   05/86  37.50    101
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.       869       10   12-31   08/87  13.75     83
EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       869       25   09-30   11/83  22.12     81
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       797        8   12-31   10/95  14.75     97
MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     710        0   12-31   06/96  15.87     84
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     694       18   12-31   11/86  19.50    105
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     692       10   12-31   07/86  17.75     91
NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     637        8   12-31   06/94  24.25     58
GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     599        7   12-31   08/86  49.12     76

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

New England Companies (continued)
---------------------------------

CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       549        9   06-30   05/86  20.12     49
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     548       15   12-31   12/81  29.00     66
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     513       14   12-31   10/86  10.62     36
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       511        5   12-31   07/86   1.97     33
MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     499        9   12-31   10/86   4.62     64
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       484        7   12-31   06/86  19.25     36
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     461       11   04-30   07/86  29.62     56
PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     460        8   12-31   08/86  27.50     52
PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       414        8   12-31   10/93  13.87     27
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     402        3   12-31   07/86  22.50     60
EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       392        7   12-31   09/86  18.00     32
MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     358       10   09-30   09/86  20.25     39
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       354        6   12-31   07/86  14.87     54
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     330        6   12-31   05/86   8.13     35
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     326       11   04-30   10/86  17.50     34
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     306       12   06-30   02/86   8.50     34
POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     269        3   12-31   02/88  14.00     80
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     264       10   12-31   05/86  11.75     20
NEBC   Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     230        8   06-30   08/87  13.50     17
TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     228        7   12-31   12/86  12.00     14
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     193        4   12-31   12/88  18.25     24
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     189        2   12-31   08/88  16.75     31
BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       176        5   12-31   11/86   4.12     27
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     158        4   12-31   05/93  11.37     13
AFED   AFSALA Bancorp of NY                OTC    Central NY         Thrift     149 P      4   09-30   10/96  12.00     17
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133 J      8   12-31   06/93  26.00     11
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     116        4   04-30   12/87  15.25     14
NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94        3   12-31     /     7.25      5
FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      88 J      1   09-30   03/96  13.25     19
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      56        2   03-31   11/89  18.75      4
GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 J      1   04-30   01/94  20.00      5

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,414      290   12-31   03/83  40.37  2,913
WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,115       89   09-30   11/82  25.75  1,048
IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,712       31   12-31     /    32.25    255
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,531       41   06-30     /    13.75     76
FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     947       16   03-31   11/95  18.37    200
MSEA   Metropolitan Bancorp of WA          OTC    Western WA         R.E.       753       10   03-31   01/90  19.25     70
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     672        7   09-30   10/95  14.87    173
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     500       12   03-31   08/86  12.25     80
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       401        6   12-31   12/85  18.00     44
CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     340        6   06-30   08/92  14.37     29
RVSB   Rvrview SB,FSB MHC of WA(40.3)      OTC    Southwest WA       M.B.       219        9   03-31   10/93  16.75     37


South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,546       32   09-30   11/83  23.00    146
LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,405       20   12-31   10/94  18.00    177
AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,395       41   12/31   01/89  19.00    208
MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,302       62   06-30   03/91  18.50    254
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       991 J     29    9-30   12/83  20.06    120
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     845        8   06-30   12/95  17.44    300
VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       781       23   06-30   01/78  12.75     73
ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     686       16   12-31   04/95  17.12    121
PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     660       19   12-31   12/85  14.50     76
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     656 J     15   12-31   08/92  39.00     64
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     642       10   03-31   04/86  15.00     68
VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       604       12   12-31   11/80   9.38     47
FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     530       11   12-31   10/94  20.50    103
CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     453 J      9   09-30   09/90  20.00     69
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     380        8   09-30   04/95  13.00     46
FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     329       11   06-30   10/93   9.62     42
FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     329        7   12-31   05/86  24.56     56
COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     327       17   03-31   08/91  20.75     31
ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     265        4   12-31   07/96  14.62     40
UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       264        9   12-31   07/80   8.37     26

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

South-East Companies (continued)
--------------------------------

SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     263        5   06-30   01/94  18.50     69
MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     231        8   12-31     /    31.50     24
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       229        4   12-31   12/86  11.12     23
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     208 P      2   09-30   10/96  14.00     63
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     204        1   09-30   03/96  17.25     74
PERT   Perpetual of SC, MHC (46.8%)        OTC    Northwest SC       Thrift     202 P      5   09-30   10/96  21.37     32
PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     192        5   06-30   12/86  17.00     15
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     176        3   09-30   04/96  15.50     67
ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       172       12   12-31     /     2.00      2
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     164 J      5   09-30   07/95  14.25     28
NFSL   Newnan SB, FSB of Newnan GA         OTC    Western GA         M.B.       162 J      8   03-31   03/86  25.25     40
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     161        3   03-31   03/88  21.25     27
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     144 J      7   09-30   02/87   8.00     16
PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     132        2   06-30   12/95  17.87     49
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     127        3   09-30   08/94  17.75     20
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     126        3   06-30   06/93  23.00     36
GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       115        3   06-30     /     8.75      8
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     110 P      4   06-30   11/96  13.00     24
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     108        4   06-30   10/95  13.50     19
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  17.50     15
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  19.50     36
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      96        3   12-31   12/93  20.87     14
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      91 J      2   09-30   02/95  12.87     11
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      79 J      3   09-30   07/95  14.50     16
CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      76        5   12-31   07/95  13.50     13
SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  14.00     26
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      43        1   06-30   07/94  15.25     11
MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35        1   12-31   07/96  13.87     14


South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,859       40   12-31     /    23.75    118

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             December 14, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

South-West Companies (continued)
--------------------------------

FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       282        5   03-31   06/93  25.25     21
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218        6   09-30   04/96  14.50     38
LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     145        6   06-30   09/94  17.00     27
LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       141 J      8   04-30     /    18.50     26
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     115 J      2   09-30   01/95  16.12     18
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     109        3   12-31   08/86   5.75      4
GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      80        1   06-30   06/95  15.25     14


Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,501 J     26   12-31   01/96  16.87    321
WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     566       20   06-30   01/94  18.62     82
GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       412       13   06-30   03/84  24.50     83
SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     382       16   06-30   11/86  30.25     45
UBMT   United SB, FA of MT                 OTC    Central MT         Thrift     108        4   12-31   09/86  19.75     24
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      79        2   12-31   09/93  18.25     11
MORG   Morgan Financial Corp. of CO        OTC    Northeast CO       Thrift      75        1   06-30   01/93  12.00      9
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      52        1   09-30   03/96  11.50     12

Other Areas
-----------


NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 12/14/96

                                 EXHIBIT III-2
                            Midwestern Peer Thrifts

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                               Exhibit III-2
                          Market Pricing Comparatives
                        Prices As of December 13, 1996


                                                         Per Share Data
                                            Market      ---------------
                                        Capitalization                             Pricing Ratios(3)
                                        ---------------          Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/

Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     18.72   142.09   0.87   16.03   17.22  116.52   14.06  119.53   15.51
Special Selection Grouping(8)            17.09    15.53   0.92   16.39   15.88  108.08   10.42  108.57   14.62


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
ATSB  AmTrust Capital Corp. of IN        10.12     5.34   0.63   13.66   16.06   74.08    7.43   74.08      NM
CBCO  CB Bancorp of Michigan City IN     24.25    28.18   1.88   16.68   12.90  145.38   14.09  145.38   10.92
CAPS  Capital Savings Bancorp of MO      14.00    26.26   0.69   10.41   20.29  134.49   11.36  134.49   13.59
CBIN  Community Bank Shares of IN        12.50    24.80   0.66   12.83   18.94   97.43   10.57   97.58   12.38
--------------------------------------------------------------------------------------------------------------
CIBI  Community Inv. Bancorp of OH       16.75    11.16   0.90   17.00   18.61   98.53   11.77   98.53   12.88
--------------------------------------------------------------------------------------------------------------
FFWC  FFW Corporation of Wabash IN       22.00    15.44   1.89   22.04   11.64   99.82    9.99   99.82    9.65
BDJI  First Fed. Bancorp. of MN          18.00    12.62   0.45   17.58      NM  102.39   11.76  102.39   18.00
--------------------------------------------------------------------------------------------------------------
FFBZ  First Federal Bancorp of OH        16.00    25.12   0.91    8.92   17.58  179.37   13.62  179.78   13.01
FFBI  First Financial Bancorp of IL      15.87     7.17   0.22   16.62      NM   95.49    7.38   95.49   22.67
--------------------------------------------------------------------------------------------------------------
FFHS  First Franklin Corp. of OH         16.00    18.53   0.52   17.07      NM   93.73    8.49   94.56   13.91
--------------------------------------------------------------------------------------------------------------
FFSL  First Independence Corp. of KS     19.62    11.44   1.40   22.30   14.01   87.98   10.54   87.98   10.38
GFSB  GFS Bancorp of Grinnell IA         20.75    10.44   1.47   19.59   14.12  105.92   12.25  105.92   10.70
HZFS  Horizon Fin'l. Services of IA      14.50     6.50   0.21   18.36      NM   78.98    8.47   78.98      NM
--------------------------------------------------------------------------------------------------------------
JXSB  Jcksnville SB,MHC of IL(43.3%)     12.50     6.98   0.21   13.01      NM   96.08   11.06   96.30   24.04
LSBI  LSB Fin. Corp. of Lafayette IN     18.75    17.21   0.90   18.21   20.83  102.97    9.68  102.97   22.87
--------------------------------------------------------------------------------------------------------------
MIFC  Mid Iowa Financial Corp. of IA      6.25    10.52   0.62    6.42   10.08   97.35    9.13   97.50   10.08
MWBI  Midwest Bancshares, Inc. of IA     26.50     9.25   2.58   25.98   10.27  102.00    6.72  102.00    6.87
MWFD  Midwest Fed. Fin. Corp of WI       18.00    28.87   1.17   10.19   15.38  176.64   14.83  184.80   15.79
OHSL  OHSL Financial Corp. of OH         20.75    25.38   0.96   20.58   21.61  100.83   11.66  100.83   14.41
--------------------------------------------------------------------------------------------------------------
SJSB  SJS Bancorp of St. Joseph MI(7)    25.50    23.41   0.28   17.23      NM  148.00   15.41  148.00      NM
PTRS  The Potters S&L Co. of OH          18.75     9.49   0.06   20.36      NM   92.09    7.56   92.09   21.07
--------------------------------------------------------------------------------------------------------------

                                             Dividends(4)                Financial Characteristics(6)
                                       ----------------------- ------------------------------------------------------
                                       Amount/         Payout   Total  Equity/  NPAs/        Reported        Core
                                                                                         ---------------- -----------
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                      --------  ------ ------- ------  ------- ------- ------- ------- ------- ------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.98   33.16   1,353   12.79    0.87    0.62    5.36    0.83    7.41
Special Selection Grouping(8)             0.37   1.99   29.54     149    9.81    0.79    0.58    5.76    0.78    7.74

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
ATSB  AmTrust Capital Corp. of IN         0.00   0.00    0.00      72   10.03    2.58    0.47    4.40    0.03    0.28
CBCO  CB Bancorp of Michigan City IN      1.30   5.36   69.15     200    9.69    1.70    1.11   11.72    1.31   13.84
CAPS  Capital Savings Bancorp of MO       0.24   1.71   34.78     231    8.45    0.20    0.63    6.34    0.93    9.47
CBIN  Community Bank Shares of IN         0.34   2.72   51.52     235   10.85    0.22    0.59    5.15    0.90    7.88
---------------------------------------------------------------------------------------------------------------------
CIBI  Community Inv. Bancorp of OH        0.40   2.39   44.44      95   11.94    0.88    0.68    5.05    0.98    7.29
---------------------------------------------------------------------------------------------------------------------
FFWC  FFW Corporation of Wabash IN        0.60   2.73   31.75     155   10.01    0.10    0.90    8.36    1.08   10.09
BDJI  First Fed. Bancorp. of MN           0.00   0.00    0.00     107   11.49    0.38    0.31    2.22    0.68    4.94
---------------------------------------------------------------------------------------------------------------------
FFBZ  First Federal Bancorp of OH         0.24   1.50   26.37     184    7.59    0.50    0.81   10.59    1.10   14.32
FFBI  First Financial Bancorp of IL       0.00   0.00    0.00      97    7.73    0.43    0.12    1.27    0.37    4.03
---------------------------------------------------------------------------------------------------------------------
FFHS  First Franklin Corp. of OH          0.32   2.00   61.54     218    9.05    0.52    0.28    2.99    0.62    6.61
---------------------------------------------------------------------------------------------------------------------
FFSL  First Independence Corp. of KS      0.40   2.04   28.57     109   11.98    0.57    0.78    6.21    1.06    8.39
GFSB  GFS Bancorp of Grinnell IA          0.40   1.93   27.21      85   11.56    1.63    0.91    7.59    1.20   10.02
HZFS  Horizon Fin'l. Services of IA       0.32   2.21      NM      77   10.73    1.12    0.13    1.11    0.33    2.85
---------------------------------------------------------------------------------------------------------------------
JXSB  Jcksnville SB,MHC of IL(43.3%)      0.40   3.20      NM     144   11.52    0.37    0.19    1.60    0.47    3.96
LSBI  LSB Fin. Corp. of Lafayette IN      0.32   1.71   35.56     178    9.40    1.37    0.50    4.76    0.46    4.33
---------------------------------------------------------------------------------------------------------------------
MIFC  Mid Iowa Financial Corp. of IA      0.08   1.28   12.90     115    9.38    0.05    0.93    9.97    0.93    9.97
MWBI  Midwest Bancshares, Inc. of IA      0.60   2.26   23.26     138    6.58    0.47    0.66    9.61    0.99   14.37
MWFD  Midwest Fed. Fin. Corp of WI        0.30   1.67   25.64     195    8.39    0.24    1.04   11.36    1.01   11.07
OHSL  OHSL Financial Corp. of OH          0.76   3.66      NM     218   11.57    0.22    0.57    4.63    0.85    6.95
---------------------------------------------------------------------------------------------------------------------
SJSB  SJS Bancorp of St. Joseph MI(7)     0.44   1.73      NM     152   10.41    0.35    0.17    1.51    0.49    4.26
PTRS  The Potters S&L Co. of OH           0.28   1.49      NM     125    8.21    2.20    0.03    0.28    0.39    4.17
---------------------------------------------------------------------------------------------------------------------

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
    P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Mid-West Companies; Assets less than $250 Million; Equity/Assets 6-12%;

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-3
                           Southeastern Peer Thrifts

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-3
                         Market Pricing Comparatives
                        Prices As of December 13, 1996

                                                         Per Share Data
                                            Market      ---------------
                                        Capitalization                             Pricing Ratios(3)
                                        ---------------          Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     18.72   142.09   0.87   16.03   17.22  116.52   14.06  119.53   15.51
Special Selection Grouping(8)            17.06    19.86   0.80   13.53   16.66  126.27   10.10  131.70   12.03

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FGHC  First Georgia Hold. Corp of GA      8.62    17.45   0.60    5.91   14.37  145.85   12.11  163.88   14.37
FLAG  Flag Financial Corp of GA          11.00    22.41  -0.08    9.89      NM  111.22    9.79  111.22      NM
MERI  Meritrust FSB of Thibodaux LA      31.62    24.47   1.59   21.67   19.89  145.92   10.59  145.92   11.71
PLE   Pinnacle Bank of AL                17.00    15.13   1.08   16.65   15.74  102.10    7.89  105.79   10.00
--------------------------------------------------------------------------------------------------------------
                                               Dividends(4)                Financial Characteristics(6)
                                         ----------------------- -------------------------------------------------------
                                         Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                           ------------- ---------------
Financial Institution                    Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                    -------  ----- -------- ------  ------  ------   -----   -----   -----   -----
                                             ($)    (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                        0.37   1.98   33.16   1,353   12.79    0.87    0.62    5.36    0.83    7.41
Special Selection Grouping(8)               0.46   2.62   41.34     199    8.02    1.95    0.46    5.94    0.67    8.62

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FGHC  First Georgia Hold. Corp of GA        0.08   0.93   13.33     144    8.31    1.34    0.87   10.71    0.87   10.71
FLAG  Flag Financial Corp of GA             0.34   3.09      NM     229    8.80    3.67   -0.07   -0.77    0.11    1.15
MERI  Meritrust FSB of Thibodaux LA         0.70   2.21   44.03     231    7.26      NA    0.55    7.37    0.93   12.52
PLE   Pinnacle Bank of AL                   0.72   4.24   66.67     192    7.73    0.83    0.50    6.42    0.79   10.11
-----------------------------------------------------------------------------------------------------------------------


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes South-East Companies; Assets less than $250 Million; Equity/Assets 6-12%;

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-4
                                Kentucky Thrifts

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-4
                          Market Pricing Comparatives
                        Prices As of December 13, 1996



                                            Market       Per Share Data
                                        Capitalization  ---------------            Pricing Ratios(3)
                                       ----------------          Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     18.72   142.09   0.87   16.03   17.22  116.52   14.06  119.53   15.51
State of KY                              16.54    67.63   0.63   14.27   21.60  115.47   25.27  118.87   19.96

Comparable Group
----------------

State of KY
-----------
CKFB  CKF Bancorp of Danville KY         19.75    18.58   0.79   16.05   25.00  123.05   31.03  123.05   25.00
CLAS  Classic Bancshares of KY           11.62    15.36   0.23   14.22      NM   81.72   11.28   97.73      NM
FFKY  First Fed. Fin. Corp. of KY        19.25    80.79   1.03   11.75   18.69  163.83   22.61  175.32   16.45
FLKY  First Lancaster Bncshrs of KY      15.50    14.86   0.27   14.08      NM  110.09   39.28  110.09      NM
FTSB  Fort Thomas Fin. Corp. of KY       14.25    22.43   0.74   13.75   19.26  103.64   25.24  103.64   19.26
FKKY  Frankfort First Bancorp of KY      11.37    39.11   0.32    9.84      NM  115.55   30.38  115.55      NM
GWBC  Gateway Bancorp of KY              14.50    16.15   0.54   15.64      NM   92.71   23.24   92.71   19.59
GTFN  Great Financial Corp. of KY        29.12   413.04   1.27   19.27   22.93  151.12   14.59  157.58   22.57
HFFB  Harrodsburg 1st Fin Bcrp of KY     18.50    39.94   0.57   14.28      NM  129.55   36.45  129.55      NM
KYF   Kentucky First Bancorp of KY       11.50    15.97   0.52   13.78   22.12   83.45   18.57   83.45   16.91


                                             Dividends(4)                 Financial Characteristics(6)
                                       -----------------------  -------------------------------------------------------
                                                                                           Reported         Core
                                       Amount/         Payout    Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                  Share    Yield Ratio(5)  Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                  ------- ------ --------  ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)    ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.98   33.16    1,353   12.79    0.87    0.62    5.36    0.83    7.41
State of KY                               0.36   2.26   45.45      390   22.43    0.95    0.93    4.28    1.09    4.92

Comparable Group
----------------

State of KY
-----------
CKFB  CKF Bancorp of Danville KY          0.44   2.23   55.70       60   25.22    1.47    1.28    4.72    1.28    4.72
CLAS  Classic Bancshares of KY            0.24   2.07      NM      136   13.80    0.86    0.38    1.79    0.64    3.04
FFKY  First Fed. Fin. Corp. of KY         0.48   2.49   46.60      357   13.80    0.54    1.24    8.81    1.41   10.01
FLKY  First Lancaster Bncshrs of KY       0.00   0.00    0.00       38   35.68    0.83    0.70    1.52    0.99    2.14
FTSB  Fort Thomas Fin. Corp. of KY        0.25   1.75   33.78       89   24.35    1.27    1.33    5.37    1.33    5.37
FKKY  Frankfort First Bancorp of KY       0.36   3.17      NM      129   26.30    0.16    0.81    2.52    1.09    3.39
GWBC  Gateway Bancorp of KY               0.40   2.76   74.07       69   25.07    0.45    0.83    3.26    1.14    4.47
GTFN  Great Financial Corp. of KY         0.48   1.65   37.80    2,831    9.66    3.23    0.70    6.47    0.71    6.57
HFFB  Harrodsburg 1st Fin Bcrp of KY      0.40   2.16   70.18      110   28.14    0.58    1.17    4.61    1.17    4.61
KYF   Kentucky First Bancorp of KY        0.50   4.35      NM       86   22.25    0.09    0.90    3.71    1.17    4.85


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT IV-1
                                 Stock Prices:
                            As of December 13, 1996

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                           Exhibit IV-1A
                                               Weekly Thrift Market Line - Part One
                                                  Prices As Of December 13, 1996




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(322)                     18.76   6,033   149.0        19.98   14.87   18.76    0.06  154.89    13.68
NYSE Traded Companies(12)                     35.23  46,176 1,615.4        37.27   25.34   35.44   -0.18  272.38    25.15
AMEX Traded Companies(17)                     15.39   3,208    57.7        17.19   12.45   15.36    0.28  241.19     5.37
NASDAQ Listed OTC Companies(293)              18.30   4,586    95.5        19.44   14.59   18.28    0.06  139.87    13.58
California Companies(25)                      21.67  21,784   649.1        22.94   15.84   21.63    0.37   84.73    21.78
Florida Companies(7)                          13.55   7,295    86.5        14.50   11.14   13.85   -1.21   48.08    15.13
Mid-Atlantic Companies(66)                    18.97   6,153   126.9        19.95   14.72   18.91    0.41  141.93    16.28
Mid-West Companies(151)                       18.92   4,075   107.1        20.13   15.32   18.89    0.21  171.88    11.70
New England Companies(10)                     19.58   3,449    84.0        20.44   15.22   19.69   -0.61  233.00    17.95
North-West Companies(6)                       19.94  13,563   315.9        21.62   15.35   20.20   -1.81   87.95    15.05
South-East Companies(42)                      17.05   3,794    64.5        18.79   13.78   17.08   -0.28  189.23    10.17
South-West Companies(7)                       16.52   1,866    34.6        17.52   12.54   16.77   -0.99  -16.59    13.89
Western Companies (Excl CA)(8)                17.11   4,353    78.2        17.93   13.80   17.36   -1.23  297.58    17.92
Thrift Strategy(249)                          17.45   3,541    69.2        18.63   14.07   17.45    0.03  121.25    11.82
Mortgage Banker Strategy(39)                  22.50  12,295   379.2        23.96   17.32   22.52   -0.35  244.04    18.75
Real Estate Strategy(15)                      20.40   7,577   148.7        21.41   15.33   20.18    1.32  130.65    19.13
Diversified Strategy(15)                      30.56  30,284   898.4        32.11   22.39   30.62   -0.18  209.65    22.84
Retail Banking Strategy(4)                    14.06   3,348    50.5        14.50   10.94   13.72    2.28  178.33    10.20
Companies Issuing Dividends(259)              19.48   6,340   164.9        20.78   15.45   19.48    0.03  170.87    13.62
Companies Without Dividends(63)               15.74   4,744    82.7        16.59   12.45   15.73    0.17   76.53    14.07
Equity/Assets
 less than 6%(34)                             22.14  17,981   494.6        23.50   16.17   22.04   -0.08  150.82    20.10
Equity/Assets 6-12%(152)                      20.35   6,191   160.2        21.73   15.99   20.40   -0.11  160.68    15.45
Equity/Assets
 greater than 12%(136)                        16.18   2,963    53.0        17.17   13.31   16.14    0.29  125.24     8.96
Converted Last 3 Mths (no MHC)(7)             12.80   2,479    31.5        13.14   11.62   12.77    0.24    0.00     0.00
Actively Traded Companies(51)                 27.02  17,902   563.7        28.55   20.42   26.99    0.33  188.15    20.28
Market Value Below $20 Million(77)            14.48     954    12.9        15.56   12.31   14.50   -0.05   81.79     3.43
Holding Company Structure(279)                19.16   6,050   155.3        20.39   15.20   19.16    0.12  145.44    13.61
Assets Over $1 Billion(67)                    27.61  18,350   537.0        28.99   20.40   27.54    0.33  197.51    24.84
Assets $500 Million-$1 Billion(54)            18.06   5,305    86.1        19.06   14.30   18.03    0.10  184.17    15.42
Assets $250-$500 Million(71)                  17.49   2,688    42.6        18.83   14.19   17.56   -0.33  101.63    12.17
Assets less than $250 Million(130)            14.93   1,437    20.6        16.07   12.47   14.92    0.11  100.71     6.44
Goodwill Companies(133)                       21.72  10,197   262.7        22.99   16.52   21.74    0.00  186.61    19.57
Non-Goodwill Companies(189)                   16.74   3,194    71.6        17.92   13.75   16.72    0.10   97.23     8.93
Acquirors of FSLIC Cases(14)                  29.81  33,382 1,146.1        31.40   22.21   29.84    0.63  267.48    14.59

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
                                              EPS(3)   EPS(3)  Share  Share(4) Share
                                             -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
SAIF-Insured Thrifts(322)                      0.88    1.19   16.19   15.77   163.46
NYSE Traded Companies(12)                      1.73    2.63   20.88   19.42   374.11
AMEX Traded Companies(17)                      0.71    0.95   14.71   14.55   109.18
NASDAQ Listed OTC Companies(293)               0.86    1.15   16.09   15.69   158.18
California Companies(25)                       0.42    1.03   17.32   16.88   275.94
Florida Companies(7)                           0.41    0.63   12.37   12.04   150.89
Mid-Atlantic Companies(66)                     1.07    1.42   16.29   15.61   173.31
Mid-West Companies(151)                        0.92    1.18   16.81   16.48   149.04
New England Companies(10)                      1.20    1.41   17.31   16.00   234.86
North-West Companies(6)                        0.94    1.28   12.45   11.85   168.46
South-East Companies(42)                       0.76    1.05   13.98   13.79   119.40
South-West Companies(7)                        0.54    1.01   15.88   15.07   223.55
Western Companies (Excl CA)(8)                 0.86    1.06   15.68   15.65    99.11
Thrift Strategy(249)                           0.78    1.07   16.11   15.76   143.75
Mortgage Banker Strategy(39)                   1.41    1.60   16.21   15.26   245.01
Real Estate Strategy(15)                       0.83    1.38   15.98   15.80   206.98
Diversified Strategy(15)                       1.37    2.15   18.55   18.01   236.03
Retail Banking Strategy(4)                     0.56    0.77   12.94   12.46   161.93
Companies Issuing Dividends(259)               1.00    1.31   16.39   15.89   163.17
Companies Without Dividends(63)                0.37    0.70   15.37   15.22   164.68
Equity/Assets
 less than 6%(34)                              0.81    1.41   15.26   14.12   306.43
Equity/Assets 6-12%(152)                       1.11    1.47   16.38   15.80   198.33
Equity/Assets
 greater than 12%(136)                         0.64    0.83   16.21   16.13    90.16
Converted Last 3 Mths (no MHC)(7)              0.44    0.55   14.80   14.80    67.41
Actively Traded Companies(51)                  1.58    2.20   18.55   17.71   260.66
Market Value Below $20 Million(77)             0.55    0.79   15.67   15.53   132.28
Holding Company Structure(279)                 0.89    1.20   16.62   16.18   162.08
Assets Over $1 Billion(67)                     1.34    1.91   19.11   17.80   269.19
Assets $500 Million-$1 Billion(54)             1.02    1.31   15.01   14.67   164.15
Assets $250-$500 Million(71)                   0.88    1.11   15.84   15.59   160.31
Assets less than $250 Million(130)             0.58    0.79   15.26   15.19   107.68
Goodwill Companies(133)                        1.04    1.47   16.62   15.57   214.72
Non-Goodwill Companies(189)                    0.77    1.00   15.90   15.90   128.53
Acquirors of FSLIC Cases(14)                   1.61    2.46   18.37   17.09   307.80


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                          52 Week (1)                % Change From
                                                     Shares  Market      -------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(75)                       18.73   7,963   188.6        19.67   13.64   18.74    0.07  131.52    26.59
NYSE Traded Companies(3)                      27.04  53,821 1,349.3        28.16   15.71   26.66    0.60  162.20    47.02
AMEX Traded Companies(5)                      16.80   3,978    67.3        17.75   13.50   16.82   -0.20   50.05    10.60
NASDAQ Listed OTC Companies(67)               18.46   5,899   138.2        19.39   13.54   18.49    0.06  136.47    26.33
California Companies(3)                       14.25   6,047    89.8        14.96   10.33   14.42   -1.15  277.78    35.31
Mid-Atlantic Companies(20)                    20.54  13,333   310.6        21.48   14.95   20.49    0.22   89.09    20.58
New England Companies(42)                     18.20   4,117    73.2        19.15   13.22   18.31   -0.30  148.40    28.40
North-West Companies(4)                       23.03  22,995   847.2        24.38   15.46   22.25    3.46   86.40    30.66
South-East Companies(4)                       13.87   2,515    34.9        14.34   11.75   13.87    0.05    0.00     0.00
Thrift Strategy(48)                           18.23   4,563   111.7        19.02   13.43   18.16    0.49  127.57    27.10
Mortgage Banker Strategy(10)                  20.36  18,983   319.7        21.81   14.93   20.74   -1.07  171.31    24.48
Real Estate Strategy(8)                       18.50   5,072   103.6        19.23   12.48   18.54   -0.53  196.38    37.20
Diversified Strategy(7)                       21.35  22,737   706.4        22.87   14.71   21.58   -1.98   80.09    23.62
Retail Banking Strategy(2)                    15.81   1,341    20.4        16.69   13.25   15.31    3.45   18.30     3.26
Companies Issuing Dividends(55)               20.50   7,185   206.1        21.55   14.72   20.50    0.13  132.20    26.63
Companies Without Dividends(20)               14.11   9,994   142.9        14.76   10.82   14.15   -0.10  125.09    26.43
Equity/Assets
  less than 6%(8)                             13.75  19,561   285.6        14.77   10.30   13.88   -0.96  117.50    19.44
Equity/Assets 6-12%(51)                       19.85   7,327   206.9        20.89   14.23   19.89   -0.19  137.16    28.21
Equity/Assets
  greater than 12%(16)                        17.72   4,164    82.6        18.27   13.44   17.54    1.37   -1.34    23.78
Converted Last 3 Mths (no MHC)(2)             13.50   3,175    43.3        14.00   12.56   13.50    0.00    0.00     0.00
Actively Traded Companies(28)                 20.39  12,338   291.9        21.56   14.71   20.39   -0.05  163.99    28.63
Market Value Below $20 Million(12)            15.24     892    12.7        16.27   11.66   15.52   -1.12   67.00    19.76
Holding Company Structure(47)                 19.25   7,175   180.7        20.22   14.18   19.22    0.37  138.29    28.23
Assets Over $1 Billion(17)                    25.57  24,941   692.0        27.06   17.27   25.58   -0.23  125.60    30.82
Assets $500 Million-$1 Billion(18)            19.58   5,037    91.2        20.55   15.05   19.59    0.07  130.52    18.39
Assets $250-$500 Million(22)                  16.65   3,351    44.9        17.24   11.94   16.46    1.42  155.76    31.75
Assets less than $250 Million(18)             14.55   1,616    19.1        15.41   11.26   14.80   -1.37  101.53    23.19
Goodwill Companies(38)                        21.27  12,058   321.9        22.44   15.31   21.29   -0.09  134.71    24.87
Non-Goodwill Companies(37)                    16.42   4,229    67.1        17.14   12.11   16.41    0.21  126.34    28.64

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
                                              EPS(3)   EPS(3)  Share  Share(4) Share
                                             -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
BIF-Insured Thrifts(75)                        1.32    1.32   14.91   14.08   165.58
NYSE Traded Companies(3)                       1.55    1.66   18.47   13.99   251.54
AMEX Traded Companies(5)                       0.91    0.74   15.01   14.57   143.93
NASDAQ Listed OTC Companies(67)                1.35    1.36   14.71   14.04   162.95
California Companies(3)                        1.23    1.15   11.73   11.73   157.31
Mid-Atlantic Companies(20)                     1.29    1.37   16.26   14.63   184.96
New England Companies(42)                      1.46    1.40   14.58   14.01   168.57
North-West Companies(4)                        1.52    1.57   14.11   13.34   159.52
South-East Companies(4)                        0.22    0.33   14.55   14.55    59.54
Thrift Strategy(48)                            1.20    1.20   15.40   14.32   153.27
Mortgage Banker Strategy(10)                   1.71    1.71   15.17   14.78   225.79
Real Estate Strategy(8)                        1.38    1.37   12.10   12.10   117.06
Diversified Strategy(7)                        2.00    2.03   13.24   12.66   190.13
Retail Banking Strategy(2)                     0.27    0.25   16.69   16.24   261.20
Companies Issuing Dividends(55)                1.54    1.52   15.63   14.48   183.16
Companies Without Dividends(20)                0.77    0.82   13.02   13.01   119.65
Equity/Assets
  less than 6%(8)                              1.01    1.07   10.43   10.17   184.41
Equity/Assets 6-12%(51)                        1.55    1.53   15.15   13.99   186.69
Equity/Assets
  greater than 12%(16)                         0.76    0.80   16.39   16.31    89.80
Converted Last 3 Mths (no MHC)(2)              0.57    0.59   13.07   13.07    52.70
Actively Traded Companies(28)                  1.67    1.68   15.31   14.58   189.10
Market Value Below $20 Million(12)             1.03    0.99   15.82   15.35   169.30
Holding Company Structure(47)                  1.41    1.44   15.09   14.32   160.44
Assets Over $1 Billion(17)                     1.98    2.04   16.64   15.20   211.20
Assets $500 Million-$1 Billion(18)             1.44    1.30   15.81   14.52   175.09
Assets $250-$500 Million(22)                   1.05    1.12   13.55   13.10   146.67
Assets less than $250 Million(18)              0.99    0.97   14.24   13.91   140.37
Goodwill Companies(38)                         1.52    1.52   16.22   14.48   210.40
Non-Goodwill Companies(37)                     1.14    1.14   13.71   13.71   124.71

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996




                                                                                       Price Change Data
                                            Market Capitalization       -----------------------------------------------
                                           -----------------------        52 Week (1)               % Change From
                                                    Shares  Market      ---------------         -----------------------
                                            Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                      Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                      ------- ------- -------      ------- ------- ------- ------- ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                     18.00   4,661    25.8        19.11   14.60   17.87    0.65  141.25     4.88
BIF-Insured Thrifts(2)                       18.63  21,894   164.2        21.06   13.94   19.00   -1.71  246.25    13.38
NASDAQ Listed OTC Companies(21)              18.06   6,384    39.6        19.31   14.53   17.99    0.41  176.25     5.77
Florida Companies(3)                         22.50   5,512    56.6        23.87   16.67   22.87   -1.23    0.00     9.96
Mid-Atlantic Companies(8)                    15.16   7,619    26.4        16.86   12.49   15.09    0.45   80.00    -0.20
Mid-West Companies(7)                        17.36   1,942    12.5        18.30   14.32   17.07    1.15  202.50     3.23
New England Companies(1)                     27.25  40,516   322.0        29.12   18.62   27.87   -2.22  246.25    43.42
North-West Companies(1)                      16.75   2,196    13.2        17.25   14.09   16.75    0.00    0.00    15.20
South-East Companies(1)                      22.00   1,505    15.5        22.00   20.25   21.37    2.95    0.00     0.00
Thrift Strategy(19)                          17.62   4,721    25.4        18.87   14.33   17.51    0.58  141.25     3.00
Mortgage Banker Strategy(1)                  16.75   2,196    13.2        17.25   14.09   16.75    0.00    0.00    15.20
Diversified Strategy(1)                      27.25  40,516   322.0        29.12   18.62   27.87   -2.22  246.25    43.42
Companies Issuing Dividends(20)              17.85   6,641    40.9        19.16   14.23   17.81    0.28  176.25     5.77
Companies Without Dividends(1)               22.00   1,505    15.5        22.00   20.25   21.37    2.95    0.00     0.00
Equity/Assets
  less than 6%(1)                            17.25   1,625    12.9        17.25   14.25   17.25    0.00    0.00     8.70
Equity/Assets 6-12%(14)                      19.10   8,127    51.1        20.54   14.93   19.04    0.32  176.25     6.74
Equity/Assets
  greater than 12%(6)                        15.31   2,456    13.0        16.25   13.47   15.17    0.74    0.00     1.67
Actively Traded Companies(1)                 18.00   7,166    36.0        18.50   13.18   18.00    0.00   80.00    20.00
Market Value Below $20 Million(1)            12.50   1,272     7.0        14.12   11.50   12.00    4.17    0.00    -9.88
Holding Company Structure(1)                 18.00   7,166    36.0        18.50   13.18   18.00    0.00   80.00    20.00
Assets Over $1 Billion(4)                    22.66  20,011   121.2        24.41   16.97   23.16   -1.83  246.25    14.93
Assets $500 Million-$1 Billion(5)            17.69   5,458    39.4        18.59   13.30   17.66    0.20   80.00     8.38
Assets $250-$500 Million(4)                  21.63   2,115    17.7        22.06   16.90   20.88    3.24  202.50    12.58
Assets less than $250 Million(8)             14.16   2,169    10.0        15.73   12.75   14.12    0.22    0.00    -4.84
Goodwill Companies(10)                       20.60  11,031    68.7        21.75   15.56   20.51    0.54  176.25    12.84
Non-Goodwill Companies(11)                   15.98   2,582    15.9        17.31   13.69   15.92    0.30    0.00    -0.59
MHC Institutions(21)                         18.06   6,384    39.6        19.31   14.53   17.99    0.41  176.25     5.77
MHC Converted Last 3 Months(1)               22.00   1,505    15.5        22.00   20.25   21.37    2.95    0.00     0.00

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
                                             EPS(3)   EPS(3)  Share  Share(4) Share
                                            -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
SAIF-Insured Thrifts(19)                      0.64    0.96   13.30   12.95   134.77
BIF-Insured Thrifts(2)                        0.88    0.80   11.53   11.52   124.80
NASDAQ Listed OTC Companies(21)               0.66    0.95   13.12   12.81   133.77
Florida Companies(3)                          1.10    1.41   14.84   14.56   156.71
Mid-Atlantic Companies(8)                     0.20    0.63   11.73   11.15   120.67
Mid-West Companies(7)                         0.61    0.90   13.02   12.99   135.41
New England Companies(1)                      1.91    1.53   14.76   14.74   178.61
North-West Companies(1)                       0.95    1.11   10.73    9.60    99.83
South-East Companies(1)                       1.36    1.36   19.18   19.18   134.33
Thrift Strategy(19)                           0.58    0.91   13.16   12.88   133.17
Mortgage Banker Strategy(1)                   0.95    1.11   10.73    9.60    99.83
Diversified Strategy(1)                       1.91    1.53   14.76   14.74   178.61
Companies Issuing Dividends(20)               0.62    0.93   12.80   12.47   133.74
Companies Without Dividends(1)                1.36    1.36   19.18   19.18   134.33
Equity/Assets
  less than 6%(1)                             1.21    1.62   13.96   13.96   234.81
Equity/Assets 6-12%(14)                       0.61    0.97   13.34   12.89   145.53
Equity/Assets
  greater than 12%(6)                         0.69    0.75   12.34   12.34    80.63
Actively Traded Companies(1)                  0.63    1.14   12.59   11.03   136.03
Market Value Below $20 Million(1)             0.21    0.52   13.01   12.98   112.98
Holding Company Structure(1)                  0.63    1.14   12.59   11.03   136.03
Assets Over $1 Billion(4)                     1.05    1.32   13.28   12.48   156.99
Assets $500 Million-$1 Billion(5)             0.64    0.97   13.98   13.56   151.09
Assets $250-$500 Million(4)                   0.79    1.28   15.30   15.25   181.27
Assets less than $250 Million(8)              0.41    0.59   11.52   11.38    89.76
Goodwill Companies(10)                        0.82    1.16   13.42   12.73   149.74
Non-Goodwill Companies(11)                    0.53    0.77   12.87   12.87   120.71
MHC Institutions(21)                          0.66    0.95   13.12   12.81   133.77
MHC Converted Last 3 Months(1)                1.36    1.36   19.18   19.18   134.33

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996



                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------         52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)


NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             31.50 105,496 3,323.1        33.50   21.88   31.75   -0.79   68.00    18.87
CAL   CalFed Inc. of Los Angeles CA(8)        24.25  49,427 1,198.6        24.37   14.87   24.25    0.00   20.11    53.97
CSA   Coast Savings Financial of CA           35.50  18,584   659.7        36.37   26.50   34.75    2.16  207.09     2.54
CFB   Commercial Federal Corp. of NE          46.00  13,857   637.4        48.50   35.00   45.75    0.55  ***.**    21.85
DME   Dime Savings Bank, FSB of NY*           14.75 106,447 1,570.1        16.50   10.87   14.87   -0.81   46.62    26.94
DSL   Downey Financial Corp. of CA            18.87  25,459   480.4        19.33   13.50   18.17    3.85   65.09    30.14
FRC   First Republic Bancorp of CA*           17.00   7,361   125.1        17.87   12.25   17.00    0.00  277.78    29.57
FED   FirstFed Fin. Corp. of CA               22.25  10,518   234.0        24.25   12.37   22.25    0.00   37.77    57.58
GLN   Glendale Fed. Bk, FSB of CA             22.25  47,166 1,049.4        22.50   15.63   21.25    4.71   36.92    26.28
GDW   Golden West Fin. Corp. of CA            62.00  57,376 3,557.3        67.50   49.50   64.25   -3.50  136.73    12.22
GWF   Great Western Fin. Corp. of CA          29.50 137,432 4,054.2        31.12   21.12   30.00   -1.67   69.83    16.28
GPT   GreenPoint Fin. Corp. of NY*            49.37  47,656 2,352.8        50.12   24.00   48.12    2.60    N.A.    84.56
SFB   Standard Fed. Bancorp of MI             56.50  31,192 1,762.3        58.00   37.75   56.12    0.68  506.87    43.51
TCB   TCF Financial Corp. of MN               41.75  34,870 1,455.8        45.00   29.25   43.00   -2.91  529.71    26.06
WES   Westcorp Inc. of Orange CA              21.37  25,985   555.3        23.87   16.19   22.50   -5.02  191.54    21.28


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              14.25   2,731    38.9        15.12   11.69   14.62   -2.53    N.A.     N.A.
BKC   American Bank of Waterbury CT*          28.75   2,291    65.9        29.87   24.00   29.00   -0.86   53.33     5.50
BFD   BostonFed Bancorp of MA                 14.87   6,590    98.0        15.12   11.50   14.75    0.81    N.A.    26.55
CFX   Cheshire Fin. Corp. of NH*              16.25  12,257   199.2        16.50   12.50   15.25    6.56   36.55     3.97
CZF   Citisave Fin. Corp. of LA               14.00     962    13.5        16.50   13.00   13.50    3.70    N.A.    -5.08
CBK   Citizens First Fin. Corp. of IL         13.87   2,817    39.1        13.87    9.50   13.62    1.84    N.A.     N.A.
ESX   Essex Bancorp of VA(8)                   2.25   1,053     2.4         4.75    1.62    2.00   12.50  -86.57    19.68
FCB   Falmouth Co-Op Bank of MA*              13.12   1,455    19.1        14.00   10.25   13.25   -0.98    N.A.     N.A.
GAF   GA Financial Corp. of PA                14.75   8,900   131.3        15.37   10.25   14.75    0.00    N.A.     N.A.
KNK   Kankakee Bancorp of IL                  24.00   1,415    34.0        26.37   18.37   24.75   -3.03  140.00    27.19
KYF   Kentucky First Bancorp of KY            11.50   1,389    16.0        15.25   11.25   11.50    0.00    N.A.    -7.03
NYB   New York Bancorp, Inc. of NY            33.87  11,099   375.9        36.25   20.50   33.62    0.74  377.72    50.53
PDB   Piedmont Bancorp of NC                  10.87   2,751    29.9        19.12   10.37   10.87    0.00    N.A.   -13.04
PLE   Pinnacle Bank of AL                     17.00     890    15.1        18.87   15.50   17.00    0.00  151.85    -5.56
SSB   Scotland Bancorp of NC                  14.25   1,840    26.2        14.25   11.62   14.00    1.79    N.A.     N.A.
SZB   SouthFirst Bancshares of AL             12.50     863    10.8        16.00   11.37   12.87   -2.87    N.A.   -19.35
SRN   Southern Banc Company of AL             13.37   1,382    18.5        13.75   11.37   13.50   -0.96    N.A.     3.89
SSM   Stone Street Bancorp of NC              19.62   1,825    35.8        20.12   16.25   19.50    0.62    N.A.     N.A.
TSH   Teche Holding Company of LA             13.25   3,541    46.9        14.12   12.00   13.00    1.92    N.A.    -3.64
FTF   Texarkana Fst. Fin. Corp of AR          14.50   1,885    27.3        16.87   13.50   14.25    1.75    N.A.     2.69
THR   Three Rivers Fin. Corp. of MI           13.62     851    11.6        14.37   12.00   13.62    0.00    N.A.    11.18
TBK   Tolland Bank of CT*                     11.62   1,157    13.4        13.25    9.06   12.00   -3.17   60.28    22.32
WSB   Washington SB, FSB of MD                 4.94   4,220    20.8         5.69    4.38    4.94    0.00  295.20    -1.20


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             30.50     671    20.5        31.50   26.00   30.50    0.00    N.A.     4.56
AFED  AFSALA Bancorp of NY                    11.50   1,455    16.7        12.12   11.31   12.00   -4.17    N.A.     N.A.
ALBK  ALBANK Fin. Corp. of Albany NY          31.00  13,100   406.1        32.81   22.92   31.62   -1.96   33.33    24.00
AMFC  AMB Financial Corp. of IN               12.87   1,124    14.5        12.94    9.75   12.50    2.96    N.A.     N.A.
ASBP  ASB Financial Corp. of OH               17.50   1,714    30.0        18.25   13.75   17.75   -1.41    N.A.    10.27
ABBK  Abington Savings Bank of MA(8)*         19.62   1,887    37.0        21.25   14.50   19.25    1.92  196.37    13.74
AABC  Access Anytime Bancorp of NM             5.63     732     4.1         7.00    5.25    5.75   -2.09  -16.59   -16.59
AADV  Advantage Bancorp of WI                 31.87   3,393   108.1        34.50   29.60   31.75    0.38  246.41     5.53
AFCB  Affiliated Comm BC, Inc of MA           22.62   5,095   115.2        23.00   16.06   22.62    0.00    N.A.    30.22

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              0.62    2.07   18.86   15.82   479.53
CAL   CalFed Inc. of Los Angeles CA(8)         1.01    1.60   13.24   13.24   285.81
CSA   Coast Savings Financial of CA            0.54    2.12   22.24   21.89   460.02
CFB   Commercial Federal Corp. of NE           2.89    4.14   25.95   23.19   481.18
DME   Dime Savings Bank, FSB of NY*            0.71    1.20    9.60    9.50   184.91
DSL   Downey Financial Corp. of CA             0.80    1.28   15.07   14.82   194.60
FRC   First Republic Bancorp of CA*            1.45    1.36   16.04   16.02   288.30
FED   FirstFed Fin. Corp. of CA                0.23    1.15   17.49   17.21   399.00
GLN   Glendale Fed. Bk, FSB of CA             -0.14    1.14   16.87   15.65   320.24
GDW   Golden West Fin. Corp. of CA             6.18    7.59   39.57   39.57   645.07
GWF   Great Western Fin. Corp. of CA           1.35    2.18   17.84   15.69   316.87
GPT   GreenPoint Fin. Corp. of NY*             2.48    2.42   29.76   16.44   281.40
SFB   Standard Fed. Bancorp of MI              2.86    3.85   28.72   23.37   492.23
TCB   TCF Financial Corp. of MN                2.40    2.84   14.98   14.35   204.03
WES   Westcorp Inc. of Orange CA               1.30    0.52   12.10   12.06   122.43


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              -0.43   -0.40   17.03   17.03    97.06
BKC   American Bank of Waterbury CT*           2.76    1.87   19.96   19.01   239.19
BFD   BostonFed Bancorp of MA                  0.34    0.55   13.48   13.48   120.92
CFX   Cheshire Fin. Corp. of NH*               0.62    0.82   10.55    9.79   124.07
CZF   Citisave Fin. Corp. of LA                0.63    0.84   12.58   12.57    78.62
CBK   Citizens First Fin. Corp. of IL          0.21    0.44   14.32   14.32    94.57
ESX   Essex Bancorp of VA(8)                  -7.61   -4.57    0.54   -0.23   162.87
FCB   Falmouth Co-Op Bank of MA*               0.39    0.39   15.06   15.06    62.21
GAF   GA Financial Corp. of PA                 0.44    0.69   14.26   14.26    66.17
KNK   Kankakee Bancorp of IL                   1.05    1.49   24.99   23.25   249.42
KYF   Kentucky First Bancorp of KY             0.52    0.68   13.78   13.78    61.92
NYB   New York Bancorp, Inc. of NY             2.88    3.16   13.69   13.69   264.97
PDB   Piedmont Bancorp of NC                   0.57    0.70   13.54   13.54    48.01
PLE   Pinnacle Bank of AL                      1.08    1.70   16.65   16.07   215.35
SSB   Scotland Bancorp of NC                   0.41    0.53   13.47   13.47    37.29
SZB   SouthFirst Bancshares of AL              0.57    0.76   15.12   15.12   104.92
SRN   Southern Banc Company of AL              0.17    0.46   14.22   14.07    78.06
SSM   Stone Street Bancorp of NC               0.67    0.83   20.48   20.48    58.29
TSH   Teche Holding Company of LA              0.71    1.03   14.76   14.76   107.20
FTF   Texarkana Fst. Fin. Corp of AR           1.27    1.57   14.02   14.02    87.93
THR   Three Rivers Fin. Corp. of MI            0.52    0.78   14.87   14.80   102.67
TBK   Tolland Bank of CT*                      1.19    1.03   12.43   11.94   197.11
WSB   Washington SB, FSB of MD                 0.56    0.51    5.10    5.10    58.47


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              6.92   -0.65   31.52   31.52   384.44
AFED  AFSALA Bancorp of NY                     0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY           1.89    2.41   23.97   20.58   267.92
AMFC  AMB Financial Corp. of IN                0.33    0.52   14.40   14.40    74.33
ASBP  ASB Financial Corp. of OH                0.37    0.58   14.79   14.79    66.68
ABBK  Abington Savings Bank of MA(8)*          1.80    1.51   17.17   15.27   256.53
AABC  Access Anytime Bancorp of NM            -0.90   -0.34    6.82    6.82   148.79
AADV  Advantage Bancorp of WI                  0.89    2.34   26.19   24.16   299.55
AFCB  Affiliated Comm BC, Inc of MA            1.17    1.69   19.25   19.11   197.33

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ALBC  Albion Banc Corp. of Albion NY          17.50     250     4.4        18.00   15.87   17.37    0.75   34.62     6.06
ATSB  AmTrust Capital Corp. of IN             10.12     528     5.3        11.25    8.50   10.37   -2.41    N.A.    -1.27
AHCI  Ambanc Holding Co. of NY*               11.00   4,880    53.7        11.00    9.38   10.62    3.58    N.A.     8.80
ASBI  Ameriana Bancorp of IN                  15.63   3,278    51.2        16.00   12.87   15.75   -0.76   69.34     9.68
AFFFZ America First Fin. Fund of CA           29.37   6,011   176.5        30.75   25.87   29.12    0.86   56.64    -1.28
AMFB  American Federal Bank of SC             19.00  10,955   208.1        19.45   14.25   19.00    0.00  300.00    24.59
ANBK  American Nat'l Bancorp of MD            12.25   3,604    44.1        12.62    9.50   12.12    1.07    N.A.    25.64
ABCW  Anchor Bancorp Wisconsin of WI          34.75   4,629   160.9        36.25   30.25   34.87   -0.34   18.32    -3.12
ANDB  Andover Bancorp, Inc. of MA*            25.75   5,118   131.8        27.87   17.08   25.37    1.50  139.53    46.31
ASFC  Astoria Financial Corp. of NY           35.00  21,511   752.9        37.75   22.16   35.00    0.00   33.33    53.44
AVND  Avondale Fin. Corp. of IL               16.75   3,603    60.4        17.12   12.50   16.87   -0.71    N.A.    15.52
BFSI  BFS Bankorp, Inc. of NY                 49.50   1,635    80.9        55.00   35.25   49.50    0.00  446.36    40.43
BKCT  Bancorp Connecticut of CT*              22.25   2,665    59.3        23.75   14.17   22.50   -1.11  154.29    50.44
BPLS  Bank Plus Corp. of CA                   11.25  18,243   205.2        11.75    8.00   11.25    0.00    N.A.    25.00
BWFC  Bank West Fin. Corp. of MI              10.75   1,981    21.3        12.25    8.94   11.00   -2.27    N.A.     6.23
BANC  BankAtlantic Bancorp of FL              13.00  14,720   191.4        13.75   10.08   12.62    3.01  150.00     8.33
BKUNA BankUnited SA of FL                      8.75   5,706    49.9         9.25    6.12    9.00   -2.78   61.14    42.97
BKCO  Bankers Corp. of NJ*                    20.00  12,378   247.6        20.37   16.25   19.50    2.56  220.00    23.08
BVFS  Bay View Capital Corp. of CA            41.50   6,640   275.6        41.87   26.50   39.00    6.41  110.13    45.61
BFSB  Bedford Bancshares of VA                18.00   1,144    20.6        18.25   16.00   17.75    1.41   71.43     3.63
BSBC  Branford SB of CT*                       3.87   6,559    25.4         4.25    2.62    4.12   -6.07   82.55    34.84
BRFC  Bridgeville SB, FSB of PA(8)            16.00   1,124    18.0        16.00   13.00   16.00    0.00   12.28    10.34
BYFC  Broadway Fin. Corp. of CA                9.12     893     8.1        11.00    9.00    9.25   -1.41    N.A.     N.A.
CBCO  CB Bancorp of Michigan City IN          24.25   1,162    28.2        25.50   16.25   23.00    5.43  120.45    34.72
CBES  CBES Bancorp of MO                      13.75   1,025    14.1        14.25   12.62   14.00   -1.79    N.A.     N.A.
CCFH  CCF Holding Company of GA               15.00   1,131    17.0        15.12   11.31   14.50    3.45    N.A.    17.65
CENF  CENFED Financial Corp. of CA            28.00   5,101   142.8        30.37   20.45   28.75   -2.61   78.57    28.32
CFSB  CFSB Bancorp of Lansing MI              19.25   4,826    92.9        21.82   17.73   18.25    5.48  113.89    -1.53
CKFB  CKF Bancorp of Danville KY              19.75     941    18.6        20.75   18.00   19.75    0.00    N.A.     2.60
CNSB  CNS Bancorp of MO                       15.00   1,653    24.8        15.25   11.00   14.62    2.60    N.A.     N.A.
CSBF  CSB Financial Group Inc of IL           10.56   1,035    10.9        10.56    8.81   10.00    5.60    N.A.    11.16
CFHC  California Fin. Hld. Co. of CA          28.94   4,721   136.6        29.00   18.87   29.00   -0.21  175.62    41.17
CBCI  Calumet Bancorp of Chicago IL           32.62   2,377    77.5        33.87   27.50   32.75   -0.40   61.09    17.55
CAFI  Camco Fin. Corp. of OH                  16.25   2,076    33.7        19.29   15.75   16.00    1.56    N.A.    -5.19
CMRN  Cameron Fin. Corp. of MO                15.50   2,850    44.2        16.00   13.50   15.63   -0.83    N.A.     7.86
CAPS  Capital Savings Bancorp of MO           14.00   1,876    26.3        14.75    8.87   13.50    3.70    5.66    51.35
CFNC  Carolina Fincorp of NC*                 13.12   1,852    24.3        13.37   13.00   13.00    0.92    N.A.     N.A.
CARV  Carver FSB of New York, NY               8.00   2,314    18.5         9.50    7.37    8.00    0.00   28.00   -11.11
CASB  Cascade SB of Everett WA                13.00   2,051    26.7        17.50   12.40   14.37   -9.53    1.56    -2.26
CATB  Catskill Fin. Corp. of NY*              13.87   5,687    78.9        14.37    9.87   13.87    0.00    N.A.     N.A.
CNIT  Cenit Bancorp of Norfolk VA             39.25   1,633    64.1        40.50   31.75   39.00    0.64  147.17     6.80
CTBK  Center Banks, Inc. of NY*               16.12     946    15.2        16.75   13.12   16.25   -0.80   46.55    14.65
CEBK  Central Co-Op. Bank of MA*              18.37   1,965    36.1        18.50   12.50   17.50    4.97  249.90    22.47
CJFC  Central Jersey Fin. Corp of NJ(8)       37.50   2,668   100.1        39.25   22.50   37.50    0.00  302.36    50.00
CBSB  Charter Financial Inc. of IL            12.50   4,874    60.9        13.00   10.68   13.00   -3.85    N.A.    15.63
COFI  Charter One Financial of OH             39.12  46,765 1,829.4        44.00   27.14   41.00   -4.59  123.54    34.11
CVAL  Chester Valley Bancorp of PA            18.50   1,636    30.3        20.00   17.26   18.50    0.00   63.28     0.93
CTZN  CitFed Bancorp of Dayton OH             29.75   8,582   255.3        32.50   21.75   28.25    5.31  230.56    29.35
CLAS  Classic Bancshares of KY                11.62   1,322    15.4        12.12   10.37   11.87   -2.11    N.A.    -1.11
CMSB  Cmnwealth Bancorp of PA                 14.25  17,953   255.8        14.50    9.75   14.12    0.92    N.A.    27.12
CBSA  Coastal Bancorp of Houston TX           22.62   4,964   112.3        24.75   16.50   23.75   -4.76    N.A.    29.26
CFCP  Coastal Fin. Corp. of SC                21.00   3,436    72.2        22.00   12.48   20.00    5.00  110.00    66.14
COFD  Collective Bancorp Inc. of NJ           34.00  20,372   692.6        36.37   22.50   33.37    1.89  346.19    34.02
CMSV  Commty. Svgs, MHC of FL(47.6)           18.25   4,879    43.4        19.37   14.25   18.37   -0.65    N.A.     7.35
CBIN  Community Bank Shares of IN             12.50   1,984    24.8        14.75   12.00   12.50    0.00    N.A.   -12.28

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                              Trailing 12 Mo.  Book   Book
                                              12 Mo.   Core    Value/ Value/   Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ALBC  Albion Banc Corp. of Albion NY          -0.24    0.47   23.07   23.07   239.44
ATSB  AmTrust Capital Corp. of IN              0.63    0.04   13.66   13.66   136.16
AHCI  Ambanc Holding Co. of NY*                0.23    0.22   14.42   14.42   101.74
ASBI  Ameriana Bancorp of IN                   0.71    1.06   13.27   13.25   121.94
AFFFZ America First Fin. Fund of CA            1.73    2.92   25.54   25.02   370.59
AMFB  American Federal Bank of SC              1.29    1.61    9.88    9.13   127.33
ANBK  American Nat'l Bancorp of MD             0.19    0.68   12.36   12.36   135.03
ABCW  Anchor Bancorp Wisconsin of WI           2.57    3.54   23.88   23.24   408.64
ANDB  Andover Bancorp, Inc. of MA*             2.31    2.38   18.10   18.10   234.23
ASFC  Astoria Financial Corp. of NY            1.61    2.44   26.32   21.56   337.79
AVND  Avondale Fin. Corp. of IL                0.64    0.67   16.31   16.31   170.09
BFSI  BFS Bankorp, Inc. of NY                  5.65    6.64   30.71   30.71   393.38
BKCT  Bancorp Connecticut of CT*               1.74    1.72   16.38   16.38   150.99
BPLS  Bank Plus Corp. of CA                   -3.71   -3.08    8.66    8.64   182.16
BWFC  Bank West Fin. Corp. of MI               0.46    0.25   12.21   12.21    70.43
BANC  BankAtlantic Bancorp of FL               0.95    0.96    9.49    8.82   147.45
BKUNA BankUnited SA of FL                      0.08    0.38    7.85    7.42   144.47
BKCO  Bankers Corp. of NJ*                     1.74    1.98   15.15   14.87   188.25
BVFS  Bay View Capital Corp. of CA            -0.39    2.62   29.17   27.53   516.29
BFSB  Bedford Bancshares of VA                 1.14    1.46   15.93   15.93   111.33
BSBC  Branford SB of CT*                       0.26    0.26    2.45    2.45    26.83
BRFC  Bridgeville SB, FSB of PA(8)             0.48    0.61   14.12   14.12    48.79
BYFC  Broadway Fin. Corp. of CA               -0.21    0.27   14.11   14.11   131.30
CBCO  CB Bancorp of Michigan City IN           1.88    2.22   16.68   16.68   172.12
CBES  CBES Bancorp of MO                       0.70    1.01   16.56   16.56    94.36
CCFH  CCF Holding Company of GA                0.68    0.65   14.86   14.86    70.14
CENF  CENFED Financial Corp. of CA             2.14    2.68   21.35   21.31   423.64
CFSB  CFSB Bancorp of Lansing MI               1.12    1.58   13.02   13.02   168.25
CKFB  CKF Bancorp of Danville KY               0.79    0.79   16.05   16.05    63.65
CNSB  CNS Bancorp of MO                        0.20    0.35   14.60   14.60    59.83
CSBF  CSB Financial Group Inc of IL            0.36    0.36   12.40   12.40    40.12
CFHC  California Fin. Hld. Co. of CA           1.00    1.71   18.32   18.26   283.71
CBCI  Calumet Bancorp of Chicago IL            2.07    2.71   33.48   33.48   207.31
CAFI  Camco Fin. Corp. of OH                   1.32    1.50   13.81   13.81   182.12
CMRN  Cameron Fin. Corp. of MO                 0.97    0.95   16.26   16.26    61.70
CAPS  Capital Savings Bancorp of MO            0.69    1.03   10.41   10.41   123.26
CFNC  Carolina Fincorp of NC*                  0.52    0.52   12.99   12.99    59.15
CARV  Carver FSB of New York, NY              -0.05    0.38   14.96   14.28   157.76
CASB  Cascade SB of Everett WA                 0.77    0.77   10.04   10.04   165.96
CATB  Catskill Fin. Corp. of NY*               0.58    0.58   14.49   14.49    49.90
CNIT  Cenit Bancorp of Norfolk VA              1.91    2.13   29.22   28.18   401.57
CTBK  Center Banks, Inc. of NY*                1.48    1.41   16.78   16.78   255.71
CEBK  Central Co-Op. Bank of MA*               0.85    0.92   16.30   14.36   165.86
CJFC  Central Jersey Fin. Corp of NJ(8)        1.41    1.94   21.04   19.69   174.09
CBSB  Charter Financial Inc. of IL             0.74    0.73   13.09   12.17    75.29
COFI  Charter One Financial of OH              0.56    3.34   19.48   17.99   295.65
CVAL  Chester Valley Bancorp of PA             1.00    1.50   15.36   15.36   173.83
CTZN  CitFed Bancorp of Dayton OH              1.38    2.12   20.39   17.86   320.16
CLAS  Classic Bancshares of KY                 0.23    0.39   14.22   11.89   103.04
CMSB  Cmnwealth Bancorp of PA                  0.43    0.62   12.67    9.72   116.13
CBSA  Coastal Bancorp of Houston TX            1.32    2.23   18.26   15.04   576.04
CFCP  Coastal Fin. Corp. of SC                 1.29    1.13    8.04    8.04   131.78
COFD  Collective Bancorp Inc. of NJ            2.24    2.77   17.87   16.73   257.83
CMSV  Commty. Svgs, MHC of FL(47.6)            1.08    1.10   15.39   15.39   128.31
CBIN  Community Bank Shares of IN              0.66    1.01   12.83   12.81   118.25

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                               (continued)
                     Weekly Thrift Market Line - Part One
                      Prices As Of December 13, 1996



                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CBNH  Community Bankshares Inc of NH*         20.25   2,429    49.2        20.25   17.12   20.12    0.65  440.00     7.31
CFTP  Community Fed. Bancorp of MS            17.12   4,282    73.3        17.25   12.25   17.25   -0.75    N.A.     N.A.
CFFC  Community Fin. Corp. of VA              21.00   1,272    26.7        22.50   16.00   21.25   -1.18  200.00    16.67
CIBI  Community Inv. Bancorp of OH            16.75     666    11.2        18.25   14.25   16.50    1.52    N.A.     9.84
COOP  Cooperative Bk.for Svgs. of NC          20.50   1,492    30.6        20.87   16.50   20.75   -1.20  105.00     0.00
CNSK  Covenant Bank for Svgs. of NJ*          12.00   2,742    32.9        13.44   10.88   12.50   -4.00    N.A.    -3.77
CRZY  Crazy Woman Creek Bncorp of WY          11.75   1,058    12.4        12.00   10.00   11.50    2.17    N.A.     N.A.
DNFC  D&N Financial Corp. of MI               15.37   7,587   116.6        15.50   12.00   14.87    3.36   75.66    26.82
DSBC  DS Bancor Inc. of Derby CT(8)*          42.50   3,032   128.9        42.56   24.00   42.44    0.14  158.36    66.67
DFIN  Damen Fin. Corp. of Chicago IL          12.87   3,771    48.5        12.87   11.00   12.25    5.06    N.A.    13.19
DCBI  Delphos Citizens Bancorp of OH          11.94   2,039    24.3        12.50   11.87   11.87    0.59    N.A.     N.A.
DIME  Dime Community Bancorp of NY            14.87  14,547   216.3        14.87   11.69   14.50    2.55    N.A.     N.A.
DIBK  Dime Financial Corp. of CT*             17.50   5,129    89.8        18.37   12.00   17.75   -1.41   66.67    29.63
EGLB  Eagle BancGroup of IL                   13.25   1,303    17.3        13.75   10.50   13.50   -1.85    N.A.     N.A.
EBSI  Eagle Bancshares of Tucker GA           13.62   4,552    62.0        19.00   13.62   15.00   -9.20   87.86   -28.32
EGFC  Eagle Financial Corp. of CT             28.75   4,534   130.4        30.50   22.25   30.25   -4.96  228.57     9.52
ETFS  East Texas Fin. Serv. of TX             16.25   1,134    18.4        16.75   14.25   16.12    0.81    N.A.     0.00
EBCP  Eastern Bancorp of NH(8)                22.62   3,652    82.6        24.00   15.17   22.12    2.26   80.24    26.86
ESBK  Elmira SB of Elmira NY*                 17.00     706    12.0        18.75   14.75   16.75    1.49   18.30    -9.33
EIRE  Emerald Island Bancorp, MA*             18.50   1,766    32.7        19.00   14.00   18.00    2.78  142.78    13.85
EFBI  Enterprise Fed. Bancorp of OH           14.50   2,074    30.1        16.00   12.75   15.75   -7.94    N.A.    -1.69
EQSB  Equitable FSB of Wheaton MD             26.75     600    16.1        27.50   21.00   27.50   -2.73    N.A.     7.00
FFFG  F.F.O. Financial Group of FL             2.75   8,430    23.2         3.13    2.31    2.75    0.00  -66.91     7.42
FCBF  FCB Fin. Corp. of Neenah WI             18.75   2,460    46.1        19.50   17.00   19.25   -2.60    N.A.     1.35
FFBS  FFBS Bancorp of Columbus MS             23.00   1,570    36.1        24.25   16.50   23.00    0.00    N.A.    35.29
FFDF  FFD Financial Corp. of OH               13.12   1,455    19.1        13.75   10.00   13.50   -2.81    N.A.     N.A.
FFLC  FFLC Bancorp of Leesburg FL             20.25   2,525    51.1        20.87   17.25   20.00    1.25    N.A.     8.00
FFFC  FFVA Financial Corp. of VA              21.25   5,023   106.7        21.75   13.37   20.50    3.66    N.A.    54.55
FFWC  FFW Corporation of Wabash IN            22.00     702    15.4        22.00   16.50   20.75    6.02    N.A.    11.39
FFYF  FFY Financial Corp. of OH               25.87   5,117   132.4        25.87   20.81   25.75    0.47    N.A.    23.19
FMCO  FMS Financial Corp. of NJ               17.37   2,468    42.9        17.75   14.75   17.12    1.46   93.00     2.18
FFHH  FSF Financial Corp. of MN               14.87   3,478    51.7        14.87   11.37   14.25    4.35    N.A.    14.38
FMLY  Family Bancorp of Haverhill MA(8)*      34.38   4,310   148.2        35.50   17.25   34.38    0.00  559.88    92.39
FOBC  Fed One Bancorp of Wheeling WV          16.12   2,493    40.2        16.62   13.25   15.87    1.58   61.20     6.61
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        24.25   2,299    55.8        25.25   12.00   24.56   -1.26  177.14    74.84
FBCI  Fidelity Bancorp of Chicago IL          17.12   2,866    49.1        17.25   14.50   17.00    0.71    N.A.    11.39
FSBI  Fidelity Bancorp, Inc. of PA            19.00   1,373    26.1        20.50   15.00   19.75   -3.80  145.80    26.67
FFFL  Fidelity FSB, MHC of FL(47.2)           17.25   6,724    54.6        18.00   12.00   17.25    0.00    N.A.     6.15
FFED  Fidelity Fed. Bancorp of IN              9.50   2,494    23.7        14.77    9.25   10.00   -5.00   34.75   -35.68
FFOH  Fidelity Financial of OH                11.37   4,077    46.4        11.50    9.62   11.19    1.61    N.A.     4.41
FIBC  Financial Bancorp of NY                 14.50   1,791    26.0        16.25   12.37   14.50    0.00    N.A.     5.45
FBSI  First Bancshares of MO                  16.50   1,206    19.9        16.81   15.00   16.50    0.00   29.41     3.13
FBBC  First Bell Bancorp of PA                16.00   7,758   124.1        17.37   13.12   17.06   -6.21    N.A.    19.67
FBER  First Bergen Bancorp of NJ              12.00   3,174    38.1        12.12    9.00   12.00    0.00    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD              18.75   2,927    54.9        19.09   15.57   18.44    1.68  115.77     8.57
FFBA  First Colorado Bancorp of Co            17.50  19,031   333.0        17.75   10.47   16.87    3.73  430.30    59.24
FDEF  First Defiance Fin. Corp. of OH         12.06   9,912   119.5        12.50    9.87   12.25   -1.55    N.A.    19.17
FESX  First Essex Bancorp of MA*              13.37   6,059    81.0        14.50   10.00   13.75   -2.76  122.83    17.59
FFES  First FS&LA of E. Hartford CT           23.00   2,615    60.1        23.75   16.50   22.75    1.10  253.85    15.00
FSSB  First FS&LA of San Bern. CA              9.00     328     3.0        12.50    9.00    9.00    0.00  -10.00   -28.00
FFSX  First FS&LA. MHC of IA (45.0)           30.25   1,883    22.9        30.25   21.36   28.00    8.04  202.50    24.38
FFML  First Family Fin. Corp. of FL(8)        22.00     545    12.0        23.00   19.00   22.50   -2.22  238.46     4.76
FFSW  First Fed Fin. Serv. of OH              39.00   3,612   140.9        39.00   21.59   37.75    3.31  129.41    80.64
BDJI  First Fed. Bancorp. of MN               18.00     701    12.6        18.00   12.25   17.87    0.73    N.A.    30.91
FFBH  First Fed. Bancshares of AR             16.00   5,154    82.5        16.37   12.75   16.00    0.00    N.A.     N.A.


                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core   Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
CBNH  Community Bankshares Inc of NH*           1.72    1.40   16.18   16.18   225.91
CFTP  Community Fed. Bancorp of MS              0.50    0.63   15.68   15.68    47.65
CFFC  Community Fin. Corp. of VA                1.28    1.62   17.59   17.59   126.41
CIBI  Community Inv. Bancorp of OH              0.90    1.30   17.00   17.00   142.34
COOP  Cooperative Bk.for Svgs. of NC           -2.41   -0.16   16.89   16.89   219.30
CNSK  Covenant Bank for Svgs. of NJ*            0.36    0.64    7.55    7.55   141.20
CRZY  Crazy Woman Creek Bncorp of WY            0.34    0.44   14.62   14.62    48.69
DNFC  D&N Financial Corp. of MI                 1.19    1.55   10.30   10.16   185.60
DSBC  DS Bancor Inc. of Derby CT(8)*            3.05    2.84   28.53   27.72   415.38
DFIN  Damen Fin. Corp. of Chicago IL            0.47    0.61   14.02   14.02    62.20
DCBI  Delphos Citizens Bancorp of OH            0.73    0.73   14.26   14.26    53.80
DIME  Dime Community Bancorp of NY              0.46    0.58   14.79   12.86    84.25
DIBK  Dime Financial Corp. of CT*               2.29    2.47   11.58   11.10   134.89
EGLB  Eagle BancGroup of IL                    -0.52   -0.10   16.75   16.75   125.66
EBSI  Eagle Bancshares of Tucker GA             0.85    1.13   12.62   12.62   141.07
EGFC  Eagle Financial Corp. of CT               3.06    1.88   22.31   16.36   310.23
ETFS  East Texas Fin. Serv. of TX               0.83    0.76   19.24   19.24   101.71
EBCP  Eastern Bancorp of NH(8)                  0.90    1.22   17.41   16.44   237.86
ESBK  Elmira SB of Elmira NY*                   0.58    0.54   19.93   19.06   312.61
EIRE  Emerald Island Bancorp, MA*               1.19    1.28   15.18   15.18   222.19
EFBI  Enterprise Fed. Bancorp of OH             0.90    0.62   15.23   15.21   103.12
EQSB  Equitable FSB of Wheaton MD               3.30    3.28   23.64   23.64   446.29
FFFG  F.F.O. Financial Group of FL              0.07    0.22    2.23    2.23    36.90
FCBF  FCB Fin. Corp. of Neenah WI               0.95    1.17   18.92   18.92   109.47
FFBS  FFBS Bancorp of Columbus MS               0.85    1.10   15.69   15.69    80.08
FFDF  FFD Financial Corp. of OH                 0.34    0.47   14.72   14.72    58.72
FFLC  FFLC Bancorp of Leesburg FL               0.82    1.26   21.58   21.58   133.07
FFFC  FFVA Financial Corp. of VA                1.06    1.34   15.68   15.35   105.53
FFWC  FFW Corporation of Wabash IN              1.89    2.28   22.04   22.04   220.16
FFYF  FFY Financial Corp. of OH                 0.93    1.43   19.98   19.98   117.76
FMCO  FMS Financial Corp. of NJ                 1.07    1.79   13.71   13.40   210.11
FFHH  FSF Financial Corp. of MN                 0.48    0.67   13.70   13.70   101.97
FMLY  Family Bancorp of Haverhill MA(8)*        1.78    1.86   16.92   15.65   212.95
FOBC  Fed One Bancorp of Wheeling WV            0.95    1.35   15.99   15.18   136.99
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)          0.92    1.31   12.07   12.06   143.21
FBCI  Fidelity Bancorp of Chicago IL            0.75    1.12   17.04   16.98   166.04
FSBI  Fidelity Bancorp, Inc. of PA              0.96    1.68   15.86   15.83   231.52
FFFL  Fidelity FSB, MHC of FL(47.2)             0.47    0.77   11.94   11.82   127.51
FFED  Fidelity Fed. Bancorp of IN               0.34    0.44    5.03    5.03   104.99
FFOH  Fidelity Financial of OH                  0.36    0.54   12.46   12.46    62.76
FIBC  Financial Bancorp of NY                   0.64    1.19   14.40   14.32   148.95
FBSI  First Bancshares of MO                    0.78    1.12   18.90   18.86   127.95
FBBC  First Bell Bancorp of PA                  0.99    1.14   13.71   13.71    74.37
FBER  First Bergen Bancorp of NJ                0.09    0.45   13.41   13.41    78.76
FCIT  First Cit. Fin. Corp of MD                0.99    1.41   13.51   13.51   228.38
FFBA  First Colorado Bancorp of Co              0.83    0.83   12.88   12.72    78.89
FDEF  First Defiance Fin. Corp. of OH           0.49    0.64   12.17   12.17    52.89
FESX  First Essex Bancorp of MA*                1.34    1.15   10.67   10.67   143.45
FFES  First FS&LA of E. Hartford CT             1.54    2.34   22.05   22.00   360.48
FSSB  First FS&LA of San Bern. CA              -3.34   -3.89   14.36   13.71   305.90
FFSX  First FS&LA. MHC of IA (45.0)             0.94    1.63   19.39   19.21   243.31
FFML  First Family Fin. Corp. of FL(8)          1.19    0.05   16.92   16.92   286.04
FFSW  First Fed Fin. Serv. of OH                2.05    2.27   16.50   13.48   307.51
BDJI  First Fed. Bancorp. of MN                 0.45    1.00   17.58   17.58   153.00
FFBH  First Fed. Bancshares of AR               0.58    0.88   16.17   16.17    98.88

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFEC  First Fed. Bancshares of WI(8)          18.37   6,855   125.9        18.37   13.62   18.37    0.00    N.A.    20.46
FTFC  First Fed. Capital Corp. of WI          24.00   6,169   148.1        24.00   17.87   24.00    0.00  113.33    33.33
FFKY  First Fed. Fin. Corp. of KY             19.25   4,197    80.8        22.00   15.25   20.25   -4.94   22.22    25.24
FFBZ  First Federal Bancorp of OH             16.00   1,570    25.1        16.00   10.00   14.75    8.47   60.00    58.10
FFWM  First Fin. Corp of Western MD           31.75   2,124    67.4        32.25   17.75   31.75    0.00  217.50    60.76
FFCH  First Fin. Holdings Inc. of SC          23.25   6,358   147.8        24.25   17.50   23.00    1.09   89.80    20.78
FFBI  First Financial Bancorp of IL           15.87     452     7.2        16.25   15.50   15.87    0.00    N.A.    -0.81
FFHC  First Financial Corp. of WI             28.50  29,915   852.6        30.25   19.50   28.00    1.79   80.95    23.91
FFHS  First Franklin Corp. of OH              16.00   1,158    18.5        17.25   13.50   17.00   -5.88   21.95     0.82
FGHC  First Georgia Hold. Corp of GA           8.62   2,024    17.4         9.25    6.00    8.00    7.75  125.07    12.39
FSPG  First Home SB, SLA of NJ                19.50   2,030    39.6        19.50   17.50   18.25    6.85  225.00     2.63
FFSL  First Independence Corp. of KS          19.62     583    11.4        21.25   17.62   19.62    0.00    N.A.     4.64
FISB  First Indiana Corp. of IN               25.50   8,294   211.5        26.00   19.79   25.37    0.51   88.89    18.83
FKFS  First Keystone Fin. Corp of PA          20.00   1,292    25.8        20.87   16.75   19.25    3.90    N.A.    -4.17
FLKY  First Lancaster Bncshrs of KY           15.50     959    14.9        16.25   13.12   16.00   -3.13    N.A.     N.A.
FLFC  First Liberty Fin. Corp. of GA          18.50   6,003   111.1        21.50   13.50   20.06   -7.78  264.17    30.56
CASH  First Midwest Fin. Corp. of IA          24.75   1,779    44.0        24.75   21.75   24.75    0.00    N.A.     5.32
FMBD  First Mutual Bancorp of IL              14.87   3,845    57.2        14.87   11.62   14.37    3.48    N.A.     9.18
FMSB  First Mutual SB of Bellevue WA*         18.00   2,453    44.2        19.00   11.46   18.00    0.00  132.26    32.94
FNGB  First Northern Cap. Corp of WI          16.00   4,381    70.1        18.62   15.25   16.00    0.00    9.89    -3.03
FFPB  First Palm Beach Bancorp of FL          23.00   5,093   117.1        25.50   19.94   24.87   -7.52    N.A.     8.90
FSNJ  First SB of NJ, MHC (45.0)              17.25   3,062    23.4        18.50   13.75   17.00    1.47    N.A.     0.00
FSLA  First SB, SLA MHC of NJ (37.6)          18.00   7,166    36.0        18.50   13.18   18.00    0.00   80.00    20.00
SOPN  First SB, SSB, Moore Co. of NC          18.00   3,744    67.4        19.25   16.75   18.50   -2.70    N.A.     1.07
FWWB  First Savings Bancorp of WA*            18.50  10,878   201.2        19.00   12.37   18.37    0.71    N.A.    41.01
SHEN  First Shenango Bancorp of PA            22.50   2,258    50.8        23.75   20.00   22.87   -1.62    N.A.     9.76
FSFC  First So.east Fin. Corp. of SC           9.50   4,388    41.7        20.12    9.12    9.62   -1.25    N.A.   -50.00
FSFI  First State Fin. Serv. of NJ(8)         15.00   3,929    58.9        15.37   10.00   15.00    0.00  269.46    10.13
FFDP  FirstFed Bancshares of IL               16.75   3,277    54.9        17.62   14.00   17.00   -1.47  151.50    18.21
FLAG  Flag Financial Corp of GA               11.00   2,037    22.4        14.75    9.75   11.12   -1.08   12.24   -20.00
FFPC  Florida First Bancorp of FL(8)          11.37   3,396    38.6        11.50    7.00   11.37    0.00  504.79    54.27
FFIC  Flushing Fin. Corp. of NY*              18.75   8,575   160.8        18.87   14.12   18.25    2.74    N.A.    21.99
FBHC  Fort Bend Holding Corp. of TX           24.25     819    19.9        25.75   16.87   25.25   -3.96    N.A.    34.72
FTSB  Fort Thomas Fin. Corp. of KY            14.25   1,574    22.4        17.75   11.50   14.25    0.00    N.A.    17.57
FKKY  Frankfort First Bancorp of KY           11.37   3,440    39.1        15.87   10.00   11.37    0.00    N.A.   -14.19
FTNB  Fulton Bancorp of MO                    14.87   1,719    25.6        14.87   12.50   14.12    5.31    N.A.     N.A.
GFSB  GFS Bancorp of Grinnell IA              20.75     503    10.4        21.00   19.00   20.75    0.00    N.A.     3.75
GUPB  GFSB Bancorp of Gallup NM               15.87     901    14.3        15.87   13.00   15.25    4.07    N.A.    11.37
GWBC  Gateway Bancorp of KY                   14.50   1,114    16.2        15.25   13.00   14.00    3.57    N.A.     1.75
GBCI  Glacier Bancorp of MT                   23.37   3,374    78.9        25.25   17.73   24.50   -4.61  383.85    26.94
GLBK  Glendale Co-op. Bank of MA*             20.00     247     4.9        21.00   16.50   20.00    0.00    N.A.     6.67
GFCO  Glenway Financial Corp. of OH           19.00   1,151    21.9        23.33   17.86   19.87   -4.38    N.A.   -18.56
GTPS  Great American Bancorp of IL            14.50   1,950    28.3        15.12   13.19   14.75   -1.69    N.A.    -0.41
GTFN  Great Financial Corp. of KY             29.12  14,184   413.0        29.87   22.62   29.30   -0.61    N.A.    23.91
GSBC  Great Southern Bancorp of MO            17.25   8,730   150.6        17.75   11.50   16.75    2.99  490.75    39.45
GDVS  Greater DV SB,MHC of PA(19.9)*          10.00   3,272     6.5        13.00    9.25   10.12   -1.19    N.A.   -16.67
GRTR  Greater New York SB of NY*              13.50  13,440   181.4        14.37   10.12   14.31   -5.66   45.01    12.50
GSFC  Green Street Fin. Corp. of NC           15.37   4,298    66.1        16.12   12.12   15.50   -0.84    N.A.     N.A.
GROV  GroveBank for Savings of MA(8)*         49.12   1,542    75.7        49.12   24.25   49.12    0.00  453.78    98.46
GFED  Guaranty FS&LA,MHC of MO(31.1)          11.37   3,125     8.8        12.50    9.75   11.00    3.36    N.A.    -4.21
GSLC  Guaranty Svgs & Loan FA of VA            8.25     919     7.6         9.50    7.12    8.75   -5.71    N.A.     6.45
HEMT  HF Bancorp of Hemet CA                  11.00   6,282    69.1        11.37    9.25   11.00    0.00    N.A.    11.45
HFFC  HF Financial Corp. of SD                16.50   2,909    48.0        17.50   13.44   17.25   -4.35  230.00     8.20
HFNC  HFNC Financial Corp. of NC              17.87  17,192   307.2        18.25   13.12   17.44    2.47    N.A.    36.20
HMNF  HMN Financial, Inc. of MN               18.25   4,674    85.3        18.25   14.50   18.00    1.39    N.A.    14.06
                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
FFEC  First Fed. Bancshares of WI(8)           0.67    0.88   14.27   13.73   106.32
FTFC  First Fed. Capital Corp. of WI           1.56    1.72   15.10   14.24   238.19
FFKY  First Fed. Fin. Corp. of KY              1.03    1.17   11.75   10.98    85.13
FFBZ  First Federal Bancorp of OH              0.91    1.23    8.92    8.90   117.49
FFWM  First Fin. Corp of Western MD            1.34    1.86   19.01   19.01   162.67
FFCH  First Fin. Holdings Inc. of SC           1.11    1.85   14.91   14.91   243.18
FFBI  First Financial Bancorp of IL            0.22    0.70   16.62   16.62   214.92
FFHC  First Financial Corp. of WI              1.66    2.33   13.41   12.95   187.05
FFHS  First Franklin Corp. of OH               0.52    1.15   17.07   16.92   188.54
FGHC  First Georgia Hold. Corp of GA           0.60    0.60    5.91    5.26    71.16
FSPG  First Home SB, SLA of NJ                 2.09    2.54   15.50   15.15   240.00
FFSL  First Independence Corp. of KS           1.40    1.89   22.30   22.30   186.17
FISB  First Indiana Corp. of IN                1.62    1.86   16.30   16.07   179.10
FKFS  First Keystone Fin. Corp of PA           0.68    1.47   17.87   17.87   227.74
FLKY  First Lancaster Bncshrs of KY            0.27    0.38   14.08   14.08    39.46
FLFC  First Liberty Fin. Corp. of GA           1.60    1.28   11.39    9.65   165.12
CASH  First Midwest Fin. Corp. of IA           1.76    1.74   21.94   20.49   192.30
FMBD  First Mutual Bancorp of IL               0.35    0.54   16.40   16.40    82.28
FMSB  First Mutual SB of Bellevue WA*          1.55    1.49   10.79   10.79   163.31
FNGB  First Northern Cap. Corp of WI           0.70    1.08   15.84   15.84   138.78
FFPB  First Palm Beach Bancorp of FL           0.11    0.32   20.70   20.15   292.56
FSNJ  First SB of NJ, MHC (45.0)               0.38    0.85   16.01   16.01   212.49
FSLA  First SB, SLA MHC of NJ (37.6)           0.63    1.14   12.59   11.03   136.03
SOPN  First SB, SSB, Moore Co. of NC           0.87    1.08   17.90   17.90    70.30
FWWB  First Savings Bancorp of WA*             0.66    0.66   13.73   12.60    87.06
SHEN  First Shenango Bancorp of PA             1.18    1.60   20.42   20.42   170.10
FSFC  First So.east Fin. Corp. of SC          -0.03    0.67    7.55    7.55    75.05
FSFI  First State Fin. Serv. of NJ(8)          0.02   -0.19   10.17    9.61   169.49
FFDP  FirstFed Bancshares of IL                0.44    0.54   15.76   15.02   183.98
FLAG  Flag Financial Corp of GA               -0.08    0.12    9.89    9.89   112.38
FFPC  Florida First Bancorp of FL(8)           0.52    0.77    6.12    6.12    87.53
FFIC  Flushing Fin. Corp. of NY*               0.71    0.67   15.73   15.73    89.81
FBHC  Fort Bend Holding Corp. of TX            0.82    1.78   21.24   19.62   343.95
FTSB  Fort Thomas Fin. Corp. of KY             0.74    0.74   13.75   13.75    56.46
FKKY  Frankfort First Bancorp of KY            0.32    0.43    9.84    9.84    37.42
FTNB  Fulton Bancorp of MO                     0.67    0.65   13.92   13.92    61.05
GFSB  GFS Bancorp of Grinnell IA               1.47    1.94   19.59   19.59   169.40
GUPB  GFSB Bancorp of Gallup NM                0.62    0.79   16.37   16.37    88.47
GWBC  Gateway Bancorp of KY                    0.54    0.74   15.64   15.64    62.38
GBCI  Glacier Bancorp of MT                    1.61    1.81   11.54   11.53   122.12
GLBK  Glendale Co-op. Bank of MA*              1.16    0.97   23.71   23.71   149.55
GFCO  Glenway Financial Corp. of OH            1.34    1.36   23.27   22.77   242.23
GTPS  Great American Bancorp of IL             0.42    0.41   17.09   17.09    61.37
GTFN  Great Financial Corp. of KY              1.27    1.29   19.27   18.48   199.57
GSBC  Great Southern Bancorp of MO             1.02    1.16    7.62    7.62    75.33
GDVS  Greater DV SB,MHC of PA(19.9)*          -0.15    0.07    8.30    8.30    70.99
GRTR  Greater New York SB of NY*               0.80    0.71   11.40   11.40   190.97
GSFC  Green Street Fin. Corp. of NC            0.48    0.60   14.47   14.47    41.00
GROV  GroveBank for Savings of MA(8)*          3.37    3.16   25.21   25.20   388.14
GFED  Guaranty FS&LA,MHC of MO(31.1)           0.36    0.29    8.49    8.49    58.61
GSLC  Guaranty Svgs & Loan FA of VA            0.50    0.58    6.90    6.90   125.39
HEMT  HF Bancorp of Hemet CA                  -0.10   -0.13   12.70   12.70   159.88
HFFC  HF Financial Corp. of SD                 1.15    1.45   17.12   17.07   190.49
HFNC  HFNC Financial Corp. of NC               0.46    0.58   14.41   14.41    49.16
HMNF  HMN Financial, Inc. of MN                0.94    1.10   17.90   17.90   120.96

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HALL  Hallmark Capital Corp. of WI            17.62   1,443    25.4        17.75   14.50   17.50    0.69    N.A.    13.68
HARB  Harbor FSB, MHC of FL (45.7)            32.00   4,934    71.7        34.25   23.75   33.00   -3.03    N.A.    16.36
HRBF  Harbor Federal Bancorp of MD            15.12   1,754    26.5        15.87   12.37   15.50   -2.45   51.20     4.28
HFSA  Hardin Bancorp of Hardin MO             12.37   1,005    12.4        12.75   11.00   12.00    3.08    N.A.    -2.98
HARL  Harleysville SA of PA                   18.75   1,292    24.2        20.00   15.00   18.25    2.74    5.63    25.00
HARS  Harris SB, MHC of PA (23.1)             18.12  11,216    45.3        20.50   14.75   18.50   -2.05    N.A.    -9.40
HFFB  Harrodsburg 1st Fin Bcrp of KY          18.50   2,159    39.9        19.00   13.25   18.25    1.37    N.A.    23.33
HHFC  Harvest Home Fin. Corp. of OH            9.87     935     9.2        13.75    9.25    9.87    0.00    N.A.   -19.43
HAVN  Haven Bancorp of Woodhaven NY           28.50   4,323   123.2        29.12   21.88   28.69   -0.66    N.A.    20.66
HVFD  Haverfield Corp. of OH                  18.50   1,907    35.3        19.75   13.50   19.25   -3.90   19.35    37.04
HTHR  Hawthorne Fin. Corp. of CA               7.44   2,599    19.3         9.25    4.38    7.37    0.95  -72.95    48.80
HBNK  Highland Federal Bank of CA             17.12   2,296    39.3        17.50   12.00   17.25   -0.75    N.A.    10.45
HIFS  Hingham Inst. for Sav. of MA*           17.50   1,297    22.7        18.25   13.00   18.25   -4.11  283.77    18.64
HNFC  Hinsdale Financial Corp. of IL          24.25   2,695    65.4        27.75   21.00   25.87   -6.26  142.50    12.79
HBEI  Home Bancorp of Elgin IL                12.81   7,009    89.8        13.12   11.81   12.87   -0.47    N.A.     N.A.
HBFW  Home Bancorp of Fort Wayne IN           18.50   2,887    53.4        19.00   13.75   18.50    0.00    N.A.    21.31
HBBI  Home Building Bancorp of IN             18.00     312     5.6        21.25   16.25   18.00    0.00    N.A.     9.09
HOMF  Home Fed Bancorp of Seymour IN          35.25   2,226    78.5        35.25   24.50   35.25    0.00  135.00    33.02
HWEN  Home Financial Bancorp of IN            13.00     506     6.6        13.75    9.87   13.12   -0.91    N.A.     N.A.
HPBC  Home Port Bancorp, Inc. of MA*          16.87   1,842    31.1        17.00   11.25   16.75    0.72  110.88    43.57
HMCI  Homecorp, Inc. of Rockford IL           17.75   1,129    20.0        19.87   16.50   18.00   -1.39   77.50     6.80
LOAN  Horizon Bancorp, Inc of TX(8)*          19.00   1,387    26.4        19.50    8.25   18.50    2.70    N.A.   111.11
HZFS  Horizon Fin'l. Services of IA           14.50     448     6.5        16.37   14.00   14.94   -2.95    N.A.    -4.92
HRZB  Horizon Financial Corp. of WA*          13.25   6,493    86.0        14.00   11.75   12.25    8.16   -1.34     1.92
IBSF  IBS Financial Corp. of NJ               15.63  10,754   168.1        16.25   12.50   15.44    1.23    N.A.    14.59
ISBF  ISB Financial Corp. of LA               17.50   7,051   123.4        18.50   13.62   17.12    2.22    N.A.    16.67
ITLA  Imperial Thrift & Loan of CA*           14.00   7,820   109.5        15.25   11.75   14.50   -3.45    N.A.    14.29
IFSB  Independence FSB of DC                   7.62   1,280     9.8         8.62    6.75    7.62    0.00  281.00    -9.72
INCB  Indiana Comm. Bank, SB of IN            16.50     922    15.2        16.75   12.50   15.50    6.45    N.A.     8.20
IFSL  Indiana Federal Corp. of IN(8)          21.75   4,737   103.0        23.00   16.25   21.75    0.00  188.46     2.35
INBI  Industrial Bancorp of OH                12.37   5,554    68.7        16.00    9.87   12.50   -1.04    N.A.   -10.04
IWBK  Interwest SB of Oak Harbor WA           32.25   7,918   255.4        33.00   19.37   32.25    0.00  222.50    58.32
IPSW  Ipswich SB of Ipswich MA*               11.62   1,183    13.7        12.62    7.00   11.37    2.20    N.A.    40.85
IROQ  Iroquois Bancorp of Auburn NY*          16.75   2,361    39.5        17.00   13.00   16.50    1.52  139.29    28.85
JSBF  JSB Financial, Inc. of NY               36.50   9,764   356.4        37.12   31.62   36.25    0.69  217.39    15.43
JXVL  Jacksonville Bancorp of TX              14.50   2,644    38.3        15.00    9.38   14.50    0.00    N.A.    24.57
JXSB  Jcksnville SB, MHC of IL(43.3%)         12.50   1,272     7.0        14.12   11.50   12.00    4.17    N.A.    -9.88
JSBA  Jefferson Svgs Bancorp of MO            22.87   4,182    95.6        30.75   22.25   23.50   -2.68    N.A.   -17.59
JOAC  Joachim Bancorp of MO                   14.37     760    10.9        15.25   11.50   14.50   -0.90    N.A.     6.44
KSAV  KS Bancorp of Kenly NC                  20.87     663    13.8        21.00   17.12   20.87    0.00    N.A.    19.26
KSBK  KSB Bancorp of Kingfield ME*            23.00     411     9.5        26.00   16.59   26.00  -11.54    N.A.    31.43
KFBI  Klamath First Bancorp of OR             14.94  11,612   173.5        15.12   12.56   14.87    0.47    N.A.     8.65
LBFI  L&B Financial of S. Springs TX(8)       17.00   1,584    26.9        17.75   13.87   17.00    0.00    N.A.    19.30
LSBI  LSB Fin. Corp. of Lafayette IN          18.75     918    17.2        19.50   14.50   19.50   -3.85    N.A.     8.70
LVSB  Lakeview SB of Paterson NJ              23.50   2,487    58.4        24.32   15.19   23.25    1.08    N.A.    51.71
LARK  Landmark Bancshares of KS               17.00   1,853    31.5        17.00   13.50   16.50    3.03    N.A.    23.64
LARL  Laurel Capital Group of PA              15.87   1,514    24.0        16.25   14.50   16.00   -0.81   23.98     2.39
LSBX  Lawrence Savings Bank of MA*             8.25   4,250    35.1         8.87    4.62    8.13    1.48  139.83    78.57
LFED  Leeds FSB, MHC of MD (35.3)             16.00   3,455    20.0        16.75   13.00   15.25    4.92    N.A.    12.28
LXMO  Lexington B&L Fin. Corp. of MO          13.50   1,265    17.1        13.50    9.50   12.87    4.90    N.A.     N.A.
LBCI  Liberty Bancorp of Chicago IL(8)        25.50   2,477    63.2        26.50   22.25   24.25    5.15  155.00     0.99
LIFB  Life Bancorp of Norfolk VA              18.37   9,847   180.9        18.37   14.00   18.00    2.06    N.A.    22.47
LFBI  Little Falls Bancorp of NJ              12.50   2,890    36.1        13.50    9.50   12.50    0.00    N.A.     N.A.
LOGN  Logansport Fin. Corp. of IN             11.75   1,322    15.5        14.75   11.25   11.75    0.00    N.A.    -9.62
LONF  London Financial Corp. of OH            13.50     529     7.1        13.50    9.75   13.00    3.85    N.A.     N.A.

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
                                              EPS(3)   EPS(3)  Share  Share(4) Share
                                             -------- ------- ------- ------- ---------
                                                 ($)     ($)     ($)     ($)     ($)
HALL  Hallmark Capital Corp. of WI             0.98    1.32   18.84   18.84   268.66
HARB  Harbor FSB, MHC of FL (45.7)             1.75    2.36   17.19   16.47   214.32
HRBF  Harbor Federal Bancorp of MD             0.28    0.59   15.67   15.67   121.90
HFSA  Hardin Bancorp of Hardin MO              0.37    0.66   14.66   14.66    87.37
HARL  Harleysville SA of PA                    1.21    1.95   15.18   15.18   244.19
HARS  Harris SB, MHC of PA (23.1)              0.03    0.61   13.15   11.09   153.68
HFFB  Harrodsburg 1st Fin Bcrp of KY           0.57    0.57   14.28   14.28    50.75
HHFC  Harvest Home Fin. Corp. of OH            0.57    0.57   13.66   13.66    81.71
HAVN  Haven Bancorp of Woodhaven NY            1.99    3.01   21.73   21.60   361.95
HVFD  Haverfield Corp. of OH                   0.72    1.52   14.47   14.45   183.85
HTHR  Hawthorne Fin. Corp. of CA               2.42    1.67   12.25   12.25   318.50
HBNK  Highland Federal Bank of CA             -0.18    0.43   14.57   14.57   204.34
HIFS  Hingham Inst. for Sav. of MA*            1.49    1.49   14.45   14.45   148.95
HNFC  Hinsdale Financial Corp. of IL           1.14    1.71   20.58   19.99   241.52
HBEI  Home Bancorp of Elgin IL                 0.06    0.31   14.12   14.12    52.87
HBFW  Home Bancorp of Fort Wayne IN            0.91    0.91   16.96   16.96   109.42
HBBI  Home Building Bancorp of IN             -0.44    0.03   17.62   17.62   136.41
HOMF  Home Fed Bancorp of Seymour IN           2.69    3.19   23.21   22.36   284.54
HWEN  Home Financial Bancorp of IN             0.36    0.52   15.31   15.31    76.45
HPBC  Home Port Bancorp, Inc. of MA*           1.64    1.65   10.66   10.66   102.41
HMCI  Homecorp, Inc. of Rockford IL            0.29    0.99   18.09   18.09   301.55
LOAN  Horizon Bancorp, Inc of TX(8)*           1.29    0.99    8.38    8.13   101.32
HZFS  Horizon Fin'l. Services of IA            0.21    0.54   18.36   18.36   171.10
HRZB  Horizon Financial Corp. of WA*           1.14    1.11   12.28   12.28    77.06
IBSF  IBS Financial Corp. of NJ                0.42    0.68   13.42   13.42    69.00
ISBF  ISB Financial Corp. of LA                0.73    0.99   15.93   15.45    97.27
ITLA  Imperial Thrift & Loan of CA*            1.17    1.17   11.06   11.06    94.06
IFSB  Independence FSB of DC                   0.26    0.39   13.03   11.28   193.66
INCB  Indiana Comm. Bank, SB of IN             0.15    0.48   12.10   12.10    98.37
IFSL  Indiana Federal Corp. of IN(8)           1.07    1.50   14.77   13.78   170.81
INBI  Industrial Bancorp of OH                 0.42    0.78   10.92   10.92    57.68
IWBK  Interwest SB of Oak Harbor WA            1.37    1.98   14.02   13.66   216.24
IPSW  Ipswich SB of Ipswich MA*                1.56    1.29    7.90    7.90   133.66
IROQ  Iroquois Bancorp of Auburn NY*           1.25    1.69   12.02   10.77   200.63
JSBF  JSB Financial, Inc. of NY                2.60    2.60   33.60   33.60   155.55
JXVL  Jacksonville Bancorp of TX               0.54    0.81   13.34   13.34    82.34
JXSB  Jcksnville SB, MHC of IL(43.3%)          0.21    0.52   13.01   12.98   112.98
JSBA  Jefferson Svgs Bancorp of MO             0.62    1.65   19.53   16.10   269.81
JOAC  Joachim Bancorp of MO                    0.19    0.33   14.05   14.05    47.54
KSAV  KS Bancorp of Kenly NC                   1.13    1.58   20.84   20.82   145.02
KSBK  KSB Bancorp of Kingfield ME*             2.76    2.76   22.00   20.37   322.46
KFBI  Klamath First Bancorp of OR              0.53    0.76   13.21   13.21    57.87
LBFI  L&B Financial of S. Springs TX(8)        0.59    0.79   15.51   15.51    91.29
LSBI  LSB Fin. Corp. of Lafayette IN           0.90    0.82   18.21   18.21   193.73
LVSB  Lakeview SB of Paterson NJ               2.25    1.54   19.47   15.51   190.07
LARK  Landmark Bancshares of KS                0.76    1.01   17.48   17.48   115.34
LARL  Laurel Capital Group of PA               1.36    1.80   13.88   13.88   133.36
LSBX  Lawrence Savings Bank of MA*             1.09    1.09    6.38    6.38    77.71
LFED  Leeds FSB, MHC of MD (35.3)              0.59    0.85   12.80   12.80    79.51
LXMO  Lexington B&L Fin. Corp. of MO           0.43    0.43   14.81   14.81    48.45
LBCI  Liberty Bancorp of Chicago IL(8)         0.86    1.66   25.55   25.48   268.11
LIFB  Life Bancorp of Norfolk VA               0.77    1.11   14.77   14.28   142.66
LFBI  Little Falls Bancorp of NJ               0.16    0.43   14.45   13.31    97.09
LOGN  Logansport Fin. Corp. of IN              0.71    0.89   12.05   12.05    60.31
LONF  London Financial Corp. of OH             0.52    0.52   15.02   15.02    70.30

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 13, 1996




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
LISB  Long Island Bancorp of NY               30.87  24,644   760.8        32.87   24.50   30.75    0.39    N.A.    17.06
MAFB  MAF Bancorp of IL                       34.62  10,485   363.0        35.25   22.25   34.75   -0.37  307.29    38.48
MBLF  MBLA Financial Corp. of MO(8)           19.00   1,354    25.7        26.00   18.00   20.00   -5.00    N.A.    -1.91
MFBC  MFB Corp. of Mishawaka IN               16.50   1,974    32.6        19.25   13.75   17.00   -2.94    N.A.    11.86
MLBC  ML Bancorp of Villanova PA              14.56  11,869   172.8        14.75   10.62   14.62   -0.41    N.A.    30.94
MBB   MSB Bancorp of Middletown NY*           19.12   2,834    54.2        22.00   15.00   19.12    0.00   91.20     3.35
MSBF  MSB Financial Corp. of MI               19.25     654    12.6        19.75   15.75   19.25    0.00    N.A.     1.32
MGNL  Magna Bancorp of MS                     18.00  13,741   247.3        22.50   14.25   18.50   -2.70  260.00    25.26
MARN  Marion Capital Holdings of IN           20.37   1,843    37.5        21.50   19.25   20.50   -0.63    N.A.     1.85
MFCX  Marshalltown Fin. Corp. of IA(8)        14.50   1,411    20.5        16.75   14.50   15.25   -4.92    N.A.    -7.94
MFSL  Maryland Fed. Bancorp of MD             34.25   3,137   107.4        34.87   26.91   33.50    2.24  226.19    19.88
MASB  MassBank Corp. of Reading MA*           37.37   2,684   100.3        38.75   30.75   37.50   -0.35  203.08    17.70
MFLR  Mayflower Co-Op. Bank of MA*            14.75     889    13.1        15.75   10.75   15.25   -3.28  195.00    34.09
MECH  Mechanics SB of Hartford CT*            15.50   5,290    82.0        16.37   11.00   15.87   -2.33    N.A.     N.A.
MDBK  Medford Savings Bank of MA*             25.00   4,534   113.4        27.00   19.75   25.00    0.00  257.14    16.28
MERI  Meritrust FSB of Thibodaux LA           31.62     774    24.5        34.00   29.25   31.50    0.38    N.A.     2.00
MWBX  Metro West of MA*                        4.87  13,889    67.6         4.87    3.50    4.62    5.41   18.20    18.20
MSEA  Metropolitan Bancorp of WA(8)           19.25   3,634    70.0        19.50   12.50   19.25    0.00  164.79    48.08
MCBS  Mid Continent Bancshares of KS          23.75   2,017    47.9        24.25   17.37   23.37    1.63    N.A.    28.38
MIFC  Mid Iowa Financial Corp. of IA           6.25   1,683    10.5         7.87    6.00    6.37   -1.88   25.00   -19.35
MCBN  Mid-Coast Bancorp of ME                 18.75     230     4.3        20.25   17.12   18.75    0.00  228.37     9.52
MIDC  Midconn Bank of Kensington CT*          19.31   1,936    37.4        20.25   13.50   20.25   -4.64   83.90    37.93
MWBI  Midwest Bancshares, Inc. of IA          26.50     349     9.2        27.00   24.50   27.00   -1.85  165.00     2.91
MWFD  Midwest Fed. Fin. Corp of WI            18.00   1,604    28.9        24.50    9.56   21.50  -16.28  260.00    67.44
MFFC  Milton Fed. Fin. Corp. of OH            14.12   2,269    32.0        16.25   11.50   14.62   -3.42    N.A.   -13.11
MIVI  Miss. View Hold. Co. of MN              11.75     910    10.7        12.75   10.75   12.75   -7.84    N.A.     3.34
MBSP  Mitchell Bancorp of NC*                 14.25     980    14.0        14.25   10.19   13.87    2.74    N.A.     N.A.
MBBC  Monterey Bay Bancorp of CA              14.87   3,259    48.5        15.63   11.00   14.75    0.81    N.A.    27.97
MORG  Morgan Financial Corp. of CO            11.25     778     8.8        13.00   10.50   12.00   -6.25    N.A.   -10.00
MSBK  Mutual SB, FSB of Bay City MI            5.69   4,274    24.3         6.81    5.12    5.75   -1.04  -34.97    -5.17
NHTB  NH Thrift Bancshares of NH              11.75   1,698    20.0        13.37    9.25   11.75    0.00  154.33    16.11
NSLB  NS&L Bancorp of Neosho MO               13.75     843    11.6        14.00   12.00   14.00   -1.79    N.A.     3.77
NMSB  Newmil Bancorp. of CT*                   8.75   4,042    35.4         9.25    6.37    8.50    2.94   37.36    25.00
NFSL  Newnan SB, FSB of Newnan GA             25.25   1,587    40.1        26.75   15.37   25.25    0.00  102.00    46.38
NASB  North American SB of MO                 33.75   2,268    76.5        33.75   29.25   31.00    8.87  694.12     5.47
NBSI  North Bancshares of Chicago IL          15.75   1,072    16.9        16.50   13.37   16.00   -1.56    N.A.    16.67
FFFD  North Central Bancshares of IA          13.37   3,811    51.0        13.50   10.12   13.37    0.00    N.A.    26.73
NEBC  Northeast Bancorp of ME*                13.50   1,231    16.6        14.00   11.00   13.50    0.00   14.89    17.39
NEIB  Northeast Indiana Bncrp of IN           13.50   1,954    26.4        14.00   11.50   13.50    0.00    N.A.    12.50
NSBK  Northside SB of Bronx NY(8)*            52.00   4,854   252.4        53.75   29.00   52.50   -0.95  226.02    70.49
NWEQ  Northwest Equity Corp. of WI            12.25     929    11.4        12.25    9.87   11.25    8.89    N.A.    12.70
NWSB  Northwest SB, MHC of PA(29.9)           13.25  23,376    45.7        13.75   10.75   13.25    0.00    N.A.     9.32
NSSY  Norwalk Savings Society of CT*          24.25   2,392    58.0        24.87   18.50   24.25    0.00    N.A.    27.63
NSSB  Norwich Financial Corp. of CT*          19.50   5,385   105.0        20.50   12.25   19.50    0.00  178.57    51.52
NTMG  Nutmeg FS&LA of CT                       7.25     712     5.2         8.00    6.25    7.25    0.00    N.A.     8.70
OHSL  OHSL Financial Corp. of OH              20.75   1,223    25.4        22.00   19.25   20.37    1.87    N.A.    -3.49
OSBF  OSB Fin. Corp. of Oshkosh WI(8)         27.25   1,160    31.6        27.75   22.75   27.00    0.93  136.96    14.74
OCFC  Ocean Fin. Corp. of NJ                  25.50   9,059   231.0        26.50   19.62   25.87   -1.43    N.A.     N.A.
OFCP  Ottawa Financial Corp. of MI            16.75   5,179    86.7        16.75   15.37   16.75    0.00    N.A.     7.17
PFFB  PFF Bancorp of Pomona CA                14.25  19,837   282.7        14.25   10.37   14.12    0.92    N.A.     N.A.
PVFC  PVF Capital Corp. of OH                 15.00   2,323    34.8        15.75   11.17   14.50    3.45  240.91    23.25
PCCI  Pacific Crest Capital of CA*            11.75   2,960    34.8        11.75    7.00   11.75    0.00    N.A.    62.07
PALM  Palfed, Inc. of Aiken SC                14.50   5,228    75.8        14.75   11.37   14.50    0.00   -5.66    22.16
PBCI  Pamrapo Bancorp, Inc. of NJ             18.87   3,231    61.0        22.50   18.25   18.87    0.00  235.17   -12.23
PFED  Park Bancorp of Chicago IL              12.37   2,701    33.4        12.50   10.19   11.75    5.28    N.A.     N.A.

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
                                              EPS(3)   EPS(3)  Share  Share(4) Share
                                             -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
LISB  Long Island Bancorp of NY                1.87    1.70   21.17   21.17   211.86
MAFB  MAF Bancorp of IL                        1.21    2.11   23.07   19.73   301.63
MBLF  MBLA Financial Corp. of MO(8)            0.85    1.12   20.67   20.67   167.94
MFBC  MFB Corp. of Mishawaka IN                0.71    0.70   19.09   19.09   106.67
MLBC  ML Bancorp of Villanova PA               1.11    1.04   11.63   11.26   159.14
MBB   MSB Bancorp of Middletown NY*            0.44    0.49   19.59    7.70   299.31
MSBF  MSB Financial Corp. of MI                1.22    1.50   19.26   19.26    96.07
MGNL  Magna Bancorp of MS                      1.25    1.54    9.16    8.72    94.77
MARN  Marion Capital Holdings of IN            1.09    1.37   21.49   21.49    94.74
MFCX  Marshalltown Fin. Corp. of IA(8)         0.05    0.36   13.71   13.71    88.01
MFSL  Maryland Fed. Bancorp of MD              2.81    1.97   30.17   29.70   359.72
MASB  MassBank Corp. of Reading MA*            3.46    3.26   32.59   32.59   327.55
MFLR  Mayflower Co-Op. Bank of MA*             1.15    1.10   12.90   12.65   130.78
MECH  Mechanics SB of Hartford CT*            -0.44   -0.42   13.48   13.48   134.22
MDBK  Medford Savings Bank of MA*              2.22    2.19   19.97   18.32   222.36
MERI  Meritrust FSB of Thibodaux LA            1.59    2.70   21.67   21.67   298.52
MWBX  Metro West of MA*                        0.45    0.45    2.76    2.76    35.91
MSEA  Metropolitan Bancorp of WA(8)            1.08    1.64   14.01   12.72   207.22
MCBS  Mid Continent Bancshares of KS           1.55    1.78   18.25   18.24   168.43
MIFC  Mid Iowa Financial Corp. of IA           0.62    0.62    6.42    6.41    68.48
MCBN  Mid-Coast Bancorp of ME                  0.82    1.39   21.37   21.37   243.29
MIDC  Midconn Bank of Kensington CT*           0.96    1.20   18.00   15.16   185.14
MWBI  Midwest Bancshares, Inc. of IA           2.58    3.86   25.98   25.98   394.58
MWFD  Midwest Fed. Fin. Corp of WI             1.17    1.14   10.19    9.74   121.39
MFFC  Milton Fed. Fin. Corp. of OH             0.50    0.65   14.75   14.75    79.70
MIVI  Miss. View Hold. Co. of MN               0.99    0.93   14.01   14.01    76.18
MBSP  Mitchell Bancorp of NC*                  0.18    0.55   15.02   15.02    35.69
MBBC  Monterey Bay Bancorp of CA               0.13    0.39   14.04   13.91   100.38
MORG  Morgan Financial Corp. of CO             0.68    0.90   12.19   12.19    96.47
MSBK  Mutual SB, FSB of Bay City MI            0.12   -0.08    9.23    9.23   158.53
NHTB  NH Thrift Bancshares of NH               0.60    0.90   11.31   11.31   155.49
NSLB  NS&L Bancorp of Neosho MO                0.66    0.60   15.84   15.84    67.96
NMSB  Newmil Bancorp. of CT*                   0.58    0.57    7.96    7.96    75.75
NFSL  Newnan SB, FSB of Newnan GA              2.36    2.05   13.08   13.01   102.20
NASB  North American SB of MO                  3.68    3.48   22.21   21.37   326.41
NBSI  North Bancshares of Chicago IL           0.36    0.66   16.50   16.50   109.03
FFFD  North Central Bancshares of IA           0.74    0.88   14.71   14.71    51.93
NEBC  Northeast Bancorp of ME*                 0.66    0.63   13.16   11.14   186.76
NEIB  Northeast Indiana Bncrp of IN            0.75    0.90   14.29   14.29    81.90
NSBK  Northside SB of Bronx NY(8)*             3.99    3.49   26.27   26.05   337.68
NWEQ  Northwest Equity Corp. of WI             0.66    0.86   12.48   12.48   102.80
NWSB  Northwest SB, MHC of PA(29.9)            0.52    0.79    8.01    7.62    81.35
NSSY  Norwalk Savings Society of CT*           1.90    1.56   19.21   18.43   266.37
NSSB  Norwich Financial Corp. of CT*           1.12    1.09   13.90   12.59   128.96
NTMG  Nutmeg FS&LA of CT                       0.34    0.41    7.08    7.08   131.92
OHSL  OHSL Financial Corp. of OH               0.96    1.44   20.58   20.58   177.95
OSBF  OSB Fin. Corp. of Oshkosh WI(8)          0.08    1.01   26.76   26.76   215.92
OCFC  Ocean Fin. Corp. of NJ                  -0.36    1.08   27.23   27.23   131.37
OFCP  Ottawa Financial Corp. of MI             0.48    0.98   14.55   11.50   159.74
PFFB  PFF Bancorp of Pomona CA                -0.06    0.32   14.46   14.30   125.30
PVFC  PVF Capital Corp. of OH                  1.30    1.68    9.67    9.67   148.63
PCCI  Pacific Crest Capital of CA*             1.08    0.92    8.10    8.10    89.57
PALM  Palfed, Inc. of Aiken SC                 0.45    0.73   10.10    9.63   126.22
PBCI  Pamrapo Bancorp, Inc. of NJ              0.97    1.38   16.91   16.77   112.34
PFED  Park Bancorp of Chicago IL               0.29    0.47   15.38   15.38    65.43

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of December 13, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PVSA  Parkvale Financial Corp of PA           25.15   4,042   102.1        26.50   19.60   26.25   -3.81  204.95    14.77
PBIX  Patriot Bank Corp. of PA                13.17   4,457    59.6        13.85   10.26   13.50   -0.96    N.A.    24.60
PEEK  Peekskill Fin. Corp. of NY              13.14   3,820    51.3        14.50   11.12   13.37    0.52    N.A.    10.89
PFSB  PennFed Fin. Services of NJ             20.12   4,853    97.6        20.75   14.50   20.12    0.00    N.A.    36.41
PWBC  PennFirst Bancorp of PA                 13.50   3,909    52.8        14.75   11.87   13.50    0.00   69.17     0.00
PWBK  Pennwood SB of PA*                      12.62     610     7.7        12.62    9.00   12.50    0.96    N.A.     N.A.
PBKB  People's SB of Brockton MA*             10.62   3,395    36.1        11.62    8.00   10.62    0.00   78.79     1.14
PFDC  Peoples Bancorp of Auburn IN            20.00   2,325    46.5        21.50   18.75   20.50   -2.44   14.29    -3.01
PBCT  Peoples Bank, MHC of CT(32.3)*          27.25  40,516   322.0        29.12   18.62   27.87   -2.22  246.25    43.42
PFFC  Peoples Fin. Corp. of OH                13.00   1,491    19.4        13.25   10.87   13.00    0.00    N.A.     N.A.
PHBK  Peoples Heritage Fin Grp of ME*         25.75  25,200   648.9        28.25   19.00   27.25   -5.50   68.19    13.19
PBNB  Peoples Sav. Fin. Corp. of CT*          27.75   1,905    52.9        30.19   19.00   27.50    0.91  181.16    44.16
PERM  Permanent Bancorp of IN                 20.25   2,130    43.1        20.25   14.00   18.50    9.46    N.A.    24.62
PMFI  Perpetual Midwest Fin. of IA            18.75   1,917    35.9        22.00   16.00   19.06   -1.63    N.A.    13.64
PERT  Perpetual of SC, MHC (46.8%)            22.00   1,505    15.5        22.00   20.25   21.37    2.95    N.A.     N.A.
PCBC  Perry Co. Fin. Corp. of MO              17.00     853    14.5        20.00   15.50   17.25   -1.45    N.A.   -12.82
PHFC  Pittsburgh Home Fin. of PA              13.12   2,182    28.6        13.62    9.50   13.25   -0.98    N.A.     N.A.
PFSL  Pocahnts Fed, MHC of AR (46.4)          17.25   1,625    12.9        17.25   14.25   17.25    0.00    N.A.     8.70
POBS  Portsmouth Bank Shrs Inc of NH(8)*      13.62   5,740    78.2        15.20   12.62   14.00   -2.71   30.84    -9.62
PKPS  Poughkeepsie SB of NY                    5.25  12,552    65.9         5.63    4.75    5.12    2.54  -32.26     0.00
PRBC  Prestige Bancorp of PA                  13.00     963    12.5        13.75    9.75   12.87    1.01    N.A.     N.A.
PETE  Primary Bank of NH*                     14.62   1,975    28.9        14.62   11.75   13.87    5.41    N.A.    15.85
PSAB  Prime Bancorp, Inc. of PA               20.25   3,725    75.4        20.68   17.50   19.37    4.54  191.79     0.00
PFNC  Progress Financial Corp. of PA           8.37   3,730    31.2         8.75    5.12    8.50   -1.53  -23.98    48.67
PSBK  Progressive Bank, Inc. of NY*           23.00   3,899    89.7        24.00   17.17   23.02   -0.09   72.03    16.93
PROV  Provident Fin. Holdings of CA           14.25   5,125    73.0        14.37   10.12   13.87    2.74    N.A.     N.A.
PULB  Pulaski SB, MHC of MO (29.0)            14.12   2,094     8.5        16.50   12.25   14.75   -4.27    N.A.    -5.87
PULS  Pulse Bancorp of S. River NJ            15.75   3,050    48.0        18.00   14.50   16.00   -1.56   27.32    -7.35
QCFB  QCF Bancorp of Virginia MN              17.69   1,426    25.2        17.75   13.87   16.25    8.86    N.A.    19.93
QCBC  Quaker City Bancorp of CA               16.50   3,801    62.7        17.50   12.62   16.37    0.79  120.00    18.96
QCSB  Queens County SB of NY*                 47.25   7,670   362.4        49.37   29.25   48.00   -1.56    N.A.    59.25
RCSB  RCSB Financial, Inc. of NY*             27.87  15,386   428.8        30.50   21.56   29.31   -4.91  126.40    17.35
RARB  Raritan Bancorp. of Raritan NJ*         23.25   1,531    35.6        23.50   20.25   23.00    1.09  138.46     8.14
REDF  RedFed Bancorp of Redlands CA           13.25   7,083    93.8        13.50    8.37   13.16    0.68    N.A.    30.93
RELY  Reliance Bancorp of NY                  18.75   8,912   167.1        19.50   13.12   18.62    0.70    N.A.    28.25
RELI  Reliance Bancshares Inc of WI(8)*        6.75   2,562    17.3        10.12    6.50    7.00   -3.57    N.A.     N.A.
RFED  Roosevelt Fin. Grp. Inc. of MO          18.94  42,158   798.5        19.75   15.63   18.62    1.72  385.64    -2.22
RVSB  Rvrview SB,FSB MHC of WA(40.3)          16.75   2,196    13.2        17.25   14.09   16.75    0.00    N.A.    15.20
SCCB  S. Carolina Comm. Bnshrs of SC          15.00     735    11.0        18.12   15.00   15.25   -1.64    N.A.   -17.22
SBFL  SB Fing. Lakes MHC of NY(33.0)          13.50   1,785     8.0        17.00   12.75   13.50    0.00    N.A.   -16.92
SFED  SFS Bancorp of Schenectady NY           14.87   1,278    19.0        16.00   11.50   15.00   -0.87    N.A.    14.38
SGVB  SGV Bancorp of W. Covina CA             11.00   2,591    28.5        11.62    7.75   11.00    0.00    N.A.    12.82
SISB  SIS Bank of Springfield MA*             23.25   5,723   133.1        24.25   16.12   23.94   -2.88    N.A.    42.03
SJSB  SJS Bancorp of St. Joseph MI(8)         25.50     918    23.4        25.87   18.50   25.25    0.99    N.A.    29.11
SWCB  Sandwich Co-Op. Bank of MA*             29.62   1,889    56.0        30.25   17.00   29.62    0.00  243.62    62.30
SFBM  Security Bancorp of MT(8)               30.00   1,485    44.6        30.25   20.00   30.25   -0.83  287.10    42.86
SECP  Security Capital Corp. of WI            73.25   9,205   674.3        73.25   54.75   71.00    3.17    N.A.    21.58
SFSL  Security First Corp. of OH              16.62   4,972    82.6        17.00   11.50   15.50    7.23    5.52    16.63
SMFC  Sho-Me Fin. Corp. of MO                 21.62   1,646    35.6        22.00   14.50   21.62    0.00    N.A.    44.13
SOBI  Sobieski Bancorp of S. Bend IN          14.25     884    12.6        16.00   11.75   15.00   -5.00    N.A.     9.62
SOSA  Somerset Savings Bank of MA(8)*          2.00  16,652    33.3         2.12    1.12    1.97    1.52  -60.94    45.99
SSFC  South Street Fin. Corp. of NC*          13.87   4,497    62.4        14.62   12.12   14.00   -0.93    N.A.     N.A.
SMBC  Southern Missouri Bncrp of MO           14.25   1,638    23.3        16.25   13.50   14.19    0.42    N.A.    -5.00
SWBI  Southwest Bancshares of IL              18.25   2,655    48.5        18.58   17.33   18.50   -1.35   82.50     3.28
SVRN  Sovereign Bancorp of PA                 13.00  49,334   641.3        13.62    9.29   12.75    1.96  190.83    34.85


                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
PVSA  Parkvale Financial Corp of PA             1.65    2.32   16.96   16.90   228.69
PBIX  Patriot Bank Corp. of PA                  0.31    0.52   11.53   11.53   109.84
PEEK  Peekskill Fin. Corp. of NY                0.52    0.67   14.38   14.38    48.82
PFSB  PennFed Fin. Services of NJ               1.12    1.76   18.58   14.91   235.42
PWBC  PennFirst Bancorp of PA                   0.73    1.11   12.52   11.35   179.28
PWBK  Pennwood SB of PA*                        0.24    0.24   15.17   15.17    75.78
PBKB  People's SB of Brockton MA*               0.97    0.61    8.49    8.06   151.23
PFDC  Peoples Bancorp of Auburn IN              1.38    1.81   18.36   18.36   120.44
PBCT  Peoples Bank, MHC of CT(32.3)*            1.91    1.53   14.76   14.74   178.61
PFFC  Peoples Fin. Corp. of OH                  0.36    0.41   15.57   15.57    61.29
PHBK  Peoples Heritage Fin Grp of ME*           1.72    1.88   14.96   13.46   176.84
PBNB  Peoples Sav. Fin. Corp. of CT*            2.10    2.16   23.62   22.00   241.45
PERM  Permanent Bancorp of IN                   0.27    0.81   18.74   18.53   197.96
PMFI  Perpetual Midwest Fin. of IA              0.36    0.76   17.68   17.68   206.42
PERT  Perpetual of SC, MHC (46.8%)              1.36    1.36   19.18   19.18   134.33
PCBC  Perry Co. Fin. Corp. of MO                0.80    0.90   17.69   17.69    94.25
PHFC  Pittsburgh Home Fin. of PA                0.35    0.58   13.92   13.92    89.52
PFSL  Pocahnts Fed, MHC of AR (46.4)            1.21    1.62   13.96   13.96   234.81
POBS  Portsmouth Bank Shrs Inc of NH(8)*        1.06    0.86   11.66   11.66    46.80
PKPS  Poughkeepsie SB of NY                     0.98    1.56    5.59    5.59    68.58
PRBC  Prestige Bancorp of PA                    0.03    0.38   15.77   15.77   108.39
PETE  Primary Bank of NH*                      -0.04   -0.05   13.45   13.41   209.79
PSAB  Prime Bancorp, Inc. of PA                 1.22    1.59   15.44   14.49   181.83
PFNC  Progress Financial Corp. of PA            0.56    0.69    5.01    4.98    98.44
PSBK  Progressive Bank, Inc. of NY*             2.36    2.43   18.65   16.33   227.25
PROV  Provident Fin. Holdings of CA             0.23   -0.01   16.57   16.57   113.20
PULB  Pulaski SB, MHC of MO (29.0)              0.76    0.70   10.93   10.93    85.70
PULS  Pulse Bancorp of S. River NJ              1.14    1.73   12.61   12.61   164.75
QCFB  QCF Bancorp of Virginia MN                1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA                 0.40    0.91   17.54   17.48   194.16
QCSB  Queens County SB of NY*                   2.92    2.92   26.95   26.95   172.86
RCSB  RCSB Financial, Inc. of NY*               2.56    2.25   18.08   17.47   263.14
RARB  Raritan Bancorp. of Raritan NJ*           1.89    2.09   18.13   17.76   231.34
REDF  RedFed Bancorp of Redlands CA            -0.94   -0.57    9.86    9.86   122.30
RELY  Reliance Bancorp of NY                    0.89    1.46   16.78   11.33   205.28
RELI  Reliance Bancshares Inc of WI(8)*         0.25    0.25   11.44   11.44    18.73
RFED  Roosevelt Fin. Grp. Inc. of MO            0.83    1.79   10.46    9.91   214.61
RVSB  Rvrview SB,FSB MHC of WA(40.3)            0.95    1.11   10.73    9.60    99.83
SCCB  S. Carolina Comm. Bnshrs of SC            0.51    0.68   16.85   16.85    58.82
SBFL  SB Fing. Lakes MHC of NY(33.0)           -0.58    0.10   11.22   11.22   110.61
SFED  SFS Bancorp of Schenectady NY             0.58    1.05   16.57   16.57   129.91
SGVB  SGV Bancorp of W. Covina CA              -0.01    0.33   12.07   12.07   133.10
SISB  SIS Bank of Springfield MA*               4.06    4.07   16.96   16.96   224.46
SJSB  SJS Bancorp of St. Joseph MI(8)           0.28    0.79   17.23   17.23   165.45
SWCB  Sandwich Co-Op. Bank of MA*               2.09    2.04   19.93   18.82   243.98
SFBM  Security Bancorp of MT(8)                 1.32    1.57   20.83   17.94   257.45
SECP  Security Capital Corp. of WI              3.07    4.14   60.32   60.32   379.62
SFSL  Security First Corp. of OH                0.93    1.32   11.19   10.97   120.64
SMFC  Sho-Me Fin. Corp. of MO                   1.12    1.48   18.10   18.10   177.46
SOBI  Sobieski Bancorp of S. Bend IN            0.10    0.41   15.62   15.62    91.23
SOSA  Somerset Savings Bank of MA(8)*           0.14    0.14    1.74    1.74    30.67
SSFC  South Street Fin. Corp. of NC*            0.62    0.66   13.15   13.15    46.25
SMBC  Southern Missouri Bncrp of MO             0.90    0.84   16.01   16.01    97.59
SWBI  Southwest Bancshares of IL                1.12    1.54   14.71   14.71   141.72
SVRN  Sovereign Bancorp of PA                   0.85    1.18    7.37    5.05   189.82

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                            (continued)
                                               Weekly Thrift Market Line - Part One
                                                  Prices As Of December 13, 1996




                                            Market Capitalization                      Price Change Data
                                           -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                    Shares  Market      ---------------         -----------------------
                                            Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                      Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                      ------- ------- -------      ------- ------- ------- ------- ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
STFR  St. Francis Cap. Corp. of WI           26.50   5,476   145.1        28.00   22.25   26.50    0.00    N.A.    13.98
SPBC  St. Paul Bancorp, Inc. of IL           27.62  18,082   499.4        28.75   22.25   27.62    0.00   63.72     8.31
STND  Standard Fin. of Chicago IL            21.00  16,197   340.1        21.25   13.50   19.87    5.69    N.A.    43.64
SFFC  StateFed Financial Corp. of IA         16.50     789    13.0        18.25   15.00   16.50    0.00    N.A.    -8.94
SFIN  Statewide Fin. Corp. of NJ             13.87   4,995    69.3        14.00   11.25   13.94   -0.50    N.A.     6.20
STSA  Sterling Financial Corp. of WA         13.75   5,537    76.1        15.00   12.75   13.75    0.00   51.27     0.00
SSBK  Strongsville SB of OH                  22.50   2,531    56.9        22.50   18.50   22.50    0.00    N.A.    15.38
SFSB  SuburbFed Fin. Corp. of IL             19.00   1,253    23.8        20.50   16.00   20.37   -6.73  184.86    15.15
SBCN  Suburban Bancorp. of OH                15.00   1,475    22.1        18.50   14.25   15.25   -1.64    N.A.   -18.92
THRD  TF Financial Corp. of PA               16.00   4,288    68.6        16.25   13.75   15.87    0.82    N.A.     4.10
ROSE  TR Financial Corp. of NY               31.62   8,957   283.2        31.62   23.37   30.25    4.53    N.A.    24.00
TPNZ  Tappan Zee Fin. Corp. of NY            13.75   1,539    21.2        14.12   11.37   14.00   -1.79    N.A.     8.95
PTRS  The Potters S&L Co. of OH              18.75     506     9.5        19.50   15.50   18.91   -0.85    N.A.     9.91
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)      16.00   9,037    49.9        16.12   12.37   15.63    2.37    N.A.    23.08
TRIC  Tri-County Bancorp of WY               19.00     609    11.6        19.00   16.50   18.25    4.11    N.A.    15.15
THBC  Troy Hill Bancorp of PA(8)             20.00   1,068    21.4        20.12   12.75   20.00    0.00    N.A.    53.85
TWIN  Twin City Bancorp of TN                17.25     861    14.9        18.25   16.00   17.50   -1.43    N.A.     1.47
UFRM  United FS&LA of Rocky Mount NC          7.75   3,065    23.8         8.50    7.00    8.37   -7.41  138.46     3.33
UBMT  United SB, FA of MT                    18.75   1,223    22.9        19.75   17.50   19.75   -5.06   78.57     7.14
VABF  Va. Beach Fed. Fin. Corp of VA          9.25   4,967    45.9         9.50    6.81    9.38   -1.39   97.23    19.35
VFFC  Virginia First Savings of VA           12.87   5,743    73.9        14.62   10.75   12.75    0.94  ***.**    13.19
WHGB  WHG Bancshares of MD                   12.81   1,620    20.8        13.75   10.87   12.69    0.95    N.A.     N.A.
WSFS  WSFS Financial Corp. of DE*             9.87  13,842   136.6        10.37    6.75    9.87    0.00   36.14     9.67
WVFC  WVS Financial Corp. of PA*             24.25   1,737    42.1        24.25   18.62   23.00    5.43    N.A.    26.83
WLDN  Walden Bancorp of MA(8)*               34.81   5,115   178.1        35.50   18.00   34.50    0.90  388.90    83.21
WRNB  Warren Bancorp of Peabody MA*          15.63   3,654    57.1        15.75   10.25   14.87    5.11  363.80    38.93
WFSL  Washington FS&LA of Seattle WA         25.75  40,695 1,047.9        27.50   19.69   25.75    0.00   76.49    10.52
WAMU  Washington Mutual Inc. of WA*          42.37  72,155 3,057.2        45.50   26.25   40.37    4.95  128.29    46.76
WYNE  Wayne Bancorp of NJ                    14.37   2,231    32.1        14.75   10.75   14.19    1.27    N.A.     N.A.
WAYN  Wayne S&L Co., MHC of OH(46.7)         23.00   1,498    15.2        24.00   19.00   23.00    0.00    N.A.     4.97
WCFB  Webster CityFSB,MHC of IA(45.2         13.06   2,100    12.4        13.50   12.12   13.50   -3.26    N.A.     4.48
WBST  Webster Financial Corp. of CT          37.75   8,108   306.1        37.87   26.75   37.12    1.70  299.89    27.97
WEFC  Wells Fin. Corp. of Wells MN           13.00   2,078    27.0        13.25   10.00   12.56    3.50    N.A.    18.18
WCBI  WestCo Bancorp of IL                   21.50   2,601    55.9        22.25   17.83   21.50    0.00  115.00    20.58
WSTR  WesterFed Fin. Corp. of MT             18.12   4,395    79.6        18.75   13.87   18.62   -2.69    N.A.     9.03
WOFC  Western Ohio Fin. Corp. of OH          21.00   2,187    45.9        24.00   19.50   20.31    3.40    N.A.    -9.68
WWFC  Westwood Fin. Corp. of NJ              16.00     647    10.4        16.00   10.25   15.25    4.92    N.A.     N.A.
WEHO  Westwood Hmstd Fin Corp of OH          11.75   2,616    30.7        11.87   10.37   11.50    2.17    N.A.     N.A.
WFCO  Winton Financial Corp. of OH(8)        12.00   1,986    23.8        15.00   10.87   11.50    4.35    N.A.    10.40
FFWD  Wood Bancorp of OH                     16.50   1,498    24.7        17.25   11.83   16.37    0.79    N.A.    37.50
YFCB  Yonkers Fin. Corp. of NY               12.87   3,571    46.0        13.00    9.31   12.12    6.19    N.A.     N.A.
YFED  York Financial Corp. of PA             16.37   7,416   121.4        18.41   14.54   16.75   -2.27   73.23     6.71

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
                                             EPS(3)   EPS(3)  Share  Share(4) Share
                                            -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
STFR  St. Francis Cap. Corp. of WI            1.91    1.88   22.86   21.79   256.41
SPBC  St. Paul Bancorp, Inc. of IL            1.37    2.08   20.55   20.48   236.49
STND  Standard Fin. of Chicago IL             0.74    1.01   16.26   16.23   144.45
SFFC  StateFed Financial Corp. of IA          0.93    1.17   18.48   18.48   102.74
SFIN  Statewide Fin. Corp. of NJ              0.47    1.09   13.08   13.05   132.55
STSA  Sterling Financial Corp. of WA          0.05    0.69   10.78    8.83   276.56
SSBK  Strongsville SB of OH                   1.28    1.68   16.56   16.24   214.22
SFSB  SuburbFed Fin. Corp. of IL              0.66    1.42   20.26   20.15   311.98
SBCN  Suburban Bancorp. of OH                 0.23    0.83   17.21   17.21   142.33
THRD  TF Financial Corp. of PA                0.77    1.07   16.72   14.51   154.64
ROSE  TR Financial Corp. of NY                3.24    2.60   22.26   22.26   350.62
TPNZ  Tappan Zee Fin. Corp. of NY             0.52    0.48   13.96   13.96    77.88
PTRS  The Potters S&L Co. of OH               0.06    0.89   20.36   20.36   248.02
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)       0.95    0.74   11.24   11.00    57.99
TRIC  Tri-County Bancorp of WY                0.78    1.08   20.80   20.80   130.50
THBC  Troy Hill Bancorp of PA(8)              0.82    0.96   16.87   16.87    93.14
TWIN  Twin City Bancorp of TN                 0.94    1.19   15.58   15.58   124.35
UFRM  United FS&LA of Rocky Mount NC          0.23    0.41    6.44    6.44    86.00
UBMT  United SB, FA of MT                     1.05    1.28   19.89   19.89    88.26
VABF  Va. Beach Fed. Fin. Corp of VA          0.04    0.27    8.03    8.03   121.61
VFFC  Virginia First Savings of VA            1.78    1.78   10.64   10.32   136.05
WHGB  WHG Bancshares of MD                    0.43    0.43   14.36   14.36    60.23
WSFS  WSFS Financial Corp. of DE*             1.34    1.36    5.83    5.77    94.40
WVFC  WVS Financial Corp. of PA*              1.76    2.16   19.72   19.72   153.03
WLDN  Walden Bancorp of MA(8)*                2.09    2.32   18.58   16.00   205.16
WRNB  Warren Bancorp of Peabody MA*           1.68    1.65    8.88    8.88    96.86
WFSL  Washington FS&LA of Seattle WA          1.96    2.18   14.20   13.52   125.69
WAMU  Washington Mutual Inc. of WA*           2.72    3.01   19.63   17.69   310.63
WYNE  Wayne Bancorp of NJ                     0.02    0.13   16.10   16.10   107.40
WAYN  Wayne S&L Co., MHC of OH(46.7)          0.41    1.00   15.04   15.04   167.46
WCFB  Webster CityFSB,MHC of IA(45.2          0.40    0.55   10.30   10.30    45.00
WBST  Webster Financial Corp. of CT           2.33    2.88   24.86   19.24   491.42
WEFC  Wells Fin. Corp. of Wells MN            0.52    0.88   13.36   13.36    96.88
WCBI  WestCo Bancorp of IL                    1.17    1.58   18.34   18.34   118.33
WSTR  WesterFed Fin. Corp. of MT              0.75    1.10   17.81   17.81   128.81
WOFC  Western Ohio Fin. Corp. of OH           1.05    0.86   25.44   23.93   152.05
WWFC  Westwood Fin. Corp. of NJ               0.06    1.02   14.75   12.93   144.74
WEHO  Westwood Hmstd Fin Corp of OH          -0.03    0.16   15.10   15.10    45.82
WFCO  Winton Financial Corp. of OH(8)         1.11    0.94   10.62   10.34   142.41
FFWD  Wood Bancorp of OH                      0.85    1.10   13.40   13.40   101.72
YFCB  Yonkers Fin. Corp. of NY                0.43    0.64   13.72   13.72    72.68
YFED  York Financial Corp. of PA              0.89    1.22   12.37   12.37   155.67

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________

                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
______________________________________________

SAIF-Insured Thrifts(322)                    12.89    12.70    0.63    5.40    4.52       0.84    7.42       0.89  123.90    0.85
NYSE Traded Companies(12)                     6.03     5.67    0.51    7.43    4.17       0.70   11.28       1.43   65.78    1.26
AMEX Traded Companies(17)                    17.38    17.30    0.73    5.36    4.56       0.97    6.98       0.63  110.41    0.65
NASDAQ Listed OTC Companies(293)             12.91    12.71    0.63    5.32    4.53       0.83    7.29       0.87  127.14    0.85
California Companies(25)                      7.39     7.26    0.06    0.72    3.20       0.25    3.67       2.15   56.07    1.31
Florida Companies(7)                          8.24     8.05    0.34    3.88    3.06       0.55    6.81       1.20   84.57    1.17
Mid-Atlantic Companies(66)                   11.11    10.74    0.62    6.62    5.18       0.87    9.14       1.05   90.20    1.02
Mid-West Companies(151)                      14.39    14.25    0.69    5.47    4.59       0.88    7.13       0.62  148.82    0.69
New England Companies(10)                     8.26     7.91    0.51    6.49    5.60       0.61    7.75       0.75   86.86    0.98
North-West Companies(6)                      10.11     9.83    0.78    7.35    4.34       1.01   10.10       0.49  148.74    0.70
South-East Companies(42)                     15.05    14.91    0.78    6.15    4.37       1.02    8.02       0.98  122.95    0.89
South-West Companies(7)                      11.26    11.09    0.37    1.90    0.99       0.59    5.22       0.79   74.50    0.83
Western Companies (Excl CA)(8)               17.25    17.22    0.92    6.28    4.92       1.12    7.55       0.42  244.04    0.61
Thrift Strategy(249)                         14.39    14.21    0.64    4.85    4.28       0.86    6.70       0.78  131.60    0.78
Mortgage Banker Strategy(39)                  7.39     7.04    0.63    8.22    5.70       0.70    9.52       1.20   91.45    0.99
Real Estate Strategy(15)                      8.47     8.38    0.48    3.76    5.55       0.79    8.29       1.92  103.62    1.42
Diversified Strategy(15)                      7.89     7.69    0.71    8.75    4.59       1.00   13.22       0.87  100.09    1.19
Retail Banking Strategy(4)                    8.54     8.30    0.34    4.87    3.97       0.50    6.71       0.69  108.06    0.93
Companies Issuing Dividends(259)             12.93    12.70    0.71    6.22    4.91       0.92    8.16       0.78  123.52    0.83
Companies Without Dividends(63)              12.74    12.66    0.29    1.94    2.80       0.50    4.34       1.30  125.35    0.93
Equity/Assets
  greater than 6%(34)                         5.03     4.72    0.24    4.67    4.78       0.43    8.21       1.63   80.42    1.05
Equity/Assets 6-12%(152)                      8.58     8.30    0.58    6.75    5.09       0.79    9.09       0.99  127.59    0.99
Equity/Assets
  less than 12%(136)                         19.58    19.50    0.77    4.08    3.82       0.99    5.38       0.58  130.76    0.65
Converted Last 3 Mths (no MHC)(7)            23.66    23.66    0.64    3.49    3.43       0.85    4.80       0.53  127.19    0.54
Actively Traded Companies(51)                 8.35     8.08    0.72    8.76    6.15       0.97   12.15       1.31   89.29    0.95
Market Value Below $20 Million(77)           15.01    14.91    0.53    3.56    4.02       0.73    5.06       0.93  112.38    0.71
Holding Company Structure(279)               13.45    13.26    0.62    5.20    4.39       0.84    7.22       0.85  124.43    0.82
Assets Over $1 Billion(67)                    7.97     7.47    0.56    6.95    4.89       0.78   10.11       1.03   85.87    1.01
Assets $500 Million-$1 Billion(54)           10.90    10.70    0.66    6.70    5.59       0.88    8.77       1.20  127.81    0.97
Assets $250-$500 Million(71)                 11.22    11.07    0.58    5.46    4.50       0.80    7.44       0.82  156.15    0.84
Assets less than $250 Million(130)           17.23    17.18    0.67    4.02    3.90       0.87    5.43       0.70  125.48    0.72
Goodwill Companies(133)                       8.88     8.39    0.59    6.46    5.01       0.79    9.03       0.95  103.99    0.94
Non-Goodwill Companies(189)                  15.63    15.63    0.65    4.68    4.18       0.87    6.33       0.84  138.21    0.79
Acquirors of FSLIC Cases(14)                  6.80     6.42    0.64    8.35    5.60       0.95   13.30       1.43   52.85    0.84

                                                       Pricing Ratios                      Dividend Data(6)
                                            _________________________________________      _______________________
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                           _______ _______ _______ _______ _______      _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
SAIF-Insured Thrifts(322)                    17.23  115.38   14.01  118.28   15.33         0.35    1.89   33.60
NYSE Traded Companies(12)                    17.85  158.36   10.40  172.21   14.78         0.46    1.33   25.08
AMEX Traded Companies(17)                    18.13  105.48   17.10  106.26   15.62         0.40    2.68   51.99
NASDAQ Listed OTC Companies(293)             17.15  114.39   13.98  117.00   15.34         0.35    1.87   32.89
California Companies(25)                     15.01  120.34    8.57  124.07   14.09         0.26    0.96   19.34
Florida Companies(7)                         19.19  115.34    9.08  119.32   16.28         0.19    0.97   16.14
Mid-Atlantic Companies(66)                   15.45  116.00   12.19  120.16   13.93         0.35    1.85   34.60
Mid-West Companies(151)                      17.71  111.98   15.15  113.50   15.96         0.35    1.89   30.73
New England Companies(10)                    17.81  109.86    8.78  120.12   14.34         0.47    2.31   39.70
North-West Companies(6)                      17.85  156.30   14.80  164.97   16.91         0.34    1.41   27.55
South-East Companies(42)                     17.71  122.14   17.45  124.84   15.42         0.42    2.48   47.07
South-West Companies(7)                      18.36  101.78   11.05  107.77   16.63         0.30    1.69   38.27
Western Companies (Excl CA)(8)               19.75  114.06   18.14  114.33   15.87         0.49    2.82   45.67
Thrift Strategy(249)                         17.75  108.33   14.94  110.46   15.70         0.35    2.00   36.29
Mortgage Banker Strategy(39)                 14.79  136.13    9.95  143.82   14.25         0.33    1.49   22.65
Real Estate Strategy(15)                     11.94  125.46   10.25  126.70   13.21         0.18    0.85   17.96
Diversified Strategy(15)                     19.38  173.38   14.06  179.29   13.84         0.69    2.39   45.65
Retail Banking Strategy(4)                   12.92  111.69    9.71  114.47   18.15         0.14    1.25    0.00
Companies Issuing Dividends(259)             17.37  118.64   14.42  121.94   15.17         0.44    2.34   41.72
Companies Without Dividends(63)              16.08  101.84   12.30  103.18   16.33         0.00    0.00    0.00
Equity/Assets
  greater than 6%(34)                        15.68  141.12    7.13  145.94   14.12         0.28    1.18   17.82
Equity/Assets 6-12%(152)                     16.22  123.95   10.64  128.92   13.90         0.40    1.94   33.33
Equity/Assets
  less than 12%(136)                         19.23   99.78   19.41  100.37   17.68         0.33    2.02   38.09
Converted Last 3 Mths (no MHC)(7)            19.26   86.78   20.49   86.78   17.92         0.00    0.00    0.00
Actively Traded Companies(51)                15.84  144.24   11.80  150.95   12.96         0.53    2.04   29.22
Market Value Below $20 Million(77)           17.50   92.65   13.91   93.73   16.24         0.28    1.87   34.56
Holding Company Structure(279)               17.63  114.69   14.48  117.48   15.52         0.37    1.93   34.62
Assets Over $1 Billion(67)                   17.00  145.98   11.31  155.25   14.41         0.49    1.75   33.05
Assets $500 Million-$1 Billion(54)           16.21  119.47   12.84  122.66   14.39         0.31    1.69   29.85
Assets $250-$500 Million(71)                 17.11  112.72   12.37  114.38   15.21         0.33    1.94   30.93
Assets less than $250 Million(130)           17.95   98.87   16.80   99.51   16.53         0.31    2.02   37.06
Goodwill Companies(133)                      17.01  131.21   11.32  138.70   14.47         0.41    1.86   33.30
Non-Goodwill Companies(189)                  17.42  104.62   15.85  104.62   16.07         0.32    1.91   33.83
Acquirors of FSLIC Cases(14)                 16.67  145.58   10.44  157.38   13.46         0.47    1.91   28.08

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                                 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________

                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
_____________________________________________

BIF-Insured Thrifts(75)                      10.75    10.39    0.89    9.89    6.96       0.90    9.92       1.36  114.68    1.41
NYSE Traded Companies(3)                      7.11     5.51    0.58    8.33    6.12       0.65    9.83       2.53   29.93    1.19
AMEX Traded Companies(5)                     12.98    12.73    0.56    6.17    4.72       0.52    5.54       1.37   94.31    1.46
NASDAQ Listed OTC Companies(67)              10.75    10.44    0.93   10.30    7.20       0.95   10.30       1.29  120.90    1.42
California Companies(3)                       8.79     8.79    1.05   13.18    8.69       0.98   12.20       2.23   50.97    1.43
Mid-Atlantic Companies(20)                   10.47     9.88    0.77    8.52    6.12       0.83    9.35       1.75   73.94    1.33
New England Companies(42)                     9.11     8.81    0.95   11.19    7.89       0.92   10.76       1.23  103.68    1.58
North-West Companies(4)                      11.16    10.68    1.11   11.18    6.80       1.12   11.36       0.23  383.36    0.99
South-East Companies(4)                      27.51    27.51    0.56    1.30    1.67       0.85    2.07       1.06  278.93    0.72
Thrift Strategy(48)                          12.28    11.81    0.85    8.55    6.45       0.87    8.54       1.24  108.51    1.37
Mortgage Banker Strategy(10)                  6.81     6.63    0.81   11.42    8.05       0.83   11.83       1.17  165.59    1.16
Real Estate Strategy(8)                      10.25    10.25    1.28   13.35    7.94       1.25   13.00       1.56  110.68    1.70
Diversified Strategy(7)                       6.99     6.73    1.16   16.92   10.01       1.17   17.02       2.27  109.49    1.92
Retail Banking Strategy(2)                    6.39     6.24    0.08    1.30    1.57       0.07    1.16       1.17   59.03    1.03
Companies Issuing Dividends(55)               9.24     8.74    0.95   10.70    7.59       0.94   10.53       1.26  115.61    1.40
Companies Without Dividends(20)              14.69    14.68    0.74    7.78    5.32       0.81    8.30       1.64  112.08    1.44
Equity/Assets
  greater than 6%(8)                          5.66     5.52    0.62   10.90    7.47       0.64   11.35       2.56   47.53    1.32
Equity/Assets 6-12%(51)                       8.37     7.88    0.95   11.43    7.89       0.94   11.31       1.31  111.09    1.53
Equity/Assets
  less than 12%(16)                          20.79    20.69    0.85    4.56    3.79       0.94    4.82       0.81  177.52    1.08
Converted Last 3 Mths (no MHC)(2)            25.20    25.20    1.11    4.36    4.22       1.15    4.51       0.06  659.32    0.48
Actively Traded Companies(28)                 8.44     8.08    0.99   11.85    8.38       1.00   11.88       1.13   93.85    1.45
Market Value Below $20 Million(12)           13.73    13.52    0.66    7.66    6.63       0.71    7.22       1.43   59.43    1.18
Holding Company Structure(47)                11.69    11.34    0.98   10.28    7.24       1.02   10.50       1.11  123.57    1.45
Assets Over $1 Billion(17)                    7.97     7.39    1.03   12.89    8.15       1.07   13.59       1.85   84.38    1.48
Assets $500 Million-$1 Billion(18)           10.06     9.48    0.94    9.87    7.15       0.87    8.92       1.10  111.81    1.53
Assets $250-$500 Million(22)                 10.28    10.05    0.80    9.19    6.25       0.84    9.71       1.26  128.14    1.44
Assets less than $250 Million(18)            14.42    14.27    0.83    8.17    6.64       0.87    7.89       1.26  129.71    1.21
Goodwill Companies(38)                        7.97     7.21    0.81   10.17    7.21       0.81   10.27       1.35   89.01    1.38
Non-Goodwill Companies(37)                   13.28    13.28    0.96    9.64    6.74       0.99    9.60       1.36  141.21    1.44

                                                      Pricing Ratios                     Dividend Data(6)
                                            ________________________________________      _______________________
                                                                    Price/  Price/       Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core       Div./   dend    Payout
                                           Earning   Book   Assets   Book  Earnings     Share   Yield   Ratio(7)
                                           _______ _______ _______ _______ _______     _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)         ($)     (%)     (%)
BIF-Insured Thrifts(75)                      13.16  127.62   12.99  133.38   13.53        0.37    1.82   24.11
NYSE Traded Companies(3)                     17.47  141.84   10.47  130.69   15.06        0.27    0.54   10.75
AMEX Traded Companies(5)                     10.09  112.47   13.36  117.07   15.49        0.52    2.59   36.88
NASDAQ Listed OTC Companies(67)              13.02  128.20   13.10  134.91   13.31        0.37    1.82   24.15
California Companies(3)                      11.52  125.88   11.30  125.92   12.41        0.00    0.00    0.00
Mid-Atlantic Companies(20)                   14.42  126.05   12.56  135.07   13.82        0.38    1.63   19.21
New England Companies(42)                    12.52  128.93   11.49  133.76   13.35        0.44    2.29   30.71
North-West Companies(4)                      12.94  156.33   15.78  165.26   12.70        0.44    1.87   28.40
South-East Companies(4)                      22.37   96.26   26.69   96.26   21.02        0.00    0.00    0.00
Thrift Strategy(48)                          13.62  119.86   13.88  126.64   14.04        0.38    1.88   26.64
Mortgage Banker Strategy(10)                 12.32  138.32    9.46  141.76   12.84        0.40    1.91   15.25
Real Estate Strategy(8)                      13.13  150.47   15.70  150.47   13.29        0.30    1.42   19.12
Diversified Strategy(7)                      11.75  156.35   10.90  163.78   11.90        0.39    1.66   22.61
Retail Banking Strategy(2)                    0.00   97.00    6.20   99.11    0.00        0.32    1.88    0.00
Companies Issuing Dividends(55)              12.97  132.37   12.10  140.40   13.40        0.52    2.52   32.33
Companies Without Dividends(20)              13.95  115.23   15.32  115.44   14.03        0.00    0.00    0.00
Equity/Assets
  greater than 6%(8)                         13.53  135.50    7.64  139.02   14.13        0.15    1.16   13.77
Equity/Assets 6-12%(51)                      12.44  133.53   11.18  141.39   12.83        0.47    2.24   28.39
Equity/Assets
  less than 12%(16)                          17.52  105.13   21.36  105.99   17.48        0.20    0.85   16.84
Converted Last 3 Mths (no MHC)(2)            22.37  103.24   26.09  103.24   21.02        0.00    0.00    0.00
Actively Traded Companies(28)                12.85  135.22   11.28  141.70   12.69        0.50    2.36   29.97
Market Value Below $20 Million(12)           12.42   99.36   13.00  102.72   13.64        0.23    1.55   19.87
Holding Company Structure(47)                12.78  129.15   14.27  137.45   12.93        0.42    2.00   24.77
Assets Over $1 Billion(17)                   13.38  151.52   12.24  156.37   13.26        0.51    1.87   21.78
Assets $500 Million-$1 Billion(18)           11.37  125.08   12.55  139.79   13.11        0.44    2.17   27.75
Assets $250-$500 Million(22)                 14.13  128.06   12.36  131.66   13.75        0.34    1.69   26.47
Assets less than $250 Million(18)            13.30  108.55   14.86  110.86   13.94        0.24    1.62   20.16
Goodwill Companies(38)                       13.49  131.56   10.52  143.98   13.71        0.50    2.28   29.77
Non-Goodwill Companies(37)                   12.82  124.03   15.25  124.03   13.35        0.26    1.40   19.34

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                               (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________

                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(19)                     11.13    10.88    0.53    4.72    3.35       0.77    7.13       0.59  152.96    0.83
BIF-Insured Thrifts(2)                        9.98     9.97    0.45    6.13    2.75       0.49    6.00       2.17   65.43    2.02
NASDAQ Listed OTC Companies(21)              11.02    10.78    0.52    4.86    3.29       0.75    7.01       0.76  143.74    0.95
Florida Companies(3)                          9.79     9.65    0.73    7.20    4.70       0.92    9.30       0.48  114.11    0.79
Mid-Atlantic Companies(8)                    10.45    10.02    0.20    1.71    1.10       0.59    5.30       1.05  186.31    1.11
Mid-West Companies(7)                        12.08    12.06    0.53    4.77    3.60       0.71    6.62       0.57  119.04    0.76
New England Companies(1)                      8.26     8.25    1.10   13.97    7.01       0.88   11.19       1.42   85.13    1.82
North-West Companies(1)                      10.75     9.62    0.99    9.12    5.67       1.16   10.65       0.20  166.22    0.52
South-East Companies(1)                      14.28    14.28    1.01    7.09    6.18       1.01    7.09       0.00    0.00    1.08
Thrift Strategy(19)                          11.18    10.99    0.46    4.11    2.95       0.72    6.58       0.75  145.87    0.92
Mortgage Banker Strategy(1)                  10.75     9.62    0.99    9.12    5.67       1.16   10.65       0.20  166.22    0.52
Diversified Strategy(1)                       8.26     8.25    1.10   13.97    7.01       0.88   11.19       1.42   85.13    1.82
Companies Issuing Dividends(20)              10.85    10.60    0.49    4.74    3.14       0.73    7.01       0.76  143.74    0.94
Companies Without Dividends(1)               14.28    14.28    1.01    7.09    6.18       1.01    7.09       0.00    0.00    1.08
Equity/Assets
  greater than 6%(1)                          5.95     5.95    0.54    9.00    7.01       0.72   12.04       0.32  141.55    1.25
Equity/Assets 6-12%(14)                       9.56     9.23    0.41    4.37    2.67       0.69    7.08       0.82  102.35    0.99
Equity/Assets
  less than 12%(6)                           16.10    16.10    0.83    5.40    4.30       0.92    5.83       0.64  289.16    0.77
Actively Traded Companies(1)                  9.26     8.11    0.47    5.02    3.50       0.86    9.08       0.75   70.10    1.01
Market Value Below $20 Million(1)            11.52    11.49    0.19    1.60    1.68       0.47    3.96       0.37  131.69    0.59
Holding Company Structure(1)                  9.26     8.11    0.47    5.02    3.50       0.86    9.08       0.75   70.10    1.01
Assets Over $1 Billion(4)                     8.67     8.13    0.68    7.81    4.14       0.91    9.96       0.88  109.33    1.25
Assets $500 Million-$1 Billion(5)             9.54     9.23    0.49    4.59    3.59       0.71    6.97       0.65   64.01    0.81
Assets $250-$500 Million(4)                   9.75     9.73    0.49    5.32    3.90       0.78    8.46       0.27  357.67    0.62
Assets less than $250 Million(8)             13.56    13.42    0.47    3.28    2.42       0.67    4.84       1.03   86.73    1.02
Goodwill Companies(10)                        9.28     8.77    0.57    6.20    3.69       0.83    8.72       0.60  128.74    0.89
Non-Goodwill Companies(11)                   12.44    12.44    0.48    3.76    2.96       0.68    5.62       0.90  157.25    0.99
MHC Institutions(21)                         11.02    10.78    0.52    4.86    3.29       0.75    7.01       0.76  143.74    0.95
MHC Converted Last 3 Months(1)               14.28    14.28    1.01    7.09    6.18       1.01    7.09       0.00    0.00    1.08

                                                        Pricing Ratios                     Dividend Data(6)
                                            _________________________________________     _______________________
                                                                    Price/  Price/       Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core       Div./   dend    Payout
                                           Earning   Book   Assets   Book  Earnings     Share   Yield   Ratio(7)
                                           _______ _______ _______ _______ _______     _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)         ($)     (%)     (%)
SAIF-Insured Thrifts(19)                     16.97  135.43   14.84  140.09   18.38        0.61    3.48   50.56
BIF-Insured Thrifts(2)                       14.27  152.55   14.67  152.68   17.81        0.62    3.41   46.07
NASDAQ Listed OTC Companies(21)              16.58  137.14   14.82  141.35   18.34        0.61    3.47   50.00
Florida Companies(3)                         17.59  149.74   14.23  152.94   17.52        0.93    4.26   71.32
Mid-Atlantic Companies(8)                     0.00  131.39   13.69  139.14   17.92        0.46    3.05   59.34
Mid-West Companies(7)                        16.42  131.21   15.64  131.45   20.03        0.72    4.40   69.42
New England Companies(1)                     14.27  184.62   15.26  184.87   17.81        0.88    3.23   46.07
North-West Companies(1)                      17.63  156.10   16.78  174.48   15.09        0.22    1.31   23.16
South-East Companies(1)                      16.18  114.70   16.38  114.70   16.18        0.00    0.00    0.00
Thrift Strategy(19)                          16.84  133.45   14.69  137.09   18.61        0.61    3.61   55.12
Mortgage Banker Strategy(1)                  17.63  156.10   16.78  174.48   15.09        0.22    1.31   23.16
Diversified Strategy(1)                      14.27  184.62   15.26  184.87   17.81        0.88    3.23   46.07
Companies Issuing Dividends(20)              16.65  138.32   14.74  142.76   18.49        0.64    3.66   57.14
Companies Without Dividends(1)               16.18  114.70   16.38  114.70   16.18        0.00    0.00    0.00
Equity/Assets
  greater than 6%(1)                         14.26  123.57    7.35  123.57   10.65        0.84    4.87   69.42
Equity/Assets 6-12%(14)                      16.77  142.12   13.40  148.13   18.54        0.60    3.14   55.09
Equity/Assets
  less than 12%(6)                           17.38  125.92   20.28  125.92   19.73        0.57    4.12    0.00
Actively Traded Companies(1)                  0.00  142.97   13.23  163.19   15.79        0.36    2.00   57.14
Market Value Below $20 Million(1)             0.00   96.08   11.06   96.30   24.04        0.40    3.20    0.00
Holding Company Structure(1)                  0.00  142.97   13.23  163.19   15.79        0.36    2.00   57.14
Assets Over $1 Billion(4)                    16.28  168.50   14.57  179.11   16.05        0.75    3.15   58.73
Assets $500 Million-$1 Billion(5)            16.90  128.44   12.28  133.86   18.77        0.62    3.48   65.61
Assets $250-$500 Million(4)                  14.26  139.38   13.41  139.74   17.76        0.79    3.87   69.42
Assets less than $250 Million(8)             17.46  124.70   16.93  127.02   19.84        0.44    3.43   11.58
Goodwill Companies(10)                       16.73  152.18   13.92  161.54   18.00        0.61    2.90   51.30
Non-Goodwill Companies(11)                   16.48  124.84   15.56  124.84   18.68        0.61    3.94   47.83
MHC Institutions(21)                         16.58  137.14   14.82  141.35   18.34        0.61    3.47   50.00
MHC Converted Last 3 Months(1)               16.18  114.70   16.38  114.70   16.18        0.00    0.00    0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                                 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________

                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA             3.93     3.30    0.13    2.91    1.97       0.44    9.73       2.14   36.71    1.23
CAL   CalFed Inc. of Los Angeles CA(8)        4.63     4.63    0.35    7.84    4.16       0.56   12.42       1.16  103.40    1.66
CSA   Coast Savings Financial of CA           4.83     4.76    0.12    2.40    1.52       0.47    9.42       1.53   48.84    1.08
CFB   Commercial Federal Corp. of NE          5.39     4.82    0.62   10.78    6.28       0.88   15.44       1.07   69.60    1.01
DME   Dime Savings Bank, FSB of NY*           5.19     5.14    0.38    7.63    4.81       0.65   12.90       2.45   24.13    1.09
DSL   Downey Financial Corp. of CA            7.74     7.62    0.43    5.30    4.24       0.69    8.48       1.36   44.87    0.68
FRC   First Republic Bancorp of CA*           5.56     5.56    0.54    9.54    8.53       0.51    8.95       2.22   38.76    0.97
FED   FirstFed Fin. Corp. of CA               4.38     4.31    0.06    1.27    1.03       0.29    6.34       2.15   83.45    2.42
GLN   Glendale Fed. Bk, FSB of CA             5.27     4.89   -0.04   -0.86   -0.63       0.36    6.98       1.76   66.28    1.56
GDW   Golden West Fin. Corp. of CA            6.13     6.13    1.00   15.50    9.97       1.23   19.03       1.37   35.24    0.59
GWF   Great Western Fin. Corp. of CA          5.63     4.95    0.42    7.48    4.58       0.68   12.07       1.79   41.34    1.03
GPT   GreenPoint Fin. Corp. of NY*           10.58     5.84    0.82    7.83    5.02       0.80    7.64       2.91   26.91    1.52
SFB   Standard Fed. Bancorp of MI             5.83     4.75    0.63    9.71    5.06       0.85   13.07       0.59   53.01    0.43
TCB   TCF Financial Corp. of MN               7.34     7.03    1.17   16.06    5.75       1.39   19.01       0.76  132.47    1.36
WES   Westcorp Inc. of Orange CA              9.88     9.85    1.09   11.13    6.08       0.44    4.45       1.16  111.77    2.49


AMEX Traded Companies
_____________________
ANA   Acadiana Bancshares of LA*             17.55    17.55   -0.47   -4.71   -3.02      -0.44   -4.39       0.56  159.79    1.32
BKC   American Bank of Waterbury CT*          8.34     7.95    1.24   14.18    9.60       0.84    9.61       2.39   38.52    1.42
BFD   BostonFed Bancorp of MA                11.15    11.15    0.32    2.87    2.29       0.52    4.64       0.54   97.04    0.63
CFX   Cheshire Fin. Corp. of NH*              8.50     7.89    0.72    7.72    3.82       0.95   10.21       0.74  140.78    1.47
CZF   Citisave Fin. Corp. of LA              16.00    15.99    0.78    4.47    4.50       1.04    5.97       0.22   40.85    0.15
CBK   Citizens First Fin.Corp. of IL         15.14    15.14    0.25    2.32    1.51       0.52    4.87       0.53   35.95    0.24
ESX   Essex Bancorp of VA(8)                  0.33    -0.14   -2.71     NM      NM       -1.63  -40.51       3.44   51.87    2.16
FCB   Falmouth Co-Op Bank of MA*             24.21    24.21    0.68    3.44    2.97       0.68    3.44       0.02     NA     1.22
GAF   GA Financial Corp. of PA               21.55    21.55    0.72    4.10    2.98       1.13    6.43       0.19   85.78    0.42
KNK   Kankakee Bancorp of IL                 10.02     9.32    0.42    4.14    4.38       0.60    5.87       0.90   74.47    0.99
KYF   Kentucky First Bancorp of KY           22.25    22.25    0.90    3.71    4.52       1.17    4.85       0.09  486.84    0.81
NYB   New York Bancorp, Inc. of NY            5.17     5.17    1.14   20.41    8.50       1.25   22.40       1.32   49.76    1.04
PDB   Piedmont Bancorp of NC                 28.20    28.20    1.28    4.82    5.24       1.57    5.92       0.76   62.96    0.66
PLE   Pinnacle Bank of AL                     7.73     7.46    0.50    6.42    6.35       0.79   10.11       0.83   82.73    1.01
SSB   Scotland Bancorp of NC                 36.12    36.12    1.16    4.04    2.88       1.50    5.22        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            14.41    14.41    0.57    3.47    4.56       0.75    4.63       0.52   53.93    0.41
SRN   Southern Banc Company of AL            18.22    18.02    0.22    1.24    1.27       0.58    3.36        NA      NA     0.24
SSM   Stone Street Bancorp of NC             35.13    35.13    1.22    4.38    3.41       1.51    5.42       0.17  272.78    0.61
TSH   Teche Holding Company of LA            13.77    13.77    0.72    4.30    5.36       1.04    6.24        NA      NA     1.00
FTF   Texarkana Fst. Fin. Corp of AR         15.94    15.94    1.47    7.51    8.76       1.81    9.28       0.17  403.17    0.84
THR   Three Rivers Fin. Corp. of MI          14.48    14.42    0.52    3.44    3.82       0.78    5.17       1.22   42.90    0.79
TBK   Tolland Bank of CT*                     6.31     6.06    0.63   10.20   10.24       0.54    8.83       3.16   38.16    1.87
WSB   Washington SB, FSB of MD                8.72     8.72    0.91   11.57   11.34       0.83   10.54       0.95   49.34    0.96


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN             8.20     8.20    1.72   22.62   22.69      -0.16   -2.12       0.44   79.07    0.51
AFED  AFSALA Bancorp of NY                   13.68    13.68    0.59    4.34    5.30       0.59    4.34       0.59   96.04    1.10
ALBK  ALBANK Fin. Corp. of Albany NY          8.95     7.68    0.77    7.76    6.10       0.98    9.90       1.15   69.91    1.12
AMFC  AMB Financial Corp. of IN              19.37    19.37    0.49    3.04    2.56       0.76    4.79       0.43   98.60    0.56
ASBP  ASB Financial Corp. of OH              22.18    22.18    0.57    2.44    2.11       0.89    3.83       1.89   40.89    1.25
ABBK  Abington Savings Bank of MA(8)*         6.69     5.95    0.72   10.94    9.17       0.61    9.18       0.27  135.80    0.59
AABC  Access Anytime Bancorp of NM            4.58     4.58   -0.57  -12.10  -15.99      -0.22   -4.57       1.58   24.19    0.97
AADV  Advantage Bancorp of WI                 8.74     8.07    0.31    3.22    2.79       0.80    8.47       0.47  119.85    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.76     9.68    0.64    6.09    5.17       0.93    8.80       0.62  119.38    1.19
ALBC  Albion Banc Corp. of Albion NY          9.63     9.63   -0.10   -1.00   -1.37       0.20    1.96       0.37  139.82    0.65

                                                                    Pricing Ratios                      Dividend Data(6)
                                                        _________________________________________      _______________________
                                                                                Price/  Price/        Ind.   Divi-
                                                        Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                       _______ _______ _______ _______ _______      _______ _______ _______
                                                          (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA                          NM   167.02    6.57  199.12   15.22         0.88    2.79     NM
CAL   CalFed Inc. of Los Angeles CA(8)                   24.01  183.16    8.48  183.16   15.16         0.00    0.00    0.00
CSA   Coast Savings Financial of CA                        NM   159.62    7.72  162.17   16.75         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE                     15.92  177.26    9.56  198.36   11.11         0.42    0.91   14.53
DME   Dime Savings Bank, FSB of NY*                      20.77  153.65    7.98  155.26   12.29         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA                       23.59  125.22    9.70  127.33   14.74         0.32    1.70   40.00
FRC   First Republic Bancorp of CA*                      11.72  105.99    5.90  106.12   12.50         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                            NM   127.22    5.58  129.29   19.35         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                          NM   131.89    6.95  142.17   19.52         0.00    0.00     NM
GDW   Golden West Fin. Corp. of CA                       10.03  156.68    9.61  156.68    8.17         0.44    0.71    7.12
GWF   Great Western Fin. Corp. of CA                     21.85  165.36    9.31  188.02   13.53         1.00    3.39   74.07
GPT   GreenPoint Fin. Corp. of NY*                       19.91  165.89   17.54     NM    20.40         0.80    1.62   32.26
SFB   Standard Fed. Bancorp of MI                        19.76  196.73   11.48  241.76   14.68         0.80    1.42   27.97
TCB   TCF Financial Corp. of MN                          17.40     NM    20.46     NM    14.70         0.75    1.80   31.25
WES   Westcorp Inc. of Orange CA                         16.44  176.61   17.45  177.20     NM          0.40    1.87   30.77


AMEX Traded Companies
_____________________
ANA   Acadiana Bancshares of LA*                           NM    83.68   14.68   83.68     NM          0.00    0.00     NM
BKC   American Bank of Waterbury CT*                     10.42  144.04   12.02  151.24   15.37         1.36    4.73   49.28
BFD   BostonFed Bancorp of MA                              NM   110.31   12.30  110.31     NM          0.20    1.34   58.82
CFX   Cheshire Fin. Corp. of NH*                           NM   154.03   13.10  165.99   19.82         0.92    5.66     NM
CZF   Citisave Fin. Corp. of LA                          22.22  111.29   17.81  111.38   16.67         0.40    2.86   63.49
CBK   Citizens First Fin.Corp. of IL                       NM    96.86   14.67   96.86     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                               NM      NM     1.38     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                           NM    87.12   21.09   87.12     NM          0.20    1.52   51.28
GAF   GA Financial Corp. of PA                             NM   103.44   22.29  103.44   21.38         0.32    2.17   72.73
KNK   Kankakee Bancorp of IL                             22.86   96.04    9.62  103.23   16.11         0.40    1.67   38.10
KYF   Kentucky First Bancorp of KY                       22.12   83.45   18.57   83.45   16.91         0.50    4.35     NM
NYB   New York Bancorp, Inc. of NY                       11.76  247.41   12.78  247.41   10.72         0.80    2.36   27.78
PDB   Piedmont Bancorp of NC                             19.07   80.28   22.64   80.28   15.53         0.48    4.42     NM
PLE   Pinnacle Bank of AL                                15.74  102.10    7.89  105.79   10.00         0.72    4.24   66.67
SSB   Scotland Bancorp of NC                               NM   105.79   38.21  105.79     NM          0.30    2.11   73.17
SZB   SouthFirst Bancshares of AL                        21.93   82.67   11.91   82.67   16.45         0.50    4.00     NM
SRN   Southern Banc Company of AL                          NM    94.02   17.13   95.02     NM          0.35    2.62     NM
SSM   Stone Street Bancorp of NC                           NM    95.80   33.66   95.80   23.64         0.44    2.24   65.67
TSH   Teche Holding Company of LA                        18.66   89.77   12.36   89.77   12.86         0.50    3.77   70.42
FTF   Texarkana Fst. Fin. Corp of AR                     11.42  103.42   16.49  103.42    9.24         0.45    3.10   35.43
THR   Three Rivers Fin. Corp. of MI                        NM    91.59   13.27   92.03   17.46         0.36    2.64   69.23
TBK   Tolland Bank of CT*                                 9.76   93.48    5.90   97.32   11.28         0.12    1.03   10.08
WSB   Washington SB, FSB of MD                            8.82   96.86    8.45   96.86    9.69         0.10    2.02   17.86


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN                         4.41   96.76    7.93   96.76     NM          0.40    1.31    5.78
AFED  AFSALA Bancorp of NY                               18.85   81.85   11.20   81.85   18.85         0.00    0.00    0.00
ALBK  ALBANK Fin. Corp. of Albany NY                     16.40  129.33   11.57  150.63   12.86         0.60    1.94   31.75
AMFC  AMB Financial Corp. of IN                            NM    89.38   17.31   89.38   24.75         0.24    1.86   72.73
ASBP  ASB Financial Corp. of OH                            NM   118.32   26.24  118.32     NM          0.40    2.29     NM
ABBK  Abington Savings Bank of MA(8)*                    10.90  114.27    7.65  128.49   12.99         0.40    2.04   22.22
AABC  Access Anytime Bancorp of NM                         NM    82.55    3.78   82.55     NM          0.00    0.00     NM
AADV  Advantage Bancorp of WI                              NM   121.69   10.64  131.91   13.62         0.32    1.00   35.96
AFCB  Affiliated Comm BC, Inc of MA                      19.33  117.51   11.46  118.37   13.38         0.60    2.65   51.28
ALBC  Albion Banc Corp. of Albion NY                       NM    75.86    7.31   75.86     NM          0.31    1.77     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                                  (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________

                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
ATSB  AmTrust Capital Corp. of IN            10.03    10.03    0.47    4.40    6.23       0.03    0.28       2.58   26.59    0.95
AHCI  Ambanc Holding Co. of NY*              14.17    14.17    0.26    1.73    2.09       0.25    1.66       3.63   26.16    1.70
ASBI  Ameriana Bancorp of IN                 10.88    10.87    0.61    5.14    4.54       0.91    7.67       0.48   58.85    0.39
AFFFZ America First Fin. Fund of CA           6.89     6.75    0.45    6.64    5.89       0.75   11.21       0.58   54.76    0.50
AMFB  American Federal Bank of SC             7.76     7.17    1.04   13.07    6.79       1.30   16.31       0.51  150.52    1.25
ANBK  American Nat'l Bancorp of MD            9.15     9.15    0.15    1.44    1.55       0.54    5.14        NA      NA     1.59
ABCW  Anchor Bancorp Wisconsin of WI          5.84     5.69    0.67   10.05    7.40       0.92   13.84       0.75  157.67    1.54
ANDB  Andover Bancorp, Inc. of MA*            7.73     7.73    1.03   13.57    8.97       1.06   13.98       1.30   77.05    1.40
ASFC  Astoria Financial Corp. of NY           7.79     6.38    0.51    6.06    4.60       0.77    9.18       0.66   29.39    0.55
AVND  Avondale Fin. Corp. of IL               9.59     9.59    0.39    3.71    3.82       0.41    3.88       0.71  103.55    1.46
BFSI  BFS Bankorp, Inc. of NY                 7.81     7.81    1.57   20.19   11.41       1.84   23.72       1.04   90.39    1.03
BKCT  Bancorp Connecticut of CT*             10.85    10.85    1.17   10.76    7.82       1.16   10.64       1.45   84.76    1.98
BPLS  Bank Plus Corp. of CA                   4.75     4.74   -2.04  -38.41     NM       -1.69  -31.88       3.35   56.47    2.24
BWFC  Bank West Fin. Corp. of MI             17.34    17.34    0.66    3.39    4.28       0.36    1.84       0.10  126.57    0.18
BANC  BankAtlantic Bancorp of FL              6.44     5.98    0.75   10.73    7.31       0.76   10.85       0.76  118.19    1.52
BKUNA BankUnited SA of FL                     5.43     5.14    0.06    1.28    0.91       0.30    6.07       0.85   30.71    0.33
BKCO  Bankers Corp. of NJ*                    8.05     7.90    1.05   11.58    8.70       1.20   13.18       1.20   25.55    0.43
BVFS  Bay View Capital Corp. of CA            5.65     5.33   -0.08   -1.25   -0.94       0.55    8.38       0.72  157.67    1.49
BFSB  Bedford Bancshares of VA               14.31    14.31    1.09    7.00    6.33       1.40    8.97       0.54   95.03    0.59
BSBC  Branford SB of CT*                      9.13     9.13    0.97   11.21    6.72       0.97   11.21       2.19   96.45    2.95
BRFC  Bridgeville SB, FSB of PA(8)           28.94    28.94    0.98    3.41    3.00       1.25    4.33       0.21  128.21    0.74
BYFC  Broadway Fin. Corp. of CA              10.75    10.75   -0.17   -1.88   -2.30       0.21    2.42       2.24   43.23    1.17
CBCO  CB Bancorp of Michigan City IN          9.69     9.69    1.11   11.72    7.75       1.31   13.84       1.70   54.83    2.02
CBES  CBES Bancorp of MO                     17.55    17.55    0.80    7.42    5.09       1.15   10.70        NA      NA      NA
CCFH  CCF Holding Company of GA              21.19    21.19    0.96    5.14    4.53       0.92    4.92       0.92   59.37    0.89
CENF  CENFED Financial Corp. of CA            5.04     5.03    0.51   10.37    7.64       0.64   12.98       1.34   49.80    0.94
CFSB  CFSB Bancorp of Lansing MI              7.74     7.74    0.70    8.57    5.82       0.98   12.09       0.20  271.42    0.64
CKFB  CKF Bancorp of Danville KY             25.22    25.22    1.28    4.72    4.00       1.28    4.72       1.47   13.42    0.22
CNSB  CNS Bancorp of MO                      24.40    24.40    0.36    2.18    1.33       0.63    3.82       0.33  111.42    0.62
CSBF  CSB Financial Group Inc of IL          30.91    30.91    0.92    3.77    3.41       0.92    3.77       0.70   37.37    0.47
CFHC  California Fin. Hld. Co. of CA          6.46     6.44    0.37    5.50    3.46       0.62    9.40       1.21   45.60    0.76
CBCI  Calumet Bancorp of Chicago IL          16.15    16.15    0.98    5.93    6.35       1.28    7.76       1.29   86.03    1.45
CAFI  Camco Fin. Corp. of OH                  7.58     7.58    0.78    9.70    8.12       0.88   11.02       0.57   50.44    0.34
CMRN  Cameron Fin. Corp. of MO               26.35    26.35    1.60    5.81    6.26       1.56    5.69       0.96   74.48    0.85
CAPS  Capital Savings Bancorp of MO           8.45     8.45    0.63    6.34    4.93       0.93    9.47       0.20  141.28    0.38
CFNC  Carolina Fincorp of NC*                21.96    21.96    0.88    4.00    3.96       0.88    4.00       0.06  659.32    0.57
CARV  Carver FSB of New York, NY              9.48     9.05   -0.03   -0.33   -0.63       0.24    2.52       1.54   16.92    1.03
CASB  Cascade SB of Everett WA                6.05     6.05    0.49    7.79    5.92       0.49    7.79       0.51  168.34    1.19
CATB  Catskill Fin. Corp. of NY*             29.04    29.04    1.18    6.57    4.18       1.18    6.57       0.61  106.20    1.47
CNIT  Cenit Bancorp of Norfolk VA             7.28     7.02    0.50    6.96    4.87       0.55    7.76       0.82   71.39    1.03
CTBK  Center Banks, Inc. of NY*               6.56     6.56    0.64    9.21    9.18       0.61    8.77       1.59   54.86    1.03
CEBK  Central Co-Op. Bank of MA*              9.83     8.66    0.52    5.32    4.63       0.56    5.76       1.69   53.35    1.25
CJFC  Central Jersey Fin. Corp of NJ(8)      12.09    11.31    0.81    6.81    3.76       1.11    9.36       1.39   46.80    1.43
CBSB  Charter Financial Inc. of IL           17.39    16.16    1.17    6.86    5.92       1.15    6.77       0.52  130.13    0.94
COFI  Charter One Financial of OH             6.59     6.08    0.21    3.26    1.43       1.28   19.42       0.37  129.94    0.84
CVAL  Chester Valley Bancorp of PA            8.84     8.84    0.60    6.54    5.41       0.90    9.81       0.76  127.23    1.14
CTZN  CitFed Bancorp of Dayton OH             6.37     5.58    0.46    6.84    4.64       0.71   10.50       0.91   71.24    1.12
CLAS  Classic Bancshares of KY               13.80    11.54    0.38    1.79    1.98       0.64    3.04       0.86   71.29    1.06
CMSB  Cmnwealth Bancorp of PA                10.91     8.37    0.44    4.47    3.02       0.64    6.45       0.41  116.96    0.94
CBSA  Coastal Bancorp of Houston TX           3.17     2.61    0.24    7.11    5.84       0.40   12.02       0.59   39.07    0.54
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    1.04   17.09    6.14       0.91   14.97       0.15  598.96    1.06
COFD  Collective Bancorp Inc. of NJ           6.93     6.49    0.89   12.89    6.59       1.11   15.94       0.43   55.96    0.47
CMSV  Commty. Svgs, MHC of FL(47.6)          11.99    11.99    0.89    7.13    5.92       0.90    7.27       0.53   68.77    0.63
CBIN  Community Bank Shares of IN            10.85    10.83    0.59    5.15    5.28       0.90    7.88       0.22  117.84    0.46
CBNH  Community Bankshares Inc of NH*         7.16     7.16    0.86   11.90    8.49       0.70    9.69       0.38  178.91    1.02
CFTP  Community Fed. Bancorp of MS           32.91    32.91    1.14    4.32    2.92       1.44    5.44       0.35   80.00    0.48

                                                            Pricing Ratios                      Dividend Data(6)
                                                _________________________________________      _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                               Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                               _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
ATSB  AmTrust Capital Corp. of IN                16.06   74.08    7.43   74.08     NM          0.00    0.00    0.00
AHCI  Ambanc Holding Co. of NY*                    NM    76.28   10.81   76.28     NM          0.00    0.00    0.00
ASBI  Ameriana Bancorp of IN                     22.01  117.78   12.82  117.96   14.75         0.60    3.84     NM
AFFFZ America First Fin. Fund of CA              16.98  115.00    7.93  117.39   10.06         1.60    5.45     NM
AMFB  American Federal Bank of SC                14.73  192.31   14.92  208.11   11.80         0.40    2.11   31.01
ANBK  American Nat'l Bancorp of MD                 NM    99.11    9.07   99.11   18.01         0.12    0.98   63.16
ABCW  Anchor Bancorp Wisconsin of WI             13.52  145.52    8.50  149.53    9.82         0.50    1.44   19.46
ANDB  Andover Bancorp, Inc. of MA*               11.15  142.27   10.99  142.27   10.82         0.60    2.33   25.97
ASFC  Astoria Financial Corp. of NY              21.74  132.98   10.36  162.34   14.34         0.44    1.26   27.33
AVND  Avondale Fin. Corp. of IL                    NM   102.70    9.85  102.70   25.00         0.00    0.00    0.00
BFSI  BFS Bankorp, Inc. of NY                     8.76  161.19   12.58  161.19    7.45         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*                 12.79  135.84   14.74  135.84   12.94         0.80    3.60   45.98
BPLS  Bank Plus Corp. of CA                        NM   129.91    6.18  130.21     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                 23.37   88.04   15.26   88.04     NM          0.28    2.60   60.87
BANC  BankAtlantic Bancorp of FL                 13.68  136.99    8.82  147.39   13.54         0.15    1.15   15.79
BKUNA BankUnited SA of FL                          NM   111.46    6.06  117.92   23.03         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ*                       11.49  132.01   10.62  134.50   10.10         0.64    3.20   36.78
BVFS  Bay View Capital Corp. of CA                 NM   142.27    8.04  150.74   15.84         0.60    1.45     NM
BFSB  Bedford Bancshares of VA                   15.79  112.99   16.17  112.99   12.33         0.44    2.44   38.60
BSBC  Branford SB of CT*                         14.88  157.96   14.42  157.96   14.88         0.08    2.07   30.77
BRFC  Bridgeville SB, FSB of PA(8)                 NM   113.31   32.79  113.31     NM          0.32    2.00   66.67
BYFC  Broadway Fin. Corp. of CA                    NM    64.64    6.95   64.64     NM          0.20    2.19     NM
CBCO  CB Bancorp of Michigan City IN             12.90  145.38   14.09  145.38   10.92         1.30    5.36   69.15
CBES  CBES Bancorp of MO                         19.64   83.03   14.57   83.03   13.61         0.00    0.00    0.00
CCFH  CCF Holding Company of GA                  22.06  100.94   21.39  100.94   23.08         0.40    2.67   58.82
CENF  CENFED Financial Corp. of CA               13.08  131.15    6.61  131.39   10.45         0.36    1.29   16.82
CFSB  CFSB Bancorp of Lansing MI                 17.19  147.85   11.44  147.85   12.18         0.48    2.49   42.86
CKFB  CKF Bancorp of Danville KY                 25.00  123.05   31.03  123.05   25.00         0.44    2.23   55.70
CNSB  CNS Bancorp of MO                            NM   102.74   25.07  102.74     NM          0.20    1.33     NM
CSBF  CSB Financial Group Inc of IL                NM    85.16   26.32   85.16     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA               NM   157.97   10.20  158.49   16.92         0.44    1.52   44.00
CBCI  Calumet Bancorp of Chicago IL              15.76   97.43   15.73   97.43   12.04         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                     12.31  117.67    8.92  117.67   10.83         0.46    2.83   34.85
CMRN  Cameron Fin. Corp. of MO                   15.98   95.33   25.12   95.33   16.32         0.28    1.81   28.87
CAPS  Capital Savings Bancorp of MO              20.29  134.49   11.36  134.49   13.59         0.24    1.71   34.78
CFNC  Carolina Fincorp of NC*                      NM   101.00   22.18  101.00     NM          0.00    0.00    0.00
CARV  Carver FSB of New York, NY                   NM    53.48    5.07   56.02   21.05         0.00    0.00     NM
CASB  Cascade SB of Everett WA                   16.88  129.48    7.83  129.48   16.88         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                 23.91   95.72   27.80   95.72   23.91         0.00    0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA                20.55  134.33    9.77  139.28   18.43         1.00    2.55   52.36
CTBK  Center Banks, Inc. of NY*                  10.89   96.07    6.30   96.07   11.43         0.40    2.48   27.03
CEBK  Central Co-Op. Bank of MA*                 21.61  112.70   11.08  127.92   19.97         0.32    1.74   37.65
CJFC  Central Jersey Fin. Corp of NJ(8)            NM   178.23   21.54  190.45   19.33         1.26    3.36     NM
CBSB  Charter Financial Inc. of IL               16.89   95.49   16.60  102.71   17.12         0.24    1.92   32.43
COFI  Charter One Financial of OH                  NM   200.82   13.23  217.45   11.71         0.92    2.35     NM
CVAL  Chester Valley Bancorp of PA               18.50  120.44   10.64  120.44   12.33         0.44    2.38   44.00
CTZN  CitFed Bancorp of Dayton OH                21.56  145.90    9.29  166.57   14.03         0.32    1.08   23.19
CLAS  Classic Bancshares of KY                     NM    81.72   11.28   97.73     NM          0.24    2.07     NM
CMSB  Cmnwealth Bancorp of PA                      NM   112.47   12.27  146.60   22.98         0.24    1.68   55.81
CBSA  Coastal Bancorp of Houston TX              17.14  123.88    3.93  150.40   10.14         0.40    1.77   30.30
CFCP  Coastal Fin. Corp. of SC                   16.28     NM    15.94     NM    18.58         0.44    2.10   34.11
COFD  Collective Bancorp Inc. of NJ              15.18  190.26   13.19  203.23   12.27         1.00    2.94   44.64
CMSV  Commty. Svgs, MHC of FL(47.6)              16.90  118.58   14.22  118.58   16.59         0.80    4.38   74.07
CBIN  Community Bank Shares of IN                18.94   97.43   10.57   97.58   12.38         0.34    2.72   51.52
CBNH  Community Bankshares Inc of NH*            11.77  125.15    8.96  125.15   14.46         0.64    3.16   37.21
CFTP  Community Fed. Bancorp of MS                 NM   109.18   35.93  109.18     NM          0.30    1.75   60.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                                 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- --------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFFC  Community Fin. Corp. of VA             13.92    13.92    1.03    7.49    6.10       1.30    9.48       0.20  317.33    0.72
CIBI  Community Inv. Bancorp of OH           11.94    11.94    0.68    5.05    5.37       0.98    7.29       0.88   53.98    0.64
COOP  Cooperative Bk. for Svgs. of NC         7.70     7.70   -1.14  -12.66  -11.76      -0.08   -0.84       0.42   56.37    0.31
CNSK  Covenant Bank for Svgs. of NJ*          5.35     5.35    0.29    5.54    3.00       0.52    9.85       1.62   48.97    1.35
CRZY  Crazy Woman Creek Bncorp of WY         30.03    30.03    0.80    3.09    2.89       1.04    3.99       0.12  452.46    1.06
DNFC  D&N Financial Corp. of MI               5.55     5.47    0.71   12.74    7.74       0.93   16.60       0.66  112.57    0.94
DSBC  DS Bancor Inc. of Derby CT(8)*          6.87     6.67    0.74   11.24    7.18       0.69   10.46       2.02   28.99    0.83
DFIN  Damen Fin. Corp. of Chicago IL         22.54    22.54    0.77    3.66    3.65       1.00    4.75       0.15   98.29    0.38
DCBI  Delphos Citizens Bancorp of OH         26.51    26.51    1.36    5.12    6.11       1.36    5.12       0.40   25.92    0.14
DIME  Dime Community Bancorp of NY           17.55    15.26    0.52    3.13    3.09       0.65    3.94       1.03   68.42    1.41
DIBK  Dime Financial Corp. of CT*             8.58     8.23    1.76   21.77   13.09       1.89   23.48       1.01  197.32    3.33
EGLB  Eagle BancGroup of IL                  13.33    13.33   -0.44   -5.05   -3.92      -0.08   -0.97       1.76   31.80    0.87
EBSI  Eagle Bancshares of Tucker GA           8.95     8.95    0.65    7.91    6.24       0.87   10.51       1.06   53.91    0.84
EGFC  Eagle Financial Corp. of CT             7.19     5.27    1.03   14.06   10.64       0.63    8.64       1.22   50.16    1.04
ETFS  East Texas Fin. Serv. of TX            18.92    18.92    0.81    4.18    5.11       0.74    3.82       0.23  106.64    0.62
EBCP  Eastern Bancorp of NH(8)                7.32     6.91    0.39    5.21    3.98       0.53    7.06       1.38   23.81    0.58
ESBK  Elmira SB of Elmira NY*                 6.38     6.10    0.18    2.90    3.41       0.17    2.70       0.93   72.34    0.89
EIRE  Emerald Island Bancorp, MA*             6.83     6.83    0.59    8.77    6.43       0.63    9.43       0.23  281.89    1.04
EFBI  Enterprise Fed. Bancorp of OH          14.77    14.75    0.92    5.37    6.21       0.63    3.70       0.04  510.67    0.27
EQSB  Equitable FSB of Wheaton MD             5.30     5.30    0.78   14.99   12.34       0.78   14.90       1.00   21.61    0.31
FFFG  F.F.O. Financial Group of FL            6.04     6.04    0.20    3.17    2.55       0.62    9.95       2.94   55.67    2.35
FCBF  FCB Fin. Corp. of Neenah WI            17.28    17.28    0.91    4.91    5.07       1.11    6.04       0.11  408.42    0.52
FFBS  FFBS Bancorp of Columbus MS            19.59    19.59    1.08    5.51    3.70       1.40    7.13       0.63   83.16    0.77
FFDF  FFD Financial Corp. of OH              25.07    25.07    0.68    3.69    2.59       0.95    5.10       0.15  116.80    0.29
FFLC  FFLC Bancorp of Leesburg FL            16.22    16.22    0.63    3.72    4.05       0.97    5.72       0.23  133.73    0.48
FFFC  FFVA Financial Corp. of VA             14.86    14.55    1.03    6.31    4.99       1.31    7.97       0.44  143.89    1.04
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.36    8.59       1.08   10.09       0.10  312.66    0.48
FFYF  FFY Financial Corp. of OH              16.97    16.97    0.82    4.56    3.59       1.26    7.01       0.84   69.96    0.78
FMCO  FMS Financial Corp. of NJ               6.53     6.38    0.52    7.93    6.16       0.87   13.26       1.18   45.42    0.91
FFHH  FSF Financial Corp. of MN              13.44    13.44    0.51    3.25    3.23       0.71    4.54       0.06  354.34    0.36
FMLY  Family Bancorp of Haverhill MA(8)*      7.95     7.35    0.86   11.09    5.18       0.90   11.59       0.68  112.19    1.48
FOBC  Fed One Bancorp of Wheeling WV         11.67    11.08    0.70    5.75    5.89       1.00    8.17       0.27  151.30    1.07
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        8.43     8.42    0.66    7.78    3.79       0.94   11.07       1.14   84.83    1.16
FBCI  Fidelity Bancorp of Chicago IL         10.26    10.23    0.50    4.18    4.38       0.74    6.24       0.67   25.45    0.23
FSBI  Fidelity Bancorp, Inc. of PA            6.85     6.84    0.44    5.99    5.05       0.77   10.47       0.53   90.64    1.00
FFFL  Fidelity FSB, MHC of FL(47.2)           9.36     9.27    0.39    3.94    2.72       0.65    6.45       0.40   65.32    0.34
FFED  Fidelity Fed. Bancorp of IN             4.79     4.79    0.31    6.17    3.58       0.40    7.99       0.17  415.56    0.83
FFOH  Fidelity Financial of OH               19.85    19.85    0.60    3.45    3.17       0.91    5.18       0.42   77.55    0.43
FIBC  Financial Bancorp of NY                 9.67     9.61    0.46    4.29    4.41       0.85    7.98       3.44   17.16    1.11
FBSI  First Bancshares of MO                 14.77    14.74    0.66    3.98    4.73       0.95    5.72       0.65   52.74    0.43
FBBC  First Bell Bancorp of PA               18.43    18.43    1.41    6.72    6.19       1.63    7.74       0.10  114.26    0.13
FBER  First Bergen Bancorp of NJ             17.03    17.03    0.12    0.91    0.75       0.59    4.55        NA      NA     2.71
FCIT  First Cit. Fin. Corp of MD              5.92     5.92    0.46    7.45    5.28       0.66   10.62       2.58   41.67    1.50
FFBA  First Colorado Bancorp of Co           16.33    16.12    1.09    8.24    4.74       1.09    8.24       0.22  102.47    0.32
FDEF  First Defiance Fin.Corp. of OH         23.01    23.01    0.93    3.75    4.06       1.21    4.90       0.23  168.53    0.49
FESX  First Essex Bancorp of MA*              7.44     7.44    0.97   13.15   10.02       0.84   11.29       0.55  140.92    1.18
FFES  First FS&LA of E. Hartford CT           6.12     6.10    0.44    6.92    6.70       0.67   10.51       0.65   42.48    1.53
FSSB  First FS&LA of San Bern. CA             4.69     4.48   -1.07  -20.30     NM       -1.24  -23.65       3.02   35.25    1.49
FFSX  First FS&LA. MHC of IA (45.0)           7.97     7.90    0.40    4.87    3.11       0.69    8.44       0.13  288.03    0.54
FFML  First Family Fin. Corp. of FL(8)        5.92     5.92    0.41    7.44    5.41       0.02    0.31       0.46   95.51    0.63
FFSW  First Fed Fin. Serv. of OH              5.37     4.38    0.74   13.47    5.26       0.82   14.91       0.16  155.53    0.35
BDJI  First Fed. Bancorp. of MN              11.49    11.49    0.31    2.22    2.50       0.68    4.94       0.38  112.10    0.88
FFBH  First Fed. Bancshares of AR            16.35    16.35    0.63    5.48    3.63       0.95    8.32       0.15  159.31    0.31
FFEC  First Fed. Bancshares of WI(8)         13.42    12.91    0.69    4.76    3.65       0.91    6.25       0.03  398.60    0.16
FTFC  First Fed. Capital Corp. of WI          6.34     5.98    0.70   10.32    6.50       0.77   11.38       0.12  467.72    0.76
FFKY  First Fed. Fin. Corp. of KY            13.80    12.90    1.24    8.81    5.35       1.41   10.01       0.54   92.15    0.57
                                                        Pricing Ratios                      Dividend Data(6)
                                           ----------------------------------------     -------------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- -------- ------ --------     ------  ------- ---------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
CFFC  Community Fin. Corp. of VA             16.41  119.39   16.61  119.39   12.96         0.52    2.48   40.63
CIBI  Community Inv. Bancorp of OH           18.61   98.53   11.77   98.53   12.88         0.40    2.39   44.44
COOP  Cooperative Bk. for Svgs. of NC          NM   121.37    9.35  121.37     NM          0.00    0.00     NM
CNSK  Covenant Bank for Svgs. of NJ*           NM   158.94    8.50  158.94   18.75         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY           NM    80.37   24.13   80.37     NM          0.40    3.40     NM
DNFC  D&N Financial Corp. of MI              12.92  149.22    8.28  151.28    9.92         0.00    0.00    0.00
DSBC  DS Bancor Inc. of Derby CT(8)*         13.93  148.97   10.23  153.32   14.96         0.24    0.56    7.87
DFIN  Damen Fin. Corp. of Chicago IL           NM    91.80   20.69   91.80   21.10         0.24    1.86   51.06
DCBI  Delphos Citizens Bancorp of OH         16.36   83.73   22.19   83.73   16.36         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY             NM   100.54   17.65  115.63     NM          0.00    0.00    0.00
DIBK  Dime Financial Corp. of CT*             7.64  151.12   12.97  157.66    7.09         0.32    1.83   13.97
EGLB  Eagle BancGroup of IL                    NM    79.10   10.54   79.10     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA          16.02  107.92    9.65  107.92   12.05         0.60    4.41   70.59
EGFC  Eagle Financial Corp. of CT             9.40  128.87    9.27  175.73   15.29         0.92    3.20   30.07
ETFS  East Texas Fin. Serv. of TX            19.58   84.46   15.98   84.46   21.38         0.20    1.23   24.10
EBCP  Eastern Bancorp of NH(8)                 NM   129.93    9.51  137.59   18.54         0.56    2.48   62.22
ESBK  Elmira SB of Elmira NY*                  NM    85.30    5.44   89.19     NM          0.64    3.76     NM
EIRE  Emerald Island Bancorp, MA*            15.55  121.87    8.33  121.87   14.45         0.28    1.51   23.53
EFBI  Enterprise Fed. Bancorp of OH          16.11   95.21   14.06   95.33   23.39         0.00    0.00    0.00
EQSB  Equitable FSB of Wheaton MD             8.11  113.16    5.99  113.16    8.16         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL             NM   123.32    7.45  123.32   12.50         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI            19.74   99.10   17.13   99.10   16.03         0.72    3.84     NM
FFBS  FFBS Bancorp of Columbus MS              NM   146.59   28.72  146.59   20.91         0.50    2.17   58.82
FFDF  FFD Financial Corp. of OH                NM    89.13   22.34   89.13     NM          0.20    1.52   58.82
FFLC  FFLC Bancorp of Leesburg FL            24.70   93.84   15.22   93.84   16.07         0.40    1.98   48.78
FFFC  FFVA Financial Corp. of VA             20.05  135.52   20.14  138.44   15.86         0.40    1.88   37.74
FFWC  FFW Corporation of Wabash IN           11.64   99.82    9.99   99.82    9.65         0.60    2.73   31.75
FFYF  FFY Financial Corp. of OH                NM   129.48   21.97  129.48   18.09         0.70    2.71     NM
FMCO  FMS Financial Corp. of NJ              16.23  126.70    8.27  129.63    9.70         0.20    1.15   18.69
FFHH  FSF Financial Corp. of MN                NM   108.54   14.58  108.54   22.19         0.50    3.36     NM
FMLY  Family Bancorp of Haverhill MA(8)*     19.31  203.19   16.14  219.68   18.48         0.48    1.40   26.97
FOBC  Fed One Bancorp of Wheeling WV         16.97  100.81   11.77  106.19   11.94         0.58    3.60   61.05
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)         NM   200.91   16.93  201.08   18.51         0.20    0.82   21.74
FBCI  Fidelity Bancorp of Chicago IL         22.83  100.47   10.31  100.82   15.29         0.24    1.40   32.00
FSBI  Fidelity Bancorp, Inc. of PA           19.79  119.80    8.21  120.03   11.31         0.32    1.68   33.33
FFFL  Fidelity FSB, MHC of FL(47.2)            NM   144.47   13.53  145.94   22.40         0.80    4.64     NM
FFED  Fidelity Fed. Bancorp of IN              NM   188.87    9.05  188.87   21.59         0.80    8.42     NM
FFOH  Fidelity Financial of OH                 NM    91.25   18.12   91.25   21.06         0.20    1.76   55.56
FIBC  Financial Bancorp of NY                22.66  100.69    9.73  101.26   12.18         0.30    2.07   46.88
FBSI  First Bancshares of MO                 21.15   87.30   12.90   87.49   14.73         0.20    1.21   25.64
FBBC  First Bell Bancorp of PA               16.16  116.70   21.51  116.70   14.04         0.40    2.50   40.40
FBER  First Bergen Bancorp of NJ               NM    89.49   15.24   89.49     NM          0.12    1.00     NM
FCIT  First Cit. Fin. Corp of MD             18.94  138.79    8.21  138.79   13.30         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co           21.08  135.87   22.18  137.58   21.08         0.32    1.83   38.55
FDEF  First Defiance Fin.Corp. of OH         24.61   99.10   22.80   99.10   18.84         0.28    2.32   57.14
FESX  First Essex Bancorp of MA*              9.98  125.30    9.32  125.30   11.63         0.48    3.59   35.82
FFES  First FS&LA of E. Hartford CT          14.94  104.31    6.38  104.55    9.83         0.60    2.61   38.96
FSSB  First FS&LA of San Bern. CA              NM    62.67    2.94   65.65     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (45.0)            NM   156.01   12.43  157.47   18.56         0.72    2.38     NM
FFML  First Family Fin. Corp. of FL(8)       18.49  130.02    7.69  130.02     NM          0.00    0.00    0.00
FFSW  First Fed Fin. Serv. of OH             19.02  236.36   12.68     NM    17.18         0.48    1.23   23.41
BDJI  First Fed. Bancorp. of MN                NM   102.39   11.76  102.39   18.00         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR              NM    98.95   16.18   98.95   18.18         0.00    0.00    0.00
FFEC  First Fed. Bancshares of WI(8)           NM   128.73   17.28  133.79   20.88         0.28    1.52   41.79
FTFC  First Fed. Capital Corp. of WI         15.38  158.94   10.08  168.54   13.95         0.64    2.67   41.03
FFKY  First Fed. Fin. Corp. of KY            18.69  163.83   22.61  175.32   16.45         0.48    2.49   46.60

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of December 13, 1996

                                                            Key Financial Ratios                           Asset Quality Ratios
                                           ----------------------------------------------------------    -----------------------
                                                    Tang.      Reported Earnings       Core Earnings
                                           Equity/ Equity/  ----------------------   ----------------      NPAs   Resvs/  Resvs/
Financial Institution                      Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                      ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFBZ  First Federal Bancorp of OH            7.59     7.58    0.81   10.59    5.69       1.10   14.32       0.50  174.92    1.00
FFWM  First Fin. Corp of Western MD         11.69    11.69    0.86    7.04    4.22       1.19    9.77       1.75  129.77    2.82
FFCH  First Fin. Holdings Inc. of SC         6.13     6.13    0.48    7.44    4.77       0.81   12.41       1.28   56.63    0.87
FFBI  First Financial Bancorp of IL          7.73     7.73    0.12    1.27    1.39       0.37    4.03       0.43  106.97    0.61
FFHC  First Financial Corp. of WI            7.17     6.92    0.90   12.68    5.82       1.27   17.80       0.29  147.30    0.67
FFHS  First Franklin Corp. of OH             9.05     8.97    0.28    2.99    3.25       0.62    6.61       0.52   81.80    0.62
FGHC  First Georgia Hold. Corp of GA         8.31     7.39    0.87   10.71    6.96       0.87   10.71       1.34   51.51    0.82
FSPG  First Home SB, SLA of NJ               6.46     6.31    0.91   14.05   10.72       1.11   17.07       0.78   98.58    1.42
FFSL  First Independence Corp. of KS        11.98    11.98    0.78    6.21    7.14       1.06    8.39       0.57  112.38    1.01
FISB  First Indiana Corp. of IN              9.10     8.97    0.90   10.21    6.35       1.03   11.72       1.76   63.33    1.34
FKFS  First Keystone Fin. Corp of PA         7.85     7.85    0.31    3.74    3.40       0.67    8.09       2.28   39.11    1.52
FLKY  First Lancaster Bncshrs of KY         35.68    35.68    0.70    1.52    1.74       0.99    2.14       0.83   31.75    0.31
FLFC  First Liberty Fin. Corp. of GA         6.90     5.84    1.03   15.28    8.65       0.83   12.23       1.22   66.75    1.09
CASH  First Midwest Fin. Corp. of IA        11.41    10.66    1.05    8.17    7.11       1.03    8.07       0.20  268.44    0.81
FMBD  First Mutual Bancorp of IL            19.93    19.93    0.47    1.94    2.35       0.72    2.99       0.14  275.66    0.46
FMSB  First Mutual SB of Bellevue WA*        6.61     6.61    1.02   15.36    8.61       0.98   14.77       0.12  723.09    1.07
FNGB  First Northern Cap. Corp of WI        11.41    11.41    0.53    4.29    4.38       0.82    6.62       0.12  377.58    0.51
FFPB  First Palm Beach Bancorp of FL         7.08     6.89    0.04    0.51    0.48       0.12    1.48        NA      NA     1.16
FSNJ  First SB of NJ, MHC (45.0)             7.53     7.53    0.19    2.28    2.20       0.43    5.10       0.91   51.83    1.27
FSLA  First SB, SLA MHC of NJ (37.6)         9.26     8.11    0.47    5.02    3.50       0.86    9.08       0.75   70.10    1.01
SOPN  First SB, SSB, Moore Co. of NC        25.46    25.46    1.26    4.87    4.83       1.57    6.05       0.10  224.72    0.33
FWWB  First Savings Bancorp of WA*          15.77    14.47    1.01    5.45    3.57       1.01    5.45       0.21  311.17    1.08
SHEN  First Shenango Bancorp of PA          12.00    12.00    0.75    5.69    5.24       1.02    7.72       0.50  140.23    1.04
FSFC  First So.east Fin. Corp. of SC        10.06    10.06   -0.04   -0.24   -0.32       0.85    5.30       0.07  577.21    0.50
FSFI  First State Fin. Serv. of NJ(8)        6.00     5.67    0.01    0.19    0.13      -0.12   -1.79       4.24   32.21    1.67
FFDP  FirstFed Bancshares of IL              8.57     8.16    0.24    2.62    2.63       0.29    3.21       0.14  167.24    0.37
FLAG  Flag Financial Corp of GA              8.80     8.80   -0.07   -0.77   -0.73       0.11    1.15       3.67   52.67    2.77
FFPC  Florida First Bancorp of FL(8)         6.99     6.99    0.58    8.57    4.57       0.86   12.69       0.78  149.50    2.01
FFIC  Flushing Fin. Corp. of NY*            17.51    17.51    0.85    5.06    3.79       0.80    4.78       0.71   95.82    1.46
FBHC  Fort Bend Holding Corp. of TX          6.18     5.70    0.27    3.82    3.38       0.58    8.29       1.31   43.41    1.29
FTSB  Fort Thomas Fin. Corp. of KY          24.35    24.35    1.33    5.37    5.19       1.33    5.37       1.27   28.12    0.42
FKKY  Frankfort First Bancorp of KY         26.30    26.30    0.81    2.52    2.81       1.09    3.39       0.16   48.04    0.09
FTNB  Fulton Bancorp of MO                  22.80    22.80    1.10    4.81    4.51       1.06    4.67       0.92   99.36    1.02
GFSB  GFS Bancorp of Grinnell IA            11.56    11.56    0.91    7.59    7.08       1.20   10.02       1.63   49.75    0.92
GUPB  GFSB Bancorp of Gallup NM             18.50    18.50    0.81    3.56    3.91       1.03    4.53       0.25  159.18    0.75
GWBC  Gateway Bancorp of KY                 25.07    25.07    0.83    3.26    3.72       1.14    4.47       0.45   25.80    0.44
GBCI  Glacier Bancorp of MT                  9.45     9.44    1.37   14.32    6.89       1.54   16.10       0.29  173.40    0.70
GLBK  Glendale Co-op. Bank of MA*           15.85    15.85    0.79    4.97    5.80       0.66    4.16       0.30   96.33    0.70
GFCO  Glenway Financial Corp. of OH          9.61     9.40    0.56    5.90    7.05       0.57    5.99       0.41   52.03    0.27
GTPS  Great American Bancorp of IL          27.85    27.85    0.69    2.42    2.90       0.68    2.36       0.13  192.81    0.35
GTFN  Great Financial Corp. of KY            9.66     9.26    0.70    6.47    4.36       0.71    6.57       3.23   14.46    0.65
GSBC  Great Southern Bancorp of MO          10.12    10.12    1.35   13.44    5.91       1.54   15.28       1.83  121.83    2.59
GDVS  Greater DV SB, MHC of PA(19.9)*       11.69    11.69   -0.21   -1.72   -1.50       0.10    0.80       2.91   45.73    2.22
GRTR  Greater New York SB of NY*             5.97     5.97    0.42    7.32    5.93       0.37    6.50       7.90    9.80    1.94
GSFC  Green Street Fin. Corp. of NC         35.29    35.29    1.18    5.35    3.12       1.48    6.68       0.20   68.31    0.19
GROV  GroveBank for Savings of MA(8)*        6.50     6.49    0.90   14.23    6.86       0.84   13.34       0.58  100.00    0.77
GFED  Guaranty FS&LA,MHC of MO(31.1)        14.49    14.49    0.62    4.23    3.17       0.50    3.41       1.57   73.15    1.47
GSLC  Guaranty Svgs & Loan FA of VA          5.50     5.50    0.44    7.28    6.06       0.51    8.44        NA      NA     0.91
HEMT  HF Bancorp of Hemet CA                 7.94     7.94   -0.08   -0.74   -0.91      -0.10   -0.97       0.95   64.23    1.37
HFFC  HF Financial Corp. of SD               8.99     8.96    0.60    6.61    6.97       0.75    8.33       0.59  127.45    0.96
HFNC  HFNC Financial Corp. of NC            29.31    29.31    1.02    3.72    2.57       1.28    4.68       1.15   80.19    1.39
HMNF  HMN Financial, Inc. of MN             14.80    14.80    0.80    4.93    5.15       0.94    5.77       0.08  531.92    0.65
HALL  Hallmark Capital Corp. of WI           7.01     7.01    0.41    5.32    5.56       0.56    7.17       0.05  715.63    0.56
HARB  Harbor FSB, MHC of FL (45.7)           8.02     7.68    0.90   10.52    5.47       1.21   14.19       0.50  208.24    1.41
HRBF  Harbor Federal Bancorp of MD          12.85    12.85    0.27    1.71    1.85       0.56    3.60       0.43   41.21    0.28
HFSA  Hardin Bancorp of Hardin MO           16.78    16.78    0.44    2.40    2.99       0.78    4.28       0.19   90.18    0.29

                                                       Pricing Ratios                      Dividend Data(6)
                                         -----------------------------------------      -----------------------
                                                                   Price/  Price/        Ind.   Divi-
                                           Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                     Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                     ------- ------- ------- ------- -------      ------- ------- -------
                                             (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

FFBZ  First Federal Bancorp of OH           17.58  179.37   13.62  179.78   13.01         0.24    1.50   26.37
FFWM  First Fin. Corp of Western MD         23.69  167.02   19.52  167.02   17.07         0.48    1.51   35.82
FFCH  First Fin. Holdings Inc. of SC        20.95  155.94    9.56  155.94   12.57         0.72    3.10   64.86
FFBI  First Financial Bancorp of IL           NM    95.49    7.38   95.49   22.67         0.00    0.00    0.00
FFHC  First Financial Corp. of WI           17.17  212.53   15.24  220.08   12.23         0.75    2.63   45.18
FFHS  First Franklin Corp. of OH              NM    93.73    8.49   94.56   13.91         0.32    2.00   61.54
FGHC  First Georgia Hold. Corp of GA        14.37  145.85   12.11  163.88   14.37         0.08    0.93   13.33
FSPG  First Home SB, SLA of NJ               9.33  125.81    8.13  128.71    7.68         0.48    2.46   22.97
FFSL  First Independence Corp. of KS        14.01   87.98   10.54   87.98   10.38         0.40    2.04   28.57
FISB  First Indiana Corp. of IN             15.74  156.44   14.24  158.68   13.71         0.56    2.20   34.57
FKFS  First Keystone Fin. Corp of PA          NM   111.92    8.78  111.92   13.61         0.20    1.00   29.41
FLKY  First Lancaster Bncshrs of KY           NM   110.09   39.28  110.09     NM          0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA        11.56  162.42   11.20  191.71   14.45         0.40    2.16   25.00
CASH  First Midwest Fin. Corp. of IA        14.06  112.81   12.87  120.79   14.22         0.54    2.18   30.68
FMBD  First Mutual Bancorp of IL              NM    90.67   18.07   90.67     NM          0.32    2.15     NM
FMSB  First Mutual SB of Bellevue WA*       11.61  166.82   11.02  166.82   12.08         0.20    1.11   12.90
FNGB  First Northern Cap. Corp of WI        22.86  101.01   11.53  101.01   14.81         0.60    3.75     NM
FFPB  First Palm Beach Bancorp of FL          NM   111.11    7.86  114.14     NM          0.40    1.74     NM
FSNJ  First SB of NJ, MHC (45.0)              NM   107.75    8.12  107.75   20.29         0.50    2.90     NM
FSLA  First SB, SLA MHC of NJ (37.6)          NM   142.97   13.23  163.19   15.79         0.36    2.00   57.14
SOPN  First SB, SSB, Moore Co. of NC        20.69  100.56   25.60  100.56   16.67         0.68    3.78     NM
FWWB  First Savings Bancorp of WA*            NM   134.74   21.25  146.83     NM          0.20    1.08   30.30
SHEN  First Shenango Bancorp of PA          19.07  110.19   13.23  110.19   14.06         0.48    2.13   40.68
FSFC  First So.east Fin. Corp. of SC          NM   125.83   12.66  125.83   14.18         0.20    2.11     NM
FSFI  First State Fin. Serv. of NJ(8)         NM   147.49    8.85  156.09     NM          0.22    1.47     NM
FFDP  FirstFed Bancshares of IL               NM   106.28    9.10  111.52     NM          0.40    2.39     NM
FLAG  Flag Financial Corp of GA               NM   111.22    9.79  111.22     NM          0.34    3.09     NM
FFPC  Florida First Bancorp of FL(8)        21.87  185.78   12.99  185.78   14.77         0.24    2.11   46.15
FFIC  Flushing Fin. Corp. of NY*              NM   119.20   20.88  119.20     NM          0.16    0.85   22.54
FBHC  Fort Bend Holding Corp. of TX           NM   114.17    7.05  123.60   13.62         0.28    1.15   34.15
FTSB  Fort Thomas Fin. Corp. of KY          19.26  103.64   25.24  103.64   19.26         0.25    1.75   33.78
FKKY  Frankfort First Bancorp of KY           NM   115.55   30.38  115.55     NM          0.36    3.17     NM
FTNB  Fulton Bancorp of MO                  22.19  106.82   24.36  106.82   22.88         0.00    0.00    0.00
GFSB  GFS Bancorp of Grinnell IA            14.12  105.92   12.25  105.92   10.70         0.40    1.93   27.21
GUPB  GFSB Bancorp of Gallup NM               NM    96.95   17.94   96.95   20.09         0.40    2.52   64.52
GWBC  Gateway Bancorp of KY                   NM    92.71   23.24   92.71   19.59         0.40    2.76   74.07
GBCI  Glacier Bancorp of MT                 14.52  202.51   19.14  202.69   12.91         0.64    2.74   39.75
GLBK  Glendale Co-op. Bank of MA*           17.24   84.35   13.37   84.35   20.62         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH         14.18   81.65    7.84   83.44   13.97         0.68    3.58   50.75
GTPS  Great American Bancorp of IL            NM    84.84   23.63   84.84     NM          0.40    2.76     NM
GTFN  Great Financial Corp. of KY           22.93  151.12   14.59  157.58   22.57         0.48    1.65   37.80
GSBC  Great Southern Bancorp of MO          16.91  226.38   22.90  226.38   14.87         0.40    2.32   39.22
GDVS  Greater DV SB, MHC of PA(19.9)*         NM   120.48   14.09  120.48     NM          0.36    3.60     NM
GRTR  Greater New York SB of NY*            16.88  118.42    7.07  118.42   19.01         0.20    1.48   25.00
GSFC  Green Street Fin. Corp. of NC           NM   106.22   37.49  106.22     NM          0.40    2.60     NM
GROV  GroveBank for Savings of MA(8)*       14.58  194.84   12.66  194.92   15.54         0.72    1.47   21.36
GFED  Guaranty FS&LA,MHC of MO(31.1)          NM   133.92   19.40  133.92     NM          0.36    3.17     NM
GSLC  Guaranty Svgs & Loan FA of VA         16.50  119.57    6.58  119.57   14.22         0.10    1.21   20.00
HEMT  HF Bancorp of Hemet CA                  NM    86.61    6.88   86.61     NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD              14.35   96.38    8.66   96.66   11.38         0.36    2.18   31.30
HFNC  HFNC Financial Corp. of NC              NM   124.01   36.35  124.01     NM          0.28    1.57   60.87
HMNF  HMN Financial, Inc. of MN             19.41  101.96   15.09  101.96   16.59         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI          17.98   93.52    6.56   93.52   13.35         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (45.7)          18.29  186.15   14.93  194.29   13.56         1.20    3.75   68.57
HRBF  Harbor Federal Bancorp of MD            NM    96.49   12.40   96.49     NM          0.40    2.65     NM
HFSA  Hardin Bancorp of Hardin MO             NM    84.38   14.16   84.38   18.74         0.40    3.23     NM

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    ------------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------   ----------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans)
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HARL  Harleysville SA of PA                   6.22     6.22    0.54    8.12    6.45       0.88   13.09       0.09  602.74    0.75
HARS  Harris SB, MHC of PA (23.1)             8.56     7.22    0.02    0.23    0.17       0.49    4.58       0.75   63.17    0.84
HFFB  Harrodsburg 1st Fin Bcrp of KY         28.14    28.14    1.17    4.61    3.08       1.17    4.61       0.58   46.70    0.39
HHFC  Harvest Home Fin. Corp. of OH          16.72    16.72    0.74    4.13    5.78       0.74    4.13       0.19   75.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.97    0.57    9.09    6.98       0.86   13.74       1.01   64.99    1.38
HVFD  Haverfield Corp. of OH                  7.87     7.86    0.40    4.91    3.89       0.84   10.36       0.28  276.81    0.94
HTHR  Hawthorne Fin. Corp. of CA              3.85     3.85    0.82   21.28   32.53       0.57   14.69      10.58   17.32    2.16
HBNK  Highland Federal Bank of CA             7.13     7.13   -0.09   -1.31   -1.05       0.22    3.12       3.30   46.96    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.70     9.70    1.07   10.69    8.51       1.07   10.69       0.78   88.21    0.90
HNFC  Hinsdale Financial Corp. of IL          8.52     8.28    0.45    5.68    4.70       0.68    8.52       0.17  211.76    0.41
HBEI  Home Bancorp of Elgin IL               26.71    26.71    0.13    0.80    0.47       0.68    4.14       0.49   50.03    0.35
HBFW  Home Bancorp of Fort Wayne IN          15.50    15.50    0.84    5.00    4.92       0.84    5.00       0.04     NA     0.57
HBBI  Home Building Bancorp of IN            12.92    12.92   -0.32   -2.31   -2.44       0.02    0.16       0.35   51.68    0.27
HOMF  Home Fed Bancorp of Seymour IN          8.16     7.86    0.98   12.02    7.63       1.16   14.25       0.46  108.25    0.58
HWEN  Home Financial Bancorp of IN           20.03    20.03    0.50    4.10    2.77       0.72    5.92       0.96   44.47    0.58
HPBC  Home Port Bancorp, Inc. of MA*         10.41    10.41    1.73   15.77    9.72       1.74   15.87       0.40  307.31    1.54
HMCI  Homecorp, Inc. of Rockford IL           6.00     6.00    0.10    1.59    1.63       0.33    5.44       3.64   11.70    0.53
LOAN  Horizon Bancorp, Inc of TX(8)*          8.27     8.02    1.42   16.41    6.79       1.09   12.60       0.38  135.94    0.72
HZFS  Horizon Fin'l. Services of IA          10.73    10.73    0.13    1.11    1.45       0.33    2.85       1.12   45.26    0.76
HRZB  Horizon Financial Corp. of WA*         15.94    15.94    1.52    9.43    8.60       1.48    9.18       0.01     NA     0.81
IBSF  IBS Financial Corp. of NJ              19.45    19.45    0.61    2.97    2.69       0.98    4.81       0.11  123.82    0.55
ISBF  ISB Financial Corp. of LA              16.38    15.88    0.81    4.38    4.17       1.09    5.94        NA      NA     1.03
ITLA  Imperial Thrift & Loan of CA*          11.76    11.76    1.43   14.06    8.36       1.43   14.06       2.24   61.01    1.64
IFSB  Independence FSB of DC                  6.73     5.82    0.13    1.97    3.41       0.20    2.96        NA      NA     0.38
INCB  Indiana Comm. Bank, SB of IN           12.30    12.30    0.15    1.06    0.91       0.48    3.41        NA      NA      NA
IFSL  Indiana Federal Corp. of IN(8)          8.65     8.07    0.68    7.23    4.92       0.96   10.14       1.32   64.27    1.12
INBI  Industrial Bancorp of OH               18.93    18.93    0.73    3.38    3.40       1.36    6.27       0.46  101.75    0.54
IWBK  Interwest SB of Oak Harbor WA           6.48     6.32    0.77   11.23    4.25       1.11   16.23       0.54   87.60    0.82
IPSW  Ipswich SB of Ipswich MA*               5.91     5.91    1.33   21.97   13.43       1.10   18.17       1.81   47.96    1.19
IROQ  Iroquois Bancorp of Auburn NY*          5.99     5.37    0.65   10.80    7.46       0.88   14.61       0.92   72.68    0.91
JSBF  JSB Financial, Inc. of NY              21.60    21.60    1.66    7.56    7.12       1.66    7.56       1.37   24.80    0.61
JXVL  Jacksonville Bancorp of TX             16.20    16.20    0.68    4.84    3.72       1.02    7.26        NA      NA      NA
JXSB  Jcksnville SB,MHC of IL(43.3%)         11.52    11.49    0.19    1.60    1.68       0.47    3.96       0.37  131.69    0.59
JSBA  Jefferson Svgs Bancorp of MO            7.24     5.97    0.23    3.21    2.71       0.61    8.55       1.02   48.29    0.67
JOAC  Joachim Bancorp of MO                  29.55    29.55    0.41    1.53    1.32       0.71    2.66       0.33   63.87    0.32
KSAV  KS Bancorp of Kenly NC                 14.37    14.36    0.82    5.34    5.41       1.15    7.47       0.55   55.53    0.37
KSBK  KSB Bancorp of Kingfield ME*            6.82     6.32    0.89   13.40   12.00       0.89   13.40       1.38   47.56    0.90
KFBI  Klamath First Bancorp of OR            22.83    22.83    0.98    3.78    3.55       1.40    5.42       0.04  356.92    0.20
LBFI  L&B Financial of S. Springs TX(8)      16.99    16.99    0.65    3.72    3.47       0.87    4.98       0.51  103.00    1.08
LSBI  LSB Fin. Corp. of Lafayette IN          9.40     9.40    0.50    4.76    4.80       0.46    4.33       1.37   70.21    1.09
LVSB  Lakeview SB of Paterson NJ             10.24     8.16    1.24   11.79    9.57       0.85    8.07       1.21   55.15    1.73
LARK  Landmark Bancshares of KS              15.16    15.16    0.69    4.20    4.47       0.92    5.58       0.19  193.45    0.59
LARL  Laurel Capital Group of PA             10.41    10.41    1.06   10.06    8.57       1.40   13.31       0.64  148.64    1.27
LSBX  Lawrence Savings Bank of MA*            8.21     8.21    1.46   18.83   13.21       1.46   18.83       0.85  129.65    2.42
LFED  Leeds FSB, MHC of MD (35.3)            16.10    16.10    0.76    4.69    3.69       1.10    6.76       0.02  942.86    0.25
LXMO  Lexington B&L Fin. Corp. of MO         30.57    30.57    1.04    5.72    3.19       1.04    5.72       0.98   33.39    0.49
LBCI  Liberty Bancorp of Chicago IL(8)        9.53     9.50    0.32    3.31    3.37       0.62    6.40       0.10  508.37    0.72
LIFB  Life Bancorp of Norfolk VA             10.35    10.01    0.63    4.95    4.19       0.91    7.14       0.38  196.63    1.76
LFBI  Little Falls Bancorp of NJ             14.88    13.71    0.17    1.44    1.28       0.45    3.86       1.18   28.24    0.84
LOGN  Logansport Fin. Corp. of IN            19.98    19.98    1.23    4.85    6.04       1.54    6.08       0.36   81.47    0.42
LONF  London Financial Corp. of OH           21.37    21.37    0.78    5.39    3.85       0.78    5.39       0.21  242.86    0.68
LISB  Long Island Bancorp of NY               9.99     9.99    0.93    8.80    6.06       0.85    8.00        NA      NA     1.08
MAFB  MAF Bancorp of IL                       7.65     6.54    0.53    7.80    3.50       0.92   13.60       0.47  119.22    0.74
MBLF  MBLA Financial Corp. of MO(8)          12.31    12.31    0.57    4.07    4.47       0.75    5.36       0.19  127.59    0.50
MFBC  MFB Corp. of Mishawaka IN              17.90    17.90    0.72    3.67    4.30       0.71    3.62       0.06  258.14    0.24
MLBC  ML Bancorp of Villanova PA              7.31     7.08    0.74    9.25    7.62       0.69    8.67       0.61  129.89    1.81

                                                        Pricing Ratios                      Dividend Data(6)
                                           ------------------------------------------    -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
HARL  Harleysville SA of PA                  15.50  123.52    7.68  123.52    9.62         0.44    2.35   36.36
HARS  Harris SB, MHC of PA (23.1)              NM   137.79   11.79  163.39     NM          0.58    3.20     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY           NM   129.55   36.45  129.55     NM          0.40    2.16   70.18
HHFC  Harvest Home Fin. Corp. of OH          17.32   72.25   12.08   72.25   17.32         0.40    4.05   70.18
HAVN  Haven Bancorp of Woodhaven NY          14.32  131.16    7.87  131.94    9.47         0.60    2.11   30.15
HVFD  Haverfield Corp. of OH                   NM   127.85   10.06  128.03   12.17         0.54    2.92     NM
HTHR  Hawthorne Fin. Corp. of CA              3.07   60.73    2.34   60.73    4.46         0.00    0.00    0.00
HBNK  Highland Federal Bank of CA              NM   117.50    8.38  117.50     NM          0.00    0.00     NM
HIFS  Hingham Inst. for Sav. of MA*          11.74  121.11   11.75  121.11   11.74         0.36    2.06   24.16
HNFC  Hinsdale Financial Corp. of IL         21.27  117.83   10.04  121.31   14.18         0.00    0.00    0.00
HBEI  Home Bancorp of Elgin IL                 NM    90.72   24.23   90.72     NM          0.00    0.00    0.00
HBFW  Home Bancorp of Fort Wayne IN          20.33  109.08   16.91  109.08   20.33         0.20    1.08   21.98
HBBI  Home Building Bancorp of IN              NM   102.16   13.20  102.16     NM          0.30    1.67     NM
HOMF  Home Fed Bancorp of Seymour IN         13.10  151.87   12.39  157.65   11.05         0.60    1.70   22.30
HWEN  Home Financial Bancorp of IN             NM    84.91   17.00   84.91   25.00         0.20    1.54   55.56
HPBC  Home Port Bancorp, Inc. of MA*         10.29  158.26   16.47  158.26   10.22         0.80    4.74   48.78
HMCI  Homecorp, Inc. of Rockford IL            NM    98.12    5.89   98.12   17.93         0.00    0.00    0.00
LOAN  Horizon Bancorp, Inc of TX(8)*         14.73  226.73   18.75  233.70   19.19         0.16    0.84   12.40
HZFS  Horizon Fin'l. Services of IA            NM    78.98    8.47   78.98     NM          0.32    2.21     NM
HRZB  Horizon Financial Corp. of WA*         11.62  107.90   17.19  107.90   11.94         0.40    3.02   35.09
IBSF  IBS Financial Corp. of NJ                NM   116.47   22.65  116.47   22.99         0.32    2.05     NM
ISBF  ISB Financial Corp. of LA              23.97  109.86   17.99  113.27   17.68         0.34    1.94   46.58
ITLA  Imperial Thrift & Loan of CA*          11.97  126.58   14.88  126.58   11.97         0.00    0.00    0.00
IFSB  Independence FSB of DC                   NM    58.48    3.93   67.55   19.54         0.22    2.89     NM
INCB  Indiana Comm. Bank, SB of IN             NM   136.36   16.77  136.36     NM          0.35    2.12     NM
IFSL  Indiana Federal Corp. of IN(8)         20.33  147.26   12.73  157.84   14.50         0.72    3.31   67.29
INBI  Industrial Bancorp of OH                 NM   113.28   21.45  113.28   15.86         0.40    3.23     NM
IWBK  Interwest SB of Oak Harbor WA          23.54  230.03   14.91  236.09   16.29         0.52    1.61   37.96
IPSW  Ipswich SB of Ipswich MA*               7.45  147.09    8.69  147.09    9.01         0.20    1.72   12.82
IROQ  Iroquois Bancorp of Auburn NY*         13.40  139.35    8.35  155.52    9.91         0.32    1.91   25.60
JSBF  JSB Financial, Inc. of NY              14.04  108.63   23.47  108.63   14.04         1.20    3.29   46.15
JXVL  Jacksonville Bancorp of TX               NM   108.70   17.61  108.70   17.90         0.50    3.45     NM
JXSB  Jcksnville SB,MHC of IL(43.3%)           NM    96.08   11.06   96.30   24.04         0.40    3.20     NM
JSBA  Jefferson Svgs Bancorp of MO             NM   117.10    8.48  142.05   13.86         0.32    1.40   51.61
JOAC  Joachim Bancorp of MO                    NM   102.28   30.23  102.28     NM          0.50    3.48     NM
KSAV  KS Bancorp of Kenly NC                 18.47  100.14   14.39  100.24   13.21         0.60    2.87   53.10
KSBK  KSB Bancorp of Kingfield ME*            8.33  104.55    7.13  112.91    8.33         0.20    0.87    7.25
KFBI  Klamath First Bancorp of OR              NM   113.10   25.82  113.10   19.66         0.28    1.87   52.83
LBFI  L&B Financial of S. Springs TX(8)        NM   109.61   18.62  109.61   21.52         0.40    2.35   67.80
LSBI  LSB Fin. Corp. of Lafayette IN         20.83  102.97    9.68  102.97   22.87         0.32    1.71   35.56
LVSB  Lakeview SB of Paterson NJ             10.44  120.70   12.36  151.52   15.26         0.25    1.06   11.11
LARK  Landmark Bancshares of KS              22.37   97.25   14.74   97.25   16.83         0.40    2.35   52.63
LARL  Laurel Capital Group of PA             11.67  114.34   11.90  114.34    8.82         0.44    2.77   32.35
LSBX  Lawrence Savings Bank of MA*            7.57  129.31   10.62  129.31    7.57         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (35.3)              NM   125.00   20.12  125.00   18.82         0.68    4.25     NM
LXMO  Lexington B&L Fin. Corp. of MO           NM    91.15   27.86   91.15     NM          0.00    0.00    0.00
LBCI  Liberty Bancorp of Chicago IL(8)         NM    99.80    9.51  100.08   15.36         0.60    2.35   69.77
LIFB  Life Bancorp of Norfolk VA             23.86  124.37   12.88  128.64   16.55         0.44    2.40   57.14
LFBI  Little Falls Bancorp of NJ               NM    86.51   12.87   93.91     NM          0.10    0.80   62.50
LOGN  Logansport Fin. Corp. of IN            16.55   97.51   19.48   97.51   13.20         0.40    3.40   56.34
LONF  London Financial Corp. of OH             NM    89.88   19.20   89.88     NM          0.24    1.78   46.15
LISB  Long Island Bancorp of NY              16.51  145.82   14.57  145.82   18.16         0.40    1.30   21.39
MAFB  MAF Bancorp of IL                        NM   150.07   11.48  175.47   16.41         0.36    1.04   29.75
MBLF  MBLA Financial Corp. of MO(8)          22.35   91.92   11.31   91.92   16.96         0.40    2.11   47.06
MFBC  MFB Corp. of Mishawaka IN              23.24   86.43   15.47   86.43   23.57         0.32    1.94   45.07
MLBC  ML Bancorp of Villanova PA             13.12  125.19    9.15  129.31   14.00         0.38    2.61   34.23

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    --------------       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
MBB   MSB Bancorp of Middletown NY*           6.55     2.57    0.18    2.32    2.30       0.20    2.58       0.78   26.77    0.54
MSBF  MSB Financial Corp. of MI              20.05    20.05    1.40    6.17    6.34       1.72    7.59       0.78   72.91    0.61
MGNL  Magna Bancorp of MS                     9.67     9.20    1.36   13.84    6.94       1.67   17.05       3.81   19.52    1.09
MARN  Marion Capital Holdings of IN          22.68    22.68    1.14    4.80    5.35       1.43    6.03       0.95  121.70    1.37
MFCX  Marshalltown Fin. Corp. of IA(8)       15.58    15.58    0.06    0.36    0.34       0.41    2.63        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.39     8.26    0.79    9.63    8.20       0.56    6.75       0.48   84.24    0.46
MASB  MassBank Corp. of Reading MA*           9.95     9.95    1.07   10.64    9.26       1.01   10.02       0.27  100.30    0.94
MFLR  Mayflower Co-Op. Bank of MA*            9.86     9.67    0.92    9.28    7.80       0.88    8.88       1.16   80.27    1.50
MECH  Mechanics SB of Hartford CT*           10.04    10.04   -0.34   -4.95   -2.84      -0.32   -4.73       2.06   56.89    1.71
MDBK  Medford Savings Bank of MA*             8.98     8.24    1.03   11.54    8.88       1.02   11.38       0.53  139.29    1.34
MERI  Meritrust FSB of Thibodaux LA           7.26     7.26    0.55    7.37    5.03       0.93   12.52        NA      NA      NA
MWBX  Metro West of MA*                       7.69     7.69    1.31   17.51    9.24       1.31   17.51       2.21   46.46    1.39
MSEA  Metropolitan Bancorp of WA(8)           6.76     6.14    0.52    7.73    5.61       0.80   11.73        NA      NA     1.76
MCBS  Mid Continent Bancshares of KS         10.84    10.83    1.05    8.54    6.53       1.21    9.81       0.15   82.23    0.23
MIFC  Mid Iowa Financial Corp. of IA          9.38     9.36    0.93    9.97    9.92       0.93    9.97       0.05  513.21    0.44
MCBN  Mid-Coast Bancorp of ME                 8.78     8.78    0.34    3.85    4.37       0.58    6.53       0.41  120.43    0.60
MIDC  Midconn Bank of Kensington CT*          9.72     8.19    0.51    5.40    4.97       0.64    6.75       1.96   27.19    0.68
MWBI  Midwest Bancshares, Inc. of IA          6.58     6.58    0.66    9.61    9.74       0.99   14.37       0.47  103.85    0.82
MWFD  Midwest Fed. Fin. Corp of WI            8.39     8.02    1.04   11.36    6.50       1.01   11.07       0.24  322.17    1.04
MFFC  Milton Fed. Fin. Corp. of OH           18.51    18.51    0.66    3.25    3.54       0.86    4.22       0.34   79.06    0.42
MIVI  Miss. View Hold. Co. of MN             18.39    18.39    1.30    6.73    8.43       1.22    6.33       0.51  249.15    2.04
MBSP  Mitchell Bancorp of NC*                42.08    42.08    0.50    1.20    1.26       1.54    3.66       2.56   17.67    0.60
MBBC  Monterey Bay Bancorp of CA             13.99    13.86    0.13    0.89    0.87       0.39    2.68       0.48   83.49    0.56
MORG  Morgan Financial Corp. of CO           12.64    12.64    0.74    5.16    6.04       0.97    6.83       1.29   12.36    0.22
MSBK  Mutual SB, FSB of Bay City MI           5.82     5.82    0.07    1.30    2.11      -0.05   -0.87       0.13  208.44    0.73
NHTB  NH Thrift Bancshares of NH              7.27     7.27    0.40    5.27    5.11       0.60    7.90       1.10   58.61    0.79
NSLB  NS&L Bancorp of Neosho MO              23.31    23.31    0.97    4.06    4.80       0.88    3.69       0.02  390.91    0.14
NMSB  Newmil Bancorp. of CT*                 10.51    10.51    0.77    7.14    6.63       0.76    7.02       1.86   86.77    3.07
NFSL  Newnan SB, FSB of Newnan GA            12.80    12.73    2.24   19.70    9.35       1.95   17.11        NA      NA     1.41
NASB  North American SB of MO                 6.80     6.55    1.25   17.53   10.90       1.18   16.58       3.12   24.45    0.89
NBSI  North Bancshares of Chicago IL         15.13    15.13    0.34    1.96    2.29       0.62    3.60        NA      NA     0.30
FFFD  North Central Bancshares of IA         28.33    28.33    1.50    6.26    5.53       1.79    7.44       0.21  474.69    1.19
NEBC  Northeast Bancorp of ME*                7.05     5.96    0.37    4.96    4.89       0.35    4.73       1.36   79.76    1.43
NEIB  Northeast Indiana Bncrp of IN          17.45    17.45    1.01    4.97    5.56       1.22    5.96       0.20  320.13    0.73
NSBK  Northside SB of Bronx NY(8)*            7.78     7.71    1.21   15.88    7.67       1.05   13.89       0.41   85.58    1.02
NWEQ  Northwest Equity Corp. of WI           12.14    12.14    0.70    5.17    5.39       0.91    6.73       1.19   39.21    0.58
NWSB  Northwest SB, MHC of PA(29.9)           9.85     9.37    0.69    6.52    3.92       1.05    9.90       0.86   80.78    0.93
NSSY  Norwalk Savings Society of CT*          7.21     6.92    0.81   10.33    7.84       0.67    8.48       2.21   38.08    1.18
NSSB  Norwich Financial Corp. of CT*         10.78     9.76    0.87    8.07    5.74       0.85    7.86       1.66  134.62    3.29
NTMG  Nutmeg FS&LA of CT                      5.37     5.37    0.28    4.82    4.69       0.33    5.81        NA      NA     0.51
OHSL  OHSL Financial Corp. of OH             11.57    11.57    0.57    4.63    4.63       0.85    6.95       0.22  107.97    0.33
OSBF  OSB Fin. Corp. of Oshkosh WI(8)        12.39    12.39    0.04    0.29    0.29       0.46    3.66       0.17  249.07    0.63
OCFC  Ocean Fin. Corp. of NJ                 20.73    20.73   -0.29   -2.66   -1.41       0.88    7.99       0.80   62.07    0.91
OFCP  Ottawa Financial Corp. of MI            9.11     7.20    0.40    3.14    2.87       0.83    6.42       0.32  113.73    0.44
PFFB  PFF Bancorp of Pomona CA               11.54    11.41   -0.06   -0.55   -0.42       0.30    2.92       1.93   53.40    1.42
PVFC  PVF Capital Corp. of OH                 6.51     6.51    0.93   14.19    8.67       1.21   18.34       0.68  107.66    0.82
PCCI  Pacific Crest Capital of CA*            9.04     9.04    1.19   15.95    9.19       1.02   13.59       2.24   53.13    1.69
PALM  Palfed, Inc. of Aiken SC                8.00     7.63    0.37    4.51    3.10       0.59    7.31       3.44   34.31    1.51
PBCI  Pamrapo Bancorp, Inc. of NJ            15.05    14.93    0.85    5.46    5.14       1.21    7.77       3.45   23.22    1.35
PFED  Park Bancorp of Chicago IL             23.51    23.51    0.50    3.51    2.34       0.81    5.69       0.15  188.68    0.76
PVSA  Parkvale Financial Corp of PA           7.42     7.39    0.73    9.98    6.53       1.03   14.04       0.26  596.13    2.23
PBIX  Patriot Bank Corp. of PA               10.50    10.50    0.40    2.96    2.32       0.67    4.97       0.15  247.00    0.70
PEEK  Peekskill Fin. Corp. of NY             29.46    29.46    1.08    3.90    3.87       1.40    5.03       1.31   25.21    1.42
PFSB  PennFed Fin. Services of NJ             7.89     6.33    0.53    5.88    5.57       0.84    9.24       0.86   28.23    0.38
PWBC  PennFirst Bancorp of PA                 6.98     6.33    0.42    5.51    5.41       0.64    8.38       0.59   75.76    1.46
PWBK  Pennwood SB of PA*                     20.02    20.02    0.33    2.73    1.90       0.33    2.73        NA      NA     1.60

                                                        Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------    -------------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- ---------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
MBB   MSB Bancorp of Middletown NY*            NM    97.60    6.39  248.31     NM          0.60    3.14     NM
MSBF  MSB Financial Corp. of MI              15.78   99.95   20.04   99.95   12.83         0.50    2.60   40.98
MGNL  Magna Bancorp of MS                    14.40  196.51   18.99  206.42   11.69         0.60    3.33   48.00
MARN  Marion Capital Holdings of IN          18.69   94.79   21.50   94.79   14.87         0.80    3.93   73.39
MFCX  Marshalltown Fin. Corp. of IA(8)         NM   105.76   16.48  105.76     NM          0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD            12.19  113.52    9.52  115.32   17.39         0.66    1.93   23.49
MASB  MassBank Corp. of Reading MA*          10.80  114.67   11.41  114.67   11.46         0.96    2.57   27.75
MFLR  Mayflower Co-Op. Bank of MA*           12.83  114.34   11.28  116.60   13.41         0.48    3.25   41.74
MECH  Mechanics SB of Hartford CT*             NM   114.99   11.55  114.99     NM          0.00    0.00     NM
MDBK  Medford Savings Bank of MA*            11.26  125.19   11.24  136.46   11.42         0.68    2.72   30.63
MERI  Meritrust FSB of Thibodaux LA          19.89  145.92   10.59  145.92   11.71         0.70    2.21   44.03
MWBX  Metro West of MA*                      10.82  176.45   13.56  176.45   10.82         0.10    2.05   22.22
MSEA  Metropolitan Bancorp of WA(8)          17.82  137.40    9.29  151.34   11.74         0.00    0.00    0.00
MCBS  Mid Continent Bancshares of KS         15.32  130.14   14.10  130.21   13.34         0.40    1.68   25.81
MIFC  Mid Iowa Financial Corp. of IA         10.08   97.35    9.13   97.50   10.08         0.08    1.28   12.90
MCBN  Mid-Coast Bancorp of ME                22.87   87.74    7.71   87.74   13.49         0.52    2.77   63.41
MIDC  Midconn Bank of Kensington CT*         20.11  107.28   10.43  127.37   16.09         0.60    3.11   62.50
MWBI  Midwest Bancshares, Inc. of IA         10.27  102.00    6.72  102.00    6.87         0.60    2.26   23.26
MWFD  Midwest Fed. Fin. Corp of WI           15.38  176.64   14.83  184.80   15.79         0.30    1.67   25.64
MFFC  Milton Fed. Fin. Corp. of OH             NM    95.73   17.72   95.73   21.72         0.56    3.97     NM
MIVI  Miss. View Hold. Co. of MN             11.87   83.87   15.42   83.87   12.63         0.16    1.36   16.16
MBSP  Mitchell Bancorp of NC*                  NM    94.87   39.93   94.87     NM          0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA               NM   105.91   14.81  106.90     NM          0.10    0.67     NM
MORG  Morgan Financial Corp. of CO           16.54   92.29   11.66   92.29   12.50         0.24    2.13   35.29
MSBK  Mutual SB, FSB of Bay City MI            NM    61.65    3.59   61.65     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH             19.58  103.89    7.56  103.89   13.06         0.50    4.26     NM
NSLB  NS&L Bancorp of Neosho MO              20.83   86.81   20.23   86.81   22.92         0.50    3.64     NM
NMSB  Newmil Bancorp. of CT*                 15.09  109.92   11.55  109.92   15.35         0.24    2.74   41.38
NFSL  Newnan SB, FSB of Newnan GA            10.70  193.04   24.71  194.08   12.32         0.44    1.74   18.64
NASB  North American SB of MO                 9.17  151.96   10.34  157.93    9.70         0.63    1.87   17.12
NBSI  North Bancshares of Chicago IL           NM    95.45   14.45   95.45   23.86         0.40    2.54     NM
FFFD  North Central Bancshares of IA         18.07   90.89   25.75   90.89   15.19         0.25    1.87   33.78
NEBC  Northeast Bancorp of ME*               20.45  102.58    7.23  121.18   21.43         0.32    2.37   48.48
NEIB  Northeast Indiana Bncrp of IN          18.00   94.47   16.48   94.47   15.00         0.32    2.37   42.67
NSBK  Northside SB of Bronx NY(8)*           13.03  197.94   15.40  199.62   14.90         1.00    1.92   25.06
NWEQ  Northwest Equity Corp. of WI           18.56   98.16   11.92   98.16   14.24         0.40    3.27   60.61
NWSB  Northwest SB, MHC of PA(29.9)            NM   165.42   16.29  173.88   16.77         0.32    2.42   61.54
NSSY  Norwalk Savings Society of CT*         12.76  126.24    9.10  131.58   15.54         0.20    0.82   10.53
NSSB  Norwich Financial Corp. of CT*         17.41  140.29   15.12  154.88   17.89         0.48    2.46   42.86
NTMG  Nutmeg FS&LA of CT                     21.32  102.40    5.50  102.40   17.68         0.15    2.07   44.12
OHSL  OHSL Financial Corp. of OH             21.61  100.83   11.66  100.83   14.41         0.76    3.66     NM
OSBF  OSB Fin. Corp. of Oshkosh WI(8)          NM   101.83   12.62  101.83     NM          0.64    2.35     NM
OCFC  Ocean Fin. Corp. of NJ                   NM    93.65   19.41   93.65   23.61         0.00    0.00     NM
OFCP  Ottawa Financial Corp. of MI             NM   115.12   10.49  145.65   17.09         0.36    2.15     NM
PFFB  PFF Bancorp of Pomona CA                 NM    98.55   11.37   99.65     NM          0.00    0.00     NM
PVFC  PVF Capital Corp. of OH                11.54  155.12   10.09  155.12    8.93         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*           10.88  145.06   13.12  145.06   12.77         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                 NM   143.56   11.49  150.57   19.86         0.08    0.55   17.78
PBCI  Pamrapo Bancorp, Inc. of NJ            19.45  111.59   16.80  112.52   13.67         0.90    4.77     NM
PFED  Park Bancorp of Chicago IL               NM    80.43   18.91   80.43     NM          0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA          15.30  148.88   11.04  149.41   10.88         0.52    2.06   31.52
PBIX  Patriot Bank Corp. of PA                 NM   115.96   12.17  115.96     NM          0.32    2.39     NM
PEEK  Peekskill Fin. Corp. of NY               NM    93.46   27.53   93.46   20.06         0.36    2.68   69.23
PFSB  PennFed Fin. Services of NJ            17.96  108.29    8.55  134.94   11.43         0.28    1.39   25.00
PWBC  PennFirst Bancorp of PA                18.49  107.83    7.53  118.94   12.16         0.36    2.67   49.32
PWBK  Pennwood SB of PA*                       NM    83.19   16.65   83.19     NM          0.00    0.00    0.00


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PBKB  People's SB of Brockton MA*             5.61     5.33    0.75   13.51    9.13       0.47    8.50       1.02   90.38    1.79
PFDC  Peoples Bancorp of Auburn IN           15.24    15.24    1.15    7.54    6.90       1.51    9.89       0.40   79.14    0.40
PBCT  Peoples Bank, MHC of CT(32.3)*          8.26     8.25    1.10   13.97    7.01       0.88   11.19       1.42   85.13    1.82
PFFC  Peoples Fin. Corp. of OH               25.40    25.40    0.59    2.31    2.77       0.67    2.63       0.76   32.38    0.47
PHBK  Peoples Heritage Fin Grp of ME*         8.46     7.61    1.19   13.96    6.68       1.30   15.26       1.14  120.91    1.89
PBNB  Peoples Sav. Fin. Corp. of CT*          9.78     9.11    0.95    9.01    7.57       0.97    9.27       0.61   55.81    0.61
PERM  Permanent Bancorp of IN                 9.47     9.36    0.15    1.40    1.33       0.44    4.19       1.71   31.61    1.07
PMFI  Perpetual Midwest Fin. of IA            8.57     8.57    0.18    1.94    1.92       0.39    4.11       0.46  147.80    0.88
PERT  Perpetual of SC, MHC (46.8%)           14.28    14.28    1.01    7.09    6.18       1.01    7.09        NA      NA     1.08
PCBC  Perry Co. Fin. Corp. of MO             18.77    18.77    0.88    4.37    4.71       0.99    4.92        NA      NA     0.09
PHFC  Pittsburgh Home Fin. of PA             15.55    15.55    0.43    4.07    2.67       0.71    6.74       1.22   47.30    0.83
PFSL  Pocahnts Fed, MHC of AR (46.4)          5.95     5.95    0.54    9.00    7.01       0.72   12.04       0.32  141.55    1.25
POBS  Portsmouth Bank Shrs Inc of NH(8)*     24.91    24.91    2.27    9.02    7.78       1.85    7.32       0.29   89.58    0.76
PKPS  Poughkeepsie SB of NY                   8.15     8.15    1.48   18.01   18.67       2.36   28.68       4.49   21.98    1.33
PRBC  Prestige Bancorp of PA                 14.55    14.55    0.03    0.28    0.23       0.38    3.52       0.18  170.81    0.43
PETE  Primary Bank of NH*                     6.41     6.39   -0.02   -0.31   -0.27      -0.02   -0.39       1.40   45.71    1.16
PSAB  Prime Bancorp, Inc. of PA               8.49     7.97    0.73    7.98    6.02       0.95   10.41       1.34   45.65    1.00
PFNC  Progress Financial Corp. of PA          5.09     5.06    0.59   11.76    6.69       0.73   14.50       0.98   61.67    0.96
PSBK  Progressive Bank, Inc. of NY*           8.21     7.19    1.14   13.10   10.26       1.17   13.49       1.05   94.69    1.53
PROV  Provident Fin. Holdings of CA          14.64    14.64    0.21    2.06    1.61      -0.01   -0.09       1.95   46.19    1.08
PULB  Pulaski SB, MHC of MO (29.0)           12.75    12.75    0.88    7.12    5.38       0.81    6.56       0.53   47.67    0.31
PULS  Pulse Bancorp of S. River NJ            7.65     7.65    0.74    7.33    7.24       1.12   11.12       1.23   39.65    1.79
QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    7.46       1.24    6.25        NA      NA      NA
QCBC  Quaker City Bancorp of CA               9.03     9.00    0.22    2.25    2.42       0.49    5.11       1.81   61.38    1.30
QCSB  Queens County SB of NY*                15.59    15.59    1.77   10.50    6.18       1.77   10.50       0.72   98.47    0.83
RCSB  RCSB Financial, Inc. of NY*             6.87     6.64    1.01   12.24    9.19       0.88   10.76       0.74   94.44    1.37
RARB  Raritan Bancorp. of Raritan NJ*         7.84     7.68    0.83   11.06    8.13       0.92   12.23       0.44  183.19    1.26
REDF  RedFed Bancorp of Redlands CA           8.06     8.06   -0.77  -12.38   -7.09      -0.46   -7.51       3.94   29.77    1.40
RELY  Reliance Bancorp of NY                  8.17     5.52    0.52    5.16    4.75       0.85    8.46       0.97   25.31    0.54
RELI  Reliance Bancshares Inc of WI(8)*      61.08    61.08    1.33    2.19    3.70       1.33    2.19        NA      NA     0.56
RFED  Roosevelt Fin. Grp. Inc. of MO          4.87     4.62    0.38    8.07    4.38       0.83   17.41       0.83   28.67    0.51
RVSB  Rvrview SB,FSB MHC of WA(40.3)         10.75     9.62    0.99    9.12    5.67       1.16   10.65       0.20  166.22    0.52
SCCB  S. Carolina Comm. Bnshrs of SC         28.65    28.65    0.85    2.94    3.40       1.14    3.92        NA      NA     0.87
SBFL  SB Fing. Lakes MHC of NY(33.0)         10.14    10.14   -0.57   -5.05   -4.30       0.10    0.87       1.15   49.69    1.27
SFED  SFS Bancorp of Schenectady NY          12.75    12.75    0.45    3.23    3.90       0.81    5.85       0.66   59.05    0.55
SGVB  SGV Bancorp of W. Covina CA             9.07     9.07   -0.01   -0.08   -0.09       0.27    2.64       0.92   31.65    0.39
SISB  SIS Bank of Springfield MA*             7.56     7.56    2.02   27.49   17.46       2.03   27.56       0.59  203.71    2.55
SJSB  SJS Bancorp of St. Joseph MI(8)        10.41    10.41    0.17    1.51    1.10       0.49    4.26       0.35  129.05    0.66
SWCB  Sandwich Co-Op. Bank of MA*             8.17     7.71    0.90   10.86    7.06       0.88   10.60       0.77  100.59    1.13
SFBM  Security Bancorp of MT(8)               8.09     6.97    0.53    6.24    4.40       0.63    7.42       0.39   86.91    0.61
SECP  Security Capital Corp. of WI           15.89    15.89    0.84    5.04    4.19       1.13    6.79       0.10     NA     1.51
SFSL  Security First Corp. of OH              9.28     9.09    0.90    9.98    5.60       1.28   14.16       0.21  377.44    0.89
SMFC  Sho-Me Fin. Corp. of MO                10.20    10.20    0.69    5.99    5.18       0.92    7.91       0.06  980.22    0.70
SOBI  Sobieski Bancorp of S. Bend IN         17.12    17.12    0.11    0.62    0.70       0.47    2.56       0.11  222.22    0.37
SOSA  Somerset Savings Bank of MA(8)*         5.67     5.67    0.46    8.38    7.00       0.46    8.38       8.41   14.61    1.58
SSFC  South Street Fin. Corp. of NC*         28.43    28.43    1.34    4.71    4.47       1.43    5.02        NA      NA     0.39
SMBC  Southern Missouri Bncrp of MO          16.41    16.41    0.94    5.51    6.32       0.88    5.15       0.71   56.68    0.64
SWBI  Southwest Bancshares of IL             10.38    10.38    0.82    6.91    6.14       1.13    9.49       0.22   93.24    0.30
SVRN  Sovereign Bancorp of PA                 3.88     2.66    0.49   12.20    6.54       0.68   16.93       0.68   53.74    0.57
STFR  St. Francis Cap. Corp. of WI            8.92     8.50    0.81    7.87    7.21       0.80    7.75        NA      NA     0.82
SPBC  St. Paul Bancorp, Inc. of IL            8.69     8.66    0.59    6.56    4.96       0.90    9.95       0.57  149.12    1.19
STND  Standard Fin. of Chicago IL            11.26    11.24    0.55    4.41    3.52       0.75    6.02       0.16  176.36    0.47
SFFC  StateFed Financial Corp. of IA         17.99    17.99    0.97    4.98    5.64       1.22    6.27       1.27   23.88    0.37
SFIN  Statewide Fin. Corp. of NJ              9.87     9.85    0.38    3.40    3.39       0.89    7.89       0.92   57.17    1.09
STSA  Sterling Financial Corp. of WA          3.90     3.19    0.02    0.44    0.36       0.25    6.02       0.58   93.09    0.88
SSBK  Strongsville SB of OH                   7.73     7.58    0.64    7.81    5.69       0.83   10.26       0.42   62.45    0.34

                                                        Pricing Ratios                       Dividend Data(6)
                                            -----------------------------------------    ------------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- ---------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
PBKB  People's SB of Brockton MA*            10.95  125.09    7.02  131.76   17.41         0.32    3.01   32.99
PFDC  Peoples Bancorp of Auburn IN           14.49  108.93   16.61  108.93   11.05         0.60    3.00   43.48
PBCT  Peoples Bank, MHC of CT(32.3)*         14.27  184.62   15.26  184.87   17.81         0.88    3.23   46.07
PFFC  Peoples Fin. Corp. of OH                 NM    83.49   21.21   83.49     NM          0.00    0.00    0.00
PHBK  Peoples Heritage Fin Grp of ME*        14.97  172.13   14.56  191.31   13.70         0.68    2.64   39.53
PBNB  Peoples Sav. Fin. Corp. of CT*         13.21  117.49   11.49  126.14   12.85         0.92    3.32   43.81
PERM  Permanent Bancorp of IN                  NM   108.06   10.23  109.28   25.00         0.30    1.48     NM
PMFI  Perpetual Midwest Fin. of IA             NM   106.05    9.08  106.05   24.67         0.30    1.60     NM
PERT  Perpetual of SC, MHC (46.8%)           16.18  114.70   16.38  114.70   16.18         0.00    0.00    0.00
PCBC  Perry Co. Fin. Corp. of MO             21.25   96.10   18.04   96.10   18.89         0.30    1.76   37.50
PHFC  Pittsburgh Home Fin. of PA               NM    94.25   14.66   94.25   22.62         0.20    1.52   57.14
PFSL  Pocahnts Fed, MHC of AR (46.4)         14.26  123.57    7.35  123.57   10.65         0.84    4.87   69.42
POBS  Portsmouth Bank Shrs Inc of NH(8)*     12.85  116.81   29.10  116.81   15.84         0.60    4.41   56.60
PKPS  Poughkeepsie SB of NY                   5.36   93.92    7.66   93.92    3.37         0.10    1.90   10.20
PRBC  Prestige Bancorp of PA                   NM    82.44   11.99   82.44     NM          0.00    0.00    0.00
PETE  Primary Bank of NH*                      NM   108.70    6.97  109.02     NM          0.00    0.00     NM
PSAB  Prime Bancorp, Inc. of PA              16.60  131.15   11.14  139.75   12.74         0.68    3.36   55.74
PFNC  Progress Financial Corp. of PA         14.95  167.07    8.50  168.07   12.13         0.08    0.96   14.29
PSBK  Progressive Bank, Inc. of NY*           9.75  123.32   10.12  140.85    9.47         0.53    2.30   22.46
PROV  Provident Fin. Holdings of CA            NM    86.00   12.59   86.00     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)           18.58  129.19   16.48  129.19   20.17         1.00    7.08     NM
PULS  Pulse Bancorp of S. River NJ           13.82  124.90    9.56  124.90    9.10         0.70    4.44   61.40
QCFB  QCF Bancorp of Virginia MN             13.40   96.40   17.01   96.40   13.40         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                NM    94.07    8.50   94.39   18.13         0.00    0.00    0.00
QCSB  Queens County SB of NY*                16.18  175.32   27.33  175.32   16.18         1.00    2.12   34.25
RCSB  RCSB Financial, Inc. of NY*            10.89  154.15   10.59  159.53   12.39         0.60    2.15   23.44
RARB  Raritan Bancorp. of Raritan NJ*        12.30  128.24   10.05  130.91   11.12         0.60    2.58   31.75
REDF  RedFed Bancorp of Redlands CA            NM   134.38   10.83  134.38     NM          0.00    0.00     NM
RELY  Reliance Bancorp of NY                 21.07  111.74    9.13  165.49   12.84         0.56    2.99   62.92
RELI  Reliance Bancshares Inc of WI(8)*        NM    59.00   36.04   59.00     NM          0.00    0.00    0.00
RFED  Roosevelt Fin. Grp. Inc. of MO         22.82  181.07    8.83  191.12   10.58         0.62    3.27   74.70
RVSB  Rvrview SB,FSB MHC of WA(40.3)         17.63  156.10   16.78  174.48   15.09         0.22    1.31   23.16
SCCB  S. Carolina Comm. Bnshrs of SC           NM    89.02   25.50   89.02   22.06         0.60    4.00     NM
SBFL  SB Fing. Lakes MHC of NY(33.0)           NM   120.32   12.21  120.32     NM          0.40    2.96     NM
SFED  SFS Bancorp of Schenectady NY            NM    89.74   11.45   89.74   14.16         0.24    1.61   41.38
SGVB  SGV Bancorp of W. Covina CA              NM    91.14    8.26   91.14     NM          0.00    0.00     NM
SISB  SIS Bank of Springfield MA*             5.73  137.09   10.36  137.09    5.71         0.00    0.00    0.00
SJSB  SJS Bancorp of St. Joseph MI(8)          NM   148.00   15.41  148.00     NM          0.44    1.73     NM
SWCB  Sandwich Co-Op. Bank of MA*            14.17  148.62   12.14  157.39   14.52         1.20    4.05   57.42
SFBM  Security Bancorp of MT(8)              22.73  144.02   11.65  167.22   19.11         0.68    2.27   51.52
SECP  Security Capital Corp. of WI           23.86  121.44   19.30  121.44   17.69         0.90    1.23   29.32
SFSL  Security First Corp. of OH             17.87  148.53   13.78  151.50   12.59         0.44    2.65   47.31
SMFC  Sho-Me Fin. Corp. of MO                19.30  119.45   12.18  119.45   14.61         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN           NM    91.23   15.62   91.23     NM          0.00    0.00    0.00
SOSA  Somerset Savings Bank of MA(8)*        14.29  114.94    6.52  114.94   14.29         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*         22.37  105.48   29.99  105.48   21.02         0.00    0.00    0.00
SMBC  Southern Missouri Bncrp of MO          15.83   89.01   14.60   89.01   16.96         0.50    3.51   55.56
SWBI  Southwest Bancshares of IL             16.29  124.07   12.88  124.07   11.85         0.76    4.16   67.86
SVRN  Sovereign Bancorp of PA                15.29  176.39    6.85     NM    11.02         0.08    0.62    9.41
STFR  St. Francis Cap. Corp. of WI           13.87  115.92   10.34  121.62   14.10         0.48    1.81   25.13
SPBC  St. Paul Bancorp, Inc. of IL           20.16  134.40   11.68  134.86   13.28         0.48    1.74   35.04
STND  Standard Fin. of Chicago IL              NM   129.15   14.54  129.39   20.79         0.32    1.52   43.24
SFFC  StateFed Financial Corp. of IA         17.74   89.29   16.06   89.29   14.10         0.40    2.42   43.01
SFIN  Statewide Fin. Corp. of NJ               NM   106.04   10.46  106.28   12.72         0.40    2.88     NM
STSA  Sterling Financial Corp. of WA           NM   127.55    4.97  155.72   19.93         0.00    0.00    0.00
SSBK  Strongsville SB of OH                  17.58  135.87   10.50  138.55   13.39         0.48    2.13   37.50

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of December 13, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SFSB  SuburbFed Fin. Corp. of IL              6.49     6.46    0.22    3.20    3.47       0.48    6.89       0.28   84.20    0.42
SBCN  Suburban Bancorp. of OH                12.09    12.09    0.17    1.30    1.53       0.61    4.70       0.13     NA     1.84
THRD  TF Financial Corp. of PA               10.81     9.38    0.62    4.46    4.81       0.87    6.19       0.32   79.91    0.57
ROSE  TR Financial Corp. of NY                6.35     6.35    0.97   14.97   10.25       0.78   12.01        NA      NA     0.86
TPNZ  Tappan Zee Fin. Corp. of NY            17.93    17.93    0.69    4.16    3.78       0.64    3.84       2.12   26.73    1.22
PTRS  The Potters S&L Co. of OH               8.21     8.21    0.03    0.28    0.32       0.39    4.17       2.20   76.26    3.61
TSBS  Trenton SB, FSB MHC of NJ(35.0)(8)     19.38    18.97    1.66    8.70    5.94       1.29    6.78       0.36   91.15    0.52
TRIC  Tri-County Bancorp of WY               15.94    15.94    0.66    3.67    4.11       0.92    5.08       0.07  801.92    1.19
THBC  Troy Hill Bancorp of PA(8)             18.11    18.11    1.01    4.92    4.10       1.18    5.76       1.39   49.75    0.81
TWIN  Twin City Bancorp of TN                12.53    12.53    0.78    5.80    5.45       0.99    7.34       0.53   37.63    0.27
UFRM  United FS&LA of Rocky Mount NC          7.49     7.49    0.28    3.47    2.97       0.49    6.19       1.20   93.51    1.62
UBMT  United SB, FA of MT                    22.54    22.54    1.20    5.25    5.60       1.46    6.40       0.70    9.92    0.22
VABF  Va. Beach Fed. Fin. Corp of VA          6.60     6.60    0.03    0.49    0.43       0.21    3.29       1.42   51.34    1.00
VFFC  Virginia First Savings of VA            7.82     7.59    1.40   18.18   13.83       1.40   18.18       2.32   44.65    1.17
WHGB  WHG Bancshares of MD                   23.84    23.84    0.75    4.87    3.36       0.75    4.87       0.60   30.56    0.24
WSFS  WSFS Financial Corp. of DE*             6.18     6.11    1.47   25.09   13.58       1.49   25.47       2.86   65.77    2.95
WVFC  WVS Financial Corp. of PA*             12.89    12.89    1.24    8.73    7.26       1.52   10.71       0.36  204.24    1.31
WLDN  Walden Bancorp of MA(8)*                9.06     7.80    1.09   11.91    6.00       1.21   13.22       0.89  120.99    1.79
WRNB  Warren Bancorp of Peabody MA*           9.17     9.17    1.73   19.58   10.75       1.70   19.23       1.75   73.15    2.03
WFSL  Washington FS&LA of Seattle WA         11.30    10.76    1.63   13.52    7.61       1.81   15.03       0.79   37.73    0.41
WAMU  Washington Mutual Inc. of WA*           6.32     5.69    0.90   14.48    6.42       0.99   16.03       0.56  115.82    0.98
WYNE  Wayne Bancorp of NJ                    14.99    14.99    0.02    0.18    0.14       0.14    1.16       1.17   61.42    1.26
WAYN  Wayne S&L Co., MHC of OH(46.7)          8.98     8.98    0.25    2.71    1.78       0.60    6.61       0.61   58.24    0.42
WCFB  Webster CityFSB,MHC of IA(45.2)        22.89    22.89    0.87    3.89    3.06       1.20    5.35       0.45   92.96    0.73
WBST  Webster Financial Corp. of CT           5.06     3.92    0.53   10.21    6.17       0.65   12.61       0.85  110.74    1.45
WEFC  Wells Fin. Corp. of Wells MN           13.79    13.79    0.55    3.80    4.00       0.93    6.44       0.34   87.34    0.33
WCBI  WestCo Bancorp of IL                   15.50    15.50    0.99    6.36    5.44       1.33    8.58       0.53   54.54    0.40
WSTR  WesterFed Fin. Corp. of MT             13.83    13.83    0.57    4.24    4.14       0.84    6.23       0.23  155.72    0.54
WOFC  Western Ohio Fin. Corp. of OH          16.73    15.74    0.89    3.89    5.00       0.73    3.19        NA      NA     0.55
WWFC  Westwood Fin. Corp. of NJ              10.19     8.93    0.04    0.40    0.38       0.71    6.86       0.14  155.97    0.54
WEHO  Westwood Hmstd Fin Corp of OH          32.96    32.96   -0.08   -0.38   -0.26       0.41    2.03       0.03  459.38    0.18
WFCO  Winton Financial Corp. of OH(8)         7.46     7.26    0.93   12.27    9.25       0.78   10.39       0.44   70.82    0.37
FFWD  Wood Bancorp of OH                     13.17    13.17    0.89    6.32    5.15       1.15    8.18       0.29  120.40    0.45
YFCB  Yonkers Fin. Corp. of NY               18.88    18.88    0.68    5.24    3.34       1.01    7.80       1.30   27.74    1.07
YFED  York Financial Corp. of PA              7.95     7.95    0.61    7.26    5.44       0.84    9.95       2.45   25.75    0.73

                                                        Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------     -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
SFSB  SuburbFed Fin. Corp. of IL               NM    93.78    6.09   94.29   13.38         0.32    1.68   48.48
SBCN  Suburban Bancorp. of OH                  NM    87.16   10.54   87.16   18.07         0.60    4.00     NM
THRD  TF Financial Corp. of PA               20.78   95.69   10.35  110.27   14.95         0.32    2.00   41.56
ROSE  TR Financial Corp. of NY                9.76  142.05    9.02  142.05   12.16         0.80    2.53   24.69
TPNZ  Tappan Zee Fin. Corp. of NY              NM    98.50   17.66   98.50     NM          0.20    1.45   38.46
PTRS  The Potters S&L Co. of OH                NM    92.09    7.56   92.09   21.07         0.28    1.49     NM
TSBS  Trenton SB, FSB MHC of NJ(35.0)(8)     16.84  142.35   27.59  145.45   21.62         0.35    2.19   36.84
TRIC  Tri-County Bancorp of WY               24.36   91.35   14.56   91.35   17.59         0.50    2.63   64.10
THBC  Troy Hill Bancorp of PA(8)             24.39  118.55   21.47  118.55   20.83         0.40    2.00   48.78
TWIN  Twin City Bancorp of TN                18.35  110.72   13.87  110.72   14.50         0.64    3.71   68.09
UFRM  United FS&LA of Rocky Mount NC           NM   120.34    9.01  120.34   18.90         0.20    2.58     NM
UBMT  United SB, FA of MT                    17.86   94.27   21.24   94.27   14.65         0.92    4.91     NM
VABF  Va. Beach Fed. Fin. Corp of VA           NM   115.19    7.61  115.19     NM          0.16    1.73     NM
VFFC  Virginia First Savings of VA            7.23  120.96    9.46  124.71    7.23         0.10    0.78    5.62
WHGB  WHG Bancshares of MD                     NM    89.21   21.27   89.21     NM          0.20    1.56   46.51
WSFS  WSFS Financial Corp. of DE*             7.37  169.30   10.46  171.06    7.26         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*             13.78  122.97   15.85  122.97   11.23         0.80    3.30   45.45
WLDN  Walden Bancorp of MA(8)*               16.66  187.35   16.97  217.56   15.00         0.64    1.84   30.62
WRNB  Warren Bancorp of Peabody MA*           9.30  176.01   16.14  176.01    9.47         0.44    2.82   26.19
WFSL  Washington FS&LA of Seattle WA         13.14  181.34   20.49  190.46   11.81         0.92    3.57   46.94
WAMU  Washington Mutual Inc. of WA*          15.58  215.84   13.64  239.51   14.08         0.96    2.27   35.29
WYNE  Wayne Bancorp of NJ                      NM    89.25   13.38   89.25     NM          0.00    0.00    0.00
WAYN  Wayne S&L Co., MHC of OH(46.7)           NM   152.93   13.73  152.93   23.00         0.92    4.00     NM
WCFB  Webster CityFSB,MHC of IA(45.2)          NM   126.80   29.02  126.80   23.75         0.80    6.13     NM
WBST  Webster Financial Corp. of CT          16.20  151.85    7.68  196.21   13.11         0.72    1.91   30.90
WEFC  Wells Fin. Corp. of Wells MN           25.00   97.31   13.42   97.31   14.77         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                   18.38  117.23   18.17  117.23   13.61         0.60    2.79   51.28
WSTR  WesterFed Fin. Corp. of MT             24.16  101.74   14.07  101.74   16.47         0.38    2.10   50.67
WOFC  Western Ohio Fin. Corp. of OH          20.00   82.55   13.81   87.76   24.42         1.00    4.76     NM
WWFC  Westwood Fin. Corp. of NJ                NM   108.47   11.05  123.74   15.69         0.20    1.25     NM
WEHO  Westwood Hmstd Fin Corp of OH            NM    77.81   25.64   77.81     NM          0.00    0.00     NM
WFCO  Winton Financial Corp. of OH(8)        10.81  112.99    8.43  116.05   12.77         0.42    3.50   37.84
FFWD  Wood Bancorp of OH                     19.41  123.13   16.22  123.13   15.00         0.36    2.18   42.35
YFCB  Yonkers Fin. Corp. of NY                 NM    93.80   17.71   93.80   20.11         0.20    1.55   46.51
YFED  York Financial Corp. of PA             18.39  132.34   10.52  132.34   13.42         0.60    3.67   67.42

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                                              Historical Stock Price Indices(1)

                                                                                        SNL             SNL
                                                                     NASDAQ             Thrift          Bank
Year/Qtr. Ended                   DJIA             S&P 500          Composite           Index           Index
---------------                   ----             -------          ---------           -----           -----
1991:  Quarter 1                  2881.1            375.2              482.3             125.5            66.0
       Quarter 2                  2957.7            371.2              475.9             130.5            82.0
       Quarter 3                  3018.2            387.9              526.9             141.8            90.7
       Quarter 4                  3168.0            417.1              586.3             144.7           103.1

1992:  Quarter 1                  3235.5            403.7              603.8             157.0           113.3
       Quarter 2                  3318.5            408.1              563.6             173.3           119.7
       Quarter 3                  3271.7            417.8              583.3             167.0           117.1
       Quarter 4                  3301.1            435.7              677.0             201.1           136.7

1993:  Quarter 1                  3435.1            451.7              690.1             228.2           151.4
       Quarter 2                  3516.1            450.5              704.0             219.8           147.0
       Quarter 3                  3555.1            458.9              762.8             258.4           154.3
       Quarter 4                  3754.1            466.5              776.8             252.5           146.2

1994:  Quarter 1                  3625.1            445.8              743.5             241.6           143.1
       Quarter 2                  3625.0            444.3              706.0             269.6           152.6
       Quarter 3                  3843.2            462.6              764.3             279.7           149.2
       Quarter 4                  3834.4            459.3              752.0             244.7           137.6

1995:  Quarter 1                  4157.7            500.7              817.2             278.4           152.1
       Quarter 2                  4556.1            544.8              933.5             313.5           171.7
       Quarter 3                  4789.1            584.4            1,043.5             362.3           195.3
       Quarter 4                  5117.1            615.9            1,052.1             376.5           207.6

1996:  Quarter 1                  5587.1            645.5            1,101.4             382.1           225.1
       Quarter 2                  5654.6            670.6            1,185.0             387.2           224.7
       Quarter 3                  5882.2            687.3            1,226.9             429.3           249.2
December 13, 1996                 6304.9            728.6            1,284.9             473.6           271.9

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT


                                 Index Values

                                          Index Values                        Percent Change
                              -------------------------------------     ---------------------------

                              11/29/96  10/31/96  12/29/95 11/30/95     1 Month    YTD     52 Week
                              --------  --------  -------- --------     -------    ---     -------
All Pub. Traded Thrifts        485.8     456.7     376.5    370.2         6.4      29.0      31.2
MHC Index                      520.4     476.5     458.5    479.4         9.2      13.5       8.6

Insurance Indices
---------------------------------------------------------------------------------------------------
SAIF Thrifts                   441.9     414.5     356.4    349.9         6.6      24.0      26.3
BIF Thrifts                    617.6     583.5     436.9    431.0         5.8      41.4      43.3

Stock Exchange Indices
---------------------------------------------------------------------------------------------------
AMEX Thrifts                   156.5     148.5     137.7    136.0         5.4      13.7      15.1
NYSE Thrifts                   285.1     265.9     257.6    249.4         7.2      10.7      14.3
OTC Thrifts                    564.9     533.0     449.5    445.0         6.0      25.7      26.9

Geographical Indices
---------------------------------------------------------------------------------------------------
New England Thrifts            424.9     386.6     316.1    315.6         9.9      34.4      34.6
Mid-Atlantic Thrifts           967.8     911.9     720.1    715.1         6.1      34.4      35.3
Southwestern Thrifts           318.9     298.2     241.7    249.8         6.9      31.9      27.7
Midwestern Thrifts           1,149.0   1,085.4     951.5    927.5         5.9      20.8      23.9
Southeastern Thrifts           454.5     433.9     367.2    366.2         4.7      23.8      24.1
Western Thrifts                484.6     455.0     380.4    370.1         6.5      27.4      30.9

Asset Size Indices
---------------------------------------------------------------------------------------------------
Less than $250M                586.6     570.6     538.4    535.5         2.8       9.0       9.5
$250M to $500M                 778.0     738.1     680.3    673.3         5.4      14.4      15.6
$500M to $1B                   517.5     489.0     431.4    427.0         5.8      20.0      21.2
$1B to $5B                     541.9     508.9     421.7    416.8         6.5      28.5      30.0
Over $5B                       310.8     290.3     233.5    227.6         7.1      33.1      36.6

Comparative Indices
---------------------------------------------------------------------------------------------------
Dow Jones Industrials        6,521.7   6,029.4   5,117.1  5,074.5         8.2      27.4      28.5
S&P 500                        757.0     705.3     615.9    605.4         7.3      22.9      25.0

     All SNL indices are market-value weighed: i.e. an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC index began at 100 on March
     30, 1984. The SNL MHC index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed
     159.2 and the Dow Jones Industrials stood at 1,164.9.

     New England: CT, ME, MA, NH, RI, VT; Mid-Atlantic: DE, DC, PA, MD, NJ, NY, PR; Southwest: CO, LA, NM, OK, TX, UT; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
     West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

DECEMBER 1996

                                  EXHIBIT IV-4
                 Middlesboro Federal Bank, Federal Savings Bank
                        Market Area Acquisition Activity

RP Financial, LC.

       ----------------------------------------------------------------
                                 Exhibit IV-4
           Completed/Pending Acquisitions of Kentucky Thrifts, 1996
       ----------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                Transactions                                                      Target Company's Financial Data
                                                                                        At Completion Date
------------------------------------------------------------------------------------------------------------------------------------


  Date Announced/       Target/State                Pooling/                   Equity/      T.T.      T.T.    NPAs/(1)   Reserves/
     Completed         Acquiror/State               Purchase       Assets      Assets       ROAA      ROAE     Assets      NPAs
     ---------         --------------               --------       ------      ------       ----      ----     ------      ----
                                                                   ($000)        (%)        (%)        (%)       (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Pending Transactions

   10/07/96    First Federal SB/KY                  Purchase         $39,261      9.42%     0.50%     5.33%     0.03%          NM
               National City Bancshares/IN

   08/19/96    Russell Fed Svgs Bank/KY             Purchase         $28,762     28.03%     0.76%     2.63%     1.89%      18.42%
               Peoples Bancorp/OH

   03/26/96    Lincoln Fin. Bancorp, Stanford/KY    Purchase         $47,312     12.71%     0.50%     3.91%     0.18%     304.08%
               First Southern Bancorp/KY

1996 Completed Transactions

   03/26/96    First Ashland Fin. Corp./KY          Purchase         $90,216     26.34%     0.83%     3.13%     0.58%      22.04%
   10/04/96    Camco Financial Corp./OH

   11/24/95    LFS Bancorp/KY                       Purchase        $233,737     28.41%     0.77%     2.69%     0.00%          NA
   05/15/96    Great Financial Corp./KY

   08/28/95    Kentucky Enterprise Bncrp/KY         Pooling         $276,098     18.48%     0.30%    18.34%     0.09%     199.20%
   03/15/96    Fifth Third Bancorp/OH


                                                1996 Averages:      $119,231     20.56%     0.61%     6.01%     0.46%     135.94%
                                                 1996 Medians:       $68,764     22.41%     0.63%     3.52%     0.14%     108.81%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                Transactions                                                      Acquisition Terms

-----------------------------------------------------------------------------------------------------------------

                                                                        Total              Offer          Cash
Date Announced/         Target/State                Pooling/             Deal              Price/         Debt
     Completed         Acquiror/State               Purchase            Value              Share          Stock
     ---------         --------------               --------            -----              -----          -----
                                                                        ($Mil)              ($)
-----------------------------------------------------------------------------------------------------------------
Pending Transactions

   10/07/96    First Federal SB/KY                  Purchase                NA                  NA        Cash
               National City Bancshares/IN

   08/19/96    Russell Fed Svgs Bank/KY             Purchase              $9.3                  NA        Stock
               Peoples Bancorp/OH

   03/26/96    Lincoln Fin. Bancorp, Stanford/KY    Purchase             $10.0              $22.01        Cash
               First Southern Bancorp/KY

1996 Completed Transactions

   03/26/96    First Ashland Fin. Corp./KY          Purchase             $32.5              $21.59        Cash &
   10/04/96    Camco Financial Corp./OH                                                                   Stock

   11/24/95    LFS Bancorp/KY                       Purchase             $75.5              $19.50        Cash
   05/15/96    Great Financial Corp./KY

   08/28/95    Kentucky Enterprise Bncrp/KY         Pooling              $94.2              $21.41        Stock
   03/15/96    Fifth Third Bancorp/OH


                                                1996 Averages:           $44.3              $21.13
                                                 1996 Medians:           $32.5              $21.50
-----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                Transactions                                     Control Premium             Acquisition Pricing
                                                                                              At Completion Date
------------------------------------------------------------------------------------------------------------------------------
                                                                      Offer
                                                                      Price/
                                                                      One Day
Date Announced/         Target/State                Pooling/          Pre-Offer
     Completed         Acquiror/State               Purchase          Price         P/B         P/TB        P/A         P/E
     ---------         --------------               --------          -----         ---         ----        ---         ---
                                                                       (x)          (%)         (%)         (%)         (x)
------------------------------------------------------------------------------------------------------------------------------
Pending Transactions

   10/07/96    First Federal SB/KY                  Purchase              NA            NA         NA          NA         NA
               National City Bancshares/IN

   08/19/96    Russell Fed Svgs Bank/KY             Purchase              NA          115%       115%      32.16%      39.03
               Peoples Bancorp/OH

   03/26/96    Lincoln Fin. Bancorp, Stanford/KY    Purchase              NA          127%       127%      20.19%         NA
               First Southern Bancorp/KY

1996 Completed Transactions

   03/26/96    First Ashland Fin. Corp./KY          Purchase              1.26        132%       132%      37.18%         NM
   10/04/96    Camco Financial Corp./OH

   11/24/95    LFS Bancorp/KY                       Purchase              1.04        109%       109%      32.30%      37.50
   05/15/96    Great Financial Corp./KY

   08/28/95    Kentucky Enterprise Bncrp/KY         Pooling               0.96        176%       176%      34.12%         NA
   03/15/96    Fifth Third Bancorp/OH


                                                1996 Averages:            1.09        132%       132%      31.19%      38.27
                                                 1996 Medians:            1.04        127%       127%      32.30%      38.27
------------------------------------------------------------------------------------------------------------------------------

(1) NPAs consist of REO, non-accruing loans, and loans 90+ days delinquent.

Source: SNL Securities; American Banker.

[CAPTION]
                                 EXHIBIT IV-5
                Middlesboro Federal Bank, Federal Savings Bank
                   Directors and Management Summary Resumes

      J. Roy Shoffner is currently Chairman of the Board and Chief Executive Officer of Middlesboro Federal, a position he has held since 1994. He is a graduate of Lincoln Memorial University and a veteran USAF pilot of four years. Mr. Shoffner owns and operates Shoffner Realty, a real estate development company and also owns JRS Restaurant Corporation. Mr. Shoffner is past owner of a local plastic pipe manufacturing company and is active in real estate and business properties. Mr. Shoffner is the father of James J. Shoffner.

     Robert R. Long currently serves as Vice Chairman of the Board of Directors. He retired as regional manager of Sterchi Brothers retail furniture chain in 1983. Mr. Long is a graduate of Lincoln Memorial University and Northwestern University Business School. He served in the U.S. Army Air Corps in World War
II as a B-24 Liberator Pilot.

     James J. Shoffner joined Middlesboro Federal in 1994 as Vice President and Chief Operating Officer and became President and Chief Managing Officer in March 1996. He also has served as President of Home since 1996. Prior to joining the Bank as a full-time officer. Mr. Shoffner was the General Manager of JRS Restaurant Corporation, which operates four franchised restaurants in the Middlesboro area. He graduated from Middlesboro High School and attended the University of Kentucky. He is the Board of Directors of the Bell County Chamber of Commerce, the Bell County Tourism Commission and is a Deacon in the First Baptist Church of Middlesboro. Mr. Shoffner is a member of the Middlesboro Kiwanis Club and serves on the Advisory Board to the Debusk School of Business at Lincoln Memorial University. He has also previously served on the Board of Middlesboro YMCA and as Chairman for the Bell County of the March of Dimes. Mr. Shoffner continues to serve as Chairman and President of JRS Restaurant Corporation. He has served on the Board of Directors of Middlesboro Federal since June 6, 1988. Mr. Shoffner is the son of J. Roy Shoffner.

     Reecie Stagnolia, Jr. is currently Vice President and the Branch Manager and Loan Officer at the Cumberland Branch (Tri-City Office), of Middlesboro Federal, a position he has held since 1989. He previously worked for the Harlan County Board of Education as a teacher, Assistant Principal and Principal. Assistant Superintendent and Superintendent from 1962 to 1988. He attended Cumberland College, University of Kentucky and Eastern Kentucky University.

     George Taylor retired from Reams Lumber Company in 1981 after approximately forty-four years with the company. He had previously graduated from Eastern State University in 1932 and was manager of the Southern Hotel for four years.

     Raymond C. Walker served as president of the Mutual Holding Company's subsidiary, Home Loan Mortgage Corporation from October, 1991 to October, 1996. He worked for the Middlesboro Daily News as Advertising Director for 24 years, worked at National Bank as Business Development Director for seven years and served five years as manager of 120 units of the Section 8 Federally Funded Housing. Mr. Walker served as mayor of the city of Middlesboro and served as Vice President and Treasurer of the Bank.

     J.D. Howard has been Vice President of the Bank since July 1996 and was appointed Chief Financial Officer in October 1996. Prior to joining the Bank, Mr. Howard was an internal auditor and compliance officer at Home Federal of Middlesboro for two years. Prior to that he was Chief Financial Officer of First Federal Savings Bank, Pineville, Kentucky for 11 years.

     Diana Miracle has been Vice President and Chief Operating Officer of the Bank since October 196. Mrs. Miracle joined the Bank as a compliance officer in August 1995. Prior to that time, she was employed at Security First Network Bank in Pineville, Kentucky.

                                  EXHIBIT IV-6
                 Middlesboro Federal Bank, Federal Savings Bank
                      Pro Forma Regulatory Capital Ratios

                              REGULATORY CAPITAL

     The following table presents the historical regulatory capital of the Bank at September 30, 1996, and the pro forma capital of the Bank after giving effect to the Conversion and Reorganization, based upon the sale of the number of shares shown below, the issuance of Exchange Shares and the other assumptions set forth under "Pro Forma Data."

                                                                                   Pro Forma at December 31,
                                                             -----------------------------------------------------------------------
                                      Historical Regulatory  Minimum 282,625  Midpoint 332,500  Maximum 382,375  Maximum as adjusted
                                          Capital at         Price of $10.00  Price of $10.00   Price of $10.00   439,731 Price of
                                       September 30, 1996       per share        per share         per share      $10.00 per share
                                      --------------------   ---------------  ----------------  ---------------  -------------------
                                                     % of              % of             % of              % of                 % of
                                      Amount        Assets   Amount   Assets  Amount   Assets   Amount   Assets  Amount       Assets
                                      ------        ------   ------   ------  ------   ------   ------   ------  ------       ------
GAAP Capital......................    $ 4,385       5.23%    $ 6,550  7.61%   $ 7,006  8.09%    $ 7,462  8.57%   $ 7,986      9.12%

Tangible capital (2)..............    $ 4,678       5.56%    $ 6,843  7.92%   $ 7,299  8.40%    $ 7,755  8.88%   $ 8,279      9.42%
Tangible requirement..............      1,261       1.50       1,295  1.50      1,303  1.50       1,310  1.50      1,318      1.50
                                      -------       ----     -------  ----    -------  ----     -------  ----    -------      ----
Excess............................    $ 3,417       4.06%    $ 5,548  6.42%   $ 5,996  6.90%    $ 6,445  7.38%   $ 6,961      7.92%
                                      =======       ====     =======  ====    =======  ====     =======  ====    =======      ====

Core capital (2)(3)...............    $ 4,678       5.56%    $ 6,843  7.92%   $ 7,299  8.40%    $ 7,755  8.88%   $ 8,279      9.42%
Core requirement..................      2,523       3.00       2,592  3.00      2,606  3.00       2,621  3.00      2,637      3.00
                                      -------       ----     -------  ----    -------  ----     -------  ----    -------      ----
Excess............................    $ 2,155       2.56%    $ 4,251  4.92%   $ 4,693  5.40%    $ 5,134  5.88%   $ 5,642      6.42%
                                      =======       ====     =======  ====    =======  ====     =======  ====    =======      ====

Total capital(4)(5)...............    $ 4,873       9.44%    $ 7,038 13.51%   $ 7,494 14.36%    $ 7,950 15.21%   $ 8,474     16.18%
Risk-based requirement............      4,130       8.00       4,167  8.00      4,174  8.00       4,182  8.00      4,191      8.00
                                      -------       ----     -------  ----    -------  ----     -------  ----    -------      ----
Excess............................    $   743       1.44%    $ 2,871  5.51%   $ 3,320  6.36%    $ 3,768  7.21%   $ 4,283      8.18%
                                      =======       ====     =======  ====    =======  ====     =======  ====    =======      ====

--------------------
(1) Under the OTS policy, net unrealized gains or losses on securities classified as available for sale are excluded from regulatory capital when computing core and risk-based capital. The net unrealized loss on securities classified as available for sale amounted to $443,000 ($294,000, net of tax effect) as of September 30, 1996.
(2) Tangible and core capital are computed as a percentage of adjusted total assets of $84.1 million prior to the consummation of the Offerings and $86.4 million, $86.8 million, $87.3 million and $87.9 million following the issuance of 282,625, 332,500, 382,375 and 439,731 shares in the Conversion and Reorganization, respectively. Risk-based capital is computed as a percentage of adjusted risk-weighted assets of $51.6 million prior to the consummation of the Offerings and $52.1 million, $52.2 million, $52.3 million and $52.4 million following the issuance of 282,625, 332,500, 382,375 and 439,731 shares in the Conversion and Reorganization, respectively.
(3) Does not reflect, in the case of the core capital requirement, the 4.0% requirement to be met in order of an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation -- Regulation of the Bank -- Prompt Corrective Regulatory Action."
(4) The pro forma risk-based capital ratios (i) reflect the receipt by the Bank of the assets held by the Mutual Holding Company and all but $100,000 of the estimated net proceeds from the Offerings and (ii) assume the investment of the net remaining proceeds received by the Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at September 30, 1996.
(5) Includes the $195,000 of general allowance for loan losses that was included in risk-based capital as of September 30, 1996.

                                  EXHIBIT IV-7
                            Pro Forma Analysis Sheet

                                  EXHIBIT IV-7

                         PRO FORMA ANALYSIS SHEET

              Middlesboro Federal Bank, Federal Savings Bank
                      Prices as of December 13, 1996

                                                              Peer Group        Kentucky Companies     All SAIF Insured
                                                         --------------------  ---------------------  -------------------
 Price Multiple                 Symbol       Subject (1)   Mean       Median      Mean      Median      Mean       Median
 --------------                 ------       -----------   ----       ------      ----      ------      ----       ------
 Price-earnings ratio            P/E         (65.22)x     19.15x       18.94x    21.60x      22.12x    17.22x       18.61x

 Price-book ratio          =     P/B          72.32%      95.11%       97.43%   115.47%     112.82%   116.52%      111.11%

 Price-assets ratio        =     P/A           5.94%       9.68%        9.68%    25.27%      23.93%    14.06%       12.43%


 Valuation Parameters
 --------------------
 Pre-Conversion Earnings (Y)                   ($152,000)                   ESOP Stock Purchases (E)                 3.00% (5)
 Pre-Conversion Book Value (B)                $4,418,000                    Cost of ESOP Borrowings (S)              0.00% (4)
 Pre-Conv. Tang. Book Value (B)               $4,418,000                    ESOP Amortization (T)                   10.00 years
 Pre-Conversion Assets (A)                   $83,832,000                    RRP Amount (M)                           4.00%
 Reinvestment Rate (2)(R)                           3.76%                   MRP Vesting (N)                          5.00 years (5)
 Est. Conversion Expenses (3)(X)                   10.53%                   Percentage Sold (PCT)                   64.71%
 Tax rate (TAX)                                    34.00%


 Calculation of Pro Forma Value After Conversion
 -----------------------------------------------
 1.    V=                     P/E * (Y)                                             V=       $5,138,636
          ------------------------------------------------------------------
            1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

 2.    V=                    P/B  *  B                                              V=       $5,138,636
          -------------------------------
            1 - P/B * PCT * (1-X-E-M)

 3.    V=                    P/A * A                                                V=       $5,138,636
          -------------------------------
            1 - P/A * PCT * (1-X-E-M)

                                                                                                 Full
                                                              Gross           Exchange       Conversion
 Conclusion                                                  Proceeds           Ratio             Value
 -----------                                                 --------          -------            -----
 Minimum                                                    $2,826,250         0.8564        $4,367,841
 Midpoint                                                   $3,325,000         1.0076        $5,138,636
 Maximum                                                    $3,823,750         1.1587        $5,909,432
 Supermaximum                                               $4,397,313         1.3325        $6,795,847

 -------------------------------------------------------------------------
 (1) Pricing ratios shown reflect the midpoint value.
 (2) Net return reflects a reinvestment rate of 5.69 percent, and a tax rate of 34.00 percent.
 (3) $0.350 million of estimated expense at the midpoint of offering range.
 (4) No cost is applicable since holding company will fund the ESOP loan.
 (5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortizationexpenses tax effected at 34.0 percent.

                                 EXHIBIT IV-8

                    Pro Forma Effect of Conversion Proceeds

                                  Exhibit IV-8
                   PRO FORMA EFFECT OF CONVERSION PROCEEDS
                   Middlesboro Federal Bank, Federal Savings Bank
                          At the Minimum of the Range



1.  Conversion Proceeds
     Full Conversion Value                                                                         $4,367,841
     Exchange Ratio                                                                                    0.8564

     Offering Proceeds                                                                             $2,826,250
     Less: Estimated Offering Expenses                                                                350,000
                                                                                                      -------
     Net Conversion Proceeds                                                                       $2,476,250


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                        $2,476,250
      Less: Non-Cash Stock Purchases (1)                                                              244,085
                                                                                                      -------
    Net Proceeds Reinvested                                                                        $2,232,165
    Estimated net incremental rate of return                                                            3.76%
                                                                                                        -----
    Earnings Increase                                                                                 $83,827
      Less: Estimated cost of ESOP borrowings (2)                                                           0
      Less: Amortization of ESOP borrowings (3)                                                         8,648
      Less: Recognition Plan Vesting (4)                                                               14,923
                                                                                                       ------
    Net Earnings Increase                                                                             $60,256


                                                                            Net
                                                            Before        Earnings        After
3.  Pro Forma Earnings                                    Conversion      Increase     Conversion
                                                          ----------      --------     ----------
    12 Months ended September 30, 1996 (reported)            ($152,000)       $60,256       ($91,744)
    12 Months ended September 30, 1996 (core)                 $337,000        $60,256       $397,256

                                                            Before        Net Cash        After
4.  Pro Forma Net Worth                                    Conversion     Proceeds     Conversion
                                                           ----------     --------     ----------
    September 30, 1996                                      $4,418,000     $2,232,165     $6,650,165
    September 30, 1996(Tangible)                            $4,418,000     $2,232,165     $6,650,165

                                                            Before        Net Cash        After
5.  Pro Forma Assets                                       Conversion     Proceeds     Conversion
                                                           ----------     --------     ----------
    September 30, 1996                                     $83,832,000     $2,232,165    $86,064,165


(1) Includes ESOP stock purchases equal to 3.0 percent of the full conversion value and MRP stock purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
     34.00 percent.

                                  Exhibit IV-8
                   PRO FORMA EFFECT OF CONVERSION PROCEEDS
                   Middlesboro Federal Bank, Federal Savings Bank
                            At the Midpoint of the Range

1. Conversion Proceeds                                                                $5,138,636
     Full Conversion Value                                                                1.0076
     Exchange Ratio

     Offering Proceeds                                                                $3,325,000
      Less: Estimated Offering Expenses                                                  350,000
                                                                                         -------
     Net Conversion Proceeds                                                          $2,975,000


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                            $2,975,000
      Less: Non-Cash Stock Purchases (1)                                                 287,159
                                                                                         -------
   Net Proceeds Reinvested                                                            $2,687,841
   Estimated net incremental rate of return                                                3.76%
                                                                                           -----
   Earnings Increase                                                                    $100,939
      Less: Estimated cost of ESOP borrowings (2)                                              0
      Less: Amortization of ESOP borrowings (3)                                           10,175
      Less: Recognition Plan Vesting (4)                                                  17,556
                                                                                          ------
   Net Earnings Increase                                                                 $73,209

                                                                         Net
                                                        Before         Earnings        After
3. Pro Forma Earnings                                  Conversion      Increase     Conversion
                                                       ----------      --------     ----------
   12 Months ended September 30, 1996 (reported)         ($152,000)       $73,209       ($78,791)
   12 Months ended September 30, 1996 (core)              $337,000        $73,209       $410,209

                                                        Before         Net Cash        After
4. Pro Forma Net Worth                                 Conversion      Proceeds     Conversion
                                                       ----------      --------     ----------
   September 30, 1996                                   $4,418,000     $2,687,841     $7,105,841
   September 30, 1996(Tangible)                         $4,418,000     $2,687,841     $7,105,841

                                                        Before         Net Cash        After
5. Pro Forma Assets                                    Conversion      Proceeds     Conversion
                                                       ----------      --------     ----------
   September 30, 1996                                  $83,832,000     $2,687,841    $86,519,841


(1) Includes ESOP stock purchases equal to 3.0 percent of the full conversion value and MRP stock purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
      34.00 percent.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                Middlesboro Federal Bank, Federal Savings Bank
                          At the Maximum of the Range


1. Conversion Proceeds
     Full Conversion Value                                                                                    $5,909,432
     Exchange Ratio                                                                                               1.1587

     Offering Proceeds                                                                                        $3,823,750
      Less: Estimated Offering Expenses                                                                          350,000
                                                                                                                 -------
     Net Conversion Proceeds                                                                                  $3,473,750

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                                    $3,473,750
       Less: Non-Cash Stock Purchases (1)                                                                        330,233
                                                                                                                 -------
   Net Proceeds Reinvested                                                                                    $3,143,517
   Estimated net incremental rate of return                                                                         3.76%
                                                                                                                    -----
   Earnings Increase                                                                                            $118,052
       Less: Estimated cost of ESOP borrowings (2)                                                                     0
       Less: Amortization of ESOP borrowings (3)                                                                  11,701
       Less: Recognition Plan Vesting (4)                                                                         20,189
                                                                                                                  ------
   Net Earnings Increase                                                                                         $86,162

                                                                                                   Net
                                                                           Before                Earnings      After
3. Pro Forma Earnings                                                     Conversion             Increase    Conversion
                                                                          ----------             --------    ----------
   12 Months ended September 30, 1996 (reported)                             ($152,000)            $86,162      ($65,838)
   12 Months ended September 30, 1996 (core)                                  $337,000             $86,162      $423,162

                                                                           Before                Net Cash      After
4. Pro Forma Net Worth                                                    Conversion             Proceeds    Conversion
                                                                          ----------             --------    ----------

   September 30, 1996                                                       $4,418,000          $3,143,517    $7,561,517
   September 30, 1996(Tangible)                                             $4,418,000          $3,143,517    $7,561,517

                                                                           Before                Net Cash      After
5. Pro Forma Assets                                                       Conversion             Proceeds    Conversion
                                                                          ----------             --------    ----------

   September 30, 1996                                                      $83,832,000          $3,143,517   $86,975,517

(1) Includes ESOP stock purchases equal to 3.0 percent of the full conversion value and MRP stock purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
        34.00 percent.

                                           Exhibit IV-8
                             PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Middlesboro Federal Bank, Federal Savings Bank
                                     At the Superrange Maximum

1. Conversion Proceeds
     Full Conversion Value                                                                  $6,795,847
     Exchange Ratio                                                                             1.3325

     Offering Proceeds                                                                      $4,397,313
     Less: Estimated Offering Expenses                                                         350,000
                                                                                               -------
     Net Conversion Proceeds                                                                $4,047,313

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                  $4,047,313
   Less: Non-Cash Stock Purchases (1)                                                          379,768
                                                                                               -------
   Net Proceeds Reinvested                                                                  $3,667,545
   Estimated net incremental rate of return                                                      3.76%
                                                                                                 -----
   Earnings Increase                                                                          $137,731
       Less: Estimated cost of ESOP borrowings (2)                                                   0
       Less: Amortization of ESOP borrowings (3)                                                13,456
       Less: Recognition Plan Vesting (4)                                                       23,218
                                                                                                ------
   Net Earnings Increase                                                                      $101,057

                                                                               Net
                                                            Before           Earnings        After
3. Pro Forma Earnings                                     Conversion         Increase     Conversion
                                                          ----------         --------     ----------
   12 Months ended September 30, 1996 (reported)            ($152,000)       $101,057       ($50,943)
   12 Months ended September 30, 1996 (core)                 $337,000        $101,057       $438,057
                                                             Before           Net Cash        After
4. Pro Forma Net Worth                                     Conversion         Proceeds     Conversion
                                                           ----------         --------     ----------

   September 30, 1996                                       $4,418,000       $3,667,545     $8,085,545
   September 30, 1996(Tangible)                             $4,418,000       $3,667,545     $8,085,545
                                                               Before           Net Cash        After
5. Pro Forma Assets                                          Conversion         Proceeds     Conversion
                                                             ----------         --------     ----------

   September 30, 1996                                        $83,832,000       $3,667,545    $87,499,545


(1) Includes ESOP stock purchases equal to 3.0 percent of the full conversion value and MRP stock purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
        34.00 percent.

                                  EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1996

                                                                                            Estimated
                                         Net Income   Less: Net    Tax Effect   Less: Extd  Core Income               Estimated
                                         to Common   Gains(Loss)      @ 34%        Items    to Common     Shares      Core EPS
                                         ----------  -----------   ----------   ----------  -----------   ----------  ---------
                                            ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)
Comparable Group
----------------

CLAS  Classic Bancshares of KY                 300           318         -108            0          510         1,322      0.39
CBIN  Community Bank Shares of IN            1,309         1,039         -353            0        1,995         1,984      1.01
CIBI  Community Inv. Bancorp of OH             599           402         -137            0          864           666      1.30
BDJI  First Fed. Bancorp. of MN                316           583         -198            0          701           701      1.00
FFBI  First Financial Bancorp of IL            101           326         -111            0          316           452      0.70
FFHS  First Franklin Corp. of OH               598         1,103         -375            0        1,326         1,158      1.15
HZFS  Horizon Fin'l. Services of IA             96           222          -75            0          243           448      0.54
LSBI  LSB Fin. Corp. of Lafayette IN           826          -116           39            0          749           918      0.82
OHSL  OHSL Financial Corp. of OH             1,175           885         -301            0        1,759         1,223      1.44
PLE   Pinnacle Bank of AL                      959           837         -285            0        1,511           890      1.70
PTRS  The Potters S&L Co. of OH                 30           639         -217            0          452           506      0.89

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                                              FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program referred to as SAFE, Strategic Alternatives Financial Evaluations, RP Financial analyzes strategic options which will enhance shareholder value or otherwise achieve desired results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, asset/liability targets, profitability and return on equity.
Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

   Ronald S. Riggins, Managing Director (16)
   William E. Pommerening, Managing Director (11)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (10)
   James J. Oren, Vice President (9)
   Timothy M. Biddle, Vice President (7)
   Alan P. Carruthers, Director-Community Banking (15)